    As filed with the Securities and Exchange Commission on June 21, 1996

                                                      Registration No. 333-3006
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------

                          AMENDMENT NO. 3 TO FORM S-1
                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933
                           ------------------------
                AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
                      STATIONERY HOUSE INC. VIP DIVISION
                       WILLIAMHOUSE OF CALIFORNIA, INC.
                         THE PRECIOUS COLLECTION, INC.
                        REGENCY SONNELL GREETINGS, INC.
                         REGENCY THERMOGRAPHERS, INC.
                  REGENCY THERMOGRAPHERS OF CALIFORNIA, INC.
                   REGENCY THERMOGRAPHERS OF ILLINOIS, INC.
                  REGENCY THERMOGRAPHERS OF WASHINGTON, INC.
                        AMERICAN OFFICE PRODUCTS, INC.
            (Exact name of Registrant as specified in its charter)

  DELAWARE                          2678                        25-1512956
  DELAWARE                          2678                        23-2575118
  COLORADO                          2678                        84-0807780
  TEXAS                             2678                        13-2841515
  CALIFORNIA                        2771                        95-3887676
  DELAWARE                          2678                        13-1960400
  CALIFORNIA                        2678                        95-2314024
  ILLINOIS                          2759                        36-2274605
  WASHINGTON                        2678                        91-0730734
  MICHIGAN                          2678                        61-1011285
(State or other         (Primary Standard Industrial         (I.R.S. Employer
jurisdiction of         Classification Code Number)        Identification No.)
 incorporation
or organization)


                         17304 PRESTON ROAD, SUITE 700
                             DALLAS, TX 75252-5613
                                (214) 733-6200
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           ------------------------
                               GREGORY M. BENSON
                AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
                         17304 PRESTON ROAD, SUITE 700
                             DALLAS, TX 75252-5613
                                (214) 733-6200
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                                 LANCE C. BALK
                               KIRKLAND & ELLIS
                             153 EAST 53RD STREET
                            NEW YORK, NY 10022-4675
                                (212) 446-4800
                           ------------------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list of the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                           ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================

                                 Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K
                       Showing Location in Prospectus of Information Required by Items of Part I of Form S-1

              REGISTRATION STATEMENT
             ITEM NUMBER AND CAPTION                                  CAPTION OR LOCATION IN PROSPECTUS
- ------------------------------------------------------     --------------------------------------------------------
1.   Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus                Outside Front Cover Page

2.   Inside Front and Outside Back Cover Pages of
     Prospectus                                            Inside Front Cover Page; Outside Back Cover Page

3.   Summary Information, Risk Factors, Ratio of
     Earnings to Fixed Charges                             Prospectus Summary;  Selected Historical Consolidated
                                                           Financial Data; Risk Factors; Summary Unaudited Pro
                                                           Forma Financial Information for the Company;
                                                           Summary Historical Consolidated Financial Data
                                                           Williamhouse

4.   Use of Proceeds                                       Prospectus Summary; Use of Proceeds

5.   Determination of Offering Price                       Not applicable

6.   Dilution                                              Not applicable

7.   Selling Security Holders                              Not applicable

8.   Plan of Distribution                                  Plan of Distribution

9.   Description of Security to be Registered              Cover Page; Prospectus Summary; Description of
                                                           Exchange Notes

10.  Interests of Named Experts and Counsel                Experts; Legal Matters

11.  Information with Respect to the Registrants           Outside Front Cover Page; Prospectus Summary; The
                                                           Company; The Transactions; Proposed Initial Public
                                                           Offering; Risk Factors; Use of Proceeds; Capitalization;
                                                           Summary Unaudited Pro Forma Financial Data;
                                                           Unaudited Pro Forma Consolidated Statement of Income;
                                                           Selected Historical Consolidated Financial Data;
                                                           Management's Discussion and Analysis of Financial
                                                           Condition and Results of Operations; Business;
                                                           Management; Principal Stockholders; Certain
                                                           Relationships and Related Transactions; Description of
                                                           Bank Credit Agreement; Description of New Bank Credit
                                                           Agreement; Description of Accounts Receivable Facility

12.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities        Not applicable
- --------------------------

PROSPECTUS

                AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
                 OFFER TO EXCHANGE ITS 13% SENIOR SUBORDINATED
                NOTES DUE 2005, SERIES B FOR ANY AND ALL OF ITS
              OUTSTANDING 13% SENIOR SUBORDINATED NOTES DUE 2005.


       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME,
                      ON JULY 22, 1996, UNLESS EXTENDED.

     American Pad & Paper Company of Delaware, Inc., formerly known as Williamhouse-Regency of Delaware, Inc. (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 13% Senior Subordinated Notes due 2005, Series B (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1000 principal amount of its outstanding 13% Senior Subordinated Notes due 2005 (the "Notes"), of which $200,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and term of the Notes (which they replace) except that the Exchange Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Notes in certain circumstances relating to the timing of the Exchange Offer. The Exchange Notes will evidence the same debt as the Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture, dated as of December 1, 1995, between the Company, the Subsidiary Guarantors (as defined) and IBJ Schroder Bank & Trust Company (the "Indenture") governing the Notes. See "The Exchange Offer" and "Description of Exchange Notes." The Exchange Notes will be fully and unconditionally guaranteed on a senior subordinated basis by each of the Company's existing subsidiaries, jointly and severally, except Notepad Funding Corporation, a receivables entity (collectively, the "Subsidiary Guarantors"). The Guarantees (as defined) will be general unsecured obligations of the Subsidiary Guarantors and will be subordinated in right of payment to all existing and future Guarantor Senior Debt (as defined). As of March 31, 1996, the Company had approximately $253.5 million of Senior Debt and the Subsidiary Guarantors had approximately $8.6 million of Guarantor Senior Debt (excluding guarantees of Senior Debt). The Guarantees will be senior in right of payment of any indebtedness of the Subsidiary Guarantors which is, by its express terms, subordinated to the Guarantees, none of which was outstanding as of March 31, 1996. The Exchange Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Debt (as defined) of the Company, which will include borrowings under the Bank Credit Agreement (as defined). As of March 31, 1996, the Company had approximately $45.7 million available to be drawn under the revolving credit portion and letter of credit facility of the Bank Credit Agreement.

     The Company will accept for exchange any and all Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on July 22, 1996, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Notes were sold by the Company on December 1, 1995, to the Initial Purchasers (as defined) in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchasers subsequently placed the Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act and with institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company and Subsidiary Guarantors under the Registration Rights Agreement (as defined) entered into by the Company and Subsidiary Guarantors in connection with the offering of the Notes. See "The Exchange Offer."

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "The Exchange Offer -- Resale of the Exchange Notes." Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     Holders of Notes not tendered and accepted in the Exchange Offer will continue to hold such Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

     SEE "RISK FACTORS," BEGINNING ON PAGE 16, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR NOTES IN THE EXCHANGE OFFER.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is June 21, 1996.

     There has not previously been any public market for the Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. See "Risk Factors - Absence of Public Market." Moreover, to the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes would be adversely affected.

     The Company expects that the Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of a Global Certificate (as defined), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") and registered in its name or in the name of its nominee. Beneficial interests in the Global Certificate representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depository and its participants. After the initial issuance of the Global Certificate, Exchange Notes in certified form will be issued in exchange for the Global Certificate only on the terms set forth in the Indenture. See "Description of Exchange Notes -- Book Entry; Delivery and Form."

     Ampad(R), Evidence(R), Embassy(R), Gold Fibre(R), SCM(TM), World Fibre(TM), Williamhouse(TM), Peel & Seel(R), Kent(TM), Karolton(R), Huxley(TM) and Century(TM) are trademarks of the Company.

                             AVAILABLE INFORMATION


     The Company and Subsidiary Guarantors have filed with the Commission a Registration Statement on Form S-1 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. In addition, the Company's parent corporation has filed a Registration Statement on Form S-1 (Registration No. 333-4000) relating to a proposed initial public offering of Common Stock (the "Equity Registration Statement"). For further information with respect to the Company, the Subsidiary Guarantors, and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement and the Equity Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the Commission at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     As a result of the filing of the Exchange Offer Registration Statement with the Commission, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Company to file periodic reports and other information with the Commission will be suspended if the Exchange Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Company other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. In the event the Company ceases to be subject to the informational requirements of the Exchange Act, the Company will be required under the Indenture to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the information requirements of the Exchange Act. The Company will also furnish such other reports as may be required by law.

     The Company and the Subsidiary Guarantors' principal executive offices are located at 17304 Preston Road, Dallas, Texas 75252; their telephone number is
(214) 733-6200.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus. Unless otherwise stated in this Prospectus, references to (a) the "Company" shall mean American Pad & Paper Company of Delaware, Inc. (formerly known as Williamhouse-Regency of Delaware Inc.) and its consolidated subsidiaries; (b) "APP" shall mean American Pad & Paper Company, the indirect parent of the Company; (c) "Williamhouse" shall mean the operations of the Company prior to its acquisition by APP on October 31, 1995 (the "Acquisition"); and (d) "Ampad" shall mean Ampad Corporation, the former operating subsidiary of APP, prior to Ampad's merger with and into Williamhouse immediately prior to the Acquisition (the "Merger"). See "The Transactions." Although the Company was the surviving corporation in the Merger, Ampad has been treated as the acquiring corporation for accounting purposes. On May 29, 1996, the Company executed a definitive agreement to purchase the Niagara Envelope Company, Inc. ("Niagara"). Financial data presented herein on a pro forma basis for the year ended
December 31, 1995 gives effect to the Acquisition, the other transactions related thereto and the acquisition of Niagara as if such transactions occurred on January 1, 1995. See "Unaudited Pro Forma Financial Data."

                                  THE COMPANY

  The Company is one of the largest manufacturers and marketers of paper-based office products (excluding computer forms and copy paper) in the $60 billion to $70 billion North American office products industry. The Company offers a broad product line including nationally branded and private label writing pads, file folders, envelopes and other office products. Through its Ampad division, the Company is among the largest and most important suppliers of pads and other paper-based writing products, filing supplies and envelopes to many of the largest and fastest growing office products distributors. Acquired in October 1995, the Company's Williamhouse division is the leading supplier of mill branded, specialty and commodity envelopes to paper merchants/distributors. The Company's strategy is to grow by focusing on the largest and fastest growing office product distribution channels, making acquisitions, introducing new product lines, broadening product distribution across its channels and maintaining its position among the lowest-cost manufacturers in the industry.
As a result of this strategy, the Company's sales have grown at a compound annual rate of approximately 34% from 1992 to 1995. For the year ended
December 31, 1995, the Company had net sales of $617.2 million and income from operations of $57.3 million on the pro forma basis described herein. See "Unaudited Pro Forma Financial Data."

  Since the mid-1980s, the office products industry has experienced significant changes in the channels through which office products are distributed such as the emergence of new channels, including national office products superstores, national contract stationers and mass merchandisers, and consolidation within these and other channels. As a result of these changes, approximately 6,800 office product distributors existed in 1994 compared with approximately 13,300 in 1987. The channels through which office products are distributed from the manufacturer to the end-user include retail channels such as national office products superstores, mass merchandisers and warehouse clubs; commercial channels such as national contract stationers; paper merchants/distributors; and other channels such as regional distributors, school campuses and direct mail. The Company believes that sales of office products through retail channels are approximately $20 billion to $25 billion. The three dominant national superstores (Office Depot, OfficeMax and Staples) have experienced significant growth over the past three years and currently account for approximately 17% of total retail office products sales and approximately 6% of total office products sales. The Company believes that sales of office products through commercial channels are approximately $25 billion to $30 billion. Principally through the acquisition of smaller, regional contract stationers, national contract stationers (including Boise Cascade Office Products, BT Office Products, Corporate Express, U.S. Office Products and the contract stationer divisions of Office Depot and Staples) have grown more rapidly than other commercial channels. These national contract stationers now account for approximately 25% of commercial office products sales and approximately 11% of total office products sales. Certain office products, particularly envelopes, are sold predominantly through paper merchants/distributors or directly to end users. Paper merchants/distributors currently account for approximately 30% of the envelope market. The three largest paper merchants (ResourceNet, Unisource and Zellerbach) have experienced significant growth primarily through consolidation.

  The Company has targeted and will continue to target those customers driving consolidation in the retail, commercial and paper merchant distribution channels and believes that it is uniquely positioned to meet the special requirements of these customers. These customers seek suppliers, such as the Company, who are able to offer broad product lines, higher value-added innovative products, national distribution capabilities, low costs and reliable service. Furthermore, as these customers continue to grow and as they consolidate their supplier bases, the Company's ability to meet their special requirements becomes an increasingly important competitive advantage. Recognizing Ampad's potential for growth through the changing distribution channels, Bain Capital, Inc. ("Bain Capital") and management formed APP and purchased Ampad from Mead Corporation ("Mead") in 1992. Since that time, management has enhanced the Company's scale, broadened its product line, expanded upon its national presence and strengthened its distribution capabilities through acquisition and innovation while simultaneously delivering higher customer service levels. As a result, the Company's net sales through the most rapidly growing retail and commercial channels increased from $8.8 million in 1992 to $134.8 million ($164.5 million on a pro forma basis) in 1995.

  The following chart illustrates the Company's principal corporate structure as well as its principal products, customers and brands in its primary business segments. Certain of the operations of the Williamhouse division are conducted through wholly owned subsidiaries of the Company.

                         AMERICAN PAD & PAPER COMPANY
                                      |
                             WR ACQUISITION, INC.
                                      |
                             THE COMPANY (ISSUER)
                                      |
                      _________________________________
                      |                               |
                AMPAD DIVISION              WILLIAMHOUSE DIVISION


Products:             .  Pads and Notebooks      .  Envelopes
                      .  Filing Supplies         .  Invitations
                      .  Envelopes               .  Announcements
                                                 .  Christmas and Holiday Cards

Customers:            .  Retailers               .  Paper Merchants/Distributors
                      .  Contract Stationers     .  Jobbers
                      .  Wholesalers             .  Personalizing Businesses
                      .  Buying Groups

Selected Brands:      .  Ampad(R)                .  Century(TM)
                      .  Embassy(R)              .  Huxley(TM)
                      .  Evidence(R)             .  Karolton(R)
                      .  Globe-Weis(R)           .  Kent(TM)
                      .  Gold Fibre(R)           .  Peel & Seel(R)
                      .  SCM(TM)                 .  Williamhouse(TM)
                      .  World Fibre(TM)

                             COMPETITIVE STRENGTHS

  The combination of the Company's products, customers and national scale distinguishes it as a leading manufacturer and marketer of paper-based office products (excluding computer forms and copy paper) in North America. The Company attributes this position and its continued opportunities for growth and profitability to the following competitive strengths:

 .    Market Leader.  The Company has achieved market leadership in core products sold to customers in the largest and fastest growing office products channels by offering one of the broadest assortments of high quality products in the industry. Furthermore, the Company enjoys national brand awareness in many of its product lines, including Ampad, Century, Embassy, Evidence, Gold Fibre, Huxley, Karolton, Kent, Peel & Seel, SCM,
     Williamhouse and World Fibre.

 .    Well-Positioned and Diversified Customer Base.  The Company has substantial opportunities for growth within several distribution channels of the office products industry. The Company has focused on the largest and fastest growing office products channels. Several of the Company's largest customers, such as Boise Cascade Office Products, BT Office Products, Corporate Express, Office Depot, OfficeMax and Staples, are expected by industry analysts to experience annual revenue growth of 15% to 35% over the next five years. The Company's Williamhouse division maintains particularly strong relationships with the largest and fastest growing paper merchants/distributors in the market, including ResourceNet, Unisource and Zellerbach. The Company also maintains strong customer relationships across all of the other office products distribution channels, including mass merchandisers, warehouse clubs, office products wholesalers and independent dealers.

 .    National Scale and Service Capability.  The Company's extensive product line, multiple brands and broad price point coverage provide significant advantages and economies of scale in selling to and servicing its customers. The Company has become an increasingly important strategic partner to its customers as they seek higher value-added products, simplify their purchasing organizations and consolidate their relationships among selected national suppliers. The Company's national presence and network of 22 strategically located facilities have enabled it to maintain rapid and efficient order fulfillment standards. In addition, the Company's advanced electronic data interchange ("EDI") capabilities enable it to meet its customers' EDI requirements, executing automated transactions rapidly, efficiently and accurately.

 .    Innovation New Products.  The Company has introduced several innovative products as part of its marketing strategy to differentiate itself from other suppliers and enhance profitability. Recent examples include Gold Fibre classic and designer notebooks, Papers with a Purpose, World Fibre ground-wood writing pads and Peel & Seel envelopes. Products introduced since 1992 accounted for over $70 million of the Company's 1995 net sales. The Company's brand recognition and presence with its national customers allows it to more easily introduce new or acquired product lines to those customers.

 .    Low-Cost Manufacturer.  The Company believes it is among the lowest-cost manufacturers of paper-based office products in the industry. The Company ensures its low-cost manufacturing position through its paper purchasing and distribution advantages as well as its maintenance of modern and efficient manufacturing technology and a high quality workforce. The Company has been successful in reducing costs with each of its acquisitions in the last three years by continually streamlining its manufacturing processes and overhead structure. From 1992 to 1995, the Company reduced its fixed manufacturing costs from 7.4% to 5.2% of net sales and its selling, general and administrative expenses from 10.5% to 7.2% of net sales. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

 .    Purchasing Advantages.  The Company has strong relationships with most of the country's largest paper mills, many of which have been conducting business with the Company for more than 30 years. The Company believes it is one of the largest purchasers of the principal paper grades used in its manufacturing operations. In addition, the Company has the largest number of designated mill relationships which involve some of the largest and most recognized paper mill brands such as Hammermill, Hopper, Neenah and Strathmore. These relationships afford the Company certain paper purchasing advantages, including stable supply and favorable pricing arrangements.

 .    Proven Management Team With Successful Track Record.  The Company's senior operating management team averages over 25 years each in the paper products industry. Management has succeeded in increasing sales and operating profitability by recognizing and acting on the transition to the fastest growing distribution channels, introducing higher value-added products, acquiring complementary product lines (Karolton in December 1993, SCM Office Supplies, Inc. ("SCM") in July 1994 and certain product lines of Huxley and Globe-Weis in July 1994 and August 1995, respectively), improving manufacturing processes and reducing overhead and administrative costs.

                                GROWTH STRATEGY

  The Company's strategy is to maintain and strengthen its leadership position by focusing on the following.

 .    Focus on Rapidly Growing Customers.  The Company serves many of the largest and best positioned customers in the office products market segment including national office product superstores, mass merchandisers and warehouse clubs, national contract stationers and national paper merchants/distributors. For 1995 on a pro forma basis, approximately 15.3% of the Company's net sales were to national office product superstores, 7.8% to mass merchandisers and warehouse clubs, 9.1% to national contract stationers and 19.7% to the three largest national paper merchants/ distributors. Anticipating further consolidation in the office products industry, the Company expects that its national scope and broad product line will be increasingly important in meeting the need of its customers. The Company will continue to target those customers driving consolidation in the office products industry.

 .    Continue to Introduce New Products.  New, higher value-added products give the Company a greater selection to offer its customers and improve product line profitability for both the Company and its customers. The Company plans to differentiate itself from other suppliers and improve profitability through product innovation, differentiation and line extensions.

 .    Pursue Complementary Product Line and Strategic Acquisitions.  The office products industry is highly fragmented despite continuing consolidation among its manufacturers. The Company is leading consolidation among manufacturers of writing products, filing supplies and envelopes. The SCM and Williamhouse acquisitions broadened the Company's product line to include filing products and envelopes and enhanced its presence in the growing distribution channels. The Globe-Weis acquisition and the Company's agreement to acquire Niagara demonstrate its commitment to strengthening its competitive and strategic position within its markets. The Company believes that there are significant opportunities to acquire companies in both its existing and complementary product lines. In addition, the Company intends to enter new office products markets through acquisitions of established companies in those markets.

 .    Broaden Product Distribution.  The Company's market presence and distribution strengths uniquely position it to sell new or acquired product lines across its distribution channels, including national office product superstores, national contract stationers, office product wholesalers and mass merchandisers. As an important part of its growth strategy, for example, the Company has successfully introduced the envelope product lines acquired in the Acquisition, previously distributed primarily through paper merchants/distributors, to Ampad division's distribution channels under the Ampad and private label names. The Company estimates that this market opportunity is approximately $350 million in annual net sales.

 .    Continue to Reduce Costs.  The Company has identified and is in the process of implementing cost reductions in connection with the Acquisition that are expected to result in approximately $7.4 million of annualized cost savings. In addition, management plans to implement further identified cost reductions beyond 1996.

                                THE TRANSACTIONS

  Acquisition. On October 3, 1995, APP agreed to acquire in a merger transaction all of the outstanding stock of WR Acquisition, Inc. ("WR"), the parent corporation of Williamhouse. In a series of transactions, APP exchanged 100% of the capital stock of its then wholly owned subsidiary, Ampad Corporation, for newly issued shares of WR. WR then effected the Merger of Ampad with and into Williamhouse, with Williamhouse being the surviving legal entity. WR was then merged with a wholly owned subsidiary of APP, pursuant to which WR's stockholders (other than APP and affiliates) received an aggregate of $140.0 million in cash plus reimbursement of certain expenses of $4.0 million. As a result of the transactions, APP now owns all of the issued capital stock of WR, which in turn owns all of the issued capital stock of the Company. APP is owned by the Company's senior management team (Messrs. Hanson, Gard and Benson) and Bain Capital and its related investors. See "Principal Stockholders." In connection with the Acquisition, the Company refinanced approximately $119.1 million of indebtedness, including prepayment penalties of approximately $1.7 million. Concurrently with the closing of the Acquisition on October 31, 1995 (the "Closing"), the Company incurred borrowings under a bank credit agreement (the "Bank Credit Agreement") and the Company entered into a new non-recourse, off-balance sheet accounts receivable securitization program (the "Accounts Receivable Facility"). Bain Capital assisted the Company in analyzing, negotiating and arranging the financing for the Acquisition. Following the Acquisition, the Company's name was changed to American Pad & Paper Company of Delaware, Inc.

  Tender Offer and Consent Solicitation. On October 23, 1995, an offer (as amended, the "Tender Offer") was commenced to purchase for cash all of the Company's 11 1/2% Senior Subordinated Debentures due 2005 (the "Old Debentures") and a related solicitation (the "Consent Solicitation") of consents to modify certain terms of the indenture under which the Old Debentures were issued. The Company received consents and tenders representing 99.9% in aggregate principal amount of the Old Debentures outstanding at a price of 109% of the aggregate principal amount of the Old Debentures. As of the date hereof, there are no Old Debentures outstanding.

  Refinancing. Since the Acquisition, the Company has effected the following additional transactions (such transactions, together with the Acquisition, the entering into of the Accounts Receivable Facility and the incurrence of borrowings under the Bank Credit Agreement being referred to collectively as the "Transactions"): (i) the offering of the Notes (the "Offering"); (ii) the Tender Offer and the related Consent Solicitation; (iii) the redemption of $70.6 million of preferred stock and preferred stock equivalents of APP (collectively, the "Preferred Stock"); and (iv) the payment of a $4.5 million cash dividend to pay the liquidation preference, including the return of original costs, on APP's Class P Common Stock (the "Class P Common Stock Dividend").

  Certain Arrangements Relating to the Acquisition. Prior to the Acquisition, APP declared a dividend on its common stock and Class P Common Stock (the "Class P Common Stock") of one share of Preferred Stock for each ten shares of common stock and Class P Common Stock. In December 1995, APP redeemed on a pro rata basis a portion of such Preferred Stock with an aggregate liquidation value of approximately $70.6 million from the proceeds of the Offering. At the same time, APP declared a cash dividend of approximately $4.5 million on its Class P Common Stock and, thereafter, converted all outstanding Class P Common Stock on a share-for-share basis into common stock. The Company's senior management team (Messrs. Hanson, Gard and Benson) received an aggregate of 5,400 shares of Preferred Stock as a result of the Preferred Stock Dividend and cash consideration of approximately $9.2 million as a result of the redemption of certain of these shares of Preferred Stock and Preferred Stock equivalents. In connection with the Acquisition, members of Williamhouse's management received substantial payments for their equity interests in Williamhouse. Bain Capital was paid a fee of $5.0 million by Ampad for, among other things, its services in analyzing, negotiating and arranging the financing for the Acquisition. See "Certain Relationships and Related Transactions."

  Employment Agreements. In June 1996, the Company and Charles G. Hanson, III entered into an employment agreement pursuant to which Mr. Hanson agreed to serve as the Chief Executive Officer of the Company for a period of three years for an annual base salary equal to at least $450,000 plus an annual bonus of up to 100% of his annual base salary (upon the Company achieving certain operating targets) and certain fringe benefits. Russell M. Gard entered into a similar agreement whereby he agreed to serve as the Chief Operating Officer of the Company for an annual base salary equal to at least $400,000 plus an annual bonus of up to 100% of his annual base salary (upon the Company achieving certain operating targets) and certain fringe benefits. Gregory M. Benson has an agreement with the Company pursuant to which he is entitled to an annual base salary of at least $175,000, a bonus of up to 100% of his average annual base salary and certain other payments. See "Management-Management Agreements."

                        SALE OF PERSONALIZING DIVISION

  The Company's management identified the personalizing division of Williamhouse (the "Personalizing Division") as a nonstrategic asset following the Acquisition and has decided to pursue a sale of the Personalizing Division. As a result, the financial statements of the Company included elsewhere in this Prospectus reflect the Personalizing Division as "Assets for Sale" as of December 31, 1995 and March 31, 1996. On June 6, 1996, the Company signed a definitive agreement with a potential buyer to sell the Personalizing Division. Under the terms of the agreement, the Company will receive gross proceeds of approximately $60 million (subject to certain closing adjustments) from the sale of the Personalizing Division, which it expects to complete by the end of June 1996. The sales agreement is subject to certain conditions, some of which are outside the control of the Company. As a result, no assurance can be given that the sale will be completed or if completed, on the terms set forth in the sales agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."

                        PENDING ACQUISITION OF NIAGARA

  On May 29, 1996, the Company executed a definitive agreement to acquire Niagara for an aggregate purchase price of approximately $50 million, plus $5.0 million to be paid under a one-year consulting services agreement (the "Niagara Acquisition"). Niagara supplies mill branded, specialty and commodity envelopes to paper merchants/distributors through four manufacturing facilities located near Buffalo, Chicago, Dallas and Denver. Niagara had 1995 net sales of approximately $106 million and operating income of approximately $8.5 million. The Company expects the Niagara Acquisition to be completed by the middle of July 1996. The Company believes that the Niagara Acquisition will strengthen the Company's distribution capabilities in the Midwest, provide additional manufacturing capacity and provide opportunities to achieve operating improvements through the consolidation of Niagara's operations with those of the Company. The completion of the Niagara Acquisition is subject to certain conditions.

  Although the Company regularly engages in discussions with companies regarding potential acquisitions, it currently does not have any agreements or understandings relating to acquisitions other than the Niagara Acquisition.

                                USE OF PROCEEDS

  There will be no cash proceeds to the Company or the Subsidiary Guarantors from the exchange pursuant to the Exchange Offer. The Company received approximately $194 million in net proceeds from the sale of the Notes in the Offering. The net proceeds were used by the Company (i) to repurchase for approximately $109.0 million in cash the Old Debentures in connection with the Tender Offer and Consent Solicitation, together with accrued interest thereon of $5.3 million, (ii) to redeem approximately $70.6 million in aggregate liquidation value of Preferred Stock, (iii) to pay the Class P Common Stock Dividend of $4.5 million, (iv) to provide working capital and (v) to pay related fees and expenses related to the Transactions. See "Use of Proceeds."

                               THE NOTES OFFERING

NOTES..........................   The Notes were sold by the Company on December
                                  1, 1995, to BT Securities Corporation and
                                  Wasserstein Perella Securities, Inc.
                                  (collectively, the "Initial Purchasers") pursuant to a Purchase Agreement, dated
                                  November 17, 1995. The Initial Purchasers subsequently resold the Notes to qualified institutional buyers or accredited investors pursuant to Rule 144A under the Securities
                                  Act.

REGISTRATION RIGHTS.AGREEMENTS..  Pursuant to the Purchase Agreement, the
                                  Company, the Subsidiary Guarantors and the Initial Purchasers entered into a Registration Rights Agreement, dated December 1, 1995 (the "Registration Rights Agreement"), which grants the holders of the Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                              THE EXCHANGE OFFER


SECURITIES OFFERED.......... $200,000,000 aggregate principal amount of 13%
                             Senior Subordinated Notes due 2005, Series B (the "Exchange Notes").

THE EXCHANGE OFFER.......... $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of Notes. As of the date hereof, $200,000,000 aggregate principal amount of Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                             Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such Holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                             Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.


EXPIRATION DATE............. 5:00 p.m., New York City time, on July 22, 1996, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

ACCRUED INTEREST ON THE EXCHANGE
  NOTE AND NOTES...................... Each Exchange Note will bear interest from its issuance date. Holders of Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

CONDITIONS TO THE EXCHANGE
  OFFER............................... The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions."

PROCEDURES FOR TENDERING NOTES........ Each holder of Notes wishing to accept the Exchange Offer must complete, sign
                                       and date the accompanying Letter of
                                       Transmittal, or a facsimile thereof, in
                                       accordance with the instructions
                                       contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Procedures for Tendering."

UNTENDERED NOTES...................... Following the consummation of the
                                       Exchange Offer, holders of Notes eligible to participate but who do not tender their Notes will not have any further registration rights and such Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Notes could be adversely affected upon consummation of the Exchange Offer if such holder does not participate in the Exchange Offer.

CONSEQUENCES OF FAILURE
  TO EXCHANGE......................... The Notes that are not exchanged pursuant to the Exchange Offer will remain
                                       restricted securities. Accordingly, such
                                       Notes may be resold only (i) to the
                                       Company, (ii) pursuant to Rule 144A or
                                       Rule 144 under the Securities Act or
                                       pursuant to some other exemption under
                                       the Securities Act, (iii) outside the
                                       United States to a foreign person
                                       pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer -- Consequences of Failure to Exchange."

SHELF REGISTRATION
  STATEMENT.......................... If any holder of the Notes (other than any such holder which is an "affiliate" of the Company or the Subsidiary Guarantors within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has satisfied certain conditions relating to the provision of information to the Company for use therein, the Company and the Subsidiary Guarantors have agreed to register the Notes on a shelf registration statement (the "Shelf Registration Statement") and use their best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. The Company and the Subsidiary Guarantors have agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a maximum of three years from the date of issuance of the Notes, to cover resales of the Notes held by any such holders.

SPECIAL PROCEDURES FOR
  BENEFICIAL OWNERS.................. Any beneficial owner whose Notes are registered in the name of a broker,
                                      dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Notes, either make appropriate arrangements to register ownership of the Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer or registered ownership may take considerable time.

GUARANTEED DELIVERY
  PROCEDURES......................... Holders of Notes who wish to tender their
                                      Notes and whose Notes are not immediately available or who cannot deliver their Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) on or prior to the Expiration Date must tender their Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS.................... Tenders may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF NOTES AND DELIVERY
  OF EXCHANGE NOTES.................. The Company will accept for exchange any and all Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer - Terms of the Exchange Offer."

MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES....................... The exchange pursuant to the Exchange
                                      Offer should not be a taxable event for
                                      Federal income tax purposes. See "Certain
                                      Material Federal Income Tax Consequences."

EXCHANGE AGENT....................... IBJ Schroder Bank & Trust Company

                              THE EXCHANGE NOTES

GENERAL..................... The form and terms of the Exchange Notes are the same as the form and terms of the Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer--Purpose and Effect of the Exchange Offer." The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes." The Notes and the Exchange Notes are sometimes referred to herein collectively as the "Senior Notes."

MATURITY DATE............... November 15, 2005.

INTEREST PAYMENT DATES...... Interest on the Exchange Notes will accrue from the date of original issuance (the "Issue Date") and is payable semi-annually on each May 15 and November 15, commencing November 15, 1996.

RANKING..................... The Exchange Notes and Guarantees will be general unsecured obligations of the Company and Subsidiary Guarantors and will be subordinated in right of payment to all existing and future Senior Debt of the Company and Guarantor Senior Debt of the Subsidiary Guarantors, respectively. The Senior Notes will rank pari passu with any future senior subordinated indebtedness of the Company and Subsidiary Guarantors and will rank senior to all other subordinated indebtedness of the Company and Subsidiary Guarantors. As of March 31, 1996, the Company had approximately $253.5 million of Senior Debt (excluding $8.6 million of Senior Debt owed by a Subsidiary Guarantor, which is being sold subject to such debt. See "Business--Sale of Personalizing Division"). As of March 31, 1996, the Company had approximately $45.7 million available to be drawn under the revolving credit portion and letter credit facility of the Bank Credit Agreement, which amounts would have been Senior Debt. Under the Indenture (without giving effect to the restrictions in the Bank Credit Agreement), the Company could have incurred approximately $74 million of additional indebtedness, including indebtedness senior in right of payment to the Exchange Notes, at March 31, 1996.

OPTIONAL REDEMPTION......... The Exchange Notes are redeemable, in whole or in part, at the option of the Company on or after November 15, 2000, at the redemption prices set forth herein plus accrued interest to the date of redemption. See "Description of Exchange Notes - Redemption." In addition, prior to

                             November 15, 1998, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Exchange Notes originally issued in the Offering with the net cash proceeds of one or more Public Equity Offerings (as defined), at the redemption prices set forth herein plus accrued interest to the date of redemption. APP has filed a registration statement with the Commission for the purpose of registering the initial public offering (the "Proposed Equity Offering") of its Common Stock, par value $.01 per share (the "Common Stock"). The net proceeds to APP from the Proposed Equity Offering are currently estimated to be approximately $187 million. APP intends to use a portion of such proceeds to allow the Company to redeem approximately $70 million aggregate principal amount of the Notes or Exchange Notes from the holders thereof on a pro rata basis and to allow the Company to pay approximately $8 million in redemption premiums thereon. There can be no assurance that APP will consummate the Proposed Equity Offering, or if it does, that it will use the proceeds therefrom to redeem amounts outstanding under the Notes or the Exchange Notes. See "Proposed Initial Public Offering."

CHANGE OF CONTROL........... Upon a Change of Control, each holder will have the right to require the Company to repurchase such holder's Exchange Notes at a price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase.

GUARANTEES.................. The Exchange Notes will be fully and unconditionally guaranteed (the "Guarantees") on a senior subordinated basis by the Subsidiary Guarantors jointly and severally. The Guarantees will be general unsecured obligations of the Subsidiary Guarantors and will be subordinated in right of payment to all existing and future Guarantor Senior Debt. As of March 31, 1996, the Subsidiary Guarantors collectively had approximately $8.6 million of Guarantor Senior Debt (excluding guarantees of Senior Debt). As permitted under the Indenture, the Company expects to merge certain of the Subsidiary Guarantors with and into itself following the sale of the Personalizing Division.

CERTAIN COVENANTS........... The Indenture governing the Exchange Notes contains certain covenants that limit the ability of the Company and certain of its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any Senior Debt and senior in right of payment to the Exchange Notes, incur liens, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company and its subsidiaries, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Indenture requires the Company to use 50% of the net cash proceeds of an Initial Public Offering (as defined) to repay up to $50 million of indebtedness of the Company.



 For additional information regarding the Notes, see "Description of Exchange
                                    Notes."

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
                                  THE COMPANY

  The summary historical consolidated financial data set forth below for the years ended December 31, 1993, 1994 and 1995 have been derived from, and are qualified by reference to, the audited consolidated financial statements of the Company, included elsewhere in this Prospectus. Although the Company was the surviving corporation in the Merger, Ampad has been treated as the acquiring corporation for accounting purposes. As a result, the income statement and other data for the year ended December 31, 1995 reflect the historical operations of Ampad and the results of the Company for the two-month period ended December 31, 1995. The historical consolidated financial data set forth below for the three months ended March 31, 1995 and 1996 have been derived from the unaudited consolidated financial statements of the Company, which, in the opinion of the Company, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation. Results for the three months ended March 31, 1996 are not necessarily indicative of results for the full year. The summary historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and accompanying notes thereto included elsewhere in this Prospectus.


                                                                       YEAR ENDED                THREE MONTHS ENDED
                                                                      DECEMBER 31,                    MARCH 31,
                                                        -------------------------------------  -----------------------
                                                           1993        1994          1995         1995        1996
                                                        ---------- ------------  ------------  ---------- ------------
                                                                                                     (UNAUDITED)
INCOME STATEMENT DATA (1)(2)(3):
    Net sales......................................      $104,277    $120,443      $ 259,341     $47,691    $121,418
    Cost of sales(4)...............................        88,491     113,394        211,814      42,394      97,889
                                                         --------    --------      ---------     -------    --------
    Gross profit...................................        15,786       7,049(4)      47,527       5,297      23,529
    Selling, general and administrative expenses...        10,765      10,615         18,545       2,749      11,026
    Nonrecurring compensation charge(5)............            --          --         27,632          --          --
                                                         --------    --------      ---------     -------    --------
    Income (loss) from operations..................         5,021      (3,566)         1,350       2,548      12,503
    Interest expense...............................         3,320       4,560         13,657       1,656      12,542
    Other (income) expense.........................          (167)        (90)          (735)        (65)       (269)
                                                         --------    --------      ---------     -------    --------
    Income (loss) before income taxes..............         1,868      (8,036)       (11,572)        957         230
    Provision for (benefit from) income taxes......            64        (488)        (6,538)        366         102
                                                         --------    --------      ---------     -------    --------
    Income (loss) before extraordinary item........         1,804      (7,548)        (5,034)        591         128
    Extraordinary loss from extinguishment of debt,            --          --         (9,652)         --          --
      net of income tax benefit....................      --------    --------      ---------     -------    --------
    Net income (loss)..............................      $  1,804     ($7,548)      ($14,686)    $   591    $    128
                                                         ========    ========      =========     =======    ========
OTHER DATA:
    Consolidated EBITDA, as defined (6)............      $  4,575    $  4,345      $  38,760     $ 5,718    $ 14,142
    Depreciation and amortization..................           159         942          4,248         528       3,020
    Capital expenditures...........................         1,656         942          5,640       2,530       2,321
    Ratio of earnings to fixed charges (7).........           1.5x         --(8)          --(8)      1.5x        1.0x


BALANCE SHEET DATA:                                                                   DECEMBER 31,          MARCH 31,
                                                                                         1995                 1996
                                                                                     -------------        ------------
    Working capital..............................................................      $108,924             $109,238
    Total assets.................................................................       504,356              500,794
    Long-term debt, less current maturities......................................       443,794              440,453
    Stockholders' equity (deficit)(9)............................................       (66,421)             (66,293)

- ------------------
(1) Effective July 5, 1994, Ampad acquired the assets and assumed certain liabilities of SCM Office Supplies, Inc. (the "SCM Acquisition"). The acquisition has been accounted for under the purchase method of accounting and, accordingly, the operating results have been included with Ampad's results since the date of acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 3 of the Notes to Consolidated Financial Statements of the Company included herein.

(2) Effective August 16, 1995, Ampad acquired the inventories and certain equipment of the file folder and hanging file product lines of the Globe-Weis office products division ("Globe-Weis") of Atapco (as defined) (the "Globe-Weis Acquisition"). The acquisition has been accounted for under the purchase method of accounting and, accordingly, the operating results have been included in Ampad's results since the date of acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 3 of the Notes to Consolidated Financial Statements of the Company included herein.

(3) Effective October 31, 1995, Ampad acquired Williamhouse in the Acquisition. The Acquisition has been accounted for under the purchase method of accounting and accordingly, the operating results of Williamhouse, except for the Personalizing Division, for the two month period ended December 31, 1995 have been included in Ampad's results for the year ended December 31, 1995. The Personalizing Division was held for sale at December 31, 1995 and March 31, 1996. As such, the operating results of the Personalizing Division are excluded from the results of operations for the two month period ended December 31, 1995 (period subsequent to the Acquisition) and the three months ended March 31, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 3 of the Notes of Consolidated Financial Statements of the Company included herein.

(4) Inventory cost is determined using the last-in, first-out ("LIFO") method of valuation. Gross profit in the fourth quarter of 1994 was adversely impacted by a significant increase in paper prices, resulting in a $5.4 million charge for LIFO in advance of Ampad's raising selling prices in the first quarter of 1995.

(5) Includes non-cash stock option compensation of $24.3 million directly related to the Acquisition as well as other non-recurring cash and non-cash charges aggregating $3.3 million (see Note 9 of Notes to Consolidated Financial Statements).

(6) "Consolidated EBITDA, as defined" is defined under the Indenture pursuant to which the Notes were issued as income from operations, prior to adjustment for the effect of the LIFO method of inventory valuation, plus depreciation and amortization expense, non-recurring charges and other non-cash expense items. See "Description of Exchange Notes - Certain Covenants." Consolidated EBITDA, as defined should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

(7) For purposes of computing this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing fees and one-third of the rent expense from operating leases, which management believes is a reasonable approximation of an interest factor.

(8) Earnings were insufficient to cover fixed charges by approximately $8.0 million and $11.6 million during the year ended December 31, 1994 and 1995, respectively.

(9) Includes $70.6 million to redeem a portion of the Preferred Stock and $4.5 million to pay the Class P Common Stock Dividend.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA
                                  THE COMPANY

  The following summary unaudited pro forma financial data set forth below for the year ended December 31, 1995 gives pro forma effect in the manner described under "Unaudited Pro Forma Financial Data" and the notes thereto to the Transactions, the Globe-Weis Acquisition, the pending disposal of the Personalizing Division and the Niagara Acquisition, as if each had occurred on January 1, 1995. The following summary unaudited pro forma financial data set forth below for the three month period ended March 31, 1996 gives effect in the manner described under "Unaudited Pro Forma Financial Data" of the pending sale of the Personalizing Division and the Niagara Acquisition as if each had occurred on January 1, 1996. The Income Statement Data and Other Data for the year ended December 31, 1995 and the three month period ended March 31, 1996 do not purport to represent what the Company's results of operations actually would have been if the foregoing transactions had actually occurred as of such dates or what such results will be for any future periods. The Income Statement Data and Other Data for the year ended December 31, 1995 do not give effect to certain non-recurring charges expected to result from the Transactions, including certain non-cash compensation charges directly related to the Acquisition and an extraordinary charge for the write-off of deferred financing fees and direct expenses to retire existing Ampad and Williamhouse debt. The final allocation of purchase price and the resulting amortization expense in the income statement data may differ somewhat from the preliminary estimates for the reasons described in more detail in "Unaudited Pro Forma Financial Data" and in
Note 3 of the Notes to Consolidated Financial Statements of the Company. The Income Statement Data and Other Data for the year ended December 31, 1995 and the three months ended March 31, 1996 do not give effect to the Proposed Equity Offering. See "Proposed Initial Public Offering." The information contained in this table should be read in conjunction with the "Unaudited Pro Forma Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and accompanying notes thereto included elsewhere in this Prospectus.



                                                                      PRO FORMA
                                                        --------------------------------------
                                                            YEAR ENDED      THREE MONTHS ENDED
                                                        DECEMBER 31, 1995     MARCH 31, 1996
                                                        -----------------   ------------------
                                                                (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
    Net sales............................................    $617,167             $149,735
    Cost of sales(1).....................................     481,804              121,245
                                                             --------             --------
    Gross profit.........................................     135,363               28,490
    Selling, general and administrative expenses.........      74,678               14,493
    Nonrecurring compensation charge(2)..................       3,367                   --
                                                             --------             --------
    Income from operations...............................      57,318               13,997
    Interest expense.....................................      52,202               12,231
    Other (income) expense...............................        (642)                (265)
                                                             --------             --------
    Income before income taxes...........................       5,758                2,031
    Provision for income taxes...........................       1,315                  799
                                                             --------             --------
    Net income...........................................    $  4,443             $  1,232
                                                             ========             ========
OTHER DATA:
    Consolidated EBITDA, as defined(3)...................    $ 89,438             $ 15,453
    Depreciation and amortization........................      17,982                3,803
    Capital expenditures.................................      13,688                3,087
    Ratio of earnings to fixed charges(4)................         1.1x                 1.2x

- ------------

(1)  Inventory cost is determined using the LIFO method of valuation.

(2) Excludes $33,809 of non-recurring non-cash compensation charges from stock options directly related to the Acquisition.

(3) "Consolidated EBITDA, as defined" is defined under the Indenture pursuant to which the Notes were issued as income from operations, prior to adjustment for the effect of the LIFO method of inventory valuation, plus depreciation and amortization expense, non-recurring charges and other non-cash expense items. See "Description of Exchange Notes - Certain Covenants." Consolidated EBITDA, as defined should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

(4) For purposes of computing this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing fees and one-third of the rent expense from operating leases, which management believes is a reasonable approximation of an interest factor.

                                  RISK FACTORS

  Prospective investors should carefully consider the following factors in addition to the other information set forth in this Prospectus before tendering in the Exchange Offer.

RISKS ASSOCIATED WITH SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE DEBT

  In connection with the Transactions, the Company incurred a significant amount of indebtedness. On March 31, 1996, the Company's indebtedness was approximately $453.5 million (excluding $5.8 million of indebtedness expected to be assumed in the Personalizing Division sale and reflected in "Assets held for Sale" at March 31, 1996) and its stockholders' deficit was $(66.3) million. In addition, subject to the restrictions in the Bank Credit Agreement and the Indenture, the Company may incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for other purposes. For the twelve-month period ended March 31, 1996, the Company's ratio of earnings to fixed charges was 1.2 to 1.0 on a pro forma basis.

  The level of the Company's indebtedness could have important consequences to holders of the Exchange Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes, (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry and conditions generally. Certain of the Company's competitors currently operate on a less leveraged basis and have significantly greater operating and financing flexibility than the Company.

  The Company's ability to pay interest on the Exchange Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. The Company anticipates that its operating cash flow, together with borrowings under the Bank Credit Agreement, will be sufficient to meet its operating expenses and to service its debt requirements as they become due. However, if the Company is unable to service its indebtedness it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

RISKS RELATING TO THE SUBORDINATION OF EXCHANGE NOTES AND THE GUARANTEES

  The Exchange Notes and the Guarantees will be subordinated in right of payment to all Senior Debt of the Company and Guarantor Senior Debt of the Subsidiary Guarantors, respectively. In the event of bankruptcy, liquidation or reorganization of the Company or the Subsidiary Guarantors, the assets of the Company or the Subsidiary Guarantors will be available to pay obligations on the Exchange Notes only after all Senior Debt or Guarantor Senior Debt, as the case may be, has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Notes then outstanding. In addition, indebtedness outstanding under the Bank Credit Agreement will be secured by substantially all of the assets of the Company and its subsidiaries. As of March 31, 1996, the Company had approximately $253.5 million of Senior Debt and the Subsidiary Guarantors had approximately $8.6 million of Guarantor Senior Debt (excluding guarantees of Senior Debt). Additional Senior Debt and Guarantor Senior Debt may be incurred by the Company and the Subsidiary Guarantors from time to time subject to certain restrictions contained in the Bank Credit Agreement and the Indenture. As of March 31, 1996, the Company had approximately $45.7 million available to be drawn under the revolving credit portion and letter of credit facility of the Bank Credit Agreement, which amounts would have been Senior Debt. Under the Indenture (without giving effect to the restrictions in the Bank Credit Agreement), the Company could have incurred approximately $74 million of additional indebtedness, including indebtedness senior in right of payment to the Exchange Notes, at March 31, 1996. See "Description of Bank Credit Agreement" and "Description of Exchange Notes."

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

  The Indenture restricts, among other things, the Company and the Subsidiary Guarantors' ability to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any Senior Debt or

Guarantor Senior Debt and senior in right of payment to the Exchange Notes or the Guarantees, as the case may be, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Bank Credit Agreement contains other and more restrictive covenants and prohibits the Company from prepaying its other indebtedness (including the Exchange Notes). See "Description of Exchange Notes--Certain Covenants" and "Description of Bank Credit Agreement." Contemporaneously with, and conditioned upon, the Proposed Equity Offering, the Company intends to refinance and retire all remaining indebtedness under the Bank Credit Agreement with the proceeds of loans under a new bank credit agreement. The Company anticipates that the new bank credit agreement will impose operating and financial restrictions on the Company similar to those contained in the Bank Credit Agreement. See "Proposed Initial Public Offering."

CROSS DEFAULT RISKS

  The Bank Credit Agreement requires the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet those financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests.
A breach of any of these covenants could result in a default under the Bank Credit Agreement and/or the Indenture. Upon the occurrence of an event of default under the Bank Credit Agreement, the lenders could elect to declare all amounts outstanding under the Bank Credit Agreement, together with accrued interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. If the lenders under the Bank Credit Agreement accelerate the payment of the indebtedness, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Exchange Notes. Substantially all the assets of the Company are pledged as security under the Bank Credit Agreement. See "Description of Bank Credit Agreement." The Company expects that its new bank credit agreement will contain similar provisions.

RISKS RELATING TO REPURCHASE OBLIGATION

  Under the Indenture, upon the occurrence of a Change in Control (as defined), each holder of the Notes may require the Company to repurchase all or a portion of such holder's Notes or Exchange Notes at 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. If a Change of Control occurs, there can be no assurance that the agreements controlling the Company's then-existing Senior Debt would permit the Company to make payments pursuant to a Change of Control Offer (as defined) without prior repayment of such Senior Debt or that the Company would have available funds sufficient to purchase all of the Notes or Exchange Notes that might be delivered by the holders thereof. Such limitations may have the effect of delaying, deterring or preventing a third-party takeover attempt.

RISKS RELATING TO ACQUISITION STRATEGY

  The Company expects to continue its strategy of identifying and acquiring companies or assets that would enable the Company to offer complementary product lines and that management considers likely to enhance the Company's operations and profitability. In furtherance of this strategy, the Company executed a definitive agreement to acquire Niagara on May 29, 1996. The completion of the Niagara Acquisition is subject to certain conditions. While the Company expects the Niagara Acquisition will be completed, no assurance can be given that such conditions will be satisfied. In addition, there can be no assurance that the Company will continue to acquire businesses or assets on satisfactory terms or that any business or assets acquired by the Company will be integrated successfully into the Company's operations or be able to operate profitably.


RISKS ASSOCIATED WITH FLUCTUATIONS IN PAPER COSTS

  The Company's principal raw material is paper. While paper prices have increased by an average of less than 1% annually since 1989, certain commodity grades have shown considerable price volatility during that period. This volatility negatively impacted the Company's earnings in 1994, particularly in the fourth quarter, as a result of the Company's inability to implement price changes in many of its product lines without giving its customers advance notification. Beginning in January 1995, the Company adopted new pricing policies enabling it to set product prices consistent with the Company's cost of paper at the time of shipment. To date, such policies have been accepted by customers; however, no assurance can be given that the Company will continue to be successful in maintaining such pricing policies or that future price fluctuations in the price of paper will not have a material adverse effect on the Company. Fluctuation in paper prices can have an effect on quarterly comparisons of the results of operations and financial condition of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

SUPPLIER RELATIONSHIPS

  The Company has strong relationships with most of the country's largest paper mills, many of which have been doing business with the Company for more than 30 years. The Company is one of the largest purchasers of the principal paper grades used in its manufacturing operations. In addition, the Company has the largest number of designated mill relationships which involve some of the largest and most recognized paper mill brands such as Hammermill, Hopper, Neenah and Strathmore. These relationships afford the Company certain paper purchasing advantages, including stable supply and favorable pricing arrangements. While these relationships are stable, all but one of the designated manufacturer arrangements are oral and terminable at will at the option of either party. Although the Company is not dependent on any single supplier relationship, there can be no assurance that the termination of one or more of these supplier or designated manufacturer relationships would not have a material adverse effect on the Company. While the Company has been able to obtain sufficient paper supplies during recent paper shortages and otherwise, the Company is subject to the risk that it will be unable to purchase sufficient quantities of paper to meet its production requirements during times of tight supply. An interruption in the Company's supply of paper could have a material adverse effect on the Company's business. See "Business--Products and Services" and "Industry-- Distribution."

DEPENDENCE UPON SIGNIFICANT CUSTOMERS

  The Company's aggregate net sales to Sam's Warehouse Club/Wal-Mart and Office Depot accounted for approximately 14.8% and 12.7% of the Company's net sales for 1995, respectively. The Company's top five customers accounted for approximately 50.3% of its net sales in 1995 (32.0% on a pro forma basis). A significant decrease or interruption in business from Sam's Warehouse Club/Wal-Mart or Office Depot or from any other of the Company's significant customers could have a material adverse effect on the Company. See "Business--Sales, Distribution and Marketing."

INFLUENCE OF CERTAIN STOCKHOLDERS

  The Company is an indirect, wholly owned subsidiary of APP. The Company's senior management team and Bain Capital and its related investors currently own approximately 97% of the outstanding capital stock of APP. After giving effect to the Proposed Equity Offering, management and Bain Capital are expected to beneficially own approximately 41% of the outstanding Common Stock of APP (approximately 32.6% if the underwriters' over-allotment option is exercised in full). By virtue of this stock ownership, these stockholders will continue to have significant influence over all matters submitted to a vote of the holders of Common Stock, including the election of a majority of the directors, amendments to APP's Restated Certificate of Incorporation and By-laws and approval of significant corporation transactions, following the Proposed Equity Offering. Such concentration of stock ownership could have the effect of delaying, deterring or preventing a change in control of APP that might otherwise be beneficial to holders of Notes. See "Proposed Initial Public Offering."

COMPETITION

  The paper-based office products market is highly competitive. The Company competes with other national and local manufacturers in many product segments. Certain of the Company's principal competitors are less highly-leveraged than the Company and may be better able to withstand volatile market conditions within the paper industry. There can be no assurance that the Company will not encounter increased competition in the future, which could have a material adverse effect on the Company's business. See "Business--Competition."

DEPENDENCE ON KEY EXECUTIVES

  The Company is dependent to a large degree on the services of its senior management team and there can be no assurance that such individuals will remain with the Company. The loss of any of these individuals could have a material adverse effect on the Company. The Company has recently entered into three-year employment agreements with its Chief Executive Officer and Chief Operating Officer. See "Management."

IMPACT OF ENVIRONMENTAL REGULATION

  The Company is subject to the requirements of federal, state, and local environmental and occupational health and safety laws and regulations. While there can be no assurance that the Company is at all times in complete compliance with all such requirements, the Company believes that any noncompliance is unlikely to have a material adverse effect on the Company.
The Company has made and will continue to make capital expenditures to comply with environmental requirements. As is the case with manufacturers in general, if a release of hazardous substances occurs on or from the Company's properties or any associated offsite disposal location, or if contamination from prior activities is discovered at any of the Company's properties, the Company may be held liable and the amount of such liability could be material. The Company's Ampad division has been named a potentially responsible party for cleanup costs under the federal Comprehensive Environmental Response, Compensation and Liability Act at five waste disposal sites and is aware that Niagara has been named as a potentially responsible party at one site. See "Business-- Environmental, Health and Safety Matters."

RISKS ASSOCIATED WITH FRAUDULENT TRANSFER STATUTES

  The incurrence by the Company and the Subsidiary Guarantors of indebtedness such as the Notes, the Exchange Notes and the Guarantees to finance the Transactions may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of the Company or the Subsidiary Guarantors. Under these laws, if a court were to find that, after giving effect to the sale of the Notes and the application of the net proceeds therefrom, either (a) the Company or the Subsidiary Guarantors incurred such indebtedness with the intent of hindering, delaying or defrauding creditors or (b) the Company or the Subsidiary Guarantors received less than reasonably equivalent value or consideration for incurring such indebtedness and (i) was insolvent or was rendered insolvent by reason of such transactions, (ii) was engaged in a business or transaction for which the assets remaining with the Company or the Subsidiary Guarantors constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court may subordinate such indebtedness to presently existing and future indebtedness of the Company or the Subsidiary Guarantors, as the case may be, avoid the issuance of such indebtedness and direct the repayment of any amounts paid thereunder to the Company's or the Subsidiary Guarantors', as the case may be, creditors or take other action detrimental to the holders of such indebtedness.

  The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending upon the law of the jurisdiction which is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its liabilities, including contingent liabilities, were greater than the value of all its property at a fair valuation, or if the present fair saleable value of the debtor's assets were less than the amount required to repay its probable liabilities on its debts, including contingent liabilities, as they become absolute and matured.

  There can be no assurance as to what standard a court would apply in order to determine solvency. To the extent that proceeds from the sale of the Notes were used to finance the Transactions, a court may find that the Company or the Subsidiary Guarantors, as the case may be, did not receive fair consideration or reasonably equivalent value for the incurrence of the indebtedness represented thereby. In addition, if a court were to find that any of the components of the Transactions constituted a fraudulent transfer, to the extent that proceeds from the sale of the Notes were used to finance such Transactions, a court may find that the Company or the Subsidiary Guarantors, as the case may be, did not receive fair consideration or reasonably equivalent value for the incurrence of the indebtedness represented by the Notes or the Guarantees, as the case may be. Pursuant to the terms of the Guarantees, the liability of each Subsidiary Guarantor is limited to the maximum amount of indebtedness permitted, at the time of the grant of such Guarantee, to be incurred in compliance with fraudulent conveyance or similar laws.

  Each of the Company and the Subsidiary Guarantors believes that it received or will receive equivalent value at the time the indebtedness under the Notes, the Exchange Notes and the Guarantees was or is incurred. In addition, neither the Company nor the Subsidiary Guarantors believes that it, after giving effect to the Transactions, (i) was or will be insolvent or rendered insolvent, (ii) was or will be engaged in a business or transaction for which its remaining assets constituted unreasonably small capital or (iii) intends or intended to incur, or believes or believed that it will or would incur, debts beyond its ability to pay such debts as they mature. These beliefs are based on the Company's operating history and analysis of internal cash flow projections and estimated values of assets and liabilities of the Company and the Subsidiary Guarantors at the time of the offering of the Notes and the Exchange Notes. There can be no assurance, however, that a court passing on these issues would make the same determination.

ABSENCE OF PUBLIC MARKET

  Prior to the Exchange Offer, there has not been any public market for the Notes. The Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. The holders of Notes (other than any such holder that is an affiliate of the company within the meaning of Rule 405 under the Securities
Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company may be required to file a Shelf Registration Statement with respect to such Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or to seek approval for quotation through any automated quotation system. The Initial Purchasers of the Notes currently make a market in the Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

  If a public trading market develops for the Exchange Notes, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Notes may trade at a discount from their principal amount.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Notes who do not exchange their Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Notes as set forth in the legend thereon and in the Offering Memorandum, dated November 17, 1995, because the Notes were issued pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Notes may not be offered or sold unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom, or in a transaction not subject to the Securities Act and applicable state securities laws. The Company does not intend to register the Notes under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so except under limited circumstances. See "The Exchange Offer
- -- Purpose and Effect." Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business, such holders have no arrangement with any person to participate in the distribution of such Exchange Notes and neither such holders nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes. Any holder of Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent the Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected. See "The Exchange Offer."

                                THE TRANSACTIONS

THE ACQUISITION

  APP, WHR Acquisition, Inc. and WR, the parent corporation of Williamhouse, entered into an Agreement and Plan of Merger, dated as of October 3, 1995 (the "Acquisition Agreement"), pursuant to which the Acquisition was consummated on October 31, 1995. WHR Acquisition, Inc. was a newly organized wholly owned subsidiary of APP that was formed to effect the Acquisition. WR acquired Ampad Corporation in exchange for newly issued shares of WR common stock. Ampad Corporation was then merged with and into Williamhouse, and WHR Acquisition, Inc. merged into WR and the stockholders of WR (other than WHR Acquisition, Inc. and its affiliates) received the Acquisition consideration. As a result of the transactions, APP now owns all of the issued capital stock of WR, which in turn owns all of the issued capital stock of the Company. APP is owned by the Company's senior management team (Messrs. Hanson, Gard and Benson) and Bain Capital and its related investors. See "Principal Stockholders." Bain Capital assisted the Company in analyzing, negotiating and arranging the financing for the Acquisition. Following the acquisition, the Company's name was changed to American Pad & Paper Company of Delaware, Inc.

  As consideration for the Acquisition, WHR Acquisition, Inc. paid $140 million for the common stock of WR Acquisition, Inc. and $4 million for certain expenses of the selling stockholders. In connection with the Acquisition, the Company refinanced approximately $119.1 million of indebtedness. The cash portion of the purchase price was paid at the Closing, except for $25.2 million, which certain former stockholders of WR Acquisition, Inc. elected to defer until January 1996. Funding for the Acquisition consisted of borrowings under the Bank Credit Agreement and the proceeds of the Accounts Receivable Facility. The Bank Credit Agreement provides for $245 million of term loans, a $45 million revolving credit facility and a $13.4 million letter of credit facility relating to Williamhouse's outstanding industrial revenue bonds (the "IRBs").

TENDER OFFER AND CONSENT SOLICITATION

  On October 23, 1995, WHR Acquisition, Inc. commenced the Tender Offer to purchase for cash all of the Old Debentures and the related Consent Solicitation to modify certain terms of the indenture for the Old Debentures. The purchase price paid in respect of validly tendered Old Debentures and related consents was 109% of their principal amount, plus accrued interest up to, but not including, the date of purchase. The Company received consents and tenders representing 99.9% in aggregate principal amount of the Old Debentures outstanding. As of the date hereof, there are no Old Debentures outstanding.

REFINANCING

  The Company has effected the following additional Transactions: (i) the Offering of the Notes; (ii) the Tender Offer and the related Consent Solicitation; (iii) the redemption of $70.6 million of the Preferred Stock of APP; and (iv) the payment of the Class P Common Stock Dividend. The Company received approximately $194 million in net proceeds from the sale of the Notes in the Offering. The net proceeds were used by the Company (i) to repurchase for approximately $109.0 million in cash the Old Debentures in connection with the Tender Offer and Consent Solicitation, together with accrued interest thereon of $5.3 million, (ii) to redeem approximately $70.6 million in aggregate liquidation value of Preferred Stock, (iii) to pay the Class P Common Stock Dividend of $4.5 million, (iv) to provide working capital and (v) to pay related fees and expenses. See "Use of Proceeds."


                        PROPOSED INITIAL PUBLIC OFFERING

  On April 25, 1996, APP filed with the Commission a registration statement relating to the initial public offering of up to 15,625,000 shares of Common Stock. In connection with the Proposed Equity Offering, APP will effect a recapitalization (the "Recapitalization") whereby (i) all outstanding shares of its Preferred Stock will be converted into shares of Common Stock, (ii) all outstanding options to purchase shares of its Preferred Stock will be converted into options to purchase shares of Common Stock and (iii) a 8.1192-for-one split of all common stock and common stock equivalents outstanding will be effected. Contemporaneously with, and conditioned upon, the Proposed Equity Offering, the Company intends to refinance and retire all remaining indebtedness under the Bank Credit Agreement with the proceeds of loans under a new bank credit agreement (the "New Bank Credit Agreement"). See "Description of New Bank Credit Agreement."

  Certain members of the Company's senior management team (Messrs. Hanson, Gard and Benson) and Bain Capital and its related investors currently own approximately 97% of the outstanding capital stock of APP. After giving effect to the Proposed Equity Offering, management and Bain Capital will beneficially own approximately 41% of the outstanding shares of Common Stock (approximately 32.6% if the underwriters' over-allotment option is exercised in full).

  The net proceeds to APP from the Proposed Equity Offering are estimated to be approximately $187 million. APP intends to use such proceeds to repay approximately $107 million of the indebtedness incurred under the Bank Credit Agreement, (ii) allow the Company to redeem approximately $70 million aggregate principal amount of the Notes or the Exchange Notes from the holders thereof on a pro rata basis, (iii) allow the Company to pay approximately $8 million in redemption premiums on the Notes or Exchange Notes and (iv) pay Bain Capital a fee of approximately $2 million in connection with the Proposed Equity Offering. The Company currently expects that the Proposed Equity Offering will be completed by the end of June 1996. The Company expects that the reduction in indebtedness from the application of such net proceeds will enhance its ability to make future acquisitions. There can be no assurance that APP will consummate the Proposed Equity Offering, or if it does, that it will use the net proceeds therefrom as set forth herein. The Exchange Offer is not conditioned upon or subject to the consummation of the Proposed Equity Offering.


                                USE OF PROCEEDS

  This Exchange Offer is intended to satisfy certain of the Company's and the Subsidiary Guarantors' obligation under the Purchase Agreement and the Registration Rights Agreement. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Notes in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes (which they replace), except as otherwise described herein. The Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company or the Subsidiary Guarantors. As such, no effect has been given to the Exchange Offer in the pro forma statements or capitalization tables. The Company will not receive any proceeds from the Exchange Offer. The net proceeds to the Company from the Offering of the Notes on December 1, 1995, were approximately $194 million (after deducting the Initial Purchasers' discount and certain fees and expenses relating to the Offering). The net proceeds of the Offering were used by the Company (i) to repurchase for approximately $109.0 million in cash the Old Debentures in connection with the Tender Offer and Consent Solicitation, together with accrued interest thereon of $5.3 million,
(ii) to redeem approximately $70.6 million in aggregate liquidation value of Preferred Stock, (iii) to pay the Class P Common Stock Dividend of $4.5 million,
(iv) to provide working capital and (v) to pay related fees and expenses.

                                 CAPITALIZATION
                                  (UNAUDITED)

  The following table sets forth at March 31, 1996, the actual capitalization of the Company and the pro forma capitalization of the Company after giving effect to the Niagara Acquisition. This table should be read in conjunction with "Selected Historical Consolidated Financial Data" and "Unaudited Pro Forma Financial Data" included elsewhere in this Prospectus.


                                                           MARCH 31, 1996
                                                      ------------------------

                                                         ACTUAL    PRO FORMA
                                                      ------------------------

                                                       (DOLLARS IN THOUSANDS)
Cash and cash equivalents...........................    $ 20,108    $    606 (1)
                                                        ========    ========
Current maturities of long-term debt:
  Term Loans, IRBs and other indebtedness--current..    $ 13,066    $ 13,366 (2)
                                                        ========    ========
Long-term debt:
  Revolving Credit Facility.........................    $     --    $ 32,992 (3)
  Term Loans........................................     231,625     231,625
  IRBs and other indebtedness.......................       8,828      12,428 (2)
  Notes.............................................     200,000     200,000
                                                        --------    --------
     Total long-term debt...........................     440,453     477,045
Stockholder's equity (deficit)......................     (66,293)    (66,293)
                                                        --------    --------
     Total capitalization...........................    $374,160    $410,752
                                                        ========    ========

- ---------------

(1) Reflects the cash used to fund a portion of the Niagara purchase price ($20,108) plus cash acquired in the Niagara Acquisition ($606).

(2) Reflects Niagara IRB debt assumed of $3,900, including current maturities of $300.

(3) Reflects the borrowings on the Revolver to fund a portion of the Niagara purchase price.

                       UNAUDITED PRO FORMA FINANCIAL DATA

  The following Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 1995 gives effect to the Transactions, the Globe-Weis Acquisition, the pending disposal of the Personalizing Division and the Niagara Acquisition as if they had occurred on January 1, 1995. The Unaudited Pro Forma consolidated Statement of Income for the three months ended March 31, 1996 gives effect to the pending sale of the Personalizing Division and the Niagara Acquisition as if they had occurred on January 1, 1996. The unaudited pro forma financial data are based on the historical financial statements of the Company, Williamhouse and Niagara and the assumptions and adjustments described in the accompanying notes. The Unaudited Pro Forma Consolidated Statements of Income do not (i) purport to represent what the Company's results of operations actually would have been if the foregoing transactions had occurred as of the dates indicated or what such results will be for any future periods, or (ii) give effect to certain non-recurring charges expected to result from the Transactions, including certain non-cash compensation charges directly related to the Acquisition and an extraordinary charge from the write-off of deferred financing fees and direct expenses resulting from the refinancing of existing Ampad and Williamhouse debt. The Unaudited Pro Forma Consolidated Statements of Income for the year ended December 31, 1995 and the three months ended March 31, 1996 and the Unaudited Consolidated Balance Sheet at March 31, 1996, do not give effect to the Proposed Equity Offering. See "Proposed Initial Public Offering."

  The Unaudited Pro Forma Consolidated Balance Sheet at March 31, 1996 gives effect to the Niagara Acquisition as if such transaction had occurred as of March 31, 1996. The historical financial statements of the Company already reflect the Transactions, the Globe-Weis Acquisition and the pending disposal of the Personalizing Division as of March 31, 1996. The historical financial statements and the Unaudited Pro Forma Consolidated Statements of Income reflect the preliminary allocation of purchase price to the Company's tangible and intangible assets and liabilities. The final allocation of purchase price, and the resulting amortization expense may differ somewhat from the preliminary estimates primarily due to the final allocation being based on (a) the actual proceeds to be received from the disposal of the Personalizing Division and (b) the actual closing date amounts of assets and liabilities and actual appraisal of property and equipment and any identifiable intangible assets related to the Niagara Acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 3 of the Notes to Consolidated Financial Statements of the Company included herein.

  The Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company or the Subsidiary Guarantors. As such no effect has been given to the Exchange Offer in the unaudited pro forma financial data set forth herein.

  The unaudited pro forma financial data are based upon assumptions that the Company believes are reasonable and should be read in conjunction with the Consolidated Financial Statements of the Company, Williamhouse and Niagara and the accompanying notes thereto included elsewhere in this Prospectus.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)


                                                                      HISTORICAL
                                      THE COMPANY                    WILLIAMHOUSE      HISTORICAL
                                      FOR THE YEAR                   FOR THE TEN-     NIAGARA FOR
                                         ENDED        GLOBE-WEIS     MONTH PERIOD    THE YEAR ENDED
                                      DECEMBER 31,    ACQUISITION    ENDED OCTOBER    DECEMBER 31,     TRANSACTIONS       COMPANY
                                          1995       ADJUSTMENTS(1)    31, 1995           1995         ADJUSTMENTS       PRO FORMA
                                      --------------------------------------------------------------------------------------------
Net sales...........................    $259,341        $32,600         $219,366        $105,860      $    --            $617,167
Cost of sales.......................     211,814         32,860          152,781          82,193         (375)   (4)      481,804
                                                                                                        2,339    (6)
                                                                                                        1,108    (6)
                                                                                                         (916)  (13)
                                        --------        -------         --------        --------      -------            --------

Gross profit........................      47,527           (260)          66,585          23,667       (2,156)            135,363

Selling, general and
  administrative expenses...........      18,545            358           39,866          15,187        1,820 (2(b))       74,678

                                                                                                        1,000    (3)
                                                                                                        2,862    (3)
                                                                                                       (7,029)   (5)
                                                                                                        1,063   (10)
                                                                                                       (1,828)  (11)
                                                                                                         (974)  (11)
                                                                                                        5,000   (12)
                                                                                                         (192)  (13)
                                                                                                       (1,000)  (14)
Nonrecurring compensation
  charge............................      27,632             --            9,544              --      (33,809)   (9)        3,367
                                        --------        -------         --------        --------      -------            --------

Income (loss) from
  operations........................       1,350           (618)          17,175           8,480       30,931              57,318
Interest expense....................      13,657             --           11,615             922       26,008 (2(a))       52,202
Other (income) expense..............        (735)            --             (124)            217           --                (642)
                                        --------        -------         --------        --------      -------            --------
Income (loss) before
  income taxes......................     (11,572)          (618)           5,684           7,341        4,923               5,758
Provision for (benefit from)
  income taxes......................      (6,538)          (247)(7)        2,224           2,762        3,114    (8)        1,315
                                        --------        -------         --------        --------      -------            --------

Net income (loss) from continuing
  operations and before
  extraordinary items...............     ($5,034)         ($371)        $  3,460        $  4,579      $ 1,809            $  4,443
                                        ========        =======         ========        ========      =======            ========

                            See accompanying notes.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                       THREE MONTHS ENDED MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                     THE COMPANY     NIAGARA FOR THE
                                                    FOR THE THREE     THREE MONTHS
                                                     MONTHS ENDED      ENDED MARCH      TRANSACTIONS     COMPANY
                                                    MARCH 31, 1996      31, 1996        ADJUSTMENTS     PRO FORMA
                                                    --------------   ---------------    ------------    ---------
Net sales........................................      $121,418          $28,317                         $149,735

Cost of sales....................................        97,889           23,314      $   277  (6)        121,245
                                                                                         (235) (13)
                                                       --------          -------      -------            --------

Gross profit.....................................        23,529            5,003          (42)             28,490

Selling, general and administrative expenses.....        11,026            2,423           93  (3)         14,493

                                                                                        1,250  (12)

                                                                                          (49) (13)

                                                                                         (250) (14)
                                                       --------          -------      -------            --------

Income from operations...........................        12,503            2,580       (1,086)             13,997

Interest expense.................................        12,542              147         (458) (2)(a))     12,231

Other (income) expense...........................          (269)               4                             (265)
                                                       --------          -------      -------            --------

Income before income taxes.......................           230            2,429         (628)              2,031

Provision for income taxes.......................           102              911         (214) (8)            799
                                                       --------          -------      -------            --------

Net income from continuing operations and before
extraordinary items..............................      $    128          $ 1,518      $  (414)           $  1,232
                                                       ========          =======      =======            ========

                            See accompanying notes.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1995
                   AND THE THREE MONTHS ENDED MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)

  The Unaudited Pro Forma Consolidated Statements of Income give effect to the following unaudited pro forma adjustments:


     (1) Reflects the inclusion of Globe-Weis unaudited historical results of operations for the seven and one-half months ended August 15, 1995. Globe-Weis' results after August 15, 1995 are included in the Company's historical results. Operating data for preacquisition periods for Globe-Weis are set forth below:

                                                          YEAR ENDED
                                                       DECEMBER 31, 1995
                                                       -----------------

Net sales...........................................        $32,600
Cost of sales(a)....................................         32,860
                                                            -------
Gross profit (loss).................................           (260)
Selling, general and administrative expenses(a).....            358
                                                            -------
Income (loss) from operations.......................          ($618)
                                                            =======

________________________

(a) Certain reclassifications were made to the unaudited historical results of operations to conform to the Company's presentation.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                       STATEMENT OF INCOME--(CONTINUED)
                            (DOLLARS IN THOUSANDS)


(2(a)) Addition to pro forma interest expense for the year ended December 31, 1995 is summarized below. As the Transactions (including the acquisition of Williamhouse) were principally completed on October 31, 1995, the following table presents actual interest expense for the Company for the two-month period ended December 31, 1995. Certain additional adjustments are set forth below to adjust historical interest expense for the two-month period to reflect the completion of the Transactions and the Niagara Acquisition during the period. Unless otherwise noted, pro forma amounts set forth below represent ten months activity prior to the Transactions.


                                                                                         YEAR ENDED
                                                                                      DECEMBER 31, 1995
                                                                                      -----------------
Elimination of Ampad, Williamhouse and Niagara
  historical interest expense................................................             ($26,194)
Post-Acquisition actual interest expense (November-December).................                7,018
Adjustments to November and December actual interest expense to reflect completion of the Transactions:
     Draw-down of $200,000 of Notes on December 1, and retirement of
       $100,000 of Old Notes resulting in incremental debt ($100,000)
       and an interest rate differential (13% versus 11.5% on $100,000)......                1,208
     Interest rate differential (7.5%) resulting from repayment of 1%
       Shareholder Installment Notes totaling $25,157 (a)....................                  304
Interest on the Notes ($200,000 x 13% x 10/12)...............................               21,667
Interest on $3,900 of IRB debt assumed in Niagara Acquisition................                  205
Interest on $10,628 of existing IRB and other debt...........................                  458
  (Avg. 5.175%)
Interest on borrowings under Bank Credit Facility at
  LIBOR (5.5%) plus:
    Term A--$95,000 (8.25%)(a)...............................................                6,531
    Term B--$65,000 (8.88%)..................................................                4,807
    Term C--$45,000 (9.25%)..................................................                3,469
    Term D--$40,000 (9.50%)..................................................                3,167
Interest on additional borrowings under the revolving line of credit of
  $32,992 to partially fund the Niagara Acquisition at LIBOR (5.5%) plus
  2.75%......................................................................                2,722
Bank fees on existing IRB letters of credit at 3.00% on $8,049 of
  outstanding debt...........................................................                  201
Bank fees on IRB letters of credit for Niagara IRB debt assumed at 3% on
  $3,900.....................................................................                  117
Elimination of actual interest on unused Revolver commitment for
  November and December......................................................                  (38)
Interest on unused Revolver commitment at 0.50% after considering
  additional borrowings to fund the Niagara Acquisition of $32,992...........                   61
Interest on amount of debt repaid from proceeds of sale of the Personalizing
  Division (estimated net proceeds of $46.8 million at a weighted average interest rate of 8.81%) (The Company signed a definitive agreement to sell the Personalizing Division on June 6, 1996 and is required pursuant to the
  Bank Credit Agreement to use any proceeds from asset sales to pay down
  debt)......................................................................               (4,122)
                                                                                          --------
Cash interest expense........................................................               47,775
Amortization of Transactions debt issuance costs
  ($33,200) over an average 7.5 year amortization
  period (effective interest method).........................................                4,427
                                                                                          --------
Interest from Transactions debt requirements.................................               52,202
                                                                                          --------
Net increase.................................................................             $ 26,008
                                                                                          ========

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                       STATEMENT OF INCOME--(CONTINUED)
                            (DOLLARS IN THOUSANDS)


________________________

(a) Interest on Term A is calculated on the entire amount of Term A to be drawn ($95,000) after repayment of Shareholder Installment Notes of $25,157 in January 1996.


     The addition to pro forma interest expense for the three month period ended March 31, 1996 is summarized below. The effect of the Transactions is included in the Company's historical financial statements for the three month period ended March 31, 1996. The adjustments set forth below adjust historical interest expense to reflect the Niagara Acquisition and the pending sale of the Personalizing Division.


                                                                                                   THREE MONTHS
                                                                                                   ENDED MARCH
                                                                                                     31, 1996
                                                                                                   ------------
Elimination of Niagara historical interest expense.............................................      $  (147)
Interest on additional borrowings under the revolving line of credit of $32,992 to partially
  fund the Niagara Acquisition at LIBOR (5.5%) plus 2.75%......................................          680
Interest on $3,900 of IRB debt assumed in the Niagara Acquisition..............................           51
Bank fees on IRB letters of credit for Niagara IRB debt assumed at 3% on $3,900................           29
Elimination of actual interest on unused Revolver commitment at 0.50%..........................          (56)
Interest on unused Revolver commitment at 0.50% after considering additional borrowings
  to fund the Niagara Acquisition of $32,992...................................................           15
Interest on amount of debt repaid from proceeds of sale of the Personalizing division
  ($46.8 million at a weighted average interest rate of 8.81%) (The Company signed a definitive agreement to sell the Personalizing Division on June 6, 1996 and is required, pursuant to the Bank Credit Agreement, to use any proceeds from asset sales to pay
  down debt)...................................................................................       (1,030)
                                                                                                     -------
Net decrease...................................................................................      $  (458)
                                                                                                     =======

(2(b)) In conjunction with entering into the Bank Credit Agreement, the Company also entered into a $45,000 non-recourse, off-balance sheet Accounts Receivable Facility. The interest rate on this facility is LIBOR (5.50%) plus 0.563% (6.063%) per annum. In accordance with SFAS No. 77, this discount rate on $45,000 equates to an annual charge of $2,728 to selling, general and administrative expenses as a "loss on sale" on receivables. The pro forma adjustment reflects the additional charge above the historical fee paid by the Company ($423) net of $485 resulting from an $8,000 reduction in the Accounts Receivable Facility resulting from the sale of the Personalizing Division.

(3) Reflects the annual goodwill amortization ($2,988) and annual tradenames amortization ($1,200) resulting from the purchase of Williamhouse and the annual goodwill amortization resulting from the Niagara Acquisition ($372). The Williamhouse acquisition resulted in an allocation of $37,900 to trade names and goodwill of approximately $119,500. The Niagara Acquisition is expected to result in additional goodwill of $14,887. Trade names are being amortized over periods ranging from fifteen to forty years. Goodwill is being amortized over a forty year period. The pro forma adjustment for the year ended December 31, 1995 represents amortization expense for the ten-month period prior to the Williamhouse acquisition plus the annual amortization expense from the Niagara Acquisition. The adjustment for the three months ended March 31, 1996 represents goodwill amortization expense for the period resulting from the Niagara Acquisition.

(4) Reflects the estimated recurring cost savings relating to manufacturing operations from conforming health, welfare and other employee benefit programs (assumed to be 50% allocated to cost of sales) related to the Williamhouse acquisition. The Company capped the cost of the employee benefit programs by increasing the use of managed care, obtaining a contractually guaranteed premium and increasing employee contributions to the plan.

(5) Reflects the estimated recurring cost savings relating to selling, general and administrative "SG&A" activities from management's consolidation plans as described below:

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                       STATEMENT OF INCOME--(CONTINUED)
                            (DOLLARS IN THOUSANDS)


                                                                                       YEAR ENDED DECEMBER 31,
                                                                                               1995
                                                                                       -----------------------
Elimination of Williamhouse's New York City headquarters facility, including the facility's occupancy and maintenance costs as well as workforce reductions, primarily executive, legal, accounting and tax functions and associated direct overhead costs (net of increase in Ampad's Dallas, Texas
  headquarters staff)...............................................................            $4,912
Consolidation of regional data processing centers from three to one locations and elimination of redundant regional administrative positions by consolidating accounting, accounts payable, credit and collections functions in either
  Willamhouse's regional headquarters or Ampad's Dallas headquarters................               729
Consolidation of sales and marketing organizations, along with sales distribution
  and promotional activity program changes (a)......................................             1,013
Cost reductions arising from conforming health, welfare and other employee
  benefit programs (assumed to be 50% allocated to SG&A) (See (4) above)............               375
                                                                                                ------
                                                                                                $7,029
                                                                                                ======

________________________

     (a) The staff reductions in the sales and marketing organization principally represent excess sales force. The Williamhouse sales force had not been reduced in recognition of the continuing consolidation in the industry. Management does not expect to experience any decline in sales volumes or revenues as a result of these actions.

(6) Represents additional depreciation expense for the ten-month period prior to the merger resulting from the write-up of property, plant and equipment to fair market value for the Williamhouse acquisition as summarized below:



                             ESTIMATED                    ADDITIONAL
                            USEFUL LIFE    FAIR VALUE       ANNUAL
                             IN YEARS       WRITE-UP     DEPRECIATION
                            -----------    ----------    ------------
           Land                  --         $ 1,443         $   --
           Buildings             40           1,664             42
           Machinery and
             Equipment           12          33,178          2,765
                                            -------         ------
                                            $36,285         $2,807
                                            =======         ======


The adjustment for the Niagara Acquisition represents the additional depreciation on the write-up of Niagara's historical fixed assets and the additional depreciation on assets Niagara will acquire from affiliated parties prior to the closing of the acquisition as follows:

                                     ESTIMATED         FAIR       ADJUSTMENT TO
                                       USEFUL         VALUE          ANNUAL
                                   LIFE IN YEARS    ADJUSTMENT    DEPRECIATION
                                   -------------    ----------    -------------
    Historical Niagara assets:
      Buildings....................      40          $(2,204)        $  (55)
      Machinery and equipment......      12            6,266            522
      Furniture and fixtures.......       5             (170)           (34)
      Other........................       3              (90)           (30)
    Affiliated party assets:
      Land.........................      --            1,501             --
      Buildings....................      40            3,932             98
      Machinery and equipment......      12            7,269            607
                                                     -------         ------
                                                     $16,504         $1,108
                                                     =======         ======

The adjustment for the year ended December 31, 1995 represents the additional depreciation expense on the write-up of the Williamhouse assets for the ten months prior to acquisition plus the annual additional depreciation expense related to Niagara. The adjustment for the three month period ended March 31, 1996 represents one quarter of the additional annual depreciation expense resulting from the Niagara Acquisition.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      STATEMENT OF INCOME--(Continued)
                            (dollars in thousands)


(7) Reflects tax provision for pro forma adjustments to income before income taxes using an estimated effective income tax rate of 40% which approximates the Company's combined statutory rate (35% federal plus 5% state). The amount is calculated as loss before income taxes of $618 multiplied by the combined statutory rate of 40%.

(8) Reflects the income tax adjustment required to result in a pro forma provision (benefit) based on: (i) Ampad's, Williamhouse's and Niagara's respective historical tax provisions (benefit) using historical amounts and
     (ii) the direct tax effects of the pro forma adjustments described herein. The primary reason for the difference between the historical rate and the pro forma effective rate is that the goodwill resulting from the Williamhouse acquisition and the Niagara Acquisition is not tax deductible and, pursuant to SFAS No. 109, deferred taxes are not recognized on non-tax deductible goodwill in purchase accounting.

(9) Represents the elimination of a portion of non-recurring stock option-related compensation expense to certain members of the Company's management directly related to the Williamhouse acquisition.

(10) Represents the additional annual management fee above the historical fee paid by Ampad to equal an agreed upon prospective annual fee of $2,000 to be charged by Bain Capital for consulting and financial services to be provided to the Company.

(11) Represents the elimination of historical amortization of Williamhouse deferred financing fees of $974 (which Williamhouse historically classified in SG&A) and the elimination of the one-time charge of $1,828 to write-off the remaining balance relating to refinanced debt.

(12) Represents the annual and one quarter amounts, respectively, of amortization of the purchase price allocated to a one year management services agreement resulting from the Niagara Acquisition. The Company does not expect this charge to be recurring.

(13) Represents the elimination of historical rent expense related to property and equipment leased by Niagara from affiliated parties. Such assets will be acquired by Niagara contemporaneously with the Niagara Acquisition (see note (6) above).

(14) Represents reductions to selling, general and administrative expenses resulting from the elimination of certain Niagara executive compensation and related benefits.

          UNAUDITED PRO FORMA AS ADJUSTED CONSOLIDATED BALANCE SHEET
                            (dollars in thousands)


                                                                             March 31, 1996
                                                              --------------------------------------------
                                                                   Historical
                                                              ------------------
                                                                The                Transaction    Company
                                                              Company    Niagara   Adjustments   Pro forma
                                                              --------   -------   -----------   ---------

                            ASSETS
Current assets:
 Cash.....................................................    $ 20,108   $   606   $(20,108)(1)   $    606
 Restricted cash..........................................      10,759                              10,759
 Accounts receivable, net.................................      18,407    11,202                    29,609
 Inventories..............................................      93,166    11,028      2,668 (3)    106,862
 Prepaid expenses and other current assets................       2,026       372                     2,398
 Assets held for sale.....................................      43,572                              43,572
 Management services agreement............................                            5,000 (4)      5,000
 Deferred income taxes, net...............................      14,744       216                    14,960
                                                               -------    ------    -------        -------
  Total current assets....................................     202,782    23,424    (12,440)       213,766
Property and equipment, net...............................     106,758    11,326     16,504 (5)    134,588
Intangible assets, net....................................      37,392       316                    37,708
Debt issuance costs, net..................................      32,524                              32,524
Goodwill, net.............................................     119,655               14,887 (2)    134,542
Other.....................................................       1,683     1,350                     3,033
                                                               -------    ------    -------        -------
  Total...................................................    $500,794   $36,416   $ 18,951       $556,161
                                                               =======    ======    =======        =======
           LIABILITIES AND STOCKHOLDER'S
                 EQUITY (DEFICIT)
Current liabilities:
 Current portion of long-term debt........................    $ 13,066   $   650   $   (350)(6)   $ 13,366
 Accounts payable.........................................      36,689     6,782                    43,471
 Accrued expenses.........................................      43,271     2,638      6,000 (2)     51,909
 Income taxes payable.....................................         518       953                     1,471
                                                               -------    ------    -------        -------
  Total current liabilities...............................      93,544    11,023      5,650        110,217
 Long-term debt...........................................     440,453     6,725     29,867 (6)    477,045
 Deferred income taxes....................................      29,911       439        188 (7)     30,538
 Other....................................................       3,179     1,475                     4,654
                                                               -------    ------    -------        -------
  Total liabilities.......................................     567,087    19,662     35,705        622,454
                                                               -------    ------    -------        -------
Commitments and contingencies.............................
Stockholder's equity (deficit):
 Niagara stockholders' equity.............................                16,754    (16,754)(8)
 Common stock, voting, $.01 par value, 1,000 shares
  authorized, 100 shares issued and outstanding
 Additional paid-in capital...............................      28,998                              28,998
 Accumulated (deficit)....................................     (95,291)                            (95,291)
                                                               -------    ------    -------        -------
  Total stockholder's equity (deficit)....................     (66,293)   16,754    (16,754)       (66,293)
                                                               -------    ------    -------        -------
  Total liabilities and stockholder's equity (deficit)....    $500,794   $36,416   $ 18,951       $556,161
                                                              ========   =======   ========       ========

                            See accompanying notes.

      NOTES TO UNAUDITED PRO FORMA AS ADJUSTED CONSOLIDATED BALANCE SHEET
                            (dollars in thousands)

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the following unaudited pro forma adjustments:

(1) Represents Company's existing cash used in the Niagara Acquisition (see notes (2) and (7) below).

(2) Reflects management's preliminary allocation of purchase price for the Niagara Acquisition in accordance with the purchase method of accounting as follows:

       Purchase Price:
          Cash portion of purchase price (including $5,000 payment for management services
          agreement)................................................................................    $ 55,000
          Estimated fees and expenses...............................................................       2,000
          Less purchase price reduction for debt assumed:
             Niagara historical debt................................................................      (7,375)
             Incremental debt incurred to acquire assets of affiliated parties (see note (6)
             below).................................................................................     (12,702)(a)
                                                                                                        --------
               Total................................................................................    $ 36,923
                                                                                                        ========
       Allocated as follows:
          Existing book value of Niagara............................................................    $ 16,754
          Increase in inventory to estimated fair market value (see note (3) below).................       2,668
          Estimated increase in property and equipment to fair market value (see note (5)
          below)....................................................................................       3,802
          Acquisition of property and equipment from Niagara affiliated parties
          contemporaneously with the acquisition (see note (5) below)...............................      12,702 (a)
          Assumption of incremental debt issued by Niagara to acquire property and equipment from
          affiliated parties contemporaneously with the acquisition (see note (6) below)............     (12,702)(a)
          Management services agreement (see note (4) below)........................................       5,000
          Transaction related liabilities including severance and change in control benefits........      (6,000)
          Increase in net deferred tax liabilities (see note (7) below).............................        (188)
          Increase in goodwill......................................................................      14,887
                                                                                                        --------
               Total................................................................................    $ 36,923
                                                                                                        ========
     (a)  Contemporaneously with the Niagara Acquisition, Niagara will acquire certain assets currently used in operations that are leased from affiliated parties. Niagara will incur debt, pre-closing, under its existing credit facilities to acquire the assets.

(3) Represents the estimated write-up of work-in-progress and finished goods inventory in connection with the purchase price allocation. Since the Company calculates inventory under the LIFO method, this write-up will not result in a charge to cost of sales in any period following the Niagara Acquisition unless base year inventory levels are reduced. In any event, any resulting one-time charge would not be reflected in the accompanying Unaudited Pro Forma Consolidated Statements of Income due to its unusual, non-recurring nature.

(4) Represents the contractual payment at closing of $5,000 for a one-year management services agreement in connection with the Niagra Acquisition.

(5) Represents the estimated write-up in value of property and equipment to fair market value in connection with the purchase price allocation for the Niagara Acquisition of $3,802. Also represents the value of property and equipment to be acquired from affiliated parties of Niagara contemporaneously with the Niagara Acquisition of $12,702.

(6) Represents the net increase in debt as a result of the Niagara Acquisition as follows:

       Borrowings under Niagara facilities, pre-closing, to fund purchase of
       property and equipment $ 12,702 from affiliated parties......................................    $ 12,702



       Borrowings under Revolver to partially fund the Niagara Acquisition..........................     32,992
       Less:  Niagara debt not assumed (historical Niagara debt of $7,375 plus borrowings, pre-closing, to fund purchase of affiliated party property and equipment of $12,702,
       less IRB debt assumed of $3,900).............................................................    (16,177)
                                                                                                       --------
       Net increase in debt (including net decrease in current maturities of $350)..................   $ 29,517
                                                                                                       ========

(7) Represents the net amount of deferred tax liabilities resulting from the allocation of purchase price for the Niagara Acquisition (see Note (2) above).

(8) Represents elimination of Niagara's historical stockholders' equity resulting from the application of purchase accounting in connection with the Niagara Acquisition.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                                  THE COMPANY


     The selected historical consolidated financial data set forth below for the years ended December 31, 1993, 1994 and 1995 have been derived from, and are qualified by reference to the audited consolidated financial statements of the Company, included elsewhere in this Prospectus. Although the Company was the surviving corporation in the Merger, Ampad has been treated as the acquiring corporation for accounting purposes. As a result, the income statement and other data for the year ended December 31, 1995, reflect the historical operations of Ampad and the results of the Company for the two-month period ended December 31, 1995. The historical consolidated financial data for the three months ended March 31, 1995 and 1996 have been derived from the unaudited consolidated financial statements of the Company which, in the opinion of the Company, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation. Results for the three months ended March 31, 1996 are not necessarily indicative of results for the full year. Effective July 31, 1992, APP acquired Ampad (referred to below as the "Predecessor") from Mead. As such, the selected historical consolidated financial data set forth below for the period from January 1, 1992 through July 31, 1992 and the year ended December 31, 1991 have been derived from the Predecessor's unaudited financial statements, not included herein, and include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the results of the Predecessor for such periods. The selected historical consolidated financial data for the Predecessor are not comparable in certain respects to the selected historical consolidated financial data of the Company due to the effects of the acquisition of the assets of the Predecessor described in the notes hereto. The selected historical consolidated financial data set forth below should be read in conjunction with, and is qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and accompanying notes thereto included elsewhere in this Prospectus.



                                              Predecessor                                    Ampad/The Company
                                         -----------------------------------------------------------------------------------------
                                         Year Ended   Period     Period                 Year Ended              Three Months Ended
                                          December     from       from                  December 31,                 March 31,
                                             31,      1/1/92-    8/1/92-   ---------------------------------   -------------------
                                            1991      7/31/92   12/31/92      1993      1994          1995       1995       1996
                                         ---------   --------   --------   --------   --------      --------   --------   --------
INCOME STATEMENT DATA(1)(2)(3):                                                                                    (UNAUDITED)
  Net sales.............................  $107,964   $ 63,238   $ 43,526   $104,277   $120,443      $259,341   $ 47,691   $121,418
  Cost of sales(4)......................    96,959     55,737     37,610     88,491    113,394       211,814     42,394     97,889
                                          --------   --------   --------   --------   --------      --------   --------   --------
  Gross profit..........................    11,005      7,501      5,916     15,786      7,049(4)     47,527      5,297     23,529
  Selling, general and administrative
     expenses...........................     9,466      5,838      4,561     10,765     10,615        18,545      2,749     11,026

  Nonrecurring compensation charge(5)...        --         --         --         --         --        27,632         --         --
                                          --------   --------   --------   --------   --------      --------   --------   --------
  Income (loss) from operations.........     1,539      1,663      1,355      5,021     (3,566)        1,350      2,548
  Interest expense......................     2,204      1,337      1,311      3,320      4,560        13,657      1,656     12,542
  Other (income) expense................    (2,820)        --         --       (167)       (90)         (735)       (65)      (269)
                                          --------   --------   --------   --------   --------      --------   --------   --------
  Income (loss) before income taxes.....     2,155        326         44      1,868     (8,036)      (11,572)       957        230
  Provision for (benefit from) income
     taxes..............................       862        130         33         64       (488)       (6,538)       366        102
                                          --------   --------   --------   --------   --------      --------   --------   --------
  Income (loss) before extraordinary
     item...............................     1,293        196         11      1,804     (7,548)       (5,034)       591        128

  Extraordinary loss from extinguishment
     of debt, net of income
     tax benefit........................        --         --         --         --         --        (9,652)        --         --
                                          --------   --------   --------   --------   --------      --------   --------   --------

  Net income (loss).....................  $  1,293   $    196   $     11   $  1,804   $ (7,548)     $(14,686)  $    591   $    128
                                          ========   ========   ========   ========   ========      ========   ========   ========
OTHER DATA:
  Consolidated EBITDA, as defined(6)....  $  3,045   $  3,394   $  1,036   $  4,575   $  4,345      $ 38,760   $  5,718   $ 14,142
  Depreciation and amortization.........     3,385      1,936         79        159        942         4,248        528      3,020
  Capital expenditures..................     1,243        647        948      1,656        942         5,640      2,530      2,321
  Ratio of earnings to fixed charges(7).       1.9x       1.2x       1.0x       1.5x        --(8)         --(8)     1.5x       1.0x

                                                                                        Ampad/The Company
                                                                    ----------------------------------------------------------
                                                    Predecessor                     December 31,
                                                    -----------     -------------------------------------------
                                                     December    |                                                   March 31,
                                                     31, 1991    |     1992        1993      1994       1995           1996
                                                   -----------   |  ---------   --------   ---------  ---------      --------
                                                                 |
Balance Sheet Data (at end of period):                           |
  Working capital................................     $22,720    |    $ 8,774    $ 8,248    $ 1,170   $108,924       $109,238
  Total assets...................................      65,659    |     42,305     47,893     68,233    504,356        500,794
  Long-term debt, less current maturities........          --    |     11,301     10,806     19,889    443,794        440,453
  Stockholders' equity (deficit)(9)..............      54,769    |      3,011      4,815     (2,733)   (66,421)       (66,293)

- ----------------------------

(1) Effective July 5, 1994, Ampad acquired the assets and assumed certain liabilities of SCM Office Supplies, Inc. The acquisition has been accounted for under the purchase method of accounting and, accordingly, the operating results have been included with Ampad's results since the date of acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 3 of the Notes to Consolidated Financial Statements of the Company included herein.

(2) Effective August 16, 1995, Ampad acquired the inventory and certain equipment of the file folder and hanging file product lines of the Globe-Weis office products division of Atapco. The acquisition has been accounted for under the purchase method of accounting and, accordingly, the operating results have been included in Ampad's results since the date of acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein and Note 3 of the Notes to the Consolidated Financial Statements of the Company included herein.

(3) Effective October 31, 1995, Ampad was deemed to have acquired Williamhouse as a result of the Acquisition. The Acquisition has been accounted for under the purchase method and, accordingly, the operating results of Williamhouse except for the Personalizing Division, for the two month period ended December 31, 1995 have been included in Ampad's results for the year ended December 31, 1995. The Personalizing Division was held for sale at December 31, 1995. As such, the operating results of the Personalizing Division are excluded from the results of operations for the two-month period ended December 31, 1995 (period subsequent to the Acquisition). See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 3 of the Notes to Consolidated Financial Statements of the Company included herein.

(4) Inventory cost is determined using the LIFO method of valuation. Gross profit in the fourth quarter of 1994 was adversely impacted by a significant increase in paper prices resulting in a $5.4 million charge for LIFO in advance of Ampad's raising selling prices in the first quarter of 1995.

(5) Includes non-cash stock option compensation charges of $24.3 million directly related to the Acquisition as well as other non-recurring cash and non-cash changes aggregating $3.3 million. See Note 9 of "Notes to Consolidated Financial Statements" of the Company included herein.

(6) "Consolidated EBITDA, as defined" is defined under the Indenture pursuant to which the Notes were issued as income from operations, prior to adjustment for the effect of the LIFO method of inventory valuation, plus depreciation and amortization expense, non-recurring charges and other non-cash expense items. See "Description of Exchange Notes - Certain Covenants." Consolidated EBITDA, as defined should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

(7) For purposes of computing this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing fees and one-third of the rent expense from operating leases, which management believes is a reasonable approximation of an interest factor.

(8) Earnings were insufficient to cover fixed charges by approximately $8.0 million and $11.5 million during the year ended December 31, 1994 and 1995, respectively.

(9) Includes $70.6 million to redeem a portion of APP's Preferred Stock and $4.5 million to pay the Class P Common Stock Dividend.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The Company is one of the largest manufacturers and marketers of nationally branded and private label paper-based office products (excluding computer forms and copy paper) in the $60 billion to $70 billion North American office products industry. The Company offers a broad assortment of products including writing pads, file folders, envelopes and other paper-based products. Through its Ampad division, the Company is among the largest and most important suppliers of pads and other paper-based writing products, filing supplies and envelopes to many of the largest and fastest growing office products distributors. Through its Williamhouse division, the Company is the leading supplier of mill branded, specialty and commodity envelopes to paper merchants/distributors. The Company believes that its future operating results will not be directly comparable to its historical operating results because of its strategic acquisitions and the expected cost savings from integration of the Acquisition. The Company's business has not generally been seasonal in nature. Certain factors which have affected, and may affect prospectively, the operating results of the Company are discussed below.

     Strategic Acquisitions. On October 31, 1995, APP acquired Williamhouse, a leading supplier of envelopes to many of the largest and fastest growing distributors, for an aggregate purchase price (including assumption of debt) of approximately $300 million plus reimbursement of certain expenses to the sellers. On July 5, 1994, Ampad acquired the assets and assumed certain liabilities of SCM, one of the industry leaders in hanging files and writing products. The aggregate acquisition consideration of $14.4 million, including fees and expenses, was financed through the incurrence of bank debt. On August 16, 1995, Ampad acquired the file folder and hanging file product lines of Atapco's Globe-Weis office products division. Atapco was one of the leading providers of file folders and hanging files to office products superstores. The aggregate acquisition consideration of $19.7 million, including fees and expenses, was financed through the incurrence of bank debt and seller notes.
The SCM Acquisition and the Globe-Weis Acquisition further strengthened the Company's position in the filing supplies and writing products categories.

     On December 20, 1993, Williamhouse acquired the principal assets of Kimberly-Clark Corporation's Karolton envelope business. The Karolton envelope business manufactures high quality envelopes made from fine and specialty grades of paper and Tyvek(R) (a high density polyurethane-based product made by DuPont). The aggregate acquisition consideration of $9.6 million was financed through the incurrence of bank debt. On July 29, 1994, Williamhouse acquired the giant and X-ray envelope product lines from Huxley Envelope Corp. The aggregate acquisition consideration of $4.2 million, including a seller note, was principally financed through the incurrence of bank debt.

     Purchase Accounting Effects. The Company's acquisitions have been accounted for using the purchase accounting method. The Acquisition has currently affected, and will prospectively affect, the Company's results of operations in certain significant respects. The aggregate acquisition cost (including assumption of debt) of approximately $300 million was allocated to the net assets acquired based on the fair market value of such net assets. The preliminary allocation of the purchase price resulted in an increase in the historical book value of certain Williamhouse assets such as property, plant and equipment and intangible assets, including goodwill, which results, on a pro forma basis, in incremental annual depreciation and amortization expense of $7.0 million as of December 31, 1995.

     Potential Operating Improvements. The Company has identified and is in the process of implementing cost reductions in connection with the Acquisition that are expected to result in approximately $7.4 million of annual cost savings following the adoption of such measures. In addition, management plans to implement further identified cost reductions which are expected to improve operations beyond 1996. The most significant cost reduction actions involve closing Williamhouse's New York City headquarters, contractual changes in employee benefit and other insurance plans and the consolidation of sales and marketing and other administrative functions to eliminate duplicative functions, sales programs and sales personnel. However, because these improvements have not yet been fully implemented and Williamhouse's selling, general and administrative ("SG&A") expenses have historically been a higher percentage of net sales than those of the Company prior to the Acquisition, the Company's aggregate SG&A expenses may rise as a percentage of net sales in the near term.

     Sale of Personalizing Division. The Company's management identified the Personalizing Division of Williamhouse as a nonstrategic asset following the Acquisition and has decided to pursue its sale. As a result, the financial statements of the Company included elsewhere in this Prospectus reflect the Personalizing Division as "Assets held for Sale" as of December 31, 1995 and March 31, 1996. On June 6, 1996, the Company signed a definitive agreement with a potential buyer to sell the Personalizing Division. Under the terms of such agreement, the Company will receive gross proceeds of approximately $60 million (subject to certain closing adjustments) from the sale of the Personalizing Division, which it expects to complete by the end of June 1996. The sales agreement is subject to certain conditions, some of which are outside the control of the Company. As a result, no assurance can be given that the sale will be completed or, if completed, will be on the terms set forth in the sales agreement.

     SCM Work Stoppage. Prior to the consummation of the SCM Acquisition, management was aware that work rules and associated costs at the SCM plant in Indiana were less favorable than those at other plants of the Company. As a result of management's efforts to bring the labor agreement at the Indiana plant more in line with market labor agreements, a labor strike occurred on September 1, 1994. Consequently, the Company closed the Indiana plant on February 15, 1995, and moved the equipment to other facilities operated by the Company. By July 1995, all machinery and equipment previously operated in Indiana was available for production in other Company facilities. Accordingly, the Company does not believe that such plant closure has had an ongoing material impact on the Company's operations.

     Paper Prices. Paper represents a majority of the Company's cost of goods sold. While paper prices have increased by an average of less than 1% annually since 1989, certain commodity grades have shown considerable price volatility during that period. This volatility negatively impacted the Company's earnings in 1994, particularly in the fourth quarter, as a result of the Company's inability to implement price changes in many of its product lines without giving its customers advance notification. Beginning in January 1995, the Company adopted new pricing policies enabling it to set product prices consistent with the Company's cost of paper at the time of shipment. The Company believes that it is now able to price its products so as to minimize the impact of price volatility on dollar margins. In addition, as a result of acquisitions and new product introductions, the Company offers a broader and more diverse product mix which is less susceptible to paper price fluctuations. See "Risk Factors - Risks Associated with Fluctuations in Paper Costs."

RESULTS OF OPERATIONS

     The following table summarizes Ampad's historical results of operations as a percentage of net sales for the years ended December 31, 1993 and 1994 and the three months ended March 31, 1995 and the Company's historical results of operations as a percentage of net sales for the year ended December 31, 1995 and the three months ended March 31, 1996. Although the Company was the surviving corporation in the Merger, Ampad has been treated as the acquiring corporation for accounting purposes. As such, the results of operations for the year ended December 31, 1995 reflect the historical annual results of the Company and the results of Williamhouse for the two-month period ended December 31, 1995:

                                                                                     Three Months Ended
                                                           Year Ended December 31,        March 31,
                                                        ---------------------------- ------------------
                                                            1993     1994     1995     1995       1996
                                                        ---------- -------- -------- --------- --------
INCOME STATEMENT DATA:
  Net sales..........................................       100.0%   100.0%   100.0%  100.0%      100.0%
  Gross profit.......................................        15.1      5.9     18.3    11.1        19.4
  Selling, general and administrative expenses.......        10.3      8.9      7.2     5.8         9.1
  Non-recurring compensation charge..................          --       --     10.6      --          --
                                                        ---------- -------- -------- --------- --------
  Income (loss) from operations......................         4.8     (3.0)     0.5     5.3        10.3
  Interest expense, net..............................         3.2      3.8      5.2     3.4        10.3
  Other (income) expense.............................        (0.2)    (0.1)    (0.2)   (0.1)       (0.2)
                                                        ---------- -------- -------- --------- --------
  Income (loss) before taxes.........................         1.8     (6.7)    (4.5)    2.0         0.2
  Provision for (benefit from) income taxes..........         0.1     (0.4)    (2.5)    0.8          --
                                                        ---------- -------- -------- --------- --------
  Income from continuing operations before
     extraordinary item..............................         1.7     (6.3)    (2.0)    1.2         0.2
  Extraordinary loss from extinguishment of debt,
     net of income tax benefit.......................          --       --     (3.7)     --          --
                                                        ---------- -------- -------- --------- --------
  Net income (loss) from continuing operations.......         1.7%   (6.3)%   (5.7)%    1.2%        0.2%
                                                        ========== ======== ======== ========= ========

THREE MONTHS ENDED MARCH 31, 1996 OF THE COMPANY COMPARED TO THREE MONTHS ENDED MARCH 31, 1995 OF AMPAD

     Net sales for the three months ended March 31, 1996 increased by $73.7 million, or 155%, to $121.4 million from $47.7 million for the three months ended March 31, 1995. Of this net sales increase, $64.3 million is related to the Acquisition and $15.9 million is related to the Globe-Weis Acquisition. Ampad division net sales, exclusive of Globe-Weis, decreased by $6.5 million in the first quarter of 1996 compared to the unusually strong first quarter of 1995. The strong 1995 first quarter was due to certain of the Company's customers increasing inventory levels in anticipation of price increases and supply shortages.

     Gross profit for the three months ended March 31, 1996 increased by $18.2 million, or 343%, to $23.5 million from $5.3 million for the three months ended March 31, 1995. Approximately $15.5 million of the increase in gross profit is attributable to the Acquisition and $2.0 million is attributable to the Globe-Weis Acquisition. The gross profit from the Ampad division, exclusive of Globe-Weis, increased by $0.7 million, due to increased gross margins. Gross profit margin increased to 19.4% for the three months ended March 31, 1996 from 11.1% for the three months ended March 31, 1995. The increase in gross profit margin is related to unfavorable inventory valuation of $2.6 million in the first quarter of 1995 due to rising paper prices. In addition, the Company's ability to maintain its current pricing policies in the first quarter of 1996 despite a falling price environment led to higher margin percentages.

     SG&A expenses for the three months ended March 31, 1996 increased $8.2 million, or 302%, to $11.0 from $2.8 million for the three months ended March 31, 1995. Approximately $7.3 million of the increase is attributable to the Acquisition and includes $1.0 million of amortization of goodwill and intangibles and $0.3 million of costs related to the off balance sheet financing of receivables. The remaining $0.9 million of the increase is attributable to the Ampad division, primarily related to shifting of corporate activities from the Williamhouse division. As a percentage of net sales, SG&A expenses increased to 9.1% for the first three months of 1996 from 5.8% in the comparable period for the prior year as a result of higher SG&A expenses as a percentage of net sales of the Williamhouse division (11.0% for the period) compared to the Ampad division (5.8% for the period).

     Interest expense for the three months ended March 31, 1996 increased $10.9 million to $12.5 million from $1.6 million for the three months ended March 31, 1995. The increase is attributable primarily to increased borrowings as a result of the Offering of the Notes in December 1995, the Acquisition in October 1995 and the Globe-Weis Acquisition in August 1995.

     The income tax provision for the three month period ended March 31, 1996 reflects an effective tax rate of 44.4%, versus an effective tax rate of 38.3% for the three month period ended March 31, 1995. The increase is attributable primarily to the nondeductible goodwill amortization resulting from the Acquisition.

YEAR ENDED DECEMBER 31, 1995 OF THE COMPANY COMPARED TO YEAR ENDED DECEMBER 31, 1994 OF AMPAD

     Net sales for the year ended December 31, 1995 increased by $138.9 million, or 115%, to $259.3 million from $120.4 million for the year ended December 31, 1994. Of this net sales increase, $46.6 million, or 33%, is related to the Acquisition and $29.4 million, or 21%, is related to the Globe-Weis Acquisition. The remaining increase of $62.9 million, or 46%, is related to increased net sales in the base business, primarily as a result of price increases and, to a lesser extent, a change in product mix, partially offset by a decline in sales through nonstrategic channels, particularly independent dealers. Net sales to independent dealers declined to less than 2% of net sales in the year ended December 31, 1995, compared to 8.5% in 1994. Net sales in the emerging channels (national office products superstores, national contract stationers and mass merchandisers) represented 52.0% of total net sales (63.4% of Ampad division sales) in the year ended December 31, 1995 as compared to 45.7% of total net sales (45.7% of Ampad division sales) in the year ended December 31, 1994.

     Gross profit for the year ended December 31, 1995 increased by $40.5 million, or 575%, to $47.5 million, from $7.0 million for the year ended December 31, 1994. Approximately $13.6 million of the increase in gross profit is attributable to the Acquisition and an estimated $3.8 million increase is due to the Globe-Weis Acquisition. The remainder of the increase in gross profit is due to (i) higher variable margins associated with the gains in unit sales, product mix and pricing; (ii) lower fixed manufacturing costs primarily as a result of the SCM plant closure and (iii) lower rate of paper price increases in 1995 compared with 1994 and the timing of the Acquisition, resulting in lower LIFO charges of approximately $2.5 million in 1995. Fixed manufacturing costs as a percentage of net sales declined as a result of the successful integration of the Globe-Weis manufacturing operations and the closing of the Indiana facility.

     Gross profit margin increased in the year ended December 31, 1995 to 18.3% from 5.9% in 1994. The increase is principally a result of higher variable margins, lower fixed manufacturing costs and lower LIFO charges. Excluding acquisitions, gross profit margin would have increased to 16.4% for the period ended December 31, 1995.

     SG&A expenses for the year ended December 31, 1995 increased by $7.9 million, or 74%, to $18.5 million, from $10.6 million for the year ended December 31, 1994. Approximately $5.9 million of this increase related to the Acquisition. The balance of such increase related to higher amortization costs as a result of the Acquisition and costs associated with the Accounts Receivable Facility. SG&A as a percentage of net sales for the year ended December 31, 1995 decreased to 7.2% from 8.9% in 1994, as a result of higher revenues and cost efficiencies achieved from the successful integration of SCM and Globe-Weis operations into the Company's existing sales and administrative structure, combined with improved control of operating expenses.

     The non-recurring compensation charge of $27.6 million for the year ended December 31, 1995 was primarily the result of the issuance of options for Preferred Stock granted to existing option holders in order to maintain such holders' economic value in previously issued options for Common Stock as a result of the Preferred Stock Dividend and the grant of additional options in December 1995 at an exercise price below the fair market value at the date of grant. See Note 9 of the Notes to Consolidated Financial Statements of the Company included herein.

     Income (loss) from operations for the year ended December 31, 1995 increased by $4.9 million to $1.3 million from ($3.6) million in 1994, for the reasons stated above. Income (loss) from operations as a percentage of net sales for the year ended December 31, 1995 increased to .5% from (3.0)% for the year ended December 31, 1994.

     Interest expense for the year ended December 31, 1995 increased $9.1 million, or 198%, to $13.7 million from $4.6 million for the year ended December 31, 1994. The increase is attributable primarily to increased borrowings as a result of the Acquisition and the Globe-Weis Acquisition.

     Income tax benefit for the year ended December 31, 1995 reflects an effective tax rate of 46.9%, versus a 6.1% effective tax rate in 1994. The difference between the effective rate and the statutory rate in 1995 is due to a reduction in the SFAS No. 109 deferred tax valuation allowance resulting from improved operating results.

     Extraordinary item representing an after tax loss on extinguishment of debt of $9.6 million ($16.1 million pretax) was recognized as a result of $10.8 million of redemption premiums and prepayment penalties associated with the repurchase of the Old Debentures and the Company's bank debt and the write off of $5.3 million of unamortized deferred financing costs in connection with the redemption of the Old Debentures and the Company's debt refinancings.

     Supplemental 1995 Williamhouse Data. Although only two months of Williamhouse's post-Acquisition results are included in the Company's consolidated financial statements for the year ended December 31, 1995, the Company believes that the following combined twelve month unaudited comparative information is useful in evaluating the expected future contribution of the Williamhouse division to the Company's results of operations. Net sales for the year ended December 31, 1995 increased 6.9% to $265.2 million from $248.0 million for the year ended December 31, 1994. The increased sales are a result of both increased selling prices on commodity and mill branded envelopes and increased sales volume of Christmas card product lines due to product expansion and more aggressive sales efforts. Gross profit for the year ended December 31, 1995 increased by $7.5 million, or 10.1%, to $82.0 million from $74.5 million for the year ended December 31, 1994 as a result of higher pricing offset partially by higher costs. Gross profit margin for the year ended December 31, 1995 increased slightly to 30.9% from 30.0% for the year ended December 31, 1994, as a result of price increases on selected products, partially offset by higher raw material costs for mill branded and commodity paper. SG&A expenses for the year ended December 31, 1995 increased to $48.0 million as compared to $45.2 million for the year ended December 31, 1994.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

     Net sales for the year ended December 31, 1994 increased by $16.2 million, or 15.5%, to $120.4 million from $104.3 million for the year ended December 31, 1993. The net sales increase is related to the SCM Acquisition in July 1994, which contributed $21.0 million through the end of 1994. Excluding the SCM Acquisition, net sales decreased by $4.8 million as a result of the discontinuation of the copy paper brokerage business ($10 million), partially offset by continued sales growth in the emerging distribution channels, which contributed 45% of sales during 1994 compared to 30% in 1993. Net sales from SCM operations were negatively affected as a result of the Indiana plant strike that occurred in the third quarter of 1994. As a result of the work stoppage at the Indiana plant, sales from that plant were $10.4 million for the period between September 1, 1994 through December 31, 1994 as compared to $22.8 million for the same period in 1993.

     Gross profit for the year ended December 31, 1994 decreased by $8.8 million, or 55.7%, to $7.0 million from $15.8 million for the year ended December 31, 1993. Gross profit margins decreased to 5.9% in 1994, from 15.1% in 1993. Gross profit margin decreased primarily as a result of a $7.0 million increase, or 5.8%, in the LIFO reserve and delayed implementation of price changes subsequent to increased raw material paper costs. Management believes that pricing delays negatively impacted gross profit margin by approximately 2.1%. In addition, as the Company began shifting its customer base to the emerging channels, it incurred certain non-recurring expenses. Such expenses were related to removing competitive products from customers' inventory, revising the Company's packaging and increasing the breadth of products offered by the Company in those channels. Furthermore, as a result of the work stoppage at the Indiana plant, gross profit at that plant decreased from $2.4 million for the period between September 1, 1993 and December 31, 1993, to $(.5) million for the same period in 1994.

     SG&A expenses for the year ended December 31, 1994 decreased by $.2 million, or 1.4%, to $10.6 million from $10.8 million for the year ended December 31, 1993. SG&A as a percentage of net sales in 1994 decreased to 8.9% from 10.3% in 1993 as a result of management's efforts to successfully integrate SCM's operations into the Company's existing sales and administrative structure.


     Income (loss) from operations for the year ended December 31, 1994 decreased by $8.6 million to $(3.6) million from $5.0 million for the year ended December 31, 1993. Income (Loss) from operations as a percentage of net sales decreased to (3.0)% in 1994 from 4.8% in 1993 primarily as a result of the factors discussed above.

     Management believes that the Company's 1994 historical earnings are not comparable to the ongoing level of operations of the business which now reflect the full impact of the SCM, Globe-Weis and Williamhouse acquisitions. A prolonged work stoppage at SCM's Indiana plant (see "--Overview--SCM Work Stoppage") prevented the Company from operating the acquired assets at full capacity until 1995. Furthermore, with respect to Globe-Weis, the previous owner allocated to it corporate and other fixed overhead costs at levels higher than those allocated to it by the Company. The Company has operated the Globe-Weis assets profitably since their acquisition. Management believes Globe-Weis can contribute to improved overall ongoing results as compared to 1994 levels of business. Finally, the Company's former pricing policies delayed the aligning of the price the Company charged for its products with the market price for paper.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities for the three months ended March 31, 1996 was $7.6 million compared to a use of cash of $10.3 million for the three months ended March 31, 1995. The $7.6 million provided in the first quarter of 1996 was primarily due to an income tax refund of $3.6 million, a decrease in accounts receivable of $7.5 million, partially offset by a decrease in accounts payable ($.4 million) and accrued expenses ($1.5 million) and an increase in prepaid expenses ($1.1 million). The use of cash of $10.3 million in the first quarter of 1995 was primarily due to an increase in accounts receivable ($5.0 million) and inventories ($5.7 million) and a decrease in accrued expenses ($2.2 million), partially offset by an increase in accounts payable ($1.7 million).

     Net cash provided by operating activities for the year ended December 31, 1995 was $8.3 million compared to $1.9 million used by operations for the year ended December 31, 1994. The net cash provided for the year ended December 31, 1995 resulted primarily from an increase of $5.0 million in accounts payable, an increase in accrued expenses of $4.9 million, a decrease in inventories and increased margins on sales. The increase was partially offset by an increase in accounts receivable due to increased sales. Cash used by operations for the years ended December 31, 1994 and 1993 was $1.9 million and $1.7 million, respectively. The use of cash for the year ended December 31, 1994 was primarily due to an increase in inventories offset by an increased LIFO charge due to rising paper prices, and a decrease in accrued expenses, offset by an increase in accounts payable. The use of cash for the year ended December 31, 1993 resulted from increased inventories offset by an increase in accounts payable.

     Cash used in investing activities for the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, was $3.0 million, $0.7 million, $131.2 million, $14.6 million and $0.5 million, respectively. The use of cash for the three months ended March 31, 1996 and 1995 was primarily due to purchases of property and equipment. The use of cash for the year ended December 31, 1995, was due to the Acquisition ($122.7 million), the Globe-Weis Acquisition ($7.0 million) and purchase of equipment ($3.9 million). The use of cash for the year ended December 31, 1994, was due primarily to the SCM Acquisition ($14.4 million). The use of cash for the year ended December 31, 1993, was due to purchases of equipment offset by proceeds from the sale of the dated goods products line.

     Cash provided by financing activities for the three months ended March 31, 1995 and the years ended December 31, 1995, 1994 and 1993, was $11.1 million, $144.9 million, $16.5 million and $2.2 million, respectively, primarily due to periodic financing incurred in connection with the various acquisitions. Cash used in financing activities for the three months ended March 31, 1996 was $2.9 million due to repayments of debt, partially offset by proceeds from long-term debt.

     Capital expenditures, excluding acquisitions, in the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993 were $2.3 million, $0.8 million, $3.9 million, $.9 million and $1.7 million, respectively. The Company expects that combined capital expenditure requirements will be approximately $13.6 million for 1996. The Company believes these capital expenditure levels will be sufficient to maintain competitiveness and to provide sufficient manufacturing capacity. The Company expects to fund capital expenditures primarily from cash generated from operating activities.

     As a result of the Transactions, the debt service costs associated with the borrowings under the Bank Credit Agreement and the Notes significantly increased the Company's liquidity requirements. The Company repurchased the Old Debentures in connection with the Tender Offer and Consent Solicitation. The Tender Offer and Consent Solicitation were effected in order to modify certain terms of the indenture under which the Old Debentures were issued in order to afford the Company greater operating flexibility following the Acquisition. As compared to the Indenture, the indenture governing the Old Debentures (the "Old Debenture Indenture") contained more restrictive covenants that would have not permitted, among other things, the Company to redeem a portion of its Preferred Stock or pay the Class P Common Stock Dividend. In any event, under the Old Debenture Indenture the Company would have been required to offer to repurchase the Old Debentures as a result of the Acquisition being a "change of control triggering event." All borrowings under the Bank Credit Agreement will mature prior to the Exchange Notes. Additional borrowings are available under the $45 million revolving credit facility portion of the Bank Credit Agreement. As of March 31, 1996, the Company did not have any borrowings under the revolving credit facility portion of the Bank Credit Agreement. The Bank Credit Agreement and the Indenture impose certain restrictions on the Company, including restrictions on its ability to incur indebtedness, pay dividends, make investments, grant liens, sell its assets and engage in certain other activities. In addition, the indebtedness of the Company under the Bank Credit Agreement is secured by substantially all of the assets of the Company, including the Company's real and personal property, inventory, accounts receivable, intellectual property and other intangibles. See "Description of Certain Indebtedness--Bank Credit Agreement." The Company expects that cash flows from operating activities together with borrowings available under the Bank Credit Agreement or the New Bank Credit Agreement, as the case may be, will be sufficient to fund working capital needs, capital spending requirements, restructuring costs incurred in connection with the Acquisition and debt service requirements of the Company's capital structure for the foreseeable future. Concurrently with the Acquisition, the Company entered into the $45 million Accounts Receivable Facility.

     Management believes that based on current levels of operations and anticipated internal growth, cash flow from operations, together with other available sources of funds including borrowings under the Bank Credit Agreement or the New Bank Credit Agreement, as the case may be, and available cash on hand at March 31, 1996 of $20.1 million, will be adequate for the foreseeable future to make required payments of principal and interest on the Company's indebtedness, to fund anticipated capital expenditures and working capital requirements, including the aforementioned restructuring costs, and to enable the Company and its subsidiaries to comply with the terms of their debt agreements. However, actual capital requirements may change, particularly as a result of any acquisitions which the Company may make. The ability of the Company to meet its debt service obligations and reduce its total debt will be dependent, however, upon the future performance of the Company and its subsidiaries which, in turn, will be subject to general economic conditions and to financial, business and other factors, including factors beyond the Company's control. A portion of the consolidated debt of the Company bears interest at floating rates; therefore, its financial condition is and will continue to be affected by changes in prevailing interest rates. The Company has entered into an interest rate protection agreement to minimize the impact from a rise in interest rates.

     On April 25, 1996, APP filed with the Commission a registration statement relating to the initial public offering of up to 15,625,000 shares of Common Stock. The net proceeds to APP from the Proposed Equity Offering are estimated to be approximately $187 million. APP intends to use such proceeds to repay approximately $107 million of the indebtedness incurred under the Bank Credit Agreement, (ii) allow the Company to redeem approximately $70 million aggregate principal amount of the Notes or Exchange Notes from the holders thereof on a pro rata basis, (iii) allow the Company to pay approximately $8 million in redemption premiums on the Notes or Exchange Notes and (iv) pay certain fees associated with the Proposed Equity Offering. There can be no assurance that APP will consummate the Proposed Equity Offering, or if it does, that it will use the proceeds therefrom for the purposes set forth herein.

     Contemporaneously with, and conditional upon, the Proposed Equity Offering, the Company intends to refinance and retire all remaining indebtedness under the Bank Credit Agreement with the proceeds of the loans under the New Bank Credit Agreement. Although the Company has not finalized the terms of the definitive New Bank Credit Agreement, Bankers Trust Company has, subject to certain conditions, committed to provide the facility. Although there can be no assurances that the Company will be successful in negotiating the New Bank Credit Agreement, or if successful, the terms of such facility, the Company anticipates that the New Bank Credit Agreement will provide a revolving credit facility of $300 million subject to the following principal terms: Loans made under the New Bank Credit Agreement will bear interest at a rate per annum equal to, at the Company's option, (i) the Base Rate plus the Applicable Margin or
(ii) the Eurodollar Rate plus the Applicable Margin (as each term is defined in the New Bank Credit Agreement). The Applicable Margin for Base Rate Loans will vary from 0% to .75% and the Applicable Margin for Eurodollar Loans will vary from 0% to 1.75%, each based on the Company's consolidated level of debt as compared to consolidated EBITDA ("Leverage Ratio") and the type of loan. Availability under the New Bank Credit Agreement will be subject to an unused commitment fee which will be a percentage of the unutilized revolving loan commitment. This percentage will vary from .3% to .5% based on the Company's Leverage Ratio. Availability under the New Bank Credit Agreement will generally be reduced to the extent of the net proceeds of a sale of assets by the Company, the net proceeds of an issuance of debt by the Company or 50% of the net proceeds of an issuance of equity by the Company. Availability will also be reduced by $50 million in 1999 and $50 million in 2000. The New Bank Credit Agreement is expected to terminate in 2001. The Company will be permitted to make acquisitions under the New Bank Credit Agreement up to $25 million per acquisition without consent of the Required Banks (as defined in the New Bank Credit Agreement) and up to $50 million per acquisition if, on a pro forma basis giving effect to such acquisition, the Company's Leverage Ratio is less than 3.0 to 1.0. If the New Bank Credit Agreement had been in place on March 31, 1995, the initial interest rate would have been 7.5%. As a result of the New Bank Credit Agreement, the Company's effective interest rate under its senior credit facility is expected to be reduced by 156 basis points contemporaneously with the Proposed Equity Offering.

     On May 29, 1996, the Company signed a definitive agreement to acquire Niagara for a purchase price of approximately $50 million. In addition, the Company will enter into a one-year consulting services agreement with the former chief executive officer of Niagara pursuant to which the Company will make a $5.0 million payment at the closing of the Niagara Acquisition. The Company expects the Niagara Acquisition to be completed by the middle of July 1996. The Company expects to use existing cash balances as well as borrowings under the New Bank Credit Agreement to fund the Niagara Acquisition. In the event the sale of the Personalizing Division is completed prior to the Proposed Equity Offering, the Company has obtained the consent of its lenders under the Bank Credit Agreement to use the net proceeds from the sale to fund substantially all of the Niagara Acquisition. Otherwise, the Company will use the proceeds from the sale of the Personalizing Division to repay indebtedness.

INFLATION

     The Company believes that inflation has not had a material impact on its results of operations for the three years ended December 31, 1995.

CHANGES IN ACCOUNTING STANDARDS

     The Company has elected not to early adopt the provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation." The Company will adopt the reporting provisions of SFAS 123 in 1996. The Company expects the adoption to have no effect on its financial condition or results of operations.

                                    INDUSTRY

OFFICE PRODUCTS


  The North American office products industry, excluding contract office furniture and business machines, generates approximately $60 billion to $70 billion in annual sales at retail prices. The Company believes that the market has grown at an approximate average annual rate of 4% from 1992 to 1995. Office products include paper, envelopes, writing products, writing instruments, mailroom supplies, filing supplies, organizers, desktop accessories, business forms, binders, tape, printed products, staples and fastening products and other consumable items. The Company believes that the market for these products is approximately $30 billion to $35 billion at wholesale prices.

  The Company participates in the writing products, filing supplies and envelope segments of the industry. The writing products segment includes writing pads, notebooks, jotter pads, easels, flip charts, data pads, message pads, wire notebooks, certain business forms, specialty computer forms, business machine paper and other categories, including a wide range of stock keeping units ("SKUs") based on size, quality, finish, thickness, reusability/refillability and various customized features. The key raw materials for writing products are tablet and form grades of paper. The Company estimates that the writing products segment at wholesale prices is approximately $2.87 billion in size.

  The filing supplies segment includes suspension (hanging) files, expandable folders, manila folders, index cards, labels and related products. Estimated by the Company at approximately $1.5 billion at wholesale prices, the filing supplies segment is characterized by manufacturers with national brand coverage, large-scale production capabilities, wide-area distribution systems and standardized products. The key raw materials for filing supplies are paperboard, bristols, metal and plastics, all of which are available from a large number of suppliers.


  The envelope segment includes both standard size and specialty envelopes such as catalog mailing envelopes, envelopes closable by metal clasp or button-and-string, and giant, X-ray, remittance and overnight delivery envelopes. Envelopes are made from mill branded and commodity grades of paper or from Tyvek(R) (a high density polyurethane-based product made by DuPont) and other non-woven material. According to the Envelope Manufacturers Association of America, the United States envelope market in 1995 was estimated to be approximately $2.8 billion dollars in net sales or 168.6 billion units at the manufacturers' level. The historical growth rate for envelopes has shown high correlation with that of Gross Domestic Product ("GDP").

  The Company believes that demand for writing products, filing supplies and envelopes has not been significantly affected by the growth in electronic office tools such as e-mail and personal digital assistants and the Company does not expect these tools to have a significant impact on such demand for the foreseeable future.

DISTRIBUTION

  Office products are distributed from the manufacturer to the end-user through several different channels, including retail channels such as national office product superstores, mass merchandisers and warehouse clubs; commercial channels such as national contract stationers; paper merchants/distributors; and other channels such as regional distributors, school campuses and direct mail. Office products, including writing products, filing supplies and a relatively small portion of envelopes, were traditionally distributed through contract stationers, wholesalers and independent dealers. Envelopes have been distributed primarily through paper merchants/distributors. Since the mid-1980s, the office products industry has experienced significant changes in the channels through which office products are distributed such as the emergence of new channels, including national office product superstores, national contract stationers and mass merchandisers, and consolidation within these and other channels. As a result of these changes, approximately 6,800 office product distributors existed in 1994 compared with approximately 13,300 in 1987.

  Retail Channels. The Company estimates that total 1995 sales of office products to end-users in North America through retail channels were approximately $20 billion to $25 million. Office products retailers typically serve small and medium-sized businesses, home offices and individuals. The national office products superstores have experienced significant consolidation in recent years, with today's three dominant operators (Office Depot, OfficeMax and Staples) emerging from approximately 17 different superstore operators in 1986. Over the past five years, Office Depot, OfficeMax and Staples have each experienced average annual growth rates in excess of 35%. In addition, mass merchandisers (such as Wal-Mart) and warehouse clubs (such as Sam's Warehouse
Club) are significant and growing retailers of office products, although both carry a smaller assortment than do the superstores. The three dominant national office superstores currently account for approximately 17% of total retail office products sales and approximately 6% of total office products sales. In addition to the growth experienced by these operators within the retail channel, the retail channel as a whole has also captured significant market share from other distribution channels.

  Commercial Channels. The Company estimates that total 1995 sales of office products to end-users in North America through commercial channels were approximately $25 billion to $30 billion. Commercial distributors typically serve large and medium-sized business customers through product catalogs and direct sales forces. Generally, commercial distributors stock products in distribution centers and deliver them to customers on a next-day basis against orders received electronically, by telephone or fax, or taken by a salesperson on the customer's premises. A growing segment within commercial channels is the contract stationer channel. Major contract stationers purchase in large quantities directly from manufacturers, rely upon wholesaler intermediaries to only a limited extent for inventory backup and product breadth, and offer significant volume-related discounts and a high level of service to their customers. Most contract stationers operate in only one or very few major metropolitan areas. There has been significant consolidation of contract stationers into national companies in recent years, and the Company expects this consolidation trend to continue. Major national participants include Boise Cascade Office Products, BT Office Products, Corporate Express, U.S. Office Products and the contract stationer divisions of Office Depot and Staples.
These national contract stationers now account for approximately 25% of commercial office products sales and approximately 11% of total office products sales. Given this consolidation and opportunity for growth, suppliers capable of distributing a broad and deep product line nationwide, such as the Company, are best positioned to serve major contract stationers.

  Paper Merchants/Distributors Channel. According to industry sources, the paper merchant/distributor channel has been experiencing 6% to 7% growth over the past three years. Paper merchants/distributors sell a wide range of products including stationery, envelopes, and invitations and announcements to printers, thermographers, office products companies and large end-users. Total 1995 net sales of envelopes by the paper merchant/distributor channel are estimated to have been approximately $855 million. Envelopes, invitations and announcements made from branded paper are purchased from manufacturers that have been "designated" by paper mills to convert their proprietary paper into such products. A paper mill generally "designates" two manufacturers for its mill branded paper. A "designated" manufacturer has an advantage in purchasing branded paper directly from the mills at more favorable prices than from paper merchants/distributors and in accessing a dependable paper supply. Envelope manufacturers which supply a complete product offering of mill branded, specialty and commodity envelopes are best positioned to serve these paper merchants/distributors. The paper merchant/distributor channel has also experienced, and is continuing to experience, significant consolidation, with ResourceNet, Unisource and Zellerbach emerging as the channel's leaders.

  Other Channels. The Company estimates that total sales of office products to end-users in North America through other channels, such as regional distributors, school campuses and direct mail, are approximately $5 billion to $10 billion.

  The Company's strategy with respect to each of these distribution channels is to focus on the most rapidly growing customers, particularly dominant industry participants leading the trend towards consolidation such as Office Depot, OfficeMax, Staples, Wal-Mart and Sam's Warehouse Club in the retail channel; Boise Cascade Office Products, BT Office Products, Corporate Express, U.S. Office Products and the contract stationer divisions of Office Depot and Staples in the contract stationers channel; and ResourceNet, Unisource and Zellerbach in the paper merchant/distributor channel. The Company also believes there is significant opportunity to distribute envelope product lines through the rapidly growing retail channel under the Ampad and private label names. Prior to the Acquisition, Williamhouse sold envelopes primarily through the paper merchant/distributor channel. See "Business--Growth Strategy."

                                    BUSINESS


  The Company is one of the largest manufacturers and marketers of nationally branded and private label paper-based office products (excluding computer forms and copy paper) in the $60 billion to $70 billion North American office products industry. The Company offers a broad product line including writing pads, file folders, envelopes and other office products. Through its Ampad division, the Company is among the largest and most important suppliers of pads and other paper-based writing products, filing supplies and envelopes to many of the largest and fastest growing office products distributors. Acquired in October 1995, the Company's Williamhouse division is the leading supplier of mill branded, specialty and commodity envelopes to paper merchants/distributors. The Company's strategy is to grow by focusing on the largest and fastest growing office product distribution channels, making acquisitions, introducing new product lines, broadening product distribution across its channels and maintaining its position among the lowest-cost manufacturers in the industry.
As a result of this strategy, the Company's sales have grown at a compound annual rate of approximately 34% from 1992 to 1995. For the year ended December 31, 1995, the Company had net sales of $617.2 million and income from operations of $57.3 million on the pro forma basis described herein. See "Unaudited Pro Forma Financial Data."

COMPETITIVE STRENGTHS


  The combination of the Company's products and customers distinguishes it as a leading manufacturer and marketer of paper-based office products (excluding computer forms and copy paper) in North America. The Company attributes this position and its continued opportunities for growth and profitability to the following competitive strengths:

 . Market Leader. The Company has achieved market leadership in core products sold to customers in the largest and fastest growing office products channels by offering one of the broadest assortments of high quality products in the industry. Furthermore, the Company enjoys national brand awareness in many of its product lines, including Ampad, Century, Embassy, Evidence, Gold Fibre, Huxley, Karolton, Kent, Peel & Seel, SCM, Williamhouse and World Fibre.

 . Well-Positioned and Diversified Customer Base. The Company has substantial opportunities for growth within several distribution channels of the office products industry. The Company has focused on the largest and fastest growing office products channels. Several of the Company's largest customers, such as Boise Cascade Office Products, BT Office Products, Corporate Express, Office Depot, OfficeMax and Staples, are expected by industry analysts to experience annual revenue growth of 15% to 35% over the next five years. The Company's Williamhouse division maintains particularly strong relationships with the largest and fastest growing paper merchants/distributors in the market, including ResourceNet, Unisource and Zellerbach. The Company also maintains strong customer relationships across all of the other office products distribution channels, including mass merchandisers, warehouse clubs, office products wholesalers and independent dealers.

 . National Scale and Service Capability. The Company's extensive product line, multiple brands and broad price point coverage provide significant advantages and economies of scale in selling to and servicing its customers. The Company has become an increasingly important strategic partner to its customers as they seek higher value-added products, simplify their purchasing organizations and consolidate their relationships among selected national suppliers. The Company's national presence and network of 22 strategically located facilities have enabled it to maintain rapid and efficient order fulfillment standards. In addition, the Company's advanced EDI capabilities enable it to meet its customers' EDI requirements, executing automated transactions rapidly, efficiently and accurately.

 . Innovation/New Products. The Company has introduced several innovative products as part of its marketing strategy to differentiate itself from other suppliers and enhance profitability. Recent examples include Gold Fibre classic and designer notebooks, Papers with a Purpose, World Fibre ground-wood writing pads and Peel & Seel envelopes. Products introduced since 1992 accounted for over $70 million of the Company's 1995 net sales. The Company's brand recognition and presence with its national customers allows it to more easily introduce new or acquired product lines to those customers.

 . Low-Cost Manufacturer. The Company believes it is among the lowest-cost manufacturers of paper-based office products in the industry. The Company ensures its low-cost manufacturing position through its paper purchasing and distribution advantages as well as its maintenance of modern and efficient manufacturing technology and a high quality workforce. The Company has been successful in reducing costs with each of its acquisitions in the last three years by continually streamlining its manufacturing processes and overhead structure. From 1992 to 1995, the Company reduced its fixed manufacturing costs from 7.4% to 5.2% of net sales and its selling, general and administrative expenses from 10.5% to 7.2% of net sales. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

 . Purchasing Advantages. The Company has strong relationships with most of the country's largest paper mills, many of which have been conducting business with the Company for more than 30 years. The Company is one of the largest purchasers of the principal paper grades used in its manufacturing operations. In addition, the Company has the largest number of designated mill relationships which involve some of the largest and most recognized paper mill brands such as Hammermill, Hopper, Neenah and Strathmore. These relationships afford the Company certain paper purchasing advantages, including stable supply and favorable pricing arrangements.

 . Proven Management Team With Successful Track Record. The Company's senior operating management team averages over 25 years each in the paper products industry. Management has succeeded in increasing sales and operating profitability by recognizing and acting on the transition to the fastest growing distribution channels, introducing higher value-added products, acquiring complementary product lines (Karolton in December 1993, SCM in July 1994 and certain product lines of Huxley and Globe-Weis in July 1994 and August 1995, respectively), improving manufacturing processes and reducing overhead and administrative costs.

GROWTH STRATEGY

  The Company's strategy is to maintain and strengthen its leadership position by focusing on the following.

 . Focus on Rapidly Growing Customers. The Company serves many of the largest and best positioned customers in the office products market segment including national office product superstores, mass merchandisers and warehouse clubs, national contract stationers and national paper merchants/distributors. For 1995 on a pro forma basis, approximately 15.3% of the Company's net sales were to national office product superstores, 7.8% to mass merchandisers and warehouse clubs, 9.1% to national contract stationers and 19.7% to the three largest national paper merchants/distributors. Anticipating further consolidation in the office products industry, the Company expects that its national scope and broad product line will be increasingly important in meeting the needs of its customers. The Company will continue to target those customers driving consolidation in the office products industry.

 . Continue to Introduce New Products. New, higher value-added products give the Company a greater selection to offer its customers and improve product line profitability for both the Company and its customers. The Company plans to differentiate itself from other suppliers and improved profitability through product innovation, differentiation and line extensions.


 . Pursue Complementary Product Line and Strategic Acquisitions. The office products industry is highly fragmented despite continuing consolidation among its manufacturers. The Company is leading consolidation among manufacturers of writing products, filing supplies and envelopes. The SCM and Williamhouse acquisitions broadened the Company's product line to include filing products and envelopes and enhanced its presence in the growing distribution channels. The Globe-Weis acquisition and the Company's agreement to acquire Niagara demonstrate its commitment to strengthening its competitive and strategic position within its markets. The Company believes that there are significant opportunities to acquire companies in both its existing and complementary product lines. In addition, the Company intends to enter new office products markets through acquisitions of established companies in those markets.

 . Broaden Product Distribution. The Company's market presence and distribution strengths uniquely position it to sell new or acquired product lines across its distribution channels, including national office product superstores, national contract stationers, office product wholesalers and mass merchandisers. As an important part of its growth strategy, for example, the Company has successfully introduced the envelope product lines acquired in the Acquisition, previously distributed primarily through paper merchants/distributors, to the Ampad division's distribution channels under the Ampad and private label names. The Company estimates that this market opportunity is approximately $350 million in annual net sales.

 . Continue to Reduce Costs. The Company has identified and is in the process of implementing cost reductions in connection with the Acquisition that are expected to result in approximately $7.4 million of annual cost savings following the adoption of such measures. In addition, management plans to implement further identified cost reductions beyond 1996.


RECENT ACQUISITION


  On May 29, 1996, the Company executed a purchase agreement to acquire Niagara for an aggregate purchase price of approximately $50 million, plus $5.0 million to be paid under a one-year consulting services agreement. Niagara supplies mill branded, specialty and commodity envelopes to paper merchants/distributors through four manufacturing facilities located near Buffalo, Chicago, Dallas and Denver. Niagara had 1995 net sales of approximately $106 million and operating income of approximately $8.5 million. The Company expects the Niagara Acquisition to be completed by the middle of July 1996. The Company believes that the Niagara Acquisition will strengthen the Company's distribution capabilities in the Midwest, provide additional manufacturing capacity and provide opportunities to achieve operating improvements through the consolidation of Niagara's operations with those of the Company. The completion of the Niagara Acquisition is subject to certain conditions. Although the Company regularly engages in discussion with companies regarding potential acquisitions, it currently does not have any agreements or understandings relating to acquisitions other than the Niagara Acquisition.

SALE OF PERSONALIZING DIVISION


  The Company's management identified the Personalizing Division of Williamhouse as a nonstrategic asset following the Acquisition and has decided to pursue a sale of the Personalizing Division. As a result, the financial statements of the Company included elsewhere in this Prospectus reflect the Personalizing Division as "Assets held for Sale" as of December 31, 1995 and March 31, 1996. On June 6, 1996, the Company signed a definitive agreement with a potential buyer to sell the Personalizing Division. Under the terms of such agreement, the Company will receive gross proceeds of approximately $60 million (subject to certain closing adjustments) from the sale of the Personalizing Division, which it expects to complete by the end of June 1996. The sales agreement is subject to certain conditions, some of which are outside the control of the Company. As a result, no assurance can be given that the sale will be completed or, if completed, will be on the terms set forth in the sales agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

PRODUCTS AND SERVICES


  Pads and Other Paper-Based Writing Products. The Company is one of the largest manufacturers and marketers of paper-based writing products (excluding computer forms and copy paper) in North America, offering more than 2,200 SKUs of writing pads, notebooks and specialty papers. Many of the Company's writing products are available in multiple sizes, grades of paper (including recycled), and colors and with glued, perforated tops or wire binding. All writing products are offered under the Ampad brand name or a retailer's private label. During the past three years, the Company has focused on the introduction of new and innovative products such as Gold Fibre classic and designer notebooks, Papers with a Purpose and World Fibre ground-wood writing pads. The Company has also created innovative packaging, especially for sale through warehouse clubs (bulk and crate packaging), superstores and mass merchandisers.

  Filing Supplies. The Company is one of the three largest manufacturers of filing supplies in North America. The product line includes more than 800 SKUs of filing supplies including file folders, hanging files, index cards and expandable folders under the SCM and Globe-Weis brand names. The Company has been expanding its market share in filing supplies by focusing its sales efforts on large retail customers and contract stationers, where its writing products enjoy the leading market share position.

  Envelopes. The Company is the largest manufacturer of envelopes serving the paper merchant/distributor channel and sold over 10 billion envelopes in 1995. The Company's broad envelope product line includes products manufactured from mill branded paper, which is paper unique in color and texture to a particular mill, typically with an identifying watermark. The Company is the designated envelope manufacturer for 33 mill brands, which is approximately twice as many as its nearest competitor. These brands include the Hammermill, Strathmore and Beckett divisions of International Paper Company, the Hopper division of Georgia Pacific Corporation, the Neenah division of Kimberly-Clark Corporation and the Gilbert division of Mead.

  The Company also produces a wide variety of standard size and specialty envelopes made from commodity paper and Tyvek(R) (a high density polyurethane based product made by DuPont), including booklet and catalog mailing envelopes, envelopes closable by metal clasp or button-and-string, Peel & Seel (pressure sensitive adhesion) envelopes, and giant, X-ray and remittance envelopes. The Company offers in excess of 30,000 SKUs of envelopes (which the Company believes is more than any of its competitors), providing its customers with a wide choice of paper grades, colors and sizes.

  Invitations and Announcements. The Company is among the largest manufacturers of invitations and announcements, Christmas and holiday cards, and presentation folders. These products are sold principally to paper merchants/distributors, personalizing businesses (including the Personalizing Division), and other wholesale outlets throughout the United States. The Company offers a wide variety of such products, primarily made from the same mill branded grades of paper used in manufacturing envelopes.

  The following chart illustrates the Company's principal products and customers and selected brands in its primary business segments:


         -------------------------------------------------------------
         |               AMERICAN PAD & PAPER COMPANY                |
         |                                                           |
         -------------------------------------------------------------
                        |                              |
                        |                              |
                        |                              |
              ---------------------        --------------------------
              |   AMPAD DIVISION  |        |  WILLIAMHOUSE DIVISION |
              ---------------------        --------------------------


                                   Products
          -----------------------------------------------------------------
          .  Pads and Notebooks             .  Envelopes
          .  Filing Supplies                .  Invitations
          .  Envelopes                      .  Announcements
                                            .  Christmas and Holiday Cards

                                   Customers
          -----------------------------------------------------------------
          .  Retailers                      .  Paper Merchants/Distributors
          .  Contract Stationers            .  Jobbers
          .  Wholesalers                    .  Personalizing Businesses
          .  Buying Groups

                                Selected Brands
          -----------------------------------------------------------------
          .  Ampad(R)                       .  Century/TM/
          .  Embassy(R)                     .  Huxley/TM/
          .  Evidence(R)                    .  Karolton(R)
          .  Globe-Weis(R)                  .  Kent(R)
          .  Gold Fibre(R)                  .  Peel & Seel(R)
          .  SCM/TM/                        .  Williamhouse/TM/
          .  World Fibre/TM/


SALES, DISTRIBUTION AND MARKETING

  The Company markets its broad range of products to a wide variety of customers. In 1995, only two customers accounted for more than ten percent of the Company's net sales. The Company's aggregate net sales to Sam's Warehouse Club/Wal-Mart and Office Depot accounted for approximately 14.8% and 12.7% of the Company's net sales for 1995, respectively.


  The Company markets its writing products and filing supplies through virtually every channel of distribution for paper-based office products including the largest mass merchant retailers, office product superstores, warehouse clubs, major contract stationers, paper merchants/distributors and other traditional outlets for office supplies such as office product wholesalers, independent dealers, buying groups and mail order firms.

  The Company sells its envelopes principally to paper merchants/distributors and other wholesale outlets throughout the United States, primarily through an in-house sales force. In addition, all branded products are sold directly to personalizing businesses (including the Personalizing Division). The Company currently employs sales representatives at 20 locations throughout the United States and sells products to over 2,000 paper merchants/distributors in the United

States and Canada. As an important part of its growth strategy, the Company has successfully introduced the envelope product lines acquired in the Acquisition, previously distributed primarily through paper merchants, to its existing office products distribution channels under the Ampad and private label names. The Company estimates that this market opportunity is approximately $350 million in net sales.

  The following chart illustrates some of the Company's key customers:


                                      KEY CUSTOMERS

Office Products Superstores:        Mass Merchandisers:              Paper Merchants/Distributors:
        Office Depot                     Wal-Mart                           ResourceNet
          OfficeMax                                                      Unisource Zellerbach
           Staples

     Contract Stationers:           Office Products Wholesalers:       Warehouse Clubs:
Boise Cascade Office Products               S.P. Richards            Sam's Warehouse Club
     BT Office Products                    United Stationers
     Corporate Express
      Office Depot*
        Staples*

- -----------------

  *Contract stationers division


  The Company has targeted and will continue to target those customers driving consolidation in the office products industry and believes that it is uniquely positioned to meet the special requirements of these customers in the growing distribution channels of the office products industry. These customers seek suppliers, such as the Company, who are able to offer broad product lines, higher value-added innovative products, national distribution capabilities, low costs and reliable service. Furthermore, as these customers continue to grow and they consolidate their supplier bases, the Company's ability to meet their special requirements will be an increasingly important competitive advantage. Recognizing Ampad's potential for growth through the changing distribution channels, Bain Capital and management purchased the Company from Mead in 1992. Since that time, management has enhanced the Company's scale, broadened its product line, expanded upon its national presence and strengthened its distribution capabilities through acquisition and innovation while simultaneously delivering higher customer service levels. As a result, the Company's sales through the most rapidly growing retail and commercial channels increased from $8.8 million in 1992 to $134.8 million ($164.5 million on a pro forma basis) in 1995. For the same period, the Company's sales to the three largest paper merchants/distributors increased from $75.6 million to $100.6 million.

COMPETITION

  The markets for the Company's products are highly competitive. Competition is based largely on a company's ability to offer a broad range of products on a regional or national scale at competitive prices and to deliver these products on a timely basis. The Company has many local and regional competitors. The markets in which the Company operates have become increasingly characterized by a limited number of large companies selling under recognized trade names. These larger companies, including the Company, have the economies of scale, national presence, management information systems and breadth of product line required by the major customers. In addition to branded product lines, manufacturers also produce private-label products, especially in the context of broader supply relationships with office product superstores and contract stationers.

  The writing products industry is fragmented, ranging from large national manufacturers to localized jobbers and printers. A few manufacturers, including the Company, have developed strong brand name recognition for a limited number of product lines. Other national companies include Mead, the Tops division of Wallace Computer Services, the Stuart Hall division of Newell Co. and Pen-Tab Industries.

  In the filing supplies segment, the Company's key domestic competitors include Smead Manufacturing and Esselte A.B.

  Envelope manufacturers compete in three distinct channels. In the paper merchant/distributor channel, where the Company competes, manufacturers sell a wide variety of mill branded, specialty and commodity envelope products to paper merchants/distributors. The Company's principal competitor in this channel is New York/National Envelope Group of National Envelope Corporation, a private company. Other competitors in this channel include Niagara (pending acquisition by the Company) and Murray Envelope Corp. In the direct channel, manufacturers sell customized envelopes directly to high volume corporate users and mass mailers. Mail-Well is the leading company in this channel. In the office products channel, manufacturers including Westvaco and Quality Park produce commodity mailing envelopes for retail sale.

INTELLECTUAL PROPERTY

  The Company registers some of its material trademarks, tradenames and copyrights and has acquired patent protection for some of its proprietary processes. In the opinion of management, the Company has current trademark rights to conduct its business as now constituted. The Company has the right to use the Globe-Weis name on a non-exclusive basis through August 1998, pursuant to the Company's purchase of certain file folder and hanging file assets from Atapco. The Company does not expect that the loss of the right to use the Globe-Weis name will have a material adverse effect on its results of operations.

EMPLOYEES


  As of March 31, 1996, the Company employed a total of 3,198 full-time persons, including 3,170 manufacturing, sales and administrative personnel and 28 corporate staff members. In addition, the Personalizing Division (currently held as "Assets Held for Sale") had 1,832 employees at March 31, 1996. The Company expects to add approximately 650 employees as a result of the Niagara Acquisition (including 140 employees covered by a collective bargaining agreement). All of the Company's operations are non-union except for the operations at the facilities located in Fresno, California; Scottdale, Pennsylvania; Miamisburg, Ohio; and Appleton, Wisconsin which have, in total, approximately 900 union employees. The collective bargaining contracts covering the Company's employees will expire as follows: the Miamisburg contract expires December 31, 1996; the Appleton contract expires March 31, 1997; and the Scottdale contract expires April 30, 1998. The Company is currently in the process of closing its Fresno facility, at which approximately 74 unionized members are employed. With the exception of a strike at the Company's Indiana plant, as described below, there have been no work stoppages at any Company facility during the last five years. The Company believes that its relations with its employees and unions are satisfactory.

  In July 1994, the Company acquired the writing products and filing supplies assets of SCM. Work rules and associated costs at SCM's plant in Indiana were less favorable than those at other plants of the Company. As a result of management's effort to bring the labor agreement at the Indiana plant more in line with market labor agreements, a labor strike occurred on September 1, 1994. Consequently, the Company closed the Indiana on February 15, 1995 and moved the equipment to other facilities operated by the Company. By July 1995, all machinery and equipment previously operated in Indiana was available for production in other facilities of the Company.

PROPERTIES AND FACILITIES


  As of March 31, 1996, the Company operated manufacturing, distribution, office and warehouse space in the United States with a total floor area of approximately 3,499,716 square feet. Of this footage, 989,500 square feet are leased and approximately 2,510,216 square feet are owned. The Personalizing Division operates through 10 primary facilities with a total floor space of approximately 736,500 square feet. As a result of the Niagara Acquisition, the Company expects to acquire four manufacturing facilities and two warehouses with a total floor area of approximately 470,000 square feet. The manufacturing facilities are located near Buffalo, Chicago, Dallas and Denver and the warehouses are located near Denver and Kent, Washington.

  To provide a cost efficient supply of products to its customers, the Company maintains centralized management of nationwide manufacturing and distribution facilities. Since 1992, the Company has consolidated ten manufacturing and distribution facilities into five facilities. The Company's management is evaluating the potential closure of additional space acquired pursuant to the Acquisition. All of the Company's owned facilities are pledged as collateral under the Bank Credit Agreement and are expected to be similarly pledged under the New Bank Credit Agreement.

  The Company believes that substantially all of its property and equipment are in good condition and that it has sufficient capacity to meet its current and projected manufacturing and distribution needs in the foreseeable future. The following table describes the principal properties of the Company (other than sales service centers, sales office space, temporary warehouse space and facilities associated with the Personalizing Division) as of March 31, 1996:


                           BUSINESS       OWNED OR       EXPIRATION OF            SQUARE
LOCATION                  DIVISION(1)      LEASED           LEASE(2)               FEET
- ------------------------  -----------   -------------   ---------------------   -----------
CALIFORNIA
   Fresno...............      A            Leased          1997(a)                 42,900
   Fresno...............      A            Leased          1997(a)                 84,200
   City of Industry.....      W            Owned                                   85,000
   City of Industry.....      W            Leased          2008(b)(c)             105,000
   West Sacramento......      W            Leased          2000(c)                 37,000
   Rancho Cucamonga.....      W            Leased          1996(c)                 12,800
COLORADO
   Denver...............      W            Leased          1998(c)                 21,100
GEORGIA
   Moultrie.............      W            Owned                                   50,000
ILLINOIS
   Mattoon..............      A            Leased       month-to month             29,200
   Mattoon..............      A            Owned                                  261,800
   Mattoon..............      A            Leased       3 month renewable term     25,200
   Mattoon..............      A            Leased          1996(c)                 58,900
   Chicago..............      W            Leased          1996(c)                 33,000
   Chicago..............      W            Owned            (d)                   200,000
MASSACHUSETTS
   Westfield............      A            Owned                                  128,000
   Holyoke..............      A            Owned            (d)                   572,416
   Millbury.............      W            Leased          1996(c)                 30,100
MISSISSIPPI
   Kosciusko............      A            Leased          1997(a)(c)(e)           70,600
NEW JERSEY
   Bloomfield...........      W            Leased          2003                    94,000
NEW YORK
   New York City........      W            Leased          2009                    22,000
OHIO
   Miamisburg...........      W            Leased          1998(c)(f)             177,000
PENNSYLVANIA
   Scottdale............      W            Owned                                  400,000
   Mt. Pleasant.........      W            Leased          1999(c)                 11,000
TENNESSEE
   Morristown...........      W            Owned                                  140,000
TEXAS
                            Corporate
   Dallas...............  Headquarters     Leased          1998                    14,500
   Corsicana............      W            Owned                                  250,000
UTAH
   North Salt Lake City.      A            Owned                                  110,000
   North Salt Lake City.      A            Leased          2001(g)                 97,000
WASHINGTON
   Kent.................      W            Leased          1999                    24,000
WISCONSIN
   Appleton.............      W            Owned                                  313,000

______________________

(1) "A" indicates operations associated with the Company's Ampad division and "W" indicates operations associated with the Company's Williamhouse division.

(2)  (a) Sublease.
     (b) Lease contains option to purchase.
     (c) Lease or sublease contains an extension or renewal option.
     (d) Two properties owned at this location.
     (e) Sublease contains option to assume prime lease.
     (f) Lease contains a right of first refusal.
     (g) Two leases at this location.

LEGAL PROCEEDINGS

  The Company is a party to various litigation matters incidental to the conduct of its business. Management does not believe that the outcome of any of the matters in which it is currently involved will have a material adverse effect on the financial condition or results of operations of the Company. See "-- Environmental, Health and Safety Matters."

ENVIRONMENTAL, HEALTH AND SAFETY MATTERS


  The Company is subject to federal, state, and local environmental and occupational health and safety laws and regulations. Such laws and regulations impose limitations on the discharge of pollutants and establish standards for management of waste. While there can be no assurance that the Company is at all times in complete compliance with all such requirements, the Company has made and will continue to make capital and other expenditures to comply with such requirements. The Company spent approximately $7,200 in 1995 on environmental capital projects. The Company estimates that its environmental capital expenditures will be approximately $100,000 in each of 1996 and 1997. In 1996, the Company expects to make capital expenditures to upgrade waste water treatment equipment at one of its facilities. Thereafter, the Company expects to incur moderate environmental capital expenditures, which will be higher than historical levels as a result of the Company's increased size. As is the case with manufacturers in general, if a release of hazardous substances occurs on or from the Company's properties or any associated offsite disposal location, or if contamination from prior activities is discovered at any of the Company's properties, the Company may be held liable and the amount of such liability could be material.

  The City of Industry, California facility of the Company's Williamhouse divisions is located within an area of regional groundwater contamination designated as the San Gabriel Valley National Priority List Area. The Company does not believe its operations have contributed to the contamination and to date the Company has not received a notice of potential liability with respect to that site.

  The Company is aware that one of Niagara's facilities has been the subject of certain soil and groundwater investigations and that the prior owner of such facility has indemnified Niagara for certain environmental liabilities associated with historical use of the property. The Company currently believes that any environmental liabilities associated with such facility would not be material.

  The Company's Ampad division has been named a potentially responsible party ("PRP") under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), at five waste disposal sites. The Company settled its liability at four of these sites as a de minimis party. At the Spectron site in Elkton, Maryland, the Company paid approximately $1,300 in 1989 as a de minimis settlement for an initial removal action at the site. In 1995, the Company received a notice of a remedial action at the site, and based upon its allocation in 1989, expects to be eligible for a de minimis or de minimis settlement. The Company is aware that Niagara has been named a PRP at the Envirotek II site in Tonawanda, New York with respect to which Niagara expects to be eligible for a de minimis settlement. Although the Company endeavors to manage its wastes carefully, because CERCLA liability is strict and retroactive, it is possible that in the future the Company may be identified as a PRP with respect to other waste disposal sites.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  Directors of the Company and the Subsidiary Guarantors are elected annually by their respective stockholders to serve during the ensuing year or until a successor is duly elected and qualified. Executive officers of the Company and the Subsidiary Guarantors are duly elected by their respective Board of Directors to serve until their respective successors are elected and qualified. The following table sets forth certain information with respect to the directors and executive officers of the Company.



     NAME                                AGE   POSITION
     ----                                ---   --------

     Charles G. Hanson, III............. 55    Chief Executive Officer and Director
     Russell M. Gard.................... 48    Chief Operating Officer and Director
     Gregory M. Benson.................. 41    Chief Administrative Officer, Executive Vice
                                               President, Secretary and Director
     Timothy E. Needham................. 47    Executive Vice President of APP
     John J. Grymes..................... 38    President - Williamhouse Division
     H. Craig Stoudt.................... 40    President - Ampad Division
     Frank Ginolfi...................... 49    Vice President - Finance, Williamhouse Division
     Robert C. Gay...................... 44    Director
     Jonathan S. Lavine................. 30    Director
     Marc B. Wolpow..................... 37    Director

  The following table set forth certain information with respect to the directors and executive officers of the Subsidiary Guarantors.


     NAME                                AGE   POSITION
     ----                                ---   --------
Gregory M. Benson....................... 41    President, Secretary, Chief Financial Officer and
                                               Director
Jonathan S. Lavine...................... 30    Director
Frank Ginolfi........................... 49    Vice President


  CHARLES G. HANSON, III serves as Chief Executive Officer and Director of the Company and has served as Chief Executive Officer and Director of APP since 1992. From 1992 to 1995, Mr. Hanson served as Chairman of the Board, Chief Executive Officer and Director of Ampad Corporation. Mr. Hanson was formerly the President and Chief Operating Officer of Stuart Hall Co. Inc. and Group Vice President of Pen-Tab Industries, Inc.

  RUSSELL M. GARD serves as President, Chief Operating Officer and Director of the Company and has served as President, Chief Operating Officer and Director of APP since 1992. From 1992 to 1995, Mr. Gard served as President, Chief Operating Officer and Director of Ampad Corporation. Mr. Gard has experience with several paper converters, most recently with Pen-Tab Industries, Inc.


  GREGORY M. BENSON serves as Chief Administrative Officer, Executive Vice President, Secretary and Director of the Company and, in such capacities, functions as the Company's chief financial officer. Mr. Benson has served as Chief Financial Officer, Executive Vice President, Secretary and Director of APP since 1992 and as Director of Strategic Planning and Acquisitions of APP since May 1996. Mr. Benson also serves as the

President, Secretary, Chief Financial Officer and Director of the Subsidiary Guarantors. From 1992 to 1995, Mr. Benson served as Chief Financial Officer, Chief Administrative Officer and Director of Ampad Corporation. Mr. Benson was at GE Capital Corporation from 1977 to 1992.

  TIMOTHY E. NEEDHAM serves as Executive Vice President of the Company. Mr. Needham served as Chairman of the Board of Williamhouse in 1995 and as a Director from 1993 to 1995. From 1987 to 1995, Mr. Needham served as President of Williamhouse and from 1992 to 1995, as Chief Operating Officer of Williamhouse.


  JOHN J. GRYMES has served as President of the Company's Williamhouse division since May 1996 and served as Vice President of Sales--Williamhouse from November 1995 to May 1996. Mr. Grymes served as Vice President and National Sales Manager of Williamhouse Sales prior to the Acquisition from 1991 to 1995. From 1987 to 1991, Mr. Grymes served as Eastern Regional Sales Manager of Williamhouse Sales.

  H. CRAIG STOUDT has served as President of the Company's Ampad division since May 1996 and served as Vice President, Sales and Marketing of the Company since 1994. From 1990 to 1994, prior to the SCM Acquisition, Mr. Stoudt served as Vice President, Sales of SCM Office Supplies, Inc. Mr. Stoudt served as Director of Sales, Boorum Division of Esselte Pendaflex from 1989 to 1990.

  FRANK GINOLFI serves as Vice President - Finance of the Williamhouse division of the Company and, prior to the Acquisition, served as Chief Financial Officer of Williamhouse. Mr. Ginolfi also serves as Vice President of the Subsidiary Guarantors. Mr. Ginolfi served as Vice President--Finance and Administration and Chief Financial Officer of Williamhouse from 1991 to 1995. From 1985 to 1991, Mr. Ginolfi served as the Controller of Williamhouse.

  ROBERT C. GAY serves as a Director of the Company and has served as a Director of American Pad & Paper Company since 1992. Mr. Gay has been a Managing Director of Bain Capital since 1993 and has been a General Partner of Bain Venture Capital since 1989. From 1988 through 1989, Mr. Gay was a principal of Bain Venture Capital. Mr. Gay is also Vice Chairman of the Board of Directors of IHF Capital, Inc., parent of ICON Health & Fitness Inc. In addition, Mr. Gay is a director of Alliance Entertainment Corp., GT Bicycles, Inc., GS Industries, Inc. and its subsidiary GS Technologies Operating Co., Inc., and Physio-Control International Corporation.


  JONATHAN S. LAVINE serves as a Director of the Company and has served as a Director of American Pad & Paper Company since 1995. Mr. Lavine also serves as a Director of the Subsidiary Guarantors. Mr. Lavine has been a Principal at Bain Capital since 1995 and was an associate at Bain Capital from 1993 to 1995. In 1992, Mr. Lavine was a consultant at McKinsey & Co. Mr. Lavine attended the Harvard Business School from 1990 to 1992. Previously, Mr. Lavine worked in the mergers and acquisitions department of Drexel Burnham Lambert, Incorporated.
Mr. Lavine is also a director of Clarity Telecom, Inc.

  MARC B. WOLPOW serves as a Director of the Company and has served as a Director of American Pad & Paper Company since 1992. Mr. Wolpow has been a Managing Director of Bain Capital since 1993 and was a Principal of Bain Venture Capital from 1990 through 1992. From 1988 to 1990, Mr. Wolpow was a Vice President in the corporate finance department of Drexel Burnham Lambert, Incorporated. Mr. Wolpow is also a director of Waters Corporation, The Holson Business Group, Inc. and FTD, Inc.

  There are no family relationships between any of the Directors or executive officers of the Company or the Subsidiary Guarantors.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation paid or accrued for years ended December 31, 1993, 1994 and 1995 for the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company as of the end of the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM COMPENSATION
                                               ANNUAL COMPENSATION              AWARDS
                                           --------------------------    ----------------------

                                                                          SECURITIES UNDERLYING     ALL OTHER
                                                                              OPTIONS (#)         COMPENSATION
  NAME AND PRINCIPAL POSITION              YEAR  SALARY ($)  BONUS ($)      COMMON/PREFERRED         ($)(8)
  ---------------------------              ----  ----------  ---------   ----------------------   ------------
Charles G. Hanson, III (1)(2)...........   1995   $250,000   $809,859          2,749/275(5)         $10,595
Chief Executive Officer

Russell M. Gard (1).....................   1995    225,000    723,837          2,730/273(5)           7,553
Chief Operating Officer

Gregory M. Benson (1)..................    1995    175,000    400,000          2,630/263(5)           6,683
Chief Administrative Officer, Executive
Vice President and Secretary

Timothy E. Needham.....................    1995    300,000     75,000              --                 2,012
Executive Vice President of APP (3)(6)     1994    280,000    105,000              --                 1,912
                                           1993    260,000     58,500              48(7)              2,169

Edward Norton (4)(6)...................    1995    300,000     75,000              --                 4,342
                                           1994    192,500     39,375              --                 4,973
                                           1993    175,000     40,000              90(7)              3,869

Martin R. Lewis (2)(6)................     1995    487,113    137,500              --                41,627
                                           1994    510,000    191,250              --                39,575
                                           1993    474,000    106,650             248(7)             33,551

___________________


(1) For the first ten months of fiscal year 1995 (i.e., before the Acquisition), Ampad paid the compensation for Messrs. Hanson, Gard and Benson. After the Acquisition, the Company paid such compensation. The compensation stated in the table for these executive officers includes amounts received from both Ampad and the Company for fiscal year 1995. Bonus levels were established by the Board of Directors of APP based upon APP substantially exceeding operating targets established at the beginning of the year.

(2) Mr. Hanson became Chief Executive Officer of the Company in November 1995. Before such time, Mr. Lewis was the Chief Executive Officer of the Company.


(3) Prior to November 1995, Mr. Needham was Chairman of the Board of the Company and from November 1995 to May 1996, he served as Executive Vice President of the Company. Mr. Needham is now the Executive Vice President of APP.

(4) Prior to November 1995, Mr. Norton was President of the Company and from November 1995 to May 1996 he served as the Executive Vice President of the Company. Effective May 1996, Mr. Norton resigned his position with the Company.

(5) Amounts shown represent options to purchase Common Stock and Preferred Stock of APP. If APP consummates the Proposed Equity Offering and the Recapitalization, all options will be converted into options to purchase Common Stock. This will result the executives owning the following options:
     Mr. Hanson - 55,801; Mr. Gard - 55,409; and Mr. Benson -53,386.

(6) For the first ten months of fiscal year 1995 (i.e., before the Acquisition), Williamhouse paid the compensation for Messrs. Needham and Norton. After the Acquisition, the Company paid such compensation. The compensation stated in the table for these executive officers includes amounts received from both the Company and Williamhouse for fiscal year 1995. Prior to the Acquisition, Williamhouse filed periodic reports under the Exchange Act and in connection therewith was previously required to disclose the compensation of Messrs. Needham and Norton for 1994 and 1993. As a result, such information is included herein.

(7) Options were for common stock of WR, the parent corporation of Williamhouse.


(8) The amounts shown for "All Other Compensation" for 1995 for Messrs. Lewis and Norton include $41,277 and $3,992, respectively, representing the taxable portion of split dollar life insurance paid by the Company for such individuals; the amount for Mr. Needham includes $1,662, representing the taxable portion of group life insurance premiums paid by the Company for Mr. Needham. All other amounts shown for Messrs. Lewis, Needham and Norton represent a $350 contribution made by the Company on the behalf of each such individuals to the Company's 401(k) Plan. The amounts shown for Messrs. Hanson, Gard and Benson represent $4,595, $1,553 and $683, respectively, representing life insurance premiums paid by the Company for such individuals, and $6,000 representing a car allowance for each such individual.

     The amounts shown for "All Other Compensation" for 1994 for Messrs. Lewis and Norton include $39,325 and $4,723, respectively, representing the taxable portion of split dollar life insurance premiums paid by the Company for such individuals; the amounts for Mr. Needham include $1,662, representing the taxable portion of group term life insurance premiums paid by the Company for Mr. Needham. All other amounts shown ($250 for each of Messrs. Lewis, Needham and Norton) represent amounts contributed by the Company on behalf of the named individuals to the Company's 401(k) Plan.

     The amounts shown for "All Other Compensation" for 1993 for Messrs. Lewis and Norton include $33,401 and $3,719, respectively, representing the taxable portion of split dollar life insurance premiums paid by the Company for such individuals; the amounts for Mr. Needham include $2,019 representing the taxable portion of group term life insurance premiums paid by the Company for Mr. Needham. All other amounts shown ($150 for each of Messrs. Lewis, Needham and Norton) represent amounts contributed by the Company on behalf of the named individuals to the Company's 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding stock options granted by APP or WR, as the case may be, to Mr. Hanson and the other named executives who received stock options during the last fiscal year. Mr. Lewis was not granted any options during the last fiscal year. The Company and the Subsidiary Guarantors granted no options during the last fiscal year.



                                                                                                     POTENTIAL REALIZABLE VALUE
                                                                                                       AT ASSUMED ANNUAL RATES
                                                                                                    OF STOCK PRICE APPRECIATION
                            INDIVIDUAL GRANTS                                                             FOR OPTION TERM(7)
- ---------------------------------------------------------------------------------------------------  ------------------------------
                                                  % OF TOTAL
                             NUMBER OF             OPTIONS                      MARKET
                             SECURITIES           GRANTED TO                    PRICE ON
                             UNDERLYING            EMPLOYEES    EXERCISE OR     DATE OF
                              OPTIONS                 IN        BASE PRICE      GRANT     EXPIRATION
      NAME                   GRANTED (#)         FISCAL YEAR     ($/SH)(5)     ($/SH)(5)     DATE       0%($)      5%($)    10%($)
      ----                   -----------         ------------   -----------    ---------  ---------- ---------   --------  --------

Charles G. Hanson, III.....      2,749.0 (1)(2)      33.9%          $0.06        $   19.33     (6)    $ 52,973    $80,476  $130,129
                                   274.9 (2)(3)      33.9            3.60          1948.50     (6)     534,653       --       --

Russell M. Gard............      2,730.0 (1)(2)      33.7            0.06            19.33     (6)      52,607     79,921   129,230
                                   273.0 (2)(3)      33.7            3.60          1948.50     (6)     530,958       --       --

Gregory M. Benson..........      2,630.0 (1)(2)      32.4            0.06            19.33     (6)      50,680     76,993   124,497
                                   263.0 (2)(3)      32.4            3.60          1948.50     (6)     511,509       --       --

Timothy E. Needham.........         62.0 (3)(4)      11.2        1,312.50         2,625.00    2005        --         --       --

Edward Norton..............        152.0 (3)(4)      27.4        1,312.50         2,625.00    2005        --         --       --

- ----------------------------------

(1)  Options for Common Stock of APP.

(2) Amounts shown represent options to purchase Common Stock and Preferred Stock of APP. If APP consummates the Proposed Equity Offering and the Recapitalization, all options will be converted into options to purchase Common Stock. This will result the executives owning the following options:
     Mr. Hanson - 55,801; Mr. Gard - 55,409; and Mr. Benson - 53,385.

(3)  Options for Preferred Stock of APP.


(4) Options for common stock of WR, the former parent corporation of Williamhouse.

(5) Market price was determined in good faith by the Company's Board of Directors on the date of grant.


(6) Options will expire 15 months after the date of the termination of the executive officer's employment with APP or any of its subsidiaries for any reason.

(7) Amounts reflect certain assumed rates of appreciation set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock options exercises depend on future performance of the Company's stock and overall market conditions. At an annual rate of appreciation of 5% per year for the option term, the price of the common stock would be approximately $31.49 for the common stock. At an annual rate of appreciation of 10% per year for the option term, the price of the common stock would be approximately $50.14 for the common stock. For purposes of this calculation, the option terms were assumed to be ten years. See Note
     (3). By its terms, the value of a share of Preferred Stock is limited to its liquidation value. Accordingly, the Company has not set forth the appreciated values for the Preferred Stock in the table. The appreciation on options for common stock of WR held by Messrs. Needham and Norton were not calculated. All such options were exercised immediately prior to the Acquisition.

FISCAL YEAR-END OPTION VALUES

  The following table sets forth information concerning options exercised during or held outstanding at the end of the last fiscal year by Mr. Hanson and the other named executives. All outstanding options are currently exercisable and are for securities of APP. The Company and the Subsidiary Guarantors do not have options outstanding. There were no options exercised in the last fiscal year for securities of APP. The options listed in the table under the heading "Shares Acquired on Exercise" were sold to APP in connection with the Transactions and the amounts received as a result of such sales are listed in the table under the heading "Value Realized." See "Stock Options."


                                                                   NUMBER OF SECURITIES
                                                                        UNDERLYING
                                                                    UNEXERCISED OPTIONS
                               SHARES                                   AT FY-END (#)       VALUE OF UNEXERCISED IN-THE-
                              ACQUIRED                             --------------------      MONEY OPTIONS AT FY-END ($)
       NAME                 ON EXERCISE (#)     VALUE REALIZED ($)    COMMON/PREFERRED          COMMON/PREFERRED (6)
       ----                 ---------------     ------------------  -------------------     ----------------------------
Charles G. Hanson, III.....     1,780.25(1)         $3,406,400        50,782/3,297.95(5)         $951,950/$6,310,407
Russell M. Gard............     1,690.95(2)          3,251,379        48,235/3,132.55(5)          911,742/6,023,323
Gregory M. Benson..........     1,244.42(3)          2,401,584        35,497/2,305.29(5)          675,151/4,448,940
Timothy E. Needham.........       372.00(4)          1,737,238                --                         --
Edward Norton..............       302.00(4)          1,371,708                --                         --
Martin R. Lewis............       448.00(4)          2,045,895                --                         --

- --------------------

(1) Number includes options for (i) 1,683.8732 shares of Preferred Stock sold pursuant to the Option Purchase Agreement and (ii) 96.38 shares of Preferred Stock.

(2) Number includes options for (i) 1,595.2501 shares of Preferred Stock sold pursuant to the Option Purchase Agreement and (ii) 95.6967 shares of Preferred Stock.

(3) Number includes options for (i) 1,152.2049 shares of Preferred Stock sold pursuant to the Option Purchase Agreement and (ii) 92.2100 shares of Preferred Stock.

(4) Options were for common stock of WR Acquisition, Inc., the parent corporation of Williamhouse. See "Certain Relationships and Related Transactions - Acquisition Arrangements."

(5) Amounts shown represent options to purchase common stock and Preferred Stock of APP. If APP consummates the Proposed Equity Offering and the Recapitalization, all options will be converted into options to purchase Common Stock. This will result the executives owning the following options:
     Mr. Hanson - 813,937; Mr. Gard - 773,115; and Mr. Benson - 568,947.

(6) Assumes a fair market value of the common stock and Preferred Stock at December 31, 1995 equal to $19.33 and $1,948.50 per share, respectively. Amounts shown represent the value of options to purchase common stock and Preferred Stock of APP. If APP consummates the Proposed Equity Offering and the Recapitalization, all options will be converted into options to purchase Common Stock. The value of the resulting options would be as follows: Mr. Hanson - $7,245,267; Mr. Gard - $6,918,791; and Mr. Benson - $5,112,134.

DIRECTOR COMPENSATION

  Directors of the Company or Subsidiary Guarantors currently do not receive a salary or an annual retainer for their services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDE PARTICIPATION


  There is currently no compensation committee of the Boards the Company or the Subsidiary Guarantors. The principal decisions respecting compensation of executive officers of the Company and Subsidiary Guarantors are made by the Compensation Committee of the APP Board, of which Messrs. Gay and Walpow are members. Messrs. Gay and Wolpow formerly served as officers of the Company and are currently Managing Directors of Bain Capital, which is a party to the Advisory Agreement (as defined) with the Company. See "Certain Relationships and Related Transactions--Management Advisory Agreement."

MANAGEMENT AGREEMENTS


  Employment Agreements. In June 1996, APP and Mr. Hanson entered into an employment agreement (the "Employment Agreement"), pursuant to which Mr. Hanson agreed to serve as the Chief Executive Officer of APP for a period of three years. Under the Employment Agreement, Mr. Hanson will receive (i) an annual base salary equal to at least $450,000, (ii) an annual bonus up to 100% of his annual base salary (upon APP achieving certain operating targets) and (iii) certain fringe benefits. Mr. Hanson will be entitled to receive a payment of $2.5 million upon a "change of control" of APP (defined to include a person or group (other than Bain Capital) becoming an owner of more than 50% of the outstanding Common Stock or nominating a majority of the Directors who are then elected to the Board). If Mr. Hanson's employment is terminated for any reason prior to the termination of such agreement other than for Cause (as defined therein) or his resignation, he will be entitled to receive his base salary and fringe benefits for 24 months following such termination in addition to 50% of his bonus for the year in which his employment was terminated if the termination is during the first six months of the year or 100% if such termination was during the last six months of the year. Mr. Hanson has agreed not to compete with APP for a period of two years following his termination of employment with APP and not to disclose any confidential information at any time without the prior written consent of APP.

  Mr. Hanson will participate on a pro rata basis in the over-allotment option granted to the U.S. underwriters in the Proposed Equity Offering. Except with respect to the foregoing, Mr. Hanson has agreed under the Employment Agreement not to participate in any secondary offering of Common Stock or exercise any registration rights granted to him under the Registration Agreement (as defined) for a period ending on the earlier of (i) one year following the Proposed Equity Offering or (ii) upon completion of a secondary offering. During such period, Mr. Hanson's estate may require APP to purchase certain of his shares of Common Stock in the event Mr. Hanson dies during such period.

  Mr. Gard has entered into an employment agreement with APP containing substantially similar terms. Under such agreement, Mr. Gard has agreed to serve as the Chief Operating Officer of APP for (i) an annual base salary equal to at least $400,000, (ii) an annual bonus up to 100% of his annual base salary (upon APP achieving certain operating targets) and (iii) certain fringe benefits. In addition, Mr. Gard will likewise participate on a pro rata basis in the over-allotment option granted to the U.S. underwriters in the Proposed Equity Offering and has also agreed not to participate in any secondary offering of Common Stock or exercise any registration rights granted to him under the Registration Agreement.

  1992 Management Agreements. APP, Mr. Hanson, and Tyler Capital Fund, L.P., Tyler Massachusetts, L.P., and Tyler International, L.P. II (collectively, the "Tyler Entities") entered into a Management Agreement, dated as of December 31, 1992 (the "Management Agreement"), pursuant to which Mr. Hanson purchased from the Tyler Entities (i) 1,800 shares of Class P Common Stock, (ii) 16,200 shares of APP common stock and (iii) 15% subordinated Ampad promissory notes ("Ampad Notes") in the aggregate principal amount of $46,034.53, for an aggregate purchase price of $106,034.53. The Management Agreement also contained certain provisions relating to the terms of Mr. Hanson's employment, which have been superseded by the terms of the Employment Agreement. In connection with Mr. Hanson's relocation from New York to Dallas, Mr. Hanson received a $117,000 loan from the Company. At December 31, 1995, an aggregate of $112,000 remained outstanding under the loan (the largest amount during the last fiscal year). Interest on the loan accrues at an annual rate of 6.19%. In June 1996, the loan was forgiven in lieu of a bonus payment Mr. Hanson was otherwise entitled to receive.


  Messrs. Gard and Benson entered into similar management agreements with APP and the Tyler Entities. Pursuant to their agreements, Messrs. Gard and Benson each purchased from the Tyler Entities (i) 1,800 shares of Class P Common Stock,
(ii) 16,200 shares of common stock, and (iii) Ampad Notes in the aggregate principal amount of $40,000, for an aggregate purchase price of $100,000. Mr. Gard's management agreement has been superseded by his employment agreement. Mr. Benson's management agreement entitles him to receive an annual base salary of at least $175,000, a bonus of up to 100% of his average base salary and a severance payment if Mr. Benson's employment is terminated either without cause or due to death or permanent disability. Mr. Benson has agreed to certain restrictions on his ability to compete with the Company following his termination of employment.

  1992 IRA Note Purchases. APP, Mr. Hanson, the Tyler Entities and Mr. Hanson's Individual Retirement Account ("IRA") entered into a Note Purchase Agreement dated as of December 31, 1992 (the "IRA Note Purchase Agreement") pursuant to which Mr. Hanson's IRA purchased on his behalf from the Tyler Entities Ampad Notes in the aggregate principal amount of $13,965.47. Messrs. Gard and Benson entered into similar IRA note purchase agreements with APP, the Tyler Entities and their respective IRAs. Pursuant to Messrs. Gard's and Benson's agreements, the IRA of each purchased on their behalf from Tyler Entities Ampad Notes in the aggregate principal amount of $20,000.00.


  Change in Control Agreements. Prior to the Acquisition, WR Acquisition entered into change in control agreements (the "Change in Control Agreements") with Timothy E. Needham, Edward Norton, Frank Ginolfi, and certain other officers of Williamhouse, to provide income and benefit protection in the event of a Change in Control (as defined therein) of WR Acquisition. The term of each Change in Control Agreement will continue until the expiration of thirty-six
(36) months after the Acquisition. Generally, each officer or employee is entitled to receive, upon termination of employment during the term of the Change in Control Agreements (unless such termination is because of death or disability, by the Company for "Cause" (as defined in the Change in Control Agreements), or by the officer or employee other than for "Good Reason" (as defined in the Change in Control Agreements)), (i) a lump sum severance payment equal to thirty-six (36) months of his or her current annual base salary, as it may subsequently be increased, (ii) all amounts accrued (but not paid) under any compensation plan of the Company plus a lump sum payment equal to three times the average annual amount accrued under any such plan for the three fiscal years preceding such termination, (iii) continued coverage for three years under Company's medical and disability plans and (iv) certain other specified payments. To date, the Company has paid approximately $2.25 million under such Change in Control Agreements and believes, based on current compensation levels, that the maximum amount of the severance payments that could be paid under the Change in Control Agreements will not exceed $11 million.

STOCK OPTIONS

  1992 Key Employees Stock Option Plan. On July 31, 1992, the Board of Directors of the APP ("APP Board") adopted the Ampad Holding Corporation 1992 Key Employees Stock Option Plan (the "1992 Stock Plan"), which authorizes grants of stock options (including options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code) and the sales of Common Stock to current or future employees, directors, consultants or advisers of APP or its subsidiaries. The 1992 Stock Plan authorizes the granting of stock options for up to an aggregate of 200,000 shares of Common Stock (without giving effect to the Recapitalization) subject to adjustment upon the occurrence of certain events (including, but not limited to, reorganizations, recapitalizations and stock dividends) to prevent any dilution or expansion of the rights of participants that might otherwise result form the occurrence of such events. Under the 1992 Stock Plan, APP Board is authorized to grant options for, or sell any class or classes of common stock at any time prior to the termination of the 1992 Stock Plan in such quantity, at such price, on such terms and subject to such conditions as established by the APP Board. To date, options to purchase an aggregate of 134,514 shares of common stock have been granted to the executive officers of APP under the 1992 Stock Plan (without giving effect to the Recapitalization). As a result of the anti-dilution adjustments associated with the Preferred Stock Dividend, options for an aggregate of 13,451 shares of Preferred Stock have also been granted under the 1992 Stock Plan to the executive officers of the APP. APP has not sold any shares of common stock under the 1992 Stock Plan.

  Currently, all options granted pursuant to the 1992 Stock Plan are exercisable and expire 15 months after the termination of the option holder's employment with APP or any of its subsidiaries. Furthermore, pursuant to all existing agreements under which options have been granted under the 1992 Stock Plan, option holders are required to consent to a sale of all or substantially all of the assets or outstanding capital stock of APP to any person or entity if such sale is approved by the APP Board or the holders of a majority of the common stock then outstanding. After giving effect to the Recapitalization, the following options issued under the 1992 Stock Plan will be outstanding: Mr. Hanson--options to purchase 813,937 shares of Common Stock at a weighted average purchase price of $.20 per share; Mr. Gard--options to purchase 773,115 shares of Common Stock at a weighted average purchase price of $.15 per share; and Mr. Benson--options to purchase 568,947 shares of Common Stock at a weighted average purchase price of $.11 per share. See "Fiscal Year-End Option Values."

  At the time of the issuance of the Preferred Stock, the Company granted options to purchase Preferred Stock to its existing option holders pursuant to the anti-dilution provisions of the 1992 Stock Plan. In December 1995, the Company repurchased certain of these options in connection with the Company's redemption of a portion of its Preferred Stock. Messrs. Hanson, Gard and Benson received approximately $3.4 million, $3.3 million and $2.4 million, respectively, as a result of such repurchases. All outstanding options to purchase Preferred Stock will be converted into options to purchase shares of Common Stock in connection with the Recapitalization.

  1996 Stock Option Plan. Prior to the consummation of the Proposed Equity Offering, APP plans to adopt the American Pad & Paper Company 1996 Key Employees Stock Incentive Plan. The 1996 Stock Plan will provide for the granting to employees and other key individuals who perform services for the Company the following types of incentive awards: options to purchase Common Stock, stock appreciation rights with respect to the Common Stock, restricted shares of Common Stock, performance grants and other types of awards that the Compensation Committee deems to be consistent with the purposes of the 1996 Stock Plan. The 1996 Stock Plan will afford APP flexibility in tailoring incentive compensation to support corporate and business objectives, an to anticipate and respond to changing business environments and competitive compensation practices.

  An aggregate of 1,500,000 shares of Common Stock will be reserved for issuance under the 1996 Stock Plan. Except for any other adjustments made by the APP Board relating to a stock split or certain other changes in the number of shares of Common Stock, or to reflect extraordinary corporate transactions, further increases in the number of shares authorized for issuance under the 1996 Stock Plan must be approved by the stockholders of APP.

  Non-Employee Director Plan. Prior to the consummation of the Proposed Equity Offering, APP plans to adopt the American Pad & Paper Company Non-Employee Director Stock Option Plan. Pursuant to the Non-Employee Director Plan, each Director (other than Directors who are employees of the Company) will receive a one-time option grant to purchase 25,000 shares of Common Stock upon effectiveness of the Non-Employee Director Plan or, for new Directors, upon being elected to the Board. In addition, each Director will receive an annual grant of options to purchase 2,000 shares of Common Stock beginning on such Director's fourth anniversary of being elected to the Board. The initial one-time grants will vest over three years with 50% vesting in the first year and 25% in the remaining two years. The annual grants will vest in three equal installments. The exercise price for all options granted under the Non-Employee Director Plan will be at fair market value as of the time of such grant. Options granted under the Non-Employee Director Plan will generally terminate ten years after the date of the grant. An aggregate of 350,000 shares of Common Stock will be reserved for issuance under the Non-Employee Director Plan.

STOCK PURCHASE PLAN

  Prior to the consummation of the Proposed Equity Offering, APP expects to adopt the American Pad & Paper Company Management Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is designed to provide equity incentives to selected members of APP's management, including employee Directors and executive officers. The eligible participants will be selected by APP's Compensation Committee upon the recommendation of APP's Chief Executive Officer. It is currently anticipated that approximately 35 management employees will initially be eligible to participate in the Purchase Plan. Under the Purchase Plan, eligible participants will be able to elect to purchase shares of Common Stock in lieu of up to 25% of their annual incentive bonuses. The Common Stock will be sold under the Purchase Plan at a 15% discount from the fair market value on the date of purchase. The aggregate maximum number of shares of Common Stock that will be reserved and available for issuance under the Purchase Plan will be 250,000 shares.

                            PRINCIPAL STOCKHOLDERS

     The Company is a wholly owned subsidiary of WR, which is a wholly owned subsidiary of APP. APP's authorized capital stock currently consists of 2,000,000 shares of common stock and 150,000 shares of Preferred Stock. The Preferred Stock has a liquidation value of $1,948.50 per share and, except as required by law, is nonvoting. As of December 30, 1995, the Class P Common Stock of APP previously outstanding was converted on a share-for-share basis into common stock. APP currently has outstanding 900,000 shares of common stock and 58,449 shares of Preferred Stock. The table below sets forth certain information as of June 1, 1996 and after giving effect to the Proposed Equity Offering (after completion of the related Recapitalization) regarding equity ownership of APP by (i) each person or entity who beneficially owns five percent or more of the Common Stock or Preferred Stock, (ii) each Director and executive officer named in the Summary Compensation Table, and (iii) all Directors and current executive officers of APP as a group. Beneficial ownership of the securities listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                                                COMMON STOCK OWNED AFTER THE
                                    EXISTING COMMON STOCK    PREFERRED STOCK    PROPOSED EQUITY OFFERING (1)
                                    ---------------------  -------------------- ----------------------------
                                               PERCENTAGE            PERCENTAGE    NUMBER       PERCENTAGE
                                    NUMBER OF      OF      NUMBER OF     OF          OF             OF
     NAME AND ADDRESS                SHARES      SHARES     SHARES     SHARES      SHARES         SHARES
- --------------------------          ---------  ----------  --------- ---------- ------------- --------------
PRINCIPAL STOCKHOLDERS:

Bain Capital Funds (2)........      820,499.91    91.2%    53,286.06    91.2%     10,120,233       37.6%
c/o Bain Venture Capital
Two Copley Place
Boston, Massachusetts 02116

DIRECTORS AND EXECUTIVE
 OFFICERS:

Charles G. Hanson, III
 (3)(4).......................       68,782.00     7.2      4,466.93     7.2       1,102,442        4.0

Russell M. Gard (3)(5)........       66,235.00     7.0      4,301.53     7.0       1,061,621        3.8

Gregory M. Benson (3)(6)......       53,497.00     5.7      3,474.93     5.7         857,453        3.1

Robert C. Gay (7)(8)..........      820,499.91    91.2     53,286.06    91.2      10,120,233       37.6

Jonathan S. Lavine (7)(9).....       61,536.24     6.8      3,996.37     6.8         759,003        2.8

Marc B. Wolpow (7)(10)........       61,536.24     6.8      3,996.37     6.8         759,003        2.8

Timothy E. Needham............              --      --            --      --              --         --

Edward Norton.................              --      --            --      --              --         --

Martin R. Lewis...............              --      --            --      --              --         --

All directors and
 executive officers as a
 group (9 persons)(11)........    1,009,013.91    97.5%    65,529.45    97.5%     13,141,748       45.2%
- ------------------

(1) Gives effect to the Recapitalization and the Proposed Equity Offering and assumes no exercise of the U.S. underwriter's over-allotment option. Does not give effect to any purchases, if any, by such persons named in the table in the Proposed Equity Offering. The U.S. Underwriters have been granted an option to purchase up to an aggregate of 2,343,750 additional shares to cover over-allotments, if any. In connection with the Recapitalization, all outstanding shares of Preferred Stock will be converted into shares of Common Stock and all outstanding options to purchase shares of Preferred Stock will be converted into options to purchase shares of Common Stock. See "Proposed Initial Public
     Offering."

(2) Includes 600,043.907 shares of common stock and 38,968.8975 shares of Preferred Stock held by Tyler Capital Fund, L.P.; 122,944.808 shares of common stock and 7,984.4551 shares of Preferred Stock held by Tyler Massachusetts, L.P.; 35,974.951 shares of common stock and 2,336.3360 shares of Preferred Stock held by Tyler International, L.P. -II; 51,213.451 shares of common stock and 3,325.9761 shares of Preferred Stock held by BCIP Associates ("BCIP Associates"); and 10,322.792 shares of common stock and 670.3973 shares of

     Preferred Stock held by BCIP Trust Associates, L.P. ("BCIP Trust" and, collectively with BCIP Associates and the Tyler Entities, the "Bain Capital Funds"). The Bain Capital Funds are offering an aggregate of 3,030,807 shares of Common Stock in the Proposed Equity Offering on a pro rata basis.

(3) The address of such person is c/o the Company, 17304 Preston Road, Dallas, Texas 75252.

(4) Includes 50,782 shares of common stock and 3,297.95 shares of Preferred Stock that can be acquired through currently exercisable options. Such options will be converted into options to purchase 813,937 shares of Common Stock in connection with the Proposed Equity Offering. See "Stock Options."

(5) Includes 48,235 shares of common stock and 3,132.55 shares of Preferred Stock that can be acquired through currently exercisable options. Such options will be converted into options to purchase 773,115 shares of Common Stock in connection with the Proposed Equity Offering. See "Stock Options."

(6) Includes 35,497 shares of common stock and 2,305.95 shares of Preferred Stock that can be acquired through currently exercisable options. Such options will be converted into options to purchase 568,947 of Common Stock in connection with the Proposed Equity Offering. See "Stock Options."

(7) The address of such person is c/o Bain Venture Capital, Two Copley Place, Boston, Massachusetts 02116.

(8) Mr. Gay is a Director of APP. Mr. Gay is also a general partner of Bain Venture Capital, the general partner of the Tyler Entities, and a general partner of BCIP Associates and BCIP Trust. Accordingly, Mr. Gay may be deemed to beneficially own shares owned by the Bain Capital Funds, although Mr. Gay disclaims beneficial ownership of any such shares.

(9) Mr. Lavine is a Director of APP. Mr. Lavine is also a general partner of BCIP Associates and BCIP Trust. Accordingly, Mr. Lavine may be deemed to beneficially own shares owned by BCIP Associates and BCIP Trust, although Mr. Lavine disclaims beneficial ownership of any such shares.

(10) Mr. Wolpow is a Director of APP. Mr. Wolpow is also a general partner of BCIP Associates and BCIP Trust. Accordingly, Mr. Wolpow may be deemed to beneficially own shares owned by BCIP Associates and BCIP Trust, although Mr. Wolpow disclaims beneficial ownership of any such shares.

(11) Includes shares which may be deemed to be beneficially owned by Messrs. Gay, Lavine and Wolpow and shares that Messrs. Hanson, Gard and Benson can acquire through currently exercisable options.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITION ARRANGEMENTS


  In connection with the Acquisition, members of Williamhouse's management received substantial payments for their equity interests in Williamhouse. Messrs. Needham, Norton and Ginolfi, together with Mr. Lewis and his family, received an aggregate of approximately $19.8 million at the Closing of the Acquisition for their shares of Williamhouse and pursuant to other equity-based arrangements. Bain Capital was paid a fee of $5 million by Ampad for, among other things, its services in analyzing, negotiating and arranging the financing for the Acquisition. Prior to the Acquisition, APP recapitalized its common stock and Class P Common Stock into common stock, Class P Common Stock and approximately $200 million aggregate liquidation value of Preferred Stock. In connection with such recapitalization, APP declared a dividend on its Class P Common Stock of one share of Preferred Stock for each ten shares of common stock and Class P Common Stock. In December 1995, APP redeemed on a pro rata basis a portion of such Preferred Stock with an aggregate liquidation value of approximately $70.6 million from the proceeds of the Offering. At the same time, APP declared a cash dividend of approximately $4.63 million on its Class P Common Stock and, thereafter, converted all outstanding Class P Common Stock on a share-for-share basis into common stock. The executive officers of the Company (Messrs. Hanson, Gard and Benson) received an aggregate of 5,400 shares of Preferred Stock as a result of the Preferred Stock Dividend and cash consideration of approximately $267,819 as a result of their respective equity ownership in APP. In addition, approximately $8,901,520 of the proceeds from the Offering was used by the Company to repurchase from the executive officers of the Company options to acquire Preferred Stock. See "1992 Key Employees Stock Option Plan."


MANAGEMENT ADVISORY AGREEMENT

  In October 1995, APP entered into a ten-year Management Advisory Agreement (the "Advisory Agreement") with Bain Capital to replace Bain Capital's prior agreement with the Company. Pursuant to the Advisory Agreement, Bain Capital provides management consulting, advisory services and support, negotiation and analysis of financial alternatives, acquisitions and dispositions and other services as agreed upon by the Company and Bain Capital. Under the Advisory Agreement, the Company (i) paid Bain Capital in connection with the offering of the Notes, in the aggregate, a cash financial advisory fee of $2.0 million, plus its out-of-pocket expenses and (ii) agreed to pay Bain Capital an aggregate annual fee of no less than $2.0 million, plus its out-of-pocket expenses. For the years ended December 31, 1995, 1994 and 1993, the Company paid Bain Capital $937,000, $684,000 and $431,000, respectively, in financial advisory fees pursuant to the Advisory Agreement or the prior agreement. Prior to the completion of the Proposed Equity Offering, the Company and Bain Capital expect to amend and restate the Advisory Agreement to provide for an initial term of four years, subject to automatic one-year extensions beyond the initial term (not to exceed an aggregate of eight years) on each anniversary of the effective date of such agreement so long as Bain Capital continues to own at least 5% of the outstanding Common Stock. Under the amended Advisory Agreement, the Company will pay Bain Capital (i) an annual cash advisory fee of $2 million, plus out-of-pocket expenses, (ii) an aggregate fee of approximately $2.0 million, plus its out-of-pocket expenses in connection with the Proposed Equity Offering and
(iii) a transaction fee in connection with the consummation of each acquisition, divestiture or financing by the Company or its subsidiaries in an amount equal to 1% of the aggregate value of such transaction. In connection therewith, the Company expects to pay Bain Capital transaction fees of approximately $3.0 million, plus its out-of-pocket expenses, in connection with the entering into of the New Bank Credit Agreement, approximately $300,000 for its services rendered in connection with the sale of the Personalizing Division and $550,000 for its services rendered in connection with the Niagara Acquisition. The Company believes that the fees received for the professional services rendered are at least as favorable to the Company as those which could be negotiated with a third party.

                  DESCRIPTION OF BANK CREDIT AGREEMENT


  The Company and APP entered into a Bank Credit Agreement with Bankers Trust Company, as agent (the "Agent"), providing for term loans of $245.0 million and a revolving credit facility of $45.0 million. Loans under the Bank Credit Agreement are comprised of a multi-tranche facility with principal payments scheduled in years one through eight and one-half years from the closing date in the form of (i) a term loan facility (the "Tranche A Term Loan Facility") in the amount of $95 million ($25.2 million of which was borrowed in January 1996),
(ii) a second term loan facility (the "Tranche B Term Loan Facility") in the amount of $65 million, (iii) a third term loan facility (the "Tranche C Term Loan Facility") in the amount of $45 million, (iv) a fourth term loan facility (the "Tranche D Term Loan Facility", and together with the Tranche A Term Loan Facility, the Tranche B Term Loan Facility and the Tranche C Term Loan Facility, the "Term Loan Facilities") in the amount of $40 million, (v) a revolving credit facility (the "Revolving Credit Facility", and together with the Term Loan Facilities, the "Senior Bank Financing") in the amount of $45 million which includes a letter of credit sub-limit of $20 million and (vi) an IRB letter of credit facility in the amount of $13.4 million. The Company used the Senior Bank Financing to provide funding necessary to consummate the Acquisition, with the Revolving Credit Facility being used for working capital needs. This information relating to the Bank Credit Agreement is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith. The following is a description of the material terms of the Bank Credit
Agreement.

  Indebtedness under the Bank Credit Agreement is guaranteed by APP, WR, and all current and future domestic subsidiaries of the Company except for the SPC (as defined), a Receivables Entity as defined in the Indenture, and is secured by
(i) a perfected security interest in substantially all the assets and property of the Company and its subsidiaries except for the SPC, and (ii) a first priority perfected pledge of all capital stock of WR, the Company and its current subsidiaries except for the SPC.

  Indebtedness under the Bank Credit Agreement varies by tranche. The Tranche A Term Loan Facility is a five-year facility with quarterly principal payments scheduled in years one through five and bears interest at a rate (at the Company's option) of (a) the Eurodollar Rate (as defined in the Bank Credit Agreement) plus 275.0 basis points less an interest reduction discount of 25 basis points or 50 basis points if the Company meets certain targets for its coverage and leverage ratios (the "Interest Reduction Discount") or (b) the applicable base rate of Bankers Trust Company, which is the higher of 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate (as defined in the Bank Credit Agreement) an d the prime lending rate announced from time to time by Bankers Trust Company (the "Base Rate") plus 175.0 basis points less the Interest Reduction Discount, if applicable. The Tranche B Term Loan Facility is a seven-year facility with quarterly principal payments scheduled in years six and seven, with nominal quarterly principal payments prior to that time, and bears interest at a rate (at the Company's option) of
(a) the Eurodollar Rate plus 337.5 basis points or (b) the Base Rate plus 237.5 basis points. The Tranche C Term Loan Facility is an eight-year facility with quarterly principal payments scheduled in year eight, with nominal quarterly principal payments prior to that time, and bears interest at a rate (at the Company's option) of (a) the Eurodollar Rate plus 375.0 basis points or (b) the Base Rate plus 275.0 basis points. The Tranche D Term Loan Facility is an eight and one-half year facility with quarterly principal payments scheduled in the first two quarters of year nine, with nominal quarterly principal payments prior to that time, and bears interest at a rate (at the Company's option) of (a) the Eurodollar Rate plus 400.0 basis points or (b) Base Rate plus 300.0 basis points. The Revolving Credit Facility is a five-year facility bearing interest at a rate (at the Company's option) of (a) the Eurodollar Rate plus 275.0 basis points less the Interest Reduction Discount, if applicable or (b) the Base Rate plus 175.0 basis points less the Interest Reduction Discount, if applicable. In addition, the Bank Credit Agreement provides for mandatory repayment, subject to certain exceptions, of the Senior Bank Financing upon the occurrence of certain events including, but not limited to, asset sales, certain equity and debt issuances, insurance recovery events and the accumulation of excess cash flow (with a requirement to pay 50% of Excess Cash Flow (as defined therein) for the period ending on December 31, 1995 and 75% of Excess Cash Flow per annum thereafter), each subject to certain exceptions.

  The Revolving Credit Facility may be repaid and reborrowed. The Company is required to pay the lenders under the Bank Credit Agreement in the aggregate a commitment fee equal to 1/2 of 1% per annum, payable on a quarterly basis, on the daily average unused portion of the Aggregate Unutilized Commitment (as defined in the Bank Credit Agreement). The Company also is required to pay to the lenders participating in the Revolving Credit Facility letter of credit fees equal to the Applicable Eurodollar Margin (as defined in the Bank Credit Agreement) in effect as of such time for loans under the Revolving Credit Facility and to the lender issuing a letter of credit a facing fee of 0.25% on the average daily stated amount of each outstanding letter of credit issued by such lender and its customary administrative charges in connection with such letters of credit.

  The Bank Credit Agreement requires the Company to meet certain financial tests, including (i) a minimum level of consolidated EBITDA (as defined therein) of $15.5 million on March 31, 1996 and increasing thereafter on a quarterly basis to $111.5 million on June 30, 2004; (ii) a minimum interests coverage ratio of 1.2:1.0 on March 31, 1996 and increasing thereafter on a quarterly basis to 3.6:1.0 on June 30, 2004 and (iii) a maximum leverage ratio for the quarter ending December 31, 1996 of 6.0:1.0 and decreasing thereafter on a quarterly basis to 2.2:1.0 for the quarter ended June 30, 2004. The Bank Credit Agreement also contains covenants which, among other things, limit the incurrence of additional indebtedness, payment of dividends, transactions with affiliates, asset sales, acquisitions, mergers, prepayments of other indebtedness, liens and encumbrances and other matters customarily restricted in such agreements.

  The Bank Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, ERISA, judgment defaults, failure of any guaranty or security agreement supporting the Bank Credit Agreement to be in full force and effect and change of control of APP.


                    DESCRIPTION OF NEW BANK CREDIT AGREEMENT


  Contemporaneously with, and conditioned upon, the Proposed Equity Offering, the Company intends to refinance and retire all remaining indebtedness under the Bank Credit Agreement with the proceeds of loans under the New Bank Credit Agreement. The New Bank Credit Agreement will be a revolving credit facility with a maximum availability of $300 million with the following material terms:
Loans will be made under the New Bank Credit Agreement directly to the Company and will be guaranteed by APP and each of its subsidiaries (other than the SPC (as defined below)). Loans made under the New Bank Credit Agreement will bear interest at a rate per annum equal to, at the Company's option, (i) the Base Rate plus the Applicable Margin or (ii) the Eurodollar Rate plus the Applicable Margin (as each term is defined in the New Bank Credit Agreement). The Applicable Margin for the Base Rate loans will vary from 0% to .75% and the Applicable Margin for Eurodollar Loans will vary from .75% to 1.75%, each based on the Company's leverage ratio and the type of loan. Availability under the New Bank Credit Agreement will be subject to an unused commitment fee which will be a percentage of the unutilized revolving loan commitment. This percentage will vary from .3% to .5% based on the Company's Leverage Ratio.

  Availability under the New Bank Credit Agreement will generally be reduced to the extent of the net proceeds of a sale of assets by the Company, the net proceeds of an issuance of debt by the Company or 50% of the net proceeds of an issuance of equity by the Company. Availability will also be reduced by $50 million in 1999 and $50 million in 2000. The New Bank Credit Agreement is expected to terminate in 2001. The Company will be permitted to make acquisitions under the New Bank Credit Agreement up to an aggregate of $25 million per acquisition without the consent of the Required Banks and up to $50 million per acquisition if, on a pro forma basis giving effect to such acquisition, the Company's Leverage Ratio is less than 3.0 to 1.0. The New Bank Credit Agreement will be secured to the same extent as the Bank Credit Agreement and will contain similar restrictive covenants, financial tests and events of default. The foregoing description of the material terms of the New Bank Credit Agreement is qualified in its entirety by reference by the executed term sheet relating to the New Bank Credit Agreement, which has been filed as an exhibit to the registration statement to which this Prospectus is a part.

                  DESCRIPTION OF ACCOUNTS RECEIVABLE FACILITY

  The Accounts Receivable Facility was established simultaneously with the consummation of the Acquisition. The following summary of the material terms of the Accounts Receivable Facility is qualified in its entirety by reference to the complete agreement, which has been filed in an exhibit to the Registration Statement, of which the Prospectus forms a part. Pursuant to the Accounts Receivable Facility, the Company and its subsidiaries are deemed to have sold to a wholly owned special purpose corporation of the Company (the "SPC") all of the receivables generated by the Company and its subsidiaries upon the creation of such receivable. The SPC then transfers the receivables purchased from the Company and its subsidiaries each day to a master trust (the "Trust"). The SPC is operated in a fashion intended to ensure that its assets and liabilities are distinct from those of the Company and its other affiliates, and that its assets are not available to satisfy claims of creditors of the Company and its subsidiaries.

  At the time of the Acquisition, the Company sold all of its receivables to the SPC. The SPC, in turn, transferred the receivables to the Trust in exchange for a "Variable Funding Certificate" and a "Transferor Certificate," each representing an undivided interest in the securities and other assets of the Trust. Immediately thereafter, the SPC sold the Variable Funding Certificate to Bankers Trust Company.

  The Trust has issued an aggregate principal amount of $60 million Class A Variable Rate Trade Receivables Backed Certificates, Series 1996-1 (the "Class A Certificates") and Class B Variable Rate Trade Receivables Backed Certificates, Series 1996-1 (the "Class B Certificates"). The Class A Certificates are "revolving" certificates, the principal amount of which may be increased or decreased by the SPC, subject to certain standard conditions precedent. The Class B Certificates have a fixed principal amount and are subordinated to the Class A Certificates. The Class A Certificates and the Class B Certificates have a term of approximately 4 1/2 years until their scheduled amortization dates. The interest rate of the Class A Certificates is equal to a reserve-adjusted Eurodollar rate or an alternate base rate plus a given spread. The interest rate of the Class B Certificates is equal to a reserve-adjusted Eurodollar rate plus a given spread. The Company expects that the Class A Certificates have been rated AAA and that the Class B Certificates have been rated BBB by Standard & Poor's Rating Group. The SPC used the proceeds of the issuance of the Class A Certificates and Class B Certificates to repay the Variable Funding Certificate described in the preceding paragraph.

                         DESCRIPTION OF EXCHANGE NOTES

  The Exchange Notes offered hereby will be issued as a separate series of notes pursuant to the Indenture, dated as of December 1, 1995, by and among the Company, the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"). The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture has been filed an exhibit to the Registration Statement, of which this Prospectus forms a part. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." For purposes of this section, references to the "Company" include only American Pad & Paper Company of Delaware, Inc. and not its subsidiaries and the Notes and the Exchange Notes shall be collectively referred to as the "Senior Notes."

     The Exchange Notes will be unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Debt of the Company.

     The Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Senior Notes. The Senior Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Senior Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Senior Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. The form and terms of the Exchange Notes are the same as the form and terms of the Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and
(iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. Any Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.


PRINCIPAL, MATURITY AND INTEREST

     The Senior Notes are limited in aggregate principal amount to $200 million and will mature on November 15, 2005. Interest on the Senior Notes will accrue at the rate of 13% per annum and will be payable semi-annually in cash on each May 15 and November 15 commencing on May 15, 1996, to the Persons who are registered Holders at the close of business on the May 1 and November 1 immediately preceding the applicable interest payment date. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.

     The Senior Notes will not be entitled to the benefit of any mandatory sinking fund.


REDEMPTION

     Optional Redemption.   The Senior Notes are redeemable, at the Company's
option, in whole at any time or in part from time to time, on and after November 15, 2000, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 15 of the year set forth below, plus, in each case, accrued interest to the date of redemption:

                YEAR                   PERCENTAGE
                ----                   ----------
                2000 ................     106.500%
                2001 ................     104.333
                2002 ................     102.167
                2003 and thereafter..     100.000

     Optional Redemption Upon Public Equity Offerings.   At any time, or
from time to time, on or prior to November 15, 1998, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of Senior Notes originally issued at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 15 of the year set forth below, plus, in each case, accrued interest to the date of redemption:


                        YEAR                PERCENTAGE
                        ----                ----------
                         1995 .............  111.0%
                         1996 .............  113.0
                         1997 .............  113.0

provided that at least $100 million aggregate principal amount of Senior Notes remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of APP, WR or the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act; provided that, in the event of a Public Equity Offering by APP or WR, APP or WR, as the case may be, contributes to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Senior Notes to be redeemed pursuant to the preceding paragraph.

     The net proceeds to APP from the Proposed Equity Offering are currently estimated to be approximately $187 million. If the Proposed Equity Offering is consummated, APP intends to use a portion of such proceeds to allow the Company to redeem approximately $70 million aggregate principal amount of the Senior Notes from the holders thereof on a pro rata basis and to pay approximately $8 million in redemption premiums on the redeemed Senior Notes. There can be no assurance that APP will consummate the Proposed Equity Offering, or if it does, that it will use the proceeds therefrom to the redeem amounts outstanding under the Senior Notes. See "Proposed Initial Public Offering."

SELECTION AND NOTICE OF REDEMPTION

     In case of a partial redemption, selection of the Senior Notes or portions thereof for redemption shall be made by the Trustee by lot, pro rata or in such manner as it shall deem appropriate and fair and in such manner as complies with any applicable legal requirements; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Senior Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. Senior Notes may be redeemed in part in multiples of $1,000 principal amount only. Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to each Holder whose Senior Notes are to be redeemed at the last address for such Holder then shown on the registry books. If any Senior
Note is to be redeemed in part only, the notice of redemption that relates to such Senior Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Note. On and after any redemption date, interest will cease to accrue on the Senior Notes or part thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture.

SUBORDINATION

     The payment of all Obligations on the Senior Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Senior Debt. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Senior Notes, or for the acquisition of any of the Senior Notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Senior Notes or to acquire any of the Senior Notes for cash or property or otherwise.

     In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Senior Notes or (y) acquire any of the Senior Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Senior Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Debt, including the Holders of the Senior Notes, may recover less, ratably, than holders of Senior Debt.

     As of March 31, 1996, the Company had approximately $253.5 million of Senior Debt and the Subsidiary Guarantors had approximately $8.6 million of
Guarantor Senior Debt (excluding guarantees of Senior Debt).   As of March 31,
1996, the Company had approximately $45.7 million available to be drawn under the revolving credit portion and letter of credit facility of the Bank Credit Agreement, which amounts would have been Senior Debt. Under the Indenture (without giving effect to the restrictions in the Bank Credit Agreement), the Company could have incurred approximately $74 million of additional indebtedness, including indebtedness senior of right of payment to the Senior Notes, as of March 31, 1996.


GUARANTEES

     Each Subsidiary Guarantor has unconditionally guaranteed, on a senior subordinated basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Senior Notes, including the payment of principal of and interest on the Senior Notes. The Guarantees are subordinated to Guarantor Senior Debt on the same basis as the Senior Notes are subordinated to Senior Debt. The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the Adjusted Net Assets (as defined in the Indenture) of each Subsidiary Guarantor.

     Each Subsidiary Guarantor may consolidate with or merge into, liquidate, dissolve or sell its assets to the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants--Merger, Consolidation and Sale of Assets." In the event that (i) either all of the Capital Stock of a Subsidiary Guarantor is sold by the Company (whether by merger, stock purchase or otherwise) or all or substantially all of the assets of a Subsidiary Guarantor are sold by such Subsidiary Guarantor and such sale complies with the provisions set forth in "Certain Covenants--Limitation on Asset Sales" or (ii) the lenders under the Bank Credit Agreement release a Subsidiary Guarantor of all guarantees under the Bank Credit Agreement and release all Liens on the property and assets of such Subsidiary Guarantor relating to such Indebtedness, then in each case the Subsidiary Guarantor's Guarantee will be released. As permitted under the Indenture, the Company expects to merge certain of the Subsidiary Guarantors with and into itself following the sale of the Personalizing Division.


CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

     The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full and terminate all commitments under Indebtedness under the Bank Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Bank Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Bank Credit Agreement and all such other Senior Debt to permit the repurchase of the Senior Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase the Senior Notes pursuant to the provisions described below. The Company's failure to comply with this covenant shall constitute an Event of Default described in clause (iii) and not in clause
(ii) under "Events of Default" below.

     Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Senior Note purchased pursuant to a Change of Control Offer will be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Senior Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Senior Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

     Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Senior Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Senior Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     Limitation on Restricted Payments.   The Company will not, and will
not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock for Qualified Capital Stock, or (c) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b) and (c) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, or (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date shall exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (y) 100% of the aggregate net proceeds received by the Company (including the fair market value of property other than cash) from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (including Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness); plus (z) without duplication of any amounts included in clause (iii)(y) above, 100% of the aggregate net proceeds (including the fair market value of property other than cash) of any equity contribution received by the Company from a holder of the Company's Capital Stock.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (2) if no Event of Default shall have occurred and be continuing as a consequence thereof, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock; (3) payments for the purpose of and in an amount equal to the amount required to permit APP to redeem or repurchase APP's common equity or options in respect thereof, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause (3) shall not exceed $6 million (which amount shall be increased by the amount of any proceeds to the Company from (x) sales of Capital Stock of APP to management employees subsequent to the Issue Date and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate; (4) the making of distributions, loans or advances in an amount not to exceed $3 million per annum sufficient to permit APP or WR to pay the ordinary operating expenses of APP or WR (including, without limitation, directors fees, indemnification obligations, professional fees and expenses) related to APP's or WR's ownership of Capital Stock of the Company or APP's ownership of Capital Stock of WR (other than to Bain Capital or a Bain Related Party); (5) the payment of any amounts pursuant to the Tax Allocation Agreement;
(6) the payment of fees and compensation as permitted under clause (i) of paragraph (b) of the "Transactions with Affiliates" covenant; (7) so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $100,000 in the aggregate, to enable APP to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; (8) payments with respect to the Old Debentures to the extent deemed to be a payment on behalf of WR in its capacity as guarantor of the Old Debentures; and (9) the payment of up to $75 million to WR and APP with a portion of the net proceeds of the sale of the Notes in connection with the Transactions. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (a) amounts expended (to the extent such expenditure is in the form of cash) pursuant to clauses (1), (2) and (3) shall be included in such calculation; provided such expenditures pursuant to clause (3) shall not be included to the extent of cash proceeds received by the Company from any "key-man" life insurance policies and (b) amounts expended pursuant to clauses (4),
(5), (6), (7), (8) or (9) shall be excluded from such calculation.

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company or any Subsidiary Guarantor may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.


     Limitations on Transactions with Affiliates.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; provided, however, that for a transaction or series of related transactions with an aggregate value of $5 million or more, at the Company's option (i) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or (ii) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; and provided, further, that for a transaction or series of related transactions with an aggregate value of $10 million or more, the Board of Directors of the Company shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

     (b) The foregoing restrictions shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) transactions effected as part of a Qualified Receivables Transaction; (iv) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and (v) Restricted Payments permitted by the Indenture.

     Limitation on Liens.   The Company will not, and will not permit any
of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Senior Notes, the Senior Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Senior Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date and any extensions, renewals or replacements thereof; (B) Liens securing Senior Debt and Guarantor Senior Debt; (C) Liens securing the Senior Notes and the Guarantees; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary on assets of any Subsidiary of the Company; (E) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and (F) Permitted Liens.

      Prohibition on Incurrence of Senior Subordinated Debt.   Neither the
Company nor any Subsidiary Guarantor will incur or suffer to exist Indebtedness that is senior in right of payment to the Senior Notes or such Subsidiary

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Guarantor's Guarantee and subordinate in right of payment to any other
Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

     Limitation on Dividend and Other Payment Restrictions Affecting
Subsidiaries.   The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law;
(2) the Indenture; (3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date (including, without limitation, the Bank Credit Agreement and the Indenture governing the Old Debentures); (6) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien; (7) restrictions imposed by any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale; (8) any agreement or instrument governing Capital Stock of any Person that is acquired;
(9) Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity; or (10) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or
(5) above or any other agreement evidencing Indebtedness permitted under the Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are not less favorable to the Company in any material respect as determined by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

     Limitation on Preferred Stock of Subsidiaries.   The Company will not
permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

     Merger, Consolidation and Sale of Assets.   The Company will not, in a
single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or Persons or adopt a plan of liquidation unless (i) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume all the obligations of the Company under the Senior Notes and the Indenture; (ii) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving Person is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; (iv) immediately after such transaction or series of related transactions the Company or the surviving entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of related transactions without giving effect to (A) any non-cash charges relating to existing stock options as a direct result of or related to such transaction or series of related transactions or (B) any purchase accounting adjustments related to such transaction or series of related transactions; (v) each Subsidiary Guarantor, unless it is the other party to the transaction, shall have by supplemental indenture confirmed that after consummation of such transaction its Guarantee shall apply, as such Guarantee applied on the date it was granted under the Indenture to the obligations of the Company under the Indenture and the Senior Notes, to the obligations of the Company or such Person, as the case may be, under the Indenture and the Senior Notes; and (vi) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Indenture, that the surviving Person agrees to be bound thereby, and that all conditions precedent in the Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company,

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

the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Senior Notes with the same effect as if such surviving entity had been named as such; provided that solely for purposes of computing amounts described in clause (iii) of the first paragraph of the covenant "Limitation on Restricted Payments" above, any such surviving entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

     Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and the Indenture in connection with any transaction complying with the provisions of "--Limitation on Asset Sales" or as otherwise provided in the Indenture) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant.

     Limitation on Asset Sales.   The Company will not, and will not permit
any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt, as the case may be, under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to repurchase Old Debentures required to be repurchased under the indenture governing the Old Debentures, (C) to reinvest in Productive Assets or (D) a combination of prepayment, repurchase and investment permitted by the foregoing clauses (iii)(A), (iii)(B) and (iii)(C). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A),
(iii)(B), (iii)(C) or (iii)(D) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B), (iii)(C) and (iii)(D) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Senior Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Senior Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

     Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10 million, at which time the Company or such

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Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net
Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10 million or more shall be deemed to be a "Net Proceeds Offer Trigger Date").

     Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Productive Assets and (ii) such Asset Sale is for fair market value (as determined in good faith by the Company's Board of Directors); provided that any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

     Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Senior Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Senior Notes in an amount exceeding the Net Proceeds Offer Amount, Senior Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     Guarantees of Certain Indebtedness.   The Company will not permit any
of its Restricted Subsidiaries, directly or indirectly, to incur, guarantee or secure through the granting of Liens the payment of any Indebtedness under the Bank Credit Agreement or any refunding or refinancing thereof, in each case unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary's Guarantee, such Guarantee to be a senior subordinated unsecured obligation of such Restricted Subsidiary. Neither the Company nor any such Subsidiary Guarantor shall be required to make a notation on the Senior Notes or the Guarantees to reflect any such subsequent Guarantee. Nothing in this covenant shall be construed to permit any Restricted Subsidiary of the Company to incur Indebtedness otherwise prohibited by the "Limitation on Incurrence of Additional Indebtedness" covenant. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

     Conduct of Business.   The Company and its Restricted Subsidiaries
will not engage in any businesses which are not the same, similar, related or ancillary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

     Application of Proceeds of Initial Public Offering.   The Company will
use 50% of the net cash proceeds from an Initial Public Offering to repay, redeem, repurchase or otherwise retire up to $50 million of Indebtedness of the Company (other than Indebtedness under a revolving credit facility unless there is a permanent reduction in the availability under such revolving credit facility) within 90 days of the consummation of an Initial Public Offering; provided that (i) in the event that an Initial Public Offering is by APP or WR, APP or WR, as the case may be, shall have contributed to the capital of the Company the portion of the net cash proceeds of an Initial Public Offering necessary to, and such net cash proceeds shall be used to, repay, redeem, repurchase or otherwise retire such Indebtedness of the Company and (ii) the foregoing shall not limit the Company's ability to repay, redeem, repurchase or otherwise retire Indebtedness of the Company in excess of $50 million.


EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default": (i) the failure to pay interest on any Senior Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); (ii) the failure to pay the principal on any Senior Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise

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

(including the failure to make a payment to purchase Senior Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Senior Notes;
(iv) the failure to pay at final maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Receivables Entity) of the Company and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $10 million or more at any time; (v) one or more judgments in an aggregate amount in excess of $10 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; and (vii) any of the Guarantees of the Subsidiary Guarantors that are also Significant Subsidiaries of the Company ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or any of such Subsidiary Guarantors denies its liability under its Guarantee (other than by reason of release of such Subsidiary Guarantor in accordance with the terms of the Indenture).

     Upon the happening of any Event of Default specified in the Indenture, the Trustee or the Holders of at least 25% in principal amount of outstanding Senior Notes may declare the principal of and accrued interest on all the Senior Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Bank Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Bank Credit Agreement or 5 business days after receipt by the Company and the Representative under the Bank Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default with respect to bankruptcy proceedings of the Company occurs and is continuing, then such amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Senior Notes.

     The Indenture will provide that, at any time after a declaration of acceleration with respect to the Senior Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Senior Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) or (vii) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. The holders of a majority in principal amount of the Senior Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Senior Notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Senior Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Notes, except for
(i) the rights of holders of the Senior Notes to receive payments in respect of the principal of, premium, if any, and interest on the Senior Notes when such payments are due, (ii) the Company's obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant
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

Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Senior Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Senior Notes cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Senior Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to the Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Senior Notes concurrently with such incurrence); (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Senior Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the Senior Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of the Senior Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

  The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Senior Notes, as expressly provided for in the Indenture) as to all outstanding Senior Notes when (i) either (a) all the Senior Notes theretofore authenticated and delivered (except lost, stolen or destroyed Senior Notes which have been replaced or paid and Senior Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Senior Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Senior Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Senior Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

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MODIFICATION OF THE INDENTURE

  From time to time, the Company, the Subsidiary Guarantors and the Trustee, without the consent of the Holders of the Senior Notes, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes issued under the Indenture, except that, without the consent of each holder of the Senior Notes affected thereby, no amendment may: (i) reduce the amount of Senior Notes whose holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Senior Notes;
(iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Senior Notes, or change the date on which any Senior Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Senior Notes payable in money other than that stated in the Senior Notes; (v) make any change in provisions of the Indenture protecting the right of each holder of a Senior Note to receive payment of principal of and interest on such Senior Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of Senior Notes to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the Senior Notes); (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (vii) modify the subordination provisions of the Indenture to adversely affect the holders of Senior Notes in any material respect; or (viii) release any Subsidiary Guarantor that is a Significant Subsidiary of the Company from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

ADDITIONAL INFORMATION

  The Indenture provides that the Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company and the Subsidiary Guarantors will also comply with the other provisions of TIA
(S) 314(a).


CERTAIN DEFINITIONS

  Set forth below is a summary of the material defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition.

  "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

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

  "all or substantially all" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

  "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or
(b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $500,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets," (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the region,
(v) the licensing of intellectual property, (vi) disposals or replacements of obsolete equipment in the ordinary course of business, (vii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to one or more Wholly Owned Restricted Subsidiaries in connection with Investments permitted under the "Limitations on Restricted Payments" covenant, (viii) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, and (ix) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction. For the purposes of clause (viii), Purchase Money Notes shall be deemed to be cash.

  "Bain Related Party" means Bain Capital, Inc. and any Affiliate of Bain Capital, Inc.

  "Bank Credit Agreement" means the Credit Agreement dated as of October 31, 1995, among the Company, APP, WR, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

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  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200 million; provided that instruments issued by banks not having one of the two highest ratings obtainable from either S&P or Moody's shall not constitute "Cash Equivalents" for purposes of the subordination provisions of the Indenture; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, APP or WR to any Person or group of related Persons (other than Bain Capital and Bain Related Parties) for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) any Person or Group (other than Bain Capital and Bain Related Parties) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company, APP or WR; or (iv) the replacement of a majority of the Board of Directors of the Company, APP or WR over a two-year period from the directors who constituted such Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of such Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges.

  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries

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

directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (before amortization or write-off of debt issuance costs), plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person expressed as a decimal.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) gains and losses from Asset Sales (without regard to the $500,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP, (b) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP, (c) items classified as extraordinary, unusual or nonrecurring gains and losses, and the related tax effects according to GAAP, including, without limitation, any compensation expense incurred in connection with the Transactions, (d) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Subsidiary of the Company or is merged or consolidated with the Company or any Subsidiary, (e) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, (f) the net loss of any Person, other than a Restricted Subsidiary of the Company and (g) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person.

  "Consolidated Net Worth" means, with respect to any Person for any date of determination, the sum of (i) stated capital with respect to Capital Stock of such Person and additional paid-in-capital, and (ii) retained earnings (or minus accumulated deficit) of such Person and its Subsidiaries (or, in the case of the Company, the Restricted Subsidiaries), less, to the extent included in the foregoing, amounts attributable to Disqualified Capital Stock, each item determined on a consolidated basis in accordance with GAAP.

  "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses (including any last-in, first-out (LIFO) provisions) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

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  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

  "Designated Senior Debt" means (i) Indebtedness under or in respect of the Bank Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Senior Notes.

  "fair market value" means, unless otherwise specified, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

  "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to
(i) the deduction or amortization of any premiums, fees, and expenses incurred in connection with the Transactions and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory, fixed assets and in-process research and development, in each case arising in connection with the Acquisition) and 17 (including non-cash charges relating to intangibles and goodwill arising in connection with the Acquisition).

  "Guarantor Senior Debt" means, with respect to any Subsidiary Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Subsidiary Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of such Subsidiary Guarantor under the Bank Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Subsidiary Guarantor, (ii) any Indebtedness of such Subsidiary Guarantor to a Subsidiary of such Subsidiary Guarantor or to a Subsidiary of the Company, (iii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Subsidiary Guarantor or any Subsidiary of such Subsidiary Guarantor (including, without limitation, amounts owed for compensation), (iv) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (v) Indebtedness represented by Disqualified Capital Stock, (vi) any liability for federal, state, local or other taxes owed

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or owing by such Subsidiary Guarantor, (vii) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vii) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made) would not violate such provisions of the Indenture) and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Subsidiary Guarantor.

  "Indebtedness" means with respect to any Person, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through
(vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all obligations under currency swap agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock and (y) any transfer of accounts receivable or other assets which constitute a sale for purposes of GAAP shall not constitute Indebtedness hereunder.

  "Initial Public Offering" means the first underwritten public offering of Qualified Capital Stock by any of APP, WR or the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

  "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

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

  "Issue Date" means the date of original issuance of the Notes.

  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or charge other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

  "Moody's" means Moody's Investors Service, Inc. and its successors.

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale, (d) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Cash Proceeds on such date.

  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, without duplication.

  "Permitted Indebtedness" means, without duplication (i) the Senior
Notes and the Guarantees, (ii) Indebtedness incurred pursuant to the Bank Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $305 million (A) less the amount of all mandatory principal payments actually made by the Company in respect of term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replaced Bank Credit Agreement) and (B) reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder,
(iii) other Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, (iv) Interest Swap Obligations of the Company or any of its Subsidiaries covering Indebtedness of the Company or any of its Subsidiaries; provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under the Indenture; provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company from fluctuation in interest rates on their respective outstanding Indebtedness, (v) Indebtedness under Currency Agreements, (vi) intercompany Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary of the Company, (vii) Acquired Indebtedness to the extent the Company could have incurred such Indebtedness in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant on the date such Indebtedness became Acquired Indebtedness, (viii) guarantees by the Company and its Wholly Owned Restricted Subsidiaries of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under the Indenture; (ix) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness, including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; provided that any such event shall not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under the Indenture) of the Company and its Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (except that this subclause (2) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was originally incurred in reliance upon clauses (vii) or (xi) of this definition), (x) the incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is not recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings), and (xi) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $26 million

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

at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Bank Credit Agreement); provided that such amount shall increase to $40 million in the event that the Company uses the proceeds from an Initial Public Offering to repay, redeem, repurchase or otherwise retire at least $50 million of Indebtedness of the Company (other than Indebtedness under a revolving credit facility unless there is a permanent reduction in the availability under such revolving credit facility).

  "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Wholly Owned Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter) and Investments in the Company by any Restricted Subsidiary of the Company; (ii) cash and Cash Equivalents; (iii) Investments existing on the Issue Date; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries not in excess of $5 million at any one time outstanding; (v) accounts receivable created or acquired in the ordinary course of business; (vi) Currency Agreements and Interest Swap Obligation entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under the Indenture; (ix) additional Investments in Persons not to exceed $12.5 million at any one time outstanding;
(x) any Investment by the Company or a Wholly Owned Subsidiary of the Company in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note or an equity interest; and (xi) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided in the case of an Asset Sale, such Asset Sale is effected in compliance with the "Limitation on Asset Sales" covenant.

  "Permitted Liens" means the following types of Liens:

       (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

      (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

      (iv)  judgment Liens not giving rise to an Event of Default;

       (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

      (vi) any interest or title of a lessor under any Capitalized Lease Obligation;

     (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

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       (viii)  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

         (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

         (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

        (xii)  Liens securing Indebtedness under Currency Agreements;

       (xiii) Liens securing Acquired Indebtedness incurred in reliance on clause (vii) of the definition of Permitted Indebtedness;

        (xiv) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction;

         (xv) Leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

        (xvi) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

       (xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; and

      (xviii) Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (ix) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the Issue Date; provided that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced.

  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

  "Productive Assets" means assets (including Capital Stock) of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries as, or related to such business, conducted on the date of the relevant Asset Sale.

  "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note shall be repaid from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

  "Qualified Capital Stock" means any stock that is not Disqualified Capital Stock.

  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

  "Receivables Entity" means a Wholly Owned Subsidiary of the Company
(or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

  "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

  "S&P" means Standard & Poor's Corporation and its successors.

  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

  "Senior Debt" means the principal of, premium, if any, and interest
(including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Senior Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of the Company under the Bank Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Senior Notes, (ii) any Indebtedness of the Company to a Subsidiary of the

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

Company, (iii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iv) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (v) Indebtedness represented by Disqualified Capital Stock, (vi) any liability for federal, state, local or other taxes owed or owing by the Company, (vii) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vii) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made) would not violate such provisions of the Indenture) and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

  "Significant Subsidiary" means, as of any date of determination, for any Person, each Subsidiary of such Person which (i) for the most recent fiscal year of such Person (on or prior to December 31, 1996, the fiscal period beginning on the Issue Date and ending on the most recently completed fiscal quarter of such Person) accounted for more than 10% of consolidated revenues or consolidated net income of such Person or (ii) as at the end of such fiscal year (on or prior to December 31, 1996, the fiscal period beginning on the Issue Date and ending on the most recently completed fiscal quarter of such Person), was the owner of more than 10% of the consolidated assets of such Person.

  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable transaction.

  "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

  "Subsidiary Guarantors" means (i) each of the Company's Subsidiaries existing on the Issue Date that guarantees the Indebtedness under the Bank Credit Agreement and (ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor whether pursuant to the provisions set forth under "--Certain Covenants--Guarantees of Certain Indebtedness" or otherwise.

  "Tax Allocation Agreement" means the tax allocation agreement between the Company, American Pad & Paper Company and WR Acquisition, Inc. and certain other Subsidiaries of the Company as in effect on the Issue Date.

  "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries have not at the time of designation, and do not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

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

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

BOOK-ENTRY; DELIVERY AND FORM

          Except as described in the next paragraph, the Exchange Notes (and the related guarantees) initially will be replaced by a single permanent global certificate in definitive, fully registered form (the "Global Note"). The Global Note will be deposited promptly after the Expiration Date with, or on behalf of, the Depository and registered in the name of a nominee of the Depository.

          Exchange Notes (i) originally issued to or transferred to "foreign purchasers" or to Accredited Investors (as defined in Regulation D under the Securities Act) who are not "qualified institutional buyers" (as defined in Rule
144A) ("QIBs") or (ii) held by QIBs who elect to take physical delivery of their certificates instead of holding their interest through the Global Note (and which are thus ineligible to trade through the Depository) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered form (the "Certificated Security"). Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Certificates have previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Certificates.

          The Global Note. The Company expects that pursuant to procedures established by the Depository (i) upon issuance of the Global Note, the Depository or its custodian will credit, on its internal system, the principal amount of Exchange Notes of the individual beneficial interests represented by such global securities to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depository or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Note will be limited to persons who have accounts with the Depository ("participants") or persons who hold interests through participants. QIBs may hold their interests in the Global Note directly through the Depository if they are participants in such system, or indirectly through organizations which are participants in such system.

          So long as the Depository, or its nominee, is the registered owner or holder of the Exchange Notes, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. No beneficial owner of an interest in any of the Global Notes will be able to transfer that interest except in accordance with the Depository's procedures, in addition to those provided for under the Indenture with respect to the Exchange Notes.

          Payments of the principal of, premium (if any) and interest (including Additional Interest) on the Global Note will be made to the Depository or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

          The Company expects that the Depository or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including Additional Interest) in respect of the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

          Transfers between participants in the Depository will be effected in the ordinary way in accordance with the Depository rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certified Security for any reason, including to sell Exchange Notes to persons in states which require physical delivery of the Exchange Notes, or to pledge such securities, such holder must transfer its interest in the Global Note, in accordance with the normal procedures of the Depository and with the procedures set forth in the Indenture.

          The Depository has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account the Depository interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, the Depository will exchange the Global Note for Certificated Securities.

          The Depository has advised the Company as follows: the Depository is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the Depository system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

          Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

          Certificated Securities. If the Depository is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued for the Global Note.

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

                                 THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER


          The Notes were originally sold by the Company on December 1, 1995, to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Notes to qualified institutional buyers and accredited investors in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, the Company and the Subsidiary Guarantors entered into the Registration Rights Agreement with the Initial Purchasers (the "Registration Rights Agreement") pursuant to which the Company has agreed, for the benefit of the holders of the Notes, at the Company's cost, to use its best efforts to (i) file the Exchange Offer Registration Statement within 120 days after the date of the original issue (the "Issue Date") of the Notes with the Commission with respect to the Exchange Offer for the Exchange Notes, and (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Notes. For each Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Note will receive an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange therefor or, if no interest has been paid on such Note, from the Issue Date.


          Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the Exchange Notes (and the related guarantees) would in general be freely tradeable after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Company or the Subsidiary Guarantors, as such terms are interpreted by the Commission; provided that Participating Broker-Dealers receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The Commission has taken the position that the Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. The Company and the Subsidiary Guarantors have agreed for a period of 180 days after consummation of the Exchange Offer to make available a prospectus meeting requirements of the Securities Act to Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of such Exchange Notes. However, any purchaser of Notes who is an "affiliate" of the Company or the Subsidiary Guarantors or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) will not be able to tender its Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes, unless such sale or transfer is made pursuant to any exemption from such requirements. If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the applicable Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

          Each holder of the Notes who wishes to exchange the Notes for Exchange Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that (i) it is not an affiliate of the Company or Subsidiary Guarantors, (ii) the Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes.

          In the event that applicable interpretations of the staff of the Commission do not permit the Company and the Subsidiary Guarantors to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 225 days after the Issue Date, or, under certain circumstances, if the Initial Purchasers shall so request, each of the Company and the Subsidiary Guarantors, jointly and severally, will at their cost, (a) as promptly as practicable, file a shelf registration statement covering resales of the Notes (a "Shelf Registration Statement"), (b) use its best efforts to

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

keep effective such Shelf Registration Statement until the earlier of three years after the Issue Date and such time as all of the applicable Notes have been sold thereunder. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder that sells its Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

  If the Company and the Subsidiary Guarantors fail to comply with the above provisions or if such registration statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable with respect to the Notes as follows:

  (i) if the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 120 days following the Issue Date, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the 121st day after the Issue Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

  (ii) if the Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 180 days following the Issue Date, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the 181st day after the Issue Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

  (iii) If (A) the Company and the Subsidiary Guarantors have not exchanged all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 225 days after the Issue Date or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the third anniversary of the Issue Date (unless all the Notes have been sold thereunder), then Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on (x) the 226th day after the Issue Date with respect to the Notes validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective or usable for its intended purpose in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Notes may not exceed in the aggregate 1.0% per annum; and provided further, that (1) upon the filing of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective in the case of clause (iii)(B) above, or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

  Any amounts of Additional Interest due pursuant to clauses (i), (ii) or (iii) above will be payable in cash, on the same original interest payment dates as the Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.


  Following the consummation of the Exchange Offer, holders of the Notes who were eligible to participate in the Exchange Offer but who did not tender their Notes will not have any further registration rights and such Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Notes pursuant to the Exchange Offer. However, Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Notes except (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof, and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture.

  As of the date of this Prospectus, $200 million aggregate principal amount of Notes were outstanding. The Company has fixed the close of business on June 10, 1996 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

  Holders of Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

   The Company shall be deemed to have accepted validly tendered Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

  If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions of the Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than the transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on July 22, 1996, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a..m., New York City time, on the next business day after the previously scheduled expiration date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

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

INTEREST ON THE EXCHANGE NOTES

  The Exchange Notes will bear interest from their date of issuance. Holders of Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on November 15, 1996. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

  Interest on the Exchange Notes is payable semi-annually on each May 15 and November 15, commencing on November 15, 1996.

PROCEDURES FOR TENDERING

  Only a holder of Notes may tender such Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Notes, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  By executing the Letter of Transmittal, each holder will make to the Company the representations set forth above in the third paragraph under the heading "--Purpose and Effect of the Exchange Offer."

  The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Notes listed therein, such Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Notes at the Depository (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Notes by causing such Book-Entry Transfer Facility to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Notes and withdrawal of tendered Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Notes not properly tendered or any Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Exchange Agent that are not Properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Notes and (i) whose Notes are not immediately available, (ii) who cannot deliver their Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

  (a) the tender is made through an Eligible Institution;

  (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

  (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Notes in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

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

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Notes to be withdrawn (the "Depositor"), (ii) identify the Notes to be withdrawn (including the certificate number(s) and principal amount of such Notes, or, in the case of Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Notes register the transfer of such Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or Exchange Notes for, any Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if:

  (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

  (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

  (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Notes and return all tendered Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Notes which have not been withdrawn.

EXCHANGE AGENT

  IBJ Schroder Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

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

  IBJ Schroder Bank & Trust Company
  Attention:  Reorganization Department
  One State Street
  New York, New York  10004
  Telephone: (212) 858-2103
  Facsimile:  (212) 858-2611

  Delivery to an address other than as set forth above, or transmission of instructions via a facsimile number other than the one set forth above, will not constitute a valid delivery.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonable believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company) , (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

  With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must Comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

  As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives an Exchange Note for its own account in exchange for Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."


               CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material United States federal income tax consequences of the exchange of the Notes for the Exchange Notes pursuant to the Exchange Offer. The summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Department Regulations, judicial authority and current administrative rulings and practice, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the Exchange Notes. Further, there can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no rulings from the IRS have been or will be sought as to any of the matters discussed below.

  This summary is for general informational purposes only and generally addresses only the Notes and the Exchange Notes that are held as capital assets. This summary does not purport to discuss all of the tax consequences that may be relevant to the particular circumstances of a holder or to holders subject to special rules, such as financial institutions, broker-dealers, insurance companies, or tax exempt organizations, and persons in special situations such as those who hold the Exchange Notes as part of a straddle. In addition, this summary does not address any aspect of state, local or foreign taxation.



     HOLDERS OF THE NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF EXCHANGING THEIR NOTES FOR THE EXCHANGE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

THE EXCHANGE

    Kirkland & Ellis, special counsel to the Company, has advised the Company that, in its opinion, the exchange of the Notes for the Exchange Notes pursuant to the Exchange Offer should not be a taxable event to the holder. As a result, a holder of Notes should not recognize any taxable gain or loss as a result of the exchange of the Notes for the Exchange Notes. A holder's adjusted tax basis in the Exchange Notes will be the same as his adjusted tax basis in the Notes exchanged therefor, and his holding period for the Notes will be included in his holding period for the Exchange Notes.

                             PLAN OF DISTRIBUTION


  Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until September 30, 1996, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

  The Company and the Subsidiary Guarantors will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to the purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.


                                    EXPERTS

  The Company's consolidated financial statements as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The WR Acquisition, Inc. consolidated balance sheets as of October 31, 1995 and December 31, 1994, and the statements of operations, of cash flows and of changes in stockholders' equity (deficiency) for the ten months ended October 31, 1995 and each of the two years ended December 31, 1993 and 1994 have been included in this Prospectus in reliance on the report of KPMG Peat Marwick LLP, independent accountants, appearing elsewhere herein, on the authority of said firm as experts in auditing and accounting.

  The Globe-Weis statements of net sales and cost of sales for the nine months ended July 31, 1994 and the twelve months ended July 31, 1995 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The consolidated financial statements of Niagara Envelope Company, Inc. at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the issuance of securities offered hereby will be passed upon for the Company by Kirkland & Ellis, New York, New York (a partnership which includes professional corporations). Karl E. Lutz, whose professional corporation is a partner of Kirkland & Ellis, beneficially owns 7,500.011 shares of Common Stock, and 487.0763 shares of Preferred Stock of APP.


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                 AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
                                AND SUBSIDIARIES
                                                                                                                    PAGE
                                                                                                                    ----

Report of Independent Accountants.............................................................................      F-2

Consolidated Balance Sheets at December 31, 1994 and 1995.....................................................      F-3

Consolidated Statements of Operations for the years ended December 31, 1993, 1994 and 1995...................       F-4

Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995...................       F-5

Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the years ended December 31, 1993,
1994 and 1995................................................................................................       F-7

Notes to Consolidated Financial Statements....................................................................      F-8


                     WR ACQUISITION, INC. AND SUBSIDIARIES
                                                                                                                      PAGE
                                                                                                                      ----
Independent Auditors' Report..................................................................................        F-35

Consolidated Balance Sheets at December 31, 1994 and October 31, 1995.........................................        F-36

Consolidated Statements of Operations for the years ended December 31, 1994, 1993 and for the ten months
ended October 31, 1995........................................................................................        F-38


Consolidated Statements of Stockholders' Equity (Deficiency) for the years ended December 31, 1994, 1993              F-39
and for the ten months ended October 31, 1995.................................................................

Consolidated Statements of Cash Flows for the years ended December 31, 1994, and 1993 and for the ten months
ended October 31, 1995........................................................................................        F-40


Notes to Consolidated Financial Statements....................................................................        F-41


                                   GLOBE-WEIS
                                                                                                             PAGE
                                                                                                             ----
Report of Independent Accountants.........................................................................   F-59

Statements of Net Sales and Cost of Sales for the nine months ended July 31, 1994 and twelve months
ended July 31, 1995.......................................................................................   F-60

Notes to Statements of Net Sales and Cost of Sales........................................................   F-61

                        NIAGARA ENVELOPE COMPANY, INC.

Report of Independent Auditors............................................................................   F-63

Consolidated Balance Sheets at December 31, 1994 and 1995.................................................   F-64

Consolidated Statements of Income and Retained Earnings for the years ended December 31, 1993,
1994 and 1995.............................................................................................   F-65

Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995................   F-66

Notes to Consolidated Financial Statements................................................................   F-67

Consolidated Balance Sheets at March 31, 1995 and 1996 (unaudited)........................................   F-74

Consolidated Statements of Income and Retained Earnings for the three months ended March 31, 1995
and 1996 (unaudited)......................................................................................   F-75

Consolidated Statements of Cash Flows for the three months ended March 31, 1995 and 1996 (unaudited)......   F-76

Notes to Consolidated Financial Statements (unaudited)....................................................   F-77


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholder of American Pad & Paper Company of Delaware, Inc.
(successor to Ampad Corporation)


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows, and of changes in stockholder's equity (deficit) present fairly, in all material respects, the financial position of American Pad & Paper Company of Delaware, Inc. (successor to Ampad Corporation) and its subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PRICE WATERHOUSE LLP

/s/ Price Waterhouse LLP

Dallas, Texas

March 19, 1996, except as to Note 16 which is as of June 6, 1996

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------


                                                                DECEMBER 31,      MARCH 31,
                                                            --------------------  ---------
         ASSETS                                               1994       1995       1996
         ------                                             ---------  ---------  ---------
                                                                                 (unaudited)
Current assets:
  Cash.................................................       $     4   $ 18,341  $ 20,108
  Restricted cash (Note 2).............................            60      3,619    10,759
  Accounts receivable, net (Note 4)....................        16,965     25,943    18,407
  Refundable income taxes..............................                    3,657
  Inventories (Note 5).................................        32,974     93,061    93,166
  Prepaid expenses and other current assets............           831        927     2,026
  Assets held for sale (Note 3)........................           724     42,578    43,572
  Deferred income taxes, net (Note 11).................                   15,009    14,744
                                                              -------   --------  --------

  Total current assets.................................        51,558    203,135   202,782
Property and equipment, net (Notes 3 and 6)............         8,889    106,768   106,758
Intangible assets, net of accumulated amortization of
 $200 in 1995 and $508 at March 31, 1996 (Note 3)......                   37,700    37,392
Deferred income taxes, net (Note 11)...................         4,312
Debt issuance costs, net of accumulated amortization
 of $1,430, $846 and $2,054, respectively (Note 8).....           958     32,929    32,524
Goodwill, net of accumulated amortization of $114,
 $793 and $1,521, respectively (Note 3)................         2,409    120,383   119,655
Other..................................................           107      3,441     1,683
                                                              -------   --------  --------
   Total...............................................       $68,233   $504,356  $500,794
                                                              =======   ========  ========

         LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
         ---------------------------------------------

Current liabilities:
 Revolving line of credit (Note 8).....................       $22,767   $         $
 Current portion of long-term debt (Note 8)............         2,772     11,834    13,066
 Accounts payable......................................        15,240     37,048    36,689
 Accrued expenses (Note 7).............................         7,928     44,835    43,271
 Income taxes payable..................................                      494       518
 Deferred income taxes, net (Note 11)..................         1,681
                                                              -------   --------  --------

  Total current liabilities............................        50,388     94,211    93,544
Long-term debt (Note 8)................................        19,889    443,794   440,453
Deferred income taxes (Note 11)........................                   30,070    29,911
Other..................................................           689      2,702     3,179
                                                              -------   --------  --------

  Total liabilities....................................        70,966    570,777   567,087
                                                              -------   --------  --------

Commitments and contingencies (Note 12)
Stockholder's equity (deficit) (Note 9)
 Common stock, $.01 par value, 1,000 shares
  authorized, 100 shares issued and outstanding........             -          -
 Additional paid-in capital............................         3,000     28,998    28,998
 Accumulated deficit...................................        (5,733)   (95,419)  (95,291)
                                                              -------   --------  --------

   Total stockholder's equity (deficit)................        (2,733)   (66,421)  (66,293)
                                                              -------   --------  --------
   Total liabilities and stockholder's equity
     (deficit).........................................       $68,233   $504,356  $500,794
                                                              =======   ========  ========


  The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
- --------------------------------------------------------------------------------

                                                                                                    THREE MONTHS
                                                                YEARS ENDED DECEMBER 31,           ENDED MARCH 31,
                                                        --------------------------------------   --------------------
                                                          1993          1994          1995         1995       1996
                                                        ---------     ---------      ---------   ---------  ---------
                                                                                                     (unaudited)
Net sales...........................................    $ 104,277     $ 120,443      $ 259,341   $  47,691  $ 121,418
Cost of sales.......................................       88,491       113,394        211,814      42,394     97,889
                                                        ---------     ---------      ---------   ---------  ---------
  Gross profit......................................       15,786         7,049         47,527       5,297     23,529

Operating expenses:
  Selling and marketing.............................        4,920         5,059          6,254       1,162      3,328
  General and administrative........................        5,845         5,556         12,291       1,587      7,698
  Nonrecurring compensation charge
    (Note 9)........................................                                    27,632
                                                        ---------     ---------      ---------   ---------  ---------

Income (loss) from operations.......................        5,021        (3,566)         1,350       2,548     12,503

Other income (expense):
  Interest..........................................       (3,320)       (4,560)       (13,657)     (1,656)   (12,542)
  Other income, net.................................          167            90            735          65        269
                                                        ---------     ---------      ---------   ---------  ---------

Income (loss) before income taxes...................        1,868        (8,036)       (11,572)        957        230
Provision (benefit) for income taxes................           64          (488)        (6,538)        366        102
                                                        ---------     ---------      ---------   ---------  ---------

Income (loss) before extraordinary item.............        1,804        (7,548)        (5,034)        591        128

Extraordinary loss from extinguishment of
  debt (net of income tax benefit of $6,434)........                                    (9,652)
                                                        ---------     ---------      ---------   ---------  ---------


Net income (loss)...................................    $   1,804     $  (7,548)     $ (14,686)  $     591  $     128
                                                        =========     =========      =========   =========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
- --------------------------------------------------------------------------------

                                                                                                   THREE MONTHS
                                                               YEARS ENDED DECEMBER 31,           ENDED MARCH 31,
                                                          ---------------------------------  --------------------------
                                                            1993       1994         1995        1995          1996
                                                          --------   ---------   ----------  -----------  -------------
                                                                                                    (unaudited)
Cash flows from operating activities:
 Net income (loss)....................................... $  1,804   $  (7,548)  $ (14,686)     $    591     $    128
 Adjustments to reconcile net income to net
  cash provided by (used in) operating activities:
   Depreciation..........................................      159         828       3,369           490        1,984
   Amortization of goodwill and intangible
    assets...............................................                  114         879            38        1,036
   Noncash portion of nonrecurring compen-
    sation charge........................................                           25,998
   Extraordinary loss on extinguishment
    of debt..............................................                            9,652
   Noncash interest expense and accretion
    of discount..........................................      584         135                        32
   Amortization of debt issuance costs...................      619         696       1,538           206        1,208
   Gain on sale of assets................................     (159)        (83)       (140)          (68)         (16)
   Changes in assets and liabilities, net of
    effects of acquisitions:
     Decrease (increase) in restricted cash..............      (48)        (12)     (3,559)          (19)      (7,140)
     Decrease (increase) in accounts
      receivable.........................................     (944)      2,457     (18,466)       (5,038)       7,536
     Decrease in refundable income taxes.................                              101                      3,657
     Decrease (increase) in inventories..................   (5,006)      1,655       2,256        (5,728)        (105)
     Decrease (increase) in prepaid expenses
      and other..........................................    1,173        (302)        905          (712)      (1,099)
     Decrease (increase) in deferred tax
      asset, net.........................................       64        (488)    (13,141)          347          106
     Increase (decrease) in accounts
      payable............................................    2,565       3,433       4,979         1,747         (359)
     Increase (decrease) in accrued
      expenses...........................................   (2,225)     (2,782)      4,877        (2,174)      (1,540)
     Decrease (increase) in other assets.................     (250)                    154                      1,756
     Increase (decrease) in other liabilities............      (92)         11          (7)          (26)         477
                                                          --------   ---------   ---------   -----------  -----------
       Net cash provided by (used in)
        operating activities.............................   (1,756)     (1,886)      4,709       (10,314)       7,629
                                                          --------   ---------   ---------   -----------  -----------

Cash flows from investing activities:
 Purchase of the stock of Delaware, including
  acquisition costs......................................                         (122,655)
 Purchases of property and equipment.....................   (1,656)       (942)     (3,919)         (809)      (2,321)
 Purchase of net assets, including acquisition
  costs..................................................              (13,744)     (7,046)
 Proceeds from sale of assets............................    1,166          83         140            68           16
 Net cash generated from (used by) assets
 held for sale...........................................                            2,213                       (646)
                                                          --------   ---------   ---------   -----------  -----------
    Net cash used in investing activities................     (490)    (14,603)   (131,267)         (741)      (2,951)
                                                          --------   ---------   ---------   -----------  -----------

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(continued)
- --------------------------------------------------------------------------------


                                                                                                   THREE MONTHS
                                                               YEARS ENDED DECEMBER 31,           ENDED MARCH 31,
                                                          ---------------------------------  --------------------------
                                                            1993       1994         1995        1995          1996
                                                          --------   ---------   ----------  -----------  -------------
                                                                                                    (unaudited)
Cash flows from financing  activities:
  Proceeds from sale of accounts receivable............   $          $           $  45,000      $            $
  Net borrowings (repayments) under line of
    credit.............................................      3,937       7,057     (22,767)       11,813
  Proceeds from long-term debt.........................                 11,252     430,052                     25,272
  Repayment of long-term debt..........................     (1,725)     (1,192)   (186,546)         (758)     (27,380)
  Redemption premiums and penalties
    included in extraordinary loss.....................                            (10,812)
  Debt issuance costs..................................                   (628)    (35,032)                      (803)
                                                          --------   ---------   ---------   -----------  -----------
  Dividends paid.......................................                            (75,000)

    Net cash provided by (used in) financing
     activities........................................      2,212      16,489     144,895        11,055       (2,911)
                                                          --------   ---------   ---------   -----------  -----------

    Net increase  (decrease) in cash...................        (34)          -      18,337             -        1,767
Cash, beginning of period..............................         38           4           4             4       18,341

Cash, end of period....................................   $      4   $       4   $  18,341      $      4     $ 20,108
                                                          --------   ---------   ---------   -----------  -----------

Supplemental disclosure of cash flow information:
Cash paid during the period for:
 Interest..............................................   $  2,113   $   3,575   $   9,127      $    203     $  4,578
                                                          ========   =========   =========      ========     ========

 Income taxes..........................................   $      -   $      29   $      99      $      3     $     23
                                                          ========   =========   =========      ========     ========
Supplemental disclosure of noncash investing
and financing activities:

  Payment-in-kind interest expense.....................   $    482   $       -   $       -      $      -     $      -
                                                          ========   =========   =========      ========     ========

  Notes payable issued in consideration of
   purchase price......................................   $      -   $       -   $  36,115      $      -     $      -
                                                          ========   =========   =========      ========     ========

  Notes payable issued in consideration for
   equipment...........................................   $      -   $     544   $   1,721      $  1,721     $      -
                                                          ========   =========   =========      ========     ========


  The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
(in thousands)
- --------------------------------------------------------------------------------

                                                         RETAINED
                                                         EARNINGS
                                        COMMON  PAID-IN  (ACCUMULATED
                                        STOCK   CAPITAL  DEFICIT)         TOTAL
                                        ------  -------  ------------  ------------
Balance at December 31, 1992..          $    -  $ 3,000    $      11    $    3,011
Net income....................                                 1,804         1,804
                                        ------  -------     --------      --------

Balance at December 31, 1993                 -    3,000        1,815         4,815
Net loss                                                      (7,548)       (7,548)
                                        ------  -------     --------      --------

Balance at December 31, 1994.....            -    3,000       (5,733)       (2,733)
Grant of parent company stock
 options to management (Note 9)..                25,998                     25,998
Dividends paid...................                            (75,000)      (75,000)
Net loss.........................                            (14,686)      (14,686)
                                        ------  -------     --------      --------

Balance at December 31, 1995                 -   28,998      (95,419)      (66,421)
Net income (unaudited)                                           128           128
                                        ------  -------     --------      --------

Balance at March 31, 1996
(unaudited)                             $    -  $28,998     $(95,291)     $(66,293)
                                        ======  =======     ========      ========


  The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts
- --------------------------------------------------------------------------------

1.  ORGANIZATION, BASIS OF PRESENTATION AND BUSINESS

    ORGANIZATION AND BASIS OF PRESENTATION

American Pad & Paper Company (formerly Ampad Holding Corporation and referred to hereafter as "APP") was incorporated on June 2, 1992 as a holding company to acquire all of the outstanding stock of Ampad Corporation ("Ampad"), the surviving entity from the merger between Ampad Acquisition Corporation and Ampad. APP had no operations through July 31, 1992.

On October 3, 1995, APP agreed to acquire in a merger transaction all of the outstanding stock of WR Acquisition, Inc. ("WR") (the "Acquisition"). In a series of transactions, APP exchanged 100% of the stock of its wholly-owned subsidiary, Ampad, for newly-issued shares of WR. WR then contributed Ampad to its wholly-owned subsidiary, Williamhouse-Regency of Delaware, Inc., renamed American Pad & Paper Company of Delaware, Inc. ( referred to hereafter on a pre-October 31, 1995 basis as "Delaware" and on a post-October 31, 1995 basis as the "Company") in exchange for a right to receive $140 million of merger consideration, with Ampad becoming a division of the Company. The Company, principally using bank borrowings aggregating $245 million, funded WR's right to receive the merger consideration and WR in turn repurchased 100% of the WR shares not owned by APP. The transaction was accounted for as a purchase of the stock of WR by APP. Accordingly, Ampad's historical accounting basis survived; however, the Company is considered to be the legal successor to Ampad. As a result of the transactions, APP now owns 100% of WR which in turn owns 100% of the Company.

The financial statements of the Company now present 100% of the historical accounts and operations of Ampad and the newly-acquired accounts of Delaware and its wholly-owned subsidiaries as of October 31, 1995, along with Delaware's consolidated operating results for the post-October 31, 1995 period (Note 3). Additionally, the consolidated financial statements include the accounts of Notepad Funding Corporation, a special purpose corporation utilized in the accounts receivable facility (Note 4). All significant intercompany balances have been eliminated. Certain prior year amounts have been reclassified for comparative purposes.

The Company's ultimate parent is APP. Bain Capital, Inc. (Bain Capital) and its related investors, along with certain members of management, own all of the voting capital stock and preferred stock of APP. APP is a holding company with no operations other than its ownership of 100% of the common stock of WR, which is also a holding company with no operations other than through its investment in the Company.

The financial statements of APP and WR are not required to be included herein by the rules and regulations of the Securities and Exchange Commission ("SEC") as APP and WR have not issued a guarantee with respect to the repayment of the Company's 13% Senior Subordinated Notes ("Senior Subordinated Notes"). The Company is restricted by its existing Bank Credit Agreement and Senior Subordinated Notes indenture from lending or dividending cash to WR or APP, except under limited circumstances.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

BUSINESS

The Company is one of the largest manufacturers and marketers of paper-based office products (excluding computer forms) in North America. It offers a broad assortment of products through two complementary businesses: Ampad (writing pads, file folders and other paper-based office products) and Williamhouse (envelopes). The Regency business (personalized stationery and invitations and greeting cards) was identified by APP management as of the acquisition date as a nonstrategic business to be sold and is consequently being held for sale as of December 31, 1995 and March 31, 1996 (unaudited) (Note 3). The Company's products are distributed through large mass merchant retailers, office product superstores, warehouse clubs, major contract stationers, office products wholesalers and independent dealers. Substantially all sales are to customers within the United States.

INTERIM FINANCIAL INFORMATION

The financial statements for the three months ended March 31, 1996 and 1995 are unaudited but include all adjustments (consisting of normal recurring adjustments) that the Company considers necessary for a fair presentation. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. Financial disclosures herein relating to matters subsequent to March 19, 1996 are unaudited.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies followed in the preparation of the consolidated financial statements are as follows:

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH

The Company considers all highly-liquid, interest-bearing instruments with an original maturity of three months or less to be cash equivalents. Restricted cash of $3,619 as of December 31, 1995 and $10,759 as of March 31, 1996 (unaudited) represents funds the Company, as servicer, has made available to the trustee of the trust that purchased the Company's trade accounts receivable (Note 4), in the event of nonperformance, defaults or other losses related to such receivables.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

REVENUE RECOGNITION

The Company recognizes revenue upon shipment of the product. All risks and rewards of ownership pass to the customer upon shipment. Damaged or defective products may be returned to the Company for replacement or credit. The Company also offers sales rebates to customers based on level of sales activity. The effects of returns and discounts are estimated and recorded at the time of shipment. Volume rebates are estimated and recorded based on sales activity.

CONCENTRATION OF CREDIT RISK

The Company sells its products into various wholesale and retail channels,
primarily for the commercial office products marketplace.   Management believes
its credit policies are prudent and reflect normal industry terms and business risks. The Company performs credit evaluations of its customers and does not require collateral. Historically, the Company has not experienced significant losses related to individual customers or groups of customers in any particular industry or geographic area. An allowance is maintained at a level which management believes is sufficient to cover potential credit losses including potential losses on receivables sold.

INVENTORIES

Inventories, which consist primarily of paper and converted paper products, are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the individual assets. Repairs and maintenance costs are expensed as incurred.

GOODWILL AND INTANGIBLE ASSETS

Goodwill represents cost in excess of fair value of the net assets of companies acquired in purchase transactions. Goodwill is amortized using the straight-line method over periods ranging from 20 to 40 years (Note 3). Intangible assets represent trade names acquired in the WR acquisition (Note 3). Trade names are amortized using the straight-line method. Trade names in the aggregate gross amount of $31,700 are amortized over 40 years. Trade names in the aggregate gross amount of $6,200 are amortized over 15 years. The Company periodically reviews goodwill and other intangible assets to assess recoverability. Impairment is measured based on the expected undiscounted cash flows of the operations giving rise to the goodwill and other intangible assets compared to the carrying cost of the related assets including goodwill and other intangible assets. Based upon its most recent analysis, the Company believes that no impairment of goodwill and intangible assets exists at December 31, 1995. Amortization expense was $114 in 1994, $879 in 1995 and $38 and $1,036 for the three months ended March 31, 1995 and 1996, respectively (unaudited). There was no amortization expense in 1993.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

DEBT ISSUANCE COSTS

Costs associated with debt issuances are capitalized and amortized to interest expense using the effective interest method over the terms of the related debt agreements (Note 8).

INCOME TAXES

The Company accounts for income taxes following the liability method, as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). FAS 109 prescribes an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Deferred tax assets are recognized, net of any valuation allowance, for deductible temporary differences and tax operating loss and credit carryforwards. Deferred tax expense represents the change in the deferred tax asset or liability balances.

EARNINGS PER SHARE

Earnings per share is not presented as the Company is essentially closely held and therefore such information is not meaningful.

DERIVATIVES

Premiums paid for interest rate cap agreements are amortized as interest expense over the term of the agreement. Amounts receivable under interest rate cap agreements are recorded as a reduction of interest expense (Note 8).

FAIR VALUE OF FINANCIAL INSTRUMENTS

Carrying values of cash, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term maturities of these assets and liabilities. The carrying value of senior bank debt bearing interest at floating rates approximates fair value. The carrying value at December 31, 1995 of the 13% Senior Subordinated Notes approximates fair value as the notes were issued in a private placement offering near the end of 1995.

3.  ACQUISITIONS

    WR ACQUISITION, INC./DELAWARE

APP acquired WR and its wholly-owned subsidiary Delaware through a merger transaction effective October 31, 1995 (Note 1). The transaction was accounted for under the purchase method of accounting. Accordingly, the aggregate acquisition cost was allocated to the net assets acquired based on the fair market value of such net assets in accordance with Accounting Principles Board Opinion (APB) No. 16. The aggregate acquisition cost totaled $147,853 and consisted of cash of $140,000 and direct acquisition costs of $7,853. The acquisition was entirely financed through the Bank Credit Agreement (Note 8) and an off-balance sheet accounts

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

receivable facility (Note 4), with Ampad, as APP's former direct wholly-owned subsidiary, deemed to be the acquiror of Delaware for accounting purposes. The aggregate acquisition cost has been preliminarily allocated to the assets acquired and liabilities assumed as follows: accounts receivable of $39,174; inventories of $49,496; prepaid expenses and other assets of $8,699; net assets held for sale of $40,851; property and equipment of $88,688; identifiable intangible assets of $37,900; deferred income tax liability of $27,644; accounts payable of $17,518; accrued expenses of $36,482; noncurrent liabilities of $2,019 and assumed debt of $152,905. The aggregate acquisition costs exceeded fair market value of the net assets acquired by $119,613. Accordingly, goodwill was recorded in accordance with APB No. 16. The goodwill is being amortized over 40 years. The operating results of Delaware have been included in the accompanying consolidated financial statements since the date of acquisition. The businesses acquired include the Williamhouse division, a manufacturer of a wide range of mill branded, specialty and commodity envelopes; and the Regency division, which provides custom imprinting services.

The Regency personalized stationery and invitations division (the Personalizing Division) acquired in the Acquisition was held for sale at December 31, 1995 and March 31, 1996 (unaudited). The purchase price allocated to the net assets acquired includes the expected proceeds from sale plus the net cash flows expected to be generated from the Personalizing Division from date of acquisition through the expected date of sale (the holding period), offset by interest expense incurred during the holding period on debt incurred to finance the purchase of the Personalizing Division. During the period from acquisition through December 31, 1995 and the three month period ended March 31, 1996 (unaudited), the Personalizing Division had an operating loss of $913 and operating income of $2,011, respectively, and interest carrying costs of $556 and $942, respectively, which have been excluded from the statement of operations and included as adjustments to the carrying amount of the net assets held for sale in the consolidated balance sheets at December 31, 1995 and March 31, 1996 (unaudited).

Certain costs are expected to be incurred in connection with integrating and consolidating certain plant, administrative and sales functions of Delaware with Ampad, and the closure of Williamhouse-Regency's corporate headquarters and the associated net reduction of approximately 200 employees. Such costs, aggregating $17,500, include lease termination expenses, severance and contractual change of control benefits, the liability for which was included in the purchase price allocation within accrued expenses. Substantially all such actions are expected to be completed prior to October 31, 1996.

GLOBE-WEIS

Effective August 16, 1995, the Company acquired the inventories and certain equipment of the file folder and hanging file folder product lines of Globe-Weis's ("Globe") office products division from Globe's parent. For financial reporting purposes, this acquisition was accounted for under the purchase method of accounting. Accordingly, the aggregate acquisition cost was allocated to the net assets acquired based on the fair value of such net assets in accordance with APB No. 16. The aggregate acquisition costs totaled $19,669 and consisted of cash of $6,622,

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

notes issued to the seller of $10,958 and direct acquisition and financing costs of $2,089. The company principally financed the acquisition through its financing arrangement with a commercial lender as described in Note 8 and notes issued to the seller. The allocation of the aggregate acquisition costs was as follows: inventories of $12,848, equipment of $5,156, and debt issuance costs of $1,665. The purchase agreement provides for a purchase price adjustment mechanism pending receipt of final priced inventory listings from Globe. The purchase price has not yet been finalized. The purchase price allocation was based on management's estimate of the final purchase price. Management does not believe the actual purchase price will vary significantly from their estimate. The operating results of this acquisition have been included in the accompanying consolidated financial statements since the date of acquisition.

SCM OFFICE SUPPLIES

Effective July 5, 1994, the Company acquired the assets and assumed certain liabilities of SCM Office Supplies, Inc. For financial reporting purposes, this acquisition was accounted for under the purchase method of accounting. Accordingly, the aggregate acquisition cost was allocated among the net assets acquired based on the fair market value of such net assets in accordance with APB No. 16. The aggregate acquisition cost totaled $14,372 and consisted of cash of $12,880 and direct acquisition and financing costs of $1,492. The Company principally financed the acquisition through its financing arrangement with a commercial lender as described in Note 8. The allocation of the aggregate acquisition cost to the assets acquired and liabilities assumed was as follows: accounts receivable of $7,922, inventories of $6,857, prepaid expenses and other assets of $16, debt issuance costs of $628, property and equipment of $5,441, net deferred income tax assets of $1,553, accounts payable of $4,235, and accrued liabilities of $6,333. The aggregate acquisition cost exceeded fair market value of the net assets acquired by approximately $2,523. Accordingly, goodwill was recorded in accordance with APB No. 16. The goodwill is being amortized over 20 years. The operating results of this acquisition have been included in the accompanying consolidated financial statements since the date of acquisition.

The following summary presents the results of operations for the years ended December 31, 1994 and 1995, on an unaudited pro forma basis, as if the WR Acquisition, Inc., Globe and SCM acquisitions had occurred as of January 1, 1994 (with appropriate adjustments for amortization of intangible assets, interest expense, elimination of duplicate selling and administrative expenses and the related income tax effects). The pro forma operating results are for illustrative purposes only and do not purport to be indicative of the actual results which would have occurred had the transactions been consummated as of those earlier dates, nor are they indicative of results of operations which may occur in the future.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

                                                  YEARS ENDED
                                                  DECEMBER 31,
                                                      1994             1995
                                                  -------------    ------------
                                                                   (unaudited)

  Net sales                                        $   454,667     $   511,307

  Income (loss) before income taxes and
   extraordinary item                              $   (25,700)    $     4,108
                                                   ===========     ===========
  Net income (loss) before extraordinary
   item                                            $   (18,300)    $     3,428
                                                   ===========     ===========
  Net income (loss) from continuing
   operations after extraordinary item             $   (18,300)    $    (6,224)
                                                   ===========     ===========

4. ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:


                                                 DECEMBER 31,         MARCH 31,
                                              1994          1995        1996
                                          ------------  -----------  -----------
                                                                     (unaudited)

Accounts receivable - trade.............    $ 17,376     $ 25,539      $ 17,263
Accounts receivable - other.............          64        2,013         2,795
Less allowance for doubtful accounts and
  reserves for customer deductions and
  cash discounts........................        (475)      (1,609)       (1,651)
                                            --------     --------      --------
                                            $ 16,965     $ 25,943      $ 18,407
                                            ========     ========      ========

The Company sold an undivided ownership interest in a revolving pool of trade accounts receivable for $45,000 in October 1995. The sold accounts receivable are excluded from receivables in the accompanying balance sheets. The full amount of the allowance for doubtful accounts has been retained because the Company has retained substantially the same risk of credit loss as if the receivables had not been sold through the recourse provision of the receivable sale agreement. Under the agreement, the maximum amount of the purchasers investment is subject to change based on the level of eligible receivables and restrictions on concentrations of receivables.

The total cost of the program was $423 in 1995 and $323 for the three months ended March 31, 1996 (unaudited) and is included in general and administrative expenses in the consolidated statement of operations. The agreement expires in 2000.

Bad debt expense for 1993, 1994, 1995 and the three months ended March 31, 1995 and 1996 (unaudited) was immaterial.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

5.  INVENTORIES

Inventories consist of the following:

                                                     DECEMBER 31,      MARCH 31,
                                               1994       1995        1996
                                             --------   --------   ----------
                                                                   (unaudited)

Raw materials and semi-finished goods..      $ 15,784   $ 36,129    $ 33,368
Work in process........................         2,689      7,114       9,203
Finished goods.........................        20,467     60,266      59,409
                                             --------   --------    --------
                                               38,940    103,509     101,980
  LIFO reserve                                 (5,966)   (10,448)     (8,814)
                                             --------   --------    --------

                                             $ 32,974   $ 93,061    $ 93,166
                                             ========   ========    ========


In connection with the Acquisition (Note 3), Delaware's total inventories for financial accounting purposes were written up by $13,948 to fair market value at October 31, 1995, including reversal of $6,695 related to Delaware's historical LIFO reserves. Since the Company is on the LIFO method of accounting, such write-up will form the historical base year cost for the acquired inventories and will not impact the statement of operations unless a decrement of base inventory quantities occurs. During the two months subsequent to October 31, 1995, certain acquired inventory quantities were liquidated and $453 of the fair value write-up was charged to cost of sales.

Inventory quantities of Ampad were reduced during 1995 which resulted in liquidation of LIFO inventory layers carried at lower costs which prevailed in prior years. The effect of the liquidation of Ampad inventory in 1995 was to decrease cost of sales $557 and to increase net income by $334. There were no liquidations of LIFO inventories in 1994 or 1993.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

6. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:


                                  ESTIMATED
                                 USEFUL LIVES           DECEMBER 31,        MARCH 31,
                                   IN YEARS         1994          1995        1996
                                 -------------  -------------  -----------  ---------
                                                                           (unaudited)
Land...........................                      $    31     $  4,949   $  4,961
Buildings......................            40            642       22,997     22,866
Machinery and equipment........         10-12          6,274       71,094     70,302
Office furniture and fixtures..           3-5          2,891        5,747      6,432
Construction in progress.......                          261        6,560      8,760
                                                     -------     --------   --------
                                                      10,099      111,347    113,321
Less accumulated depreciation
 and amortization..............                       (1,210)      (4,579)    (6,563)
                                                     -------     --------   --------
                                                     $ 8,889     $106,768   $106,758
                                                     =======     ========   ========

In connection with the Acquisition (Note 3), acquired property, plant and equipment was appraised at $36,285 in excess of historical book value as of October 31, 1995, including $1,443, $1,664 and $33,178 allocated to land, buildings and machinery and equipment, respectively.

Depreciation expense was $159 in 1993, $828 in 1994, $3,369 in 1995 and $490 and $1,984 for the three months ended March 31, 1995 and 1996, respectively (unaudited).


7. ACCRUED EXPENSES

Accrued expenses consist of the following:


                                 DECEMBER 31,            MARCH 31,
                                     1994       1995       1996
                                 ------------  -------  -----------
                                                        (unaudited)

Acquisition integration costs..        $2,003  $17,567     $15,534
Sales volume discounts.........         2,436   11,414       5,211
Salaries and wages.............         1,148    6,682       5,395
Interest.......................           472    3,748      10,651
Other..........................         1,869    5,424       6,480
                                       ------  -------     -------
                                       $7,928  $44,835     $43,271
                                       ======  =======     =======

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

8. BORROWINGS

Long-term debt of the Company, which is subject to mandatory repayments under certain conditions (as described below), consists of the following:


                                               DECEMBER 31,      MARCH 31,
                                           1994         1995       1996
                                       ------------  -----------  -------
                                                                (unaudited)
Senior bank debt:
  Term Loan A due 1996-2000..........       $          $ 69,843   $92,875
  Term Loan B due 1996-2002..........                    65,000    65,000
  Term Loan C due 1996-2003..........                    45,000    45,000
  Term Loan D due 1996-2004..........                    40,000    40,000
13% Senior Subordinated Notes
 due 2005............................                   200,000   200,000
WR seller notes payable due January
 1996................................                    25,157
Industrial revenue bonds.............                     8,049     8,049
Capitalized lease obligations........                     2,579     2,480
Floating rate bank debt..............        16,458
15% subordinated notes payable to
 stockholders and management.........         3,563
8.5% to 15% Ampad seller notes.......         2,485
Other................................           155                   115
                                            -------    --------  --------
                                             22,661     455,628   453,519
Less: current portion................        (2,772)    (11,834)  (13,066)
                                            -------    --------  --------
                                            $19,889    $443,794  $440,453
                                            =======    ========  ========


Future maturities of long-term debt at December 31, 1995 are as follows:


1996........  $ 11,834
1997........    16,787
1998........    21,179
1999........    27,654
2000........    31,162
Thereafter..   347,012
              --------
              $455,628
              ========

SENIOR BANK DEBT

The Company entered into a bank credit agreement effective October 31, 1995 consisting of $245,000 of term loans in the form of a multitranche facility, a $45,000 revolving credit facility and an IRB Letter of Credit Facility of $13,400 (the "Bank Credit Agreement"). Interest rates

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

on the term loans are floating and based, at the Company's option, on either the Eurodollar rate (as defined in the agreement) plus 275 to 400 basis points or the bank base rate (as defined in the agreement) plus 175 to 300 basis points. The basis point additions vary by tranche. Interest is payable quarterly under the bank base rate option and on the last day of the selected interest period under the Eurodollar rate option. If the interest period on Eurodollar loans exceeds three months, then interest payments are due every three months (at December 31, 1995, the Company selected the Eurodollar rate option). The effective interest rates by tranche at December 31, 1995 and March 31, 1996 (unaudited) are as follows:


                                          March 31, 1996
                   December 31, 1995        (unaudited)
               Eurodollar    Bank base      Eurodollar      Bank base
                 option     rate option       option       rate option
               -----------  ------------  ---------------  ------------

Term Loan A..        8.66%        10.25%            8.22%        10.07%
Term Loan B..        9.28%        10.88%            8.72%        10.75%
Term Loan C..        9.66%        11.25%            9.10%        11.13%
Term Loan D..        9.91%        11.75%            9.34%        11.38%

The revolving credit facility is a five-year facility bearing interest at a floating rate based, at the Company's option, on either the Eurodollar rate plus 275 basis points or the bank base rate plus 175 basis points, or an effective rate of 8.66% at December 31, 1995 and 8.13% at March 31, 1996 (unaudited) under the Eurodollar rate option and 10.25% at December 31, 1995 and 10.00% at March 31, 1996 (unaudited) under the bank base rate option, respectively. A commitment fee of 0.5% is payable quarterly on the unused portion of the facility. The revolving credit facility includes a letter of credit sublimit of $20,000. There were no borrowings outstanding under this facility at December 31, 1995 or March 31, 1996 (unaudited).

The Bank Credit Agreement requires the Company to meet certain financial tests, including minimum levels of EBITDA (as defined in the agreement), minimum interest coverage and maximum leverage ratio. The agreement also contains covenants which, among other things, limit the incurrence of additional indebtedness, dividends, transactions with affiliates, asset sales, acquisitions, mergers, and other matters customarily restricted in such agreements. The Bank Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, ERISA, judgment defaults, failure of any guaranty or security agreement supporting the bank credit agreement to be in full force and effect and change of control.

The Bank Credit Agreement required the Company to purchase an interest rate cap covering a portion of the outstanding balance under the agreement. In January 1996, the Company entered into a four-year agreement that entitles the Company to receive from the counterparty on a quarterly basis the amount, if any, by which LIBOR exceeds 6.5% for the first two years of the agreement and 7.5% for the last two years on a notional principal amount of $100,000. The counterparty to this agreement is a large financial institution.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

The Bank Credit Agreement provides for mandatory prepayment, subject to certain exceptions, upon the occurrence of certain events including, but not limited to, asset sales (including the net assets held for sale as described in Note 3), certain debt and equity issuances, insurance recovery events and the accumulation of Excess Cash Flows, as defined (with a requirement to pay 50% of Excess Cash Flow for the period ended December 31, 1995 and 75% of Excess Cash Flow per annum thereafter).

The Bank Credit Agreement is guaranteed by APP and all subsidiaries of the Company, except for Notepad Funding Corporation, and is secured by substantially all assets of the Company and a pledge of all capital stock of the Company and its subsidiaries.

SENIOR SUBORDINATED NOTES

The Company issued $200,000 of 13% Senior Subordinated Notes through a private placement in December 1995. The notes are unsecured and subordinated to all senior bank debt. Interest is payable semi-annually on May 15 and November 15. The notes are redeemable after November 15, 2000, at the Company's option, at redemption prices ranging from 106.5% of the face value of the notes in 2000 to 100% of the face value of the notes in 2003 or thereafter. Additionally, at any time on or prior to November 15, 1998, the Company may, at its option, use the proceeds of public equity offerings of the Company or APP to redeem up to 35% of the notes at redemption prices ranging from 111% to 113% of the face value of the notes.

The notes require the Company to file a registration statement with the Securities Exchange Commission within 120 days of issuance to exchange the notes for new notes (the Exchange Notes) of the Company having terms substantially identical to the notes. The Company must use its best efforts to cause such registration statement to be declared effective within 180 days after issuance of the notes and consummate the exchange within 225 days after issuance of the notes.

The notes are fully and unconditionally guaranteed by all subsidiaries of the Company, except for Notepad Funding Corporation, on a joint and several and senior subordinated basis (Note 14). The notes contain restrictive covenants which, among other things, limit dividends, repurchase of capital stock and investments, incurrence of additional indebtedness, transactions with affiliates and other matters customarily restricted in such agreements.

OTHER

WR seller notes in the amount of $25,157 outstanding at December 31, 1995, were repaid in January 1996 from the proceeds of the remaining borrowings issuable under Term Loan A of the Bank Credit Agreement. The WR seller notes bore interest at 1% and are classified as long-term in the consolidated balance sheet at December 31, 1995 since such debt was refinanced with long-term debt.

At December 31, 1995, the Company had outstanding various industrial revenue bonds in the aggregate amount of $8,049. The industrial revenue bonds bear interest at rates ranging from 5.10% to 5.25%. Aggregate annual principal payments ranging from $350 to $2,970 are due through 2010. Payment of principal and interest on the industrial revenue bonds are guaranteed

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

by the Company or various wholly-owned subsidiaries. The industrial revenue bonds are secured by letters of credit. At December 31, 1995 and March 31, 1996 (unaudited), letters of credit in the aggregate amount of $15,800 and $12,677, respectively, were outstanding.

At December 31, 1994, the Company had outstanding notes payable to various lenders in the aggregate amount of approximately $22,700 with effective interest rates ranging from 8% to 15%. All of the notes payable outstanding at December 31, 1994, were either refinanced with the proceeds of the Bank Credit Agreement or repaid in accordance with their terms.

At December 31, 1994, the Company had a revolving line of credit with a commercial lender with an outstanding balance of $22,767. The revolving line of credit carried an interest rate of 1.5% above the bank's prime rate (an effective rate of 10% at December 31, 1994). The facility was repaid and terminated in 1995 and replaced by the Bank Credit Agreement.

The proceeds from the Bank Credit Agreement were used to consummate the Acquisition (Note 3), and refinance existing indebtedness of the Company.

On December 1, 1995, $200,000 of proceeds were received from the 13% Senior Subordinated Notes which were used to repurchase $100,000 of publicly-held notes of Delaware assumed in the Acquisition and pay a dividend to WR and APP to redeem preferred stock and preferred stock equivalents of APP, as well as APP's Class P common, in the aggregate amount of $75,000.

The Company incurred fees related to the transactions of approximately $33,200, which have been deferred and are being amortized using the effective interest method over the respective lives of the agreements.

An extraordinary after-tax loss on extinguishment of debt of $9,652 ($16,086 pretax) is reflected in the statement of operations for the year ended December 31, 1995 as a result of $10,812 of prepayment penalties associated with the repurchase of Delaware's $100,000 of notes and Ampad's bank debt and the write-off of $5,274 of unamortized deferred financing costs in connection with Delaware's notes redemption and Ampad's debt refinancings.

9.  STOCK OPTIONS AND NONRECURRING COMPENSATION CHARGE

At January 1, 1995, options for 126,405 shares of common stock of APP had been issued to certain members of the Company's management under the 1992 Key Employee Stock Option Plan (the "1992 Plan") in two separate tranches -- "Core" stock options for 93,428 shares and "Performance" stock options for 32,977 shares. The exercise price of all options equaled or exceeded the fair market value at date of grant and the vesting date for both "Core" and "Performance" stock options is ten years from grant date, unless an Acceleration Event, as defined, occurs. In connection with the Acquisition of WR effective October 31, 1995 (Note 3), the equity of APP was recapitalized via a stock dividend of one share of preferred stock for every ten shares of APP common stock and Class P common and options to purchase common stock. Concurrently, preferred stock options were granted to holders of common stock options and the respective exercise prices were adjusted to maintain option holders' pro rata economic interests pursuant to antidilution provisions included in the existing stock option plans.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

The issuance of the preferred stock options was considered additional consideration to restore the option holders' economic position as a result of the recapitalization, which was directly related to the Acquisition. Receipt of such consideration resulted in a nonrecurring, noncash compensation charge equal to the excess of fair market value over the exercise price of the preferred stock options of $24,265 with a corresponding credit to additional paid-in capital. The adjustment to the underlying common stock option's prices did not result in additional compensation expense in accordance with generally accepted accounting principles.

Additionally, options for 8,109 shares of APP's common stock and 810.9 shares of APP's preferred stock were granted to certain members of management in December 1995. The exercise prices of $0.06 per common share and $3.60 per preferred share were below the fair market value of the respective classes of stock at date of grant, resulting in a noncash compensation charge equal to the aggregate excess of fair market value over the exercise price, or $1,733, with a corresponding credit being recorded to additional paid-in capital.

The following table summarizes the option activity for the years ended December 31, 1993, 1994, 1995 and the three month period ended March 31, 1996 (unaudited):


                                   APP                       APP
                              Common Stock             Preferred Stock
                          Number of   Exercise      Number of     Exercise
                          Shares      Price         Shares        Price
                          ---------   --------      ---------     --------

Outstanding,
  December 31, 1992
  and 1993...........     111,236         $ 0.42
Granted in 1994......      15,169         $25.00
                          -------
Outstanding,
  December 31, 1994..     126,405   $0.42-$25.00
Granted in 1995......       8,109           $.06    13,451.4    $3.60-$214.29
Redeemed in 1995.....                               (4,715.4)
                          -------                   --------
Outstanding,
  December 31, 1995
  and March 31, 1996
  (unaudited)........     134,514     $.06-$3.57     8,736.0    $3.60-$214.29
                          =======                    =======

All options are exercisable at December 31, 1995 and March 31, 1996 (unaudited).

The Company has elected not to early adopt the provisions of Statement of Financial Accounting Standards No. 123 ("SFAS 123") "Accounting for Stock Based Compensation." The Company will adopt the reporting provisions of SFAS 123 in 1996. The Company expects the adoption to have no effect on its financial condition or results of operations.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

The Company awarded additional compensation to executives and nonexecutives of $1,634 in 1995 in recognition of the significant transactions consummated during the year. The Company does not expect this additional compensation to be awarded in future years.

10. PENSION PLAN AND 401(K) PLAN

The Company is liable for a supplemental, nonqualified, noncontributory, defined benefit pension plan covering certain former Ampad executives, which was assumed in the initial acquisition of Ampad by APP in June 1992. Benefits are based on a percentage of prior compensation less expected social security benefits. The present value of the liability associated with this plan is $678, $636 and $611 at December 31, 1994, 1995 and at March 31, 1996 (unaudited), respectively, and is included in other liabilities in the consolidated balance sheet.

The Company maintains a retirement plan (401(k) plan) for the benefit of all employees who meet minimum age and service requirements. Company contributions to the plan may be made at the discretion of the board of directors. Contributions to the plan were approximately $515, $557, $568, $51 and $78 for the years ended December 31, 1993, 1994, 1995, and the three months ended March 31, 1995 and 1996 (unaudited), respectively.

11. INCOME TAXES

The provision (benefit) for income taxes consists of the following:

                                                              THREE MONTHS
                                 YEARS ENDED DECEMBER 31,    ENDED MARCH 31,
                                 ------------------------  ------------------
                                  1993     1994     1995     1995      1996
                                 -------  -------  ------  --------  --------
                                                               (unaudited)
[S]                              [C]      [C]      [C]     [C]       [C]
Current:
  Federal................        $        $        $         $        $    21
  State..................                              169                  3
                                 -----    -----    -------   -----    -------
                                                       169                 24

Deferred provision
 (benefit) for income
 taxes...................           64     (488)   (13,141)    366         78
                                 -----    -----    -------   -----    -------
                                 $  64    $(488)  $(12,972)  $ 366    $   102
                                 =====    =====   ========   =====    =======

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

A reconciliation between the statutory U.S. federal income tax rate and the Company's effective tax rate is as follows:

                                                               THREE MONTHS
                            YEARS ENDED DECEMBER 31,          ENDED MARCH 31,
                          -----------------------------    --------------------
                           1993        1994      1995       1995       1996
                          ------     -------    -------    ------   -----------
                                                                    (unaudited)

Federal income tax rate..  35.0%     (35.0)%    (35.0)%     35.0%      35.0%
Adjustment to valuation
 allowance............... (31.9)%     14.7%      (6.4)%
Effect of acquisition....             19.3%
Change in enacted rates..  (7.8)%       .4%
Goodwill.................                                               2.8%
Meals and entertainment..                                                .2%
Life insurance...........                                                .2%
Miscellaneous permanent
 differences.............                          .9%
State taxes, net.........   6.2%      (5.2)%     (5.0)%      5.0%       5.0%
Other, net...............   1.9%       (.3)%     (1.4)%     (1.7)%      1.2%
                          -----       -----     -----       ----       ----
Effective tax rate          3.4%      (6.1)%    (46.9)%     38.3%      44.4%
                          =====       =====     =====       ====       ====



Temporary tax differences affected and categorized by financial statement line item are as follows:


                                              DECEMBER 31,        MARCH 31,
                                            1994        1995        1996
                                        -----------  ----------  -----------
                                                                 (unaudited)
CURRENT DEFERRED TAX ASSETS
 (LIABILITIES):
Accrued expenses....................       $ 1,102     $10,523      $10,503
Accounts receivable and allowances..           191         900          900
LIFO reserve........................        (2,478)     (7,608)      (7,608)
NOL/credits.........................          (496)     11,194       10,949
                                           -------     -------      -------
Current deferred tax asset (liability),
 net................................       $(1,681)    $15,009      $14,744
                                           =======     =======      =======

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

                                                DECEMBER 31,         MARCH 31,
                                             1994          1995        1996
                                         -------------  ----------  -----------
                                                                    (unaudited)

NONCURRENT DEFERRED TAX ASSETS
 (LIABILITIES):
Trademarks and intangibles.............        $         $(15,009)    $(15,009)
Property and equipment, net............         2,709     (21,291)     (21,291)
NOL carryforwards......................         4,073
Noncash compensation expense credited
 to paid-in-capital....................                     6,776        6,776
Other accrued liabilities..............           235         254          254
Deferred financing costs...............           (15)
Seller note discount...................          (117)
State taxes effect and other, net......          (804)       (800)        (641)
                                                -----    --------     --------
Noncurrent deferred tax asset
 (liability), net......................         6,081     (30,070)     (29,911)
Deferred tax asset valuation allowance.        (1,769)
                                                -----    --------     --------


Noncurrent deferred tax asset (liability),
 net...................................       $ 4,312    $(30,070)    $(29,911)
                                              =======    ========     ========


The valuation allowance represents the amount of the deferred tax assets which may not be realized through taxable income from future operations. The Company's provision for income taxes may be impacted by adjustments to the valuation allowance which may be required if circumstances change regarding the realizability of the deferred tax assets in future periods.

The effect on the income tax provision related to the valuation allowance was a benefit of $1,769 for the year ended December 31, 1995. Deferred tax assets valuation allowances recorded in prior years were reversed in 1995 as a result
of management's assessment of future realizability of deferred tax assets.   For
the year ended December 31, 1994, the effect on the income tax provision related to the valuation allowance was a charge of $1,180. The charge primarily related to an increase in the NOL carryforwards for which no benefit was recognized during 1994.

At December 31, 1995, the Company has net operating losses available to reduce future taxable income of approximately $25,007. These net operating loss carryforwards expire in the years 2007 through 2010. If certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of the carryforwards which can be utilized. In addition, the Company has approximately $1,200 of alternative minimum tax credit carryforwards. The acquisition of WR (See Note 3) resulted in a change in control of Delaware, consequently the utilization of these credits in future periods are subject to limitation.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

12.  COMMITMENTS AND CONTINGENCIES

COMMITMENTS

The Company is obligated under noncancelable operating leases for office space and machinery and equipment which expire at various times through 1997. Future minimum lease commitments under these leases are as follows:

YEARS ENDING
DECEMBER 31,
- ------------

 1996...........................       $ 2,110
 1997...........................         2,026
 1998...........................         1,894
 1999...........................         1,430
 2000...........................         1,214
 Thereafter.....................         6,503
                                       -------
  Total minimum lease payments..       $15,177
                                       =======

Total rent expense under noncancelable operating leases was approximately $775, $853, $1,888 and $148 and $1,122 for 1993, 1994, 1995 and the three month periods ended March 31, 1995 and 1996 (unaudited), respectively.

In October 1995, the Company entered into a ten-year management services agreement with Bain Capital pursuant to which the Company will pay Bain Capital an aggregate annual fee of no less than $2.0 million.

LITIGATION

There are various outstanding claims against the Company arising in the normal course of business. Management, on the advise of counsel, believes that the claims are without merit and that any losses which might ultimately be sustained by the Company would not be material to the financial position or results of operations of the Company.

ENVIRONMENTAL MATTERS

The Company is subject to federal, state, and local environmental and occupational health and safety laws and regulations. Such laws and regulations impose limitations on the discharge of pollutants and establish standards for management of waste. While there can be no assurance that the Company is at all times in complete compliance with all such requirements, the Company has made and will continue to make capital and other expenditures to comply with such requirements.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

The Company's Ampad division has been named a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, at five waste disposal sites. The Company settled its liability at four of these sites as a de minimis party. The Company expects to be eligible for a de minimis settlement at the remaining site.

13.  RELATED PARTY TRANSACTIONS

For the years ended December 31, 1993, 1994 and 1995, the Company paid $431, $684, and $937, respectively, for management and directors' fees to the principal shareholders of APP (Bain Capital). No fees were paid for the three month periods ended March 31, 1995 and 1996 (unaudited). Unpaid fees of $128 and $500 are included in accrued expenses in the consolidated balance sheets at December 31, 1994 and March 31, 1996 (unaudited). There were no unpaid fees at December 31, 1995.

Included in other assets in the consolidated balance sheet at December 31, 1994 and 1995 and March 31, 1996 (unaudited) is a note receivable of $106, $112 and $114, respectively, due from an officer and shareholder of the Company. Interest expense is accrued monthly at an annual rate of 6.19% and the note is due in 1998.

The Company paid $7,000 in 1995 to Bain Capital for services relating to the Acquisition of WR and the related financing of the transaction. Of this amount, $4,300 was included in deferred financing fees and $2,700 was a direct acquisition expense allocated to the net assets acquired as discussed in Note 3. The Company also paid $450 in 1995 to Bain Capital relating to the Globe-Weis acquisition (Note 3) which was included in deferred financing fees and subsequently included as a component of the extraordinary loss from extinguishment of debt. The Company paid Bain Capital $225 in 1994 for services related to the SCM acquisition and the related financing of the transaction.

14. CONDENSED CONSOLIDATING FINANCIAL INFORMATION
    OF GUARANTOR SUBSIDIARIES

The 13% Senior Subordinated Notes are guaranteed by substantially all of the subsidiaries of the Company. The subsidiary guarantees are full, unconditional and joint and several. Each of the guarantor subsidiaries are wholly-owned. Separate financial statements of the guarantor subsidiaries are not presented because management has determined that they would not be material to investors. However, condensed consolidating financial information as of December 31, 1995 and for the year then ended, and as of March 31, 1996 and for the three months then ended (unaudited), are presented. The condensed consolidating financial information is as follows:

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------
        CONDENSED CONSOLIDATING BALANCE SHEET

                                                                DECEMBER 31, 1995
                                      ---------------------------------------------------------------------
                                       PARENT       GUARANTOR      NONGUARANTOR                 CONSOLIDATED
ASSETS                                COMPANY      SUBSIDIARIES     SUBSIDIARY    ELIMINATIONS     TOTAL
                                     ---------     -------------   -------------  ------------  ------------

Current assets:
Cash...............................   $ 18,295       $     33        $    13        $             $18,341
Restricted Cash....................      3,619                                                      3,619
Accounts receivable................    (13,490)          (154)        39,587                       25,943
Intercompany receivable
 (payable).........................     75,423        (72,255)        (3,168)                           -
Refundable income taxes............      3,657                                                      3,657
Inventories........................     74,112         18,949                                      93,061
Assets held for sale...............        864         41,714                                      42,578
Deferred income taxes..............     17,395         (2,386)                                     15,009
Other current assets...............        879             48                                         927
                                      --------       --------       --------       --------      --------
  Total current assets.............    180,754        (14,051)        36,432                      203,135
                                      --------       --------       --------       --------      --------
Property and equipment.............     73,097         37,357                                     110,454
Less:  accumulated
 depreciation......................     (3,438)          (248)                                     (3,686)
                                      --------       --------       --------       --------      --------
  Net property and equipment.......     69,659         37,109                                     106,768
                                      --------       --------       --------       --------      --------
Investment in subsidiaries.........     41,575                                      (41,575)
Intangible assets, net.............     34,196          3,504                                      37,700
Debt issuance costs, net...........     30,160            182          2,587                       32,929
Goodwill, net......................    107,076         13,307                                     120,383
Other..............................      3,311            130                                       3,441
                                      --------       --------       --------       --------      --------
  Total assets.....................   $466,731        $40,181        $39,019       $(41,575)     $504,356
                                      ========       ========       ========       ========      ========

  LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Current portion of long-term debt..    $10,652        $ 1,182        $             $              $11,834
Accounts payable and accrued
 expenses..........................     62,869         19,014                                      81,883
Income taxes payable...............        494            494
                                      --------       --------       --------       --------      --------
  Total current liabilities........     74,015         20,196                                      94,211
                                      --------       --------       --------       --------      --------
Long-term debt.....................    442,134          1,660                                     443,794
Other liabilities..................      2,702          2,702
Deferred income taxes..............     14,301         15,769                                      30,070
                                      --------       --------       --------       --------      --------
  Total liabilities................    533,152         37,625                                     570,777
                                      --------       --------       --------       --------      --------
Commitments and contingencies

Stockholder's equity:
Common stock.......................                         1             10            (11)
Additional paid-in capital.........     28,998                        37,370        (37,370)       28,998
Retained earnings..................    (95,419)         2,555          1,639         (4,194)      (95,419)
                                      --------       --------       --------       --------      --------
  Total stockholder's equity.......    (66,421)         2,556         39,019        (41,575)      (66,421)
                                      --------       --------       --------       --------      --------
  Total liabilities and
   stockholder's equity............   $466,731        $40,181        $39,019       $(41,575)     $504,356
                                      ========       ========       ========       ========      ========

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------
        CONDENSED CONSOLIDATING BALANCE SHEET


                                                           MARCH 31, 1996 (UNAUDITED)
                                                           --------------------------
                                       PARENT        GUARANTOR     NONGUARANTOR                  CONSOLIDATED
ASSETS                                 COMPANY      SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS      TOTAL
                                       -------      ------------   ------------   ------------   ------------

Current assets:
Cash...............................    $20,026       $     69        $    13       $              $20,108
 Restricted Cash...................     10,759                                                     10,759
Accounts receivable................     (8,862)           (77)        27,346                       18,407
Intercompany receivable
 (payable).........................     83,157        (79,132)        (4,025)
Inventories........................     75,731         17,435         93,166
Assets held for sale...............        764         42,808                                      43,572
Deferred income taxes..............     17,302         (2,260)          (298)                      14,744
Other current assets...............      2,009             17                                       2,026
                                      --------       --------       --------       --------      --------

  Total current assets.............    200,886        (21,140)        23,036                      202,782
                                      --------       --------       --------       --------      --------

Property and equipment.............     75,061         38,260                                     113,321
Less:  accumulated depreciation....     (5,892)          (671)                                     (6,563)
                                      --------       --------       --------       --------      --------

  Net property and equipment.......     69,169         37,589                                     106,758
                                      --------       --------       --------       --------      --------
Investment in subsidiaries.........     29,447                                      (29,447)
Intangible assets, net.............     33,924          3,468                                      37,392
Debt issuance costs, net...........     29,911            160          2,453                       32,524
Goodwill, net......................    107,672         11,983                                     119,655
Other..............................      1,556            127                                       1,683
                                      --------       --------       --------       --------      --------
  Total assets.....................   $472,565        $32,187        $25,489       $(29,447)     $500,794
                                      ========       ========       ========       ========      ========

  LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Current portion of long-term debt..    $11,886        $ 1,180       $              $              $13,066
Accounts payable and accrued
 expenses..........................     75,036          4,924                                      79,960
Income taxes payable...............     (1,841)         2,359                                         518
                                      --------       --------       --------       --------      --------

  Total current liabilities........     85,081          8,463                                      93,544
                                      --------       --------       --------       --------      --------
Long-term debt.....................    438,793          1,660                                     440,453
Other liabilities..................      3,179                                                      3,179
Deferred income taxes..............     11,805         18,106                                      29,911
                                      --------       --------       --------       --------      --------
  Total liabilities................    538,858         28,229                                     567,087
                                      --------       --------       --------       --------      --------
Commitments and contingencies
Stockholder's equity:
Common stock.......................                         1             10            (11)
Additional paid-in capital.........     28,998                        23,392        (23,392)       28,998
Retained earnings..................    (95,291)         3,957          2,087         (6,044)      (95,291)
                                      --------       --------       --------       --------      --------
  Total stockholder's equity.......    (66,293)         3,958         25,489        (29,447)      (66,293)
                                      --------       --------       --------       --------      --------
  Total liabilities and
  stockholder's equity.............   $472,565        $32,187        $25,489       $(29,477)     $500,794
                                      ========       ========       ========       ========      ========

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

        CONDENSED CONSOLIDATING STATMENT OF OPERATIONS

The following condensed consolidating statement of operations includes the results of operations of the Company for the year ended December 31, 1995, including the results of Delaware and Notepad Funding Corporation for the post-October 31, 1995 period.


                                     PARENT     GUARANTOR         NONGUARANTOR   CONSOLIDATED
                                     COMPANY   SUBSIDIARIES       SUBSIDIARY     ELIMINATIONS     TOTAL
                                     --------  ------------       ----------     ------------     -----

Net sales........................     $238,989        $20,352       $              $             $259,341
Cost of sales....................      197,033         14,781                                     211,814
                                      --------       --------       --------       --------      --------
  Gross profit...................       41,956          5,571                                      47,527
                                      --------       --------       --------       --------      --------
Operating expenses:
 Selling and marketing...........        5,730            524                                       6,254
 General and admini-
  strative.......................       13,278            741                        (1,728)       12,291
 Nonrecurring compensa-
  tion charge....................       27,632                                                     27,632
                                      --------       --------       --------       --------      --------
 Income (loss) from
  operations.....................       (4,684)         4,306                         1,728         1,350
                                      --------       --------       --------       --------      --------
Other income (expense):
 Interest........................      (13,531)           (37)           (89)                     (13,657)
 Other income, net...............          735                         1,728         (1,728)          735

 Income (loss) before
  income taxes...................      (17,480)         4,269          1,639                      (11,572)

 Provision (benefit) for
  income taxes...................       (8,252)         1,714                                      (6,538)
                                      --------       --------       --------       --------      --------
 Income (loss) before
  equity in net earnings of
  subsidiaries and extra-
  ordinary item..................       (9,228)         2,555          1,639                       (5,034)

 Equity in net earnings of
  subsidiaries...................        4,194                                                     (4,194)
                                      --------       --------       --------       --------      --------
 Income (loss) before
  extraordinary item.............       (5,034)         2,555          1,639         (4,194)       (5,034)

 Extraordinary loss from
  extinguishment of debt, net....       (9,652)                                                    (9,652)
                                      --------       --------       --------       --------      --------
 Net income (loss)...............     $(14,686)        $2,555         $1,639        $(4,194)     $(14,686)
                                      ========       ========       ========       ========      ========

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------
        CONDENSED CONSOLIDATING STATMENT OF OPERATIONS

                                                        FOR THE THREE MONTHS ENDED
                                                        MARCH 31, 1996 (UNAUDITED)
                                                        --------------------------
                                       PARENT       GUARANTOR     NONGUARANTOR                 CONSOLIDATED
                                      COMPANY      SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS      TOTAL
                                      -------      ------------   ------------   ------------  ------------
Net sales........................     $87,586        $36,989       $               $(3,157)     $121,418
Cost of sales....................      72,009         29,037                        (3,157)       97,889
                                     --------       --------       --------       --------      --------
  Gross profit...................      15,577          7,952                                      23,529
                                     --------       --------       --------       --------      --------
  Operating expenses:
    Selling and marketing........       2,488            840                                       3,328
    General and admini-
    strative.....................       7,412          1,130              8           (852)        7,698
                                     --------       --------       --------       --------      --------
    Income (loss) from
    operations...................       5,677          5,982             (8)           852        12,503
                                     --------       --------       --------       --------      --------
  Other income (expense):
    Interest.....................     (12,388)           (56)           (98)                     (12,542)
    Other income, net............         653           (384)           852           (852)          269
                                     --------       --------       --------       --------      --------
  Income (loss) before
   income taxes..................      (6,058)         5,542            746                          230

  Provision (benefit) for
   income taxes..................      (4,335)         4,139            298                          102
                                     --------       --------       --------       --------      --------
  Income (loss) before
   equity in net earnings of
   subsidiaries..................      (1,723)         1,403            448                          128

  Equity in net earnings of
   subsidiaries..................       1,851                                                     (1,851)
                                     --------       --------       --------       --------      --------
  Net income (loss)..............     $   128        $ 1,403       $    448        $(1,851)     $    128
                                     ========       ========       ========       ========      ========


AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------
        CONDENSED CONSOLIDATING CASH FLOW INFORMATION

The following condensed consolidating cash flow information includes the cash flows of the Company for the year ended December 31, 1995, including the results of Delaware and Notepad Funding Corporation for the post-October 31, 1995 period.


                                      PARENT        GUARANTOR     NONGUARANTOR                 CONSOLIDATED
                                     COMPANY       SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS     TOTAL
                                     -------       ------------   ------------   ------------  ------------

 Net cash provided by
  (used in) operating
  activities....................    $  44,346        $ 2,674       $(42,311)      $            $   4,709

 INVESTING ACTIVITIES
 Purchase of the stock of
  Delaware, including
  acquisition costs.............     (122,655)                                                  (122,655)
 Purchase of net assets,
  including acquisition
  costs.........................       (7,046)                                                    (7,046)
 Other..........................        1,075         (2,641)                                     (1,566)
                                     --------       --------       --------       --------      --------

  Net cash used in investing
   activities...................     (128,626)        (2,641)                                   (131,267)
                                     --------       --------       --------       --------      --------
FINANCING ACTIVITIES
 Proceeds from sale of
  accounts receivable...........                                     45,000                       45,000
 Net repayment under line
  of credit.....................      (22,767)                                                   (22,767)
 Proceeds from issuance
  of debt.......................      430,052                                                    430,052
 Repayment of long-term
  debt..........................     (186,546)                                                  (186,546)
 Redemption premiums
  and penalties included
  in extraordinary loss.........      (10,812)                                                   (10,812)
 Debt issuance costs............      (32,356)                       (2,676)                     (35,032)
 Dividends paid.................      (75,000)                                                   (75,000)
                                     --------       --------       --------       --------      --------
  Net cash provided by
 financing activities...........      102,571                        42,324                      144,895
                                     --------       --------       --------       --------      --------

  Net increase in cash..........       18,291             33             13                       18,337

  Cash at beginning of year.....            4                                                          4
                                     --------       --------       --------       --------      --------

  Cash at end of year...........      $18,295            $33            $13       $              $18,341
                                     ========       ========       ========       ========      ========

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------
        CONDENSED CONSOLIDATING CASH FLOW INFORMATION


                                                        FOR THE THREE MONTHS ENDED
                                                        MARCH 31, 1996 (UNAUDITED)
                                                        --------------------------
                                       PARENT      GUARANTOR     NONGUARANTOR                   CONSOLIDATED
                                       COMPANY    SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS      TOTAL
                                       -------    ------------   ------------    ------------   ------------
Net cash provided by
 (used in) operating
 activities.......................     $7,255           $374       $              $               $7,629

  INVESTING ACTIVITIES
  Other...........................     (2,613)          (338)                                     (2,951)
                                     --------       --------       --------       --------      --------

  Net cash used in investing
 activities.......................     (2,613)          (338)                                     (2,951)
                                     --------       --------       --------       --------      --------

FINANCING ACTIVITIES
 Proceeds from issuance
  of debt.........................     25,272                                                     25,272
 Repayment of long-term
  debt............................    (27,380)                                                   (27,380)
 Debt issuance costs..............       (803)                                                      (803)
 Dividends paid............
                                     --------       --------       --------       --------      --------
  Net cash provided by
 financing activities.............     (2,911)                                                    (2,911)
                                     --------       --------       --------       --------      --------

  Net increase in cash............      1,731             36                                       1,767

  Cash at beginning of period.....     18,295             33             13                       18,341
                                     --------       --------       --------       --------      --------

  Cash at end of period...........    $20,026            $69       $     13       $             $ 20,108
                                     ========       ========       ========       ========      ========

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------

15. INDUSTRY SEGMENTS

The Company conducts its business operations in two industry segments: the Ampad Division, which primarily manufactures and markets a broad line of office supplies including writing products, filing supplies, and commodity and speciality envelopes and the Williamhouse Division, which primarily designs and manufactures a wide range of mill branded, specialty and commodity envelope products, invitations and announcements and greeting cards. There were no intersegment sales in 1995. For the three month period ended March 31, 1996 (unaudited), the Williamhouse division had sales of $644 to the Ampad division. Prior to the acquisition of WR, the Company operated in one segment consisting of the Ampad Division.

Substantially all of the Company's operations are conducted within the United States.

Two customers accounted for 27%, and one customer accounted for 11% of the Company's total net sales for the year ended December 31, 1995 and the three month period ended March 31, 1996 (unaudited), respectively.

The following table represents industry segment information. Intersegment sales are transferred at competitive prices. Operating profit by segment consists of total sales less operating expenses, and exclude general corporate expenses, net interest expense or income taxes. Corporate assets are principally cash, cash equivalents, residual interests in a portfolio of accounts receivable sold, debt issuance costs and net assets held for sale.

AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
(successor to Ampad Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
- --------------------------------------------------------------------------------



                                                        FOR THE
                                        FOR THE      THREE MONTHS
                                      YEAR-ENDED         ENDED
                                      DECEMBER 31,     MARCH 31,
                                         1995            1996
                                      ------------   ------------
                                                     (UNAUDITED)
Net sales:
Unaffiliated customers
 Ampad Division.........................  $212,687      $57,023
 Williamhouse Division..................    46,654       64,395
                                          --------     --------
        Total net sales to unaffiliated
        customers.......................  $259,341     $121,418
                                          ========     ========

Operating profit:
 Ampad Division.........................   $21,997       $4,540
 Williamhouse Division..................     8,478        8,793
                                          --------     --------
        Total operating profit..........    30,475       13,333

General corporate expense...............   (29,125)(1)     (830)
Interest expense........................   (13,657)     (12,542)
Other income, net.......................       735          269
                                          --------     --------
Income (loss) before income taxes.......  $(11,572)        $230
                                          ========     ========
Capital expenditures:
 Ampad Division.........................    $2,551         $538
 Williamhouse Division..................     3,089        1,783
                                          --------     --------

        Total capital expenditures......    $5,640       $2,321
                                          ========     ========
Depreciation and amortization of plant
 and equipment:
 Ampad Division.........................    $2,333         $445
 Williamhouse Division..................     1,036        1,539
                                          --------     --------

        Total depreciation and
         amortization of plant
         and equipment..................    $3,369       $1,984
                                          ========     ========

                                             AS OF        AS OF
                                          DECEMBER 31,  MARCH 31,
                                             1995         1996
                                          ------------  ---------
                                                       (UNAUDITED)
   .....................................
Identifiable assets:
 Ampad Division.........................  $ 76,928     $ 75,539
 Williamhouse Division..................   327,743      316,018
 Corporate assets.......................   137,055      132,639
 Eliminations...........................   (37,370)     (23,402)
                                          --------     --------
        Total assets....................  $504,356     $500,794
                                          ========     ========

(1)  Includes $27,632 nonrecurring compensation charge (Note 9).


16.  SUBSEQUENT EVENT (unaudited)

     On May 29, 1996, the Company signed a definitive agreement to acquire the stock of the Niagara Envelope Company, Inc. The purchase price will approximate $50 million plus a $5 million management services agreement with the Seller to be paid at closing. The Company expects the acquisition to be consummated by mid-July 1996.

     The Company signed a definitive agreement to sell the Personalizing Division on June 6, 1996 (Note 3). The sales price will be the net book value of the assets sold as of March 29, 1996 plus $11,056 plus all direct album and catalog costs incurred from December 31, 1995 through March 31, 1996 which are not included in the closing net book value. The Company expects the sale to be consummated by the end of June 1996.

                          Independent Auditors' Report
                          ----------------------------



The Board of Directors and Stockholder
WR Acquisition, Inc.:


We have audited the accompanying consolidated balance sheets of WR Acquisition, Inc. and subsidiaries as of December 31, 1994 and October 31, 1995, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for each of the years in the two-year period ended December 31, 1994 and the ten months ended October 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WR Acquisition, Inc. and subsidiaries as of December 31, 1994 and October 31, 1995 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1994 and the ten months ended October 31, 1995, in conformity with generally accepted accounting principles.



January 10, 1996                                     /s/ KPMG Peat Marwick LLP

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                               ----------------

                          CONSOLIDATED BALANCE SHEETS

                                    ASSETS

                                                                                     December               October
                                                                                     31, 1994               31, 1995
                                                                                     --------               --------

CURRENT ASSETS:
  Cash...................................................................          $   170,000             $         -
  Accounts receivable, less allowances of
   $837,000 at December 31, 1994 and
   $636,000 at October 31, 1995 .........................................           30,772,000              39,174,000
  Inventories............................................................           34,141,000              35,548,000
  Current assets of discontinued operations..............................           23,581,000              14,603,000
  Prepaid expenses.......................................................              511,000               1,054,000
                                                                                   -----------             -----------
        Total current assets.............................................           89,175,000              90,379,000
                                                                                   -----------             -----------

DUE FROM AMPAD...........................................................                    -              54,306,000
                                                                                   -----------             -----------

PROPERTY, PLANT AND EQUIPMENT:
  Land and buildings.....................................................            23,070,000              30,258,000
  Machinery, equipment, leasehold
   improvements and construction in progress.............................            81,787,000              75,279,000
                                                                                    -----------             -----------
                                                                                    104,857,000             105,537,000
  Less accumulated depreciation and amortization.........................            54,225,000              53,134,000
                                                                                    -----------             -----------
  Net property, plant and equipment......................................            50,632,000              52,403,000
                                                                                    -----------             -----------

OTHER ASSETS:
  Deferred financing costs, less accumulated
   amortization..........................................................             6,248,000              23,125,000
  Funds held for construction............................................                     -               2,633,000
  Cash surrender value of officers' life insurance
   policies, net of loans of $1,236,000 at December 31, 1994
   and $1,769,000 at October 31, 1995....................................               646,000                 260,000
  Intangibles, less accumulated amortization.............................               378,000                 350,000
  Other assets...........................................................               533,000                 644,000
                                                                                    -----------             -----------

        Total other assets...............................................             7,805,000              27,012,000
                                                                                    -----------             -----------

PURCHASE PRICE FOR THE COMMON STOCK OF WR
 ACQUISITION, INC. AND CERTAIN RELATED COSTS.............................                     -             147,854,000
                                                                                    -----------             -----------

NON CURRENT ASSETS OF DISCONTINUED
  OPERATIONS.............................................................            29,145,000              27,439,000
                                                                                    -----------             -----------

        TOTAL ASSETS.....................................................          $176,757,000            $399,393,000
                                                                                    ===========            ============

         See accompanying Notes to Consolidated Financial Statements.

                              WR ACQUISITION, INC.
                                AND SUBSIDIARIES
                                ----------------

                          CONSOLIDATED BALANCE SHEETS

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)




                                                      December       October
                                                      31, 1994       31, 1995
                                                      --------       --------
CURRENT LIABILITIES:
    Accounts payable.......                       $ 16,499,000   $ 17,518,000
    Accrued expenses                                14,536,000     18,982,000
    Taxes payable                                      354,000              -
    Current installments of long-term debt           8,558,000     11,844,000
    Current liabilities of discontinued
     operations............                          9,380,000      9,100,000
                                                  ------------   ------------
        Total current liabilities                   49,327,000     57,444,000
                                                  ------------   ------------
Non-current liabilities....                          2,179,000      2,019,000
Deferred tax liabilities - net.................      3,610,000      3,740,000
Long-term debt (less current installments).....    144,750,000    319,380,000
Notes payable to selling stockholders..........              -     25,157,000
Non-current liabilities of discontinued
 operations...                                       8,375,000      5,689,000

STOCKHOLDERS' EQUITY (DEFICIENCY):
    Class A common stock, par value $.01
     per share, 11,619 shares authorized,
     issued and outstanding.......                       1,000          1,000
    Common stock, par value $.01 per share,
     50,000 shares authorized; 10,478 issued
     at December 31, 1994 and 13,243 at
     October 31, 1995; 10,405 outstanding
     at December 31, 1994 and 13,243 at
     October 31, 1995.....................               1,000          1,000
    Additional paid-in capital............          42,007,000     56,135,000
    Retained earnings.....................          21,841,000     25,080,000
    Distribution to stockholders of the
     excess of purchase price over book
     value of net assets of W.R. Holdings,
     Inc. arising from the December 29, 1986
     Recapitalization.....................         (95,253,000)   (95,253,000)
    Common stock held in treasury, at
     cost, 73 shares at
     December 31, 1994....................             (81,000)             -
                                                  ------------   ------------
          Total stockholders' equity (deficiency)  (31,484,000)   (14,036,000)
                                                  ------------   ------------
TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY
      (DEFICIENCY)........................        $176,757,000   $399,393,000
                                                  ============   ============


          See accompanying Notes to Consolidated Financial Statements.

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                               ----------------

                     CONSOLIDATED STATEMENTS OF OPERATIONS




                                       Years Ended                 Ten Months
                             --------------------------------        Ended
                                  December         December         October
                                 31, 1993          31, 1994         31, 1995
                              --------------    -------------   ---------------

Net sales..................     $176,934,000    $ 248,008,000     $219,366,000
 Cost of sales.............      118,626,000      173,536,000      152,781,000
                                ------------     ------------      -----------
Gross profit...............       58,308,000       74,472,000       66,585,000
 Selling, general and
 administrative expenses.         39,765,000       44,906,000       39,866,000
 Compensation expense relating
 to stock options                          -          294,000        9,544,000
                                ------------     ------------      -----------
Operating income...........       18,543,000       29,272,000       17,175,000
 Interest expense..........       13,621,000       11,750,000       11,615,000
 Interest                           (626,000)        (284,000)        (124,000)
                                ------------      -----------       ----------

Earnings from continuing
 operations
 before taxes on income....        5,548,000       17,806,000        5,684,000
Provision for taxes on income      1,988,000        6,080,000        2,224,000
                               -------------      -----------       ----------
Earnings from continuing
 operations................        3,560,000       11,726,000        3,460,000

Discontinued operations:
  Loss from operations,
   net of tax benefits of
   $280,000, $380,000 and
   $110,000 in 1993,
   1994 and 1995, respectively      (432,000)      (1,328,000)        (221,000)
                                ------------      -----------       ----------

Net earnings...............     $  3,128,000    $ 10,398,000     $  3,239,000
                                ============    ============     ============


          See accompanying Notes to Consolidated Financial Statements.

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                               ----------------

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
              FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1994 AND
                     THE TEN MONTHS ENDED OCTOBER 31, 1995

                                                   Class A                              Additional
                                                   Common          Common                Paid-in                  Retained
                                                    Stock           Stock                Capital                  Earnings
                                                  ---------------------------------------------------------------------------
Balance at December 31, 1992.......................     $   -             $1,000         $10,477,000              $8,315,000

Net earnings.......................................         -                  -                   -               3,128,000

Issuance of Class A common stock for cash..........       100                  -           1,999,900                       -

Issuance of Class A common stock for
  redemption of debt...............................       900                  -          29,236,100                       -
                                                     ---------------------------------------------------------------------------

Balance at December 31, 1993.......................     1,000              1,000          41,713,000              11,443,000

Net earnings.......................................         -                  -                   -              10,398,000

Compensation relating to stock options.............         -                  -             294,000                       -

                                                     ---------------------------------------------------------------------------
Balance at December 31, 1994.......................     1,000              1,000          42,007,000              21,841,000

Net earnngs........................................         -                  -                   -               3,239,000

Proceeds and compensation relating to
  exercise of stock options........................         -                  -          13,424,000                       -

Reissuance of treasury stock.......................         -                  -            (81,000)                       -

Issuance of common stock for cash..................         -                  -             785,000                       -
                                                     ---------------------------------------------------------------------------

Balance at October 31, 1995........................    $1,000             $1,000         $56,135,000             $25,080,000
                                                     ===========================================================================
                                                         Distribution          Treasury
                                                             to                 Stock,
                                                         Stockholders          at Cost                  Total
                                                      ----------------------------------------------------------------------------

Balance at December 31, 1992.......................           $(95,253,000)          $(81,000)                  $(76,541,000)

Net earnings.......................................                       -                  -                     3,128,000

Issuance of Class A common stock for cash..........                       -                  -                     2,000,000

Issuance of Class A common stock for
  redemption of debt...............................                       -                  -                    29,237,000
                                                            ----------------------------------------------------------------
Balance at December 31, 1993.......................            (95,253,000)           (81,000)                   (42,176,000)

Net earnings.......................................                       -                  -                    10,398,000

Compensation relating to stock options.............                       -                  -                       294,000
                                                            ----------------------------------------------------------------
Balance at December 31, 1994.......................            (95,253,000)           (81,000)                   (31,484,000)

Net earnngs........................................                       -                  -                     3,239,000

Proceeds and compensation relating to
  exercise of stock options........................                       -                  -                    13,424,000

Reissuance of treasury stock.......................                       -             81,000                             -

Issuance of common stock for cash..................                       -                  -                       785,000
                                                            ----------------------------------------------------------------
Balance at October 31, 1995........................           $(95,253,000)           $      -                 $(14,036,,000)
                                                            ================================================================



         See accompanying Notes to Consolidated Financial Statements.

                              WR ACQUISITION, INC.
                                AND SUBSIDIARIES
                                ----------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                      Years Ended                 Ten Months
                                                                            -------------------------------         Ended
                                                                              December             December        October
                                                                              31, 1993             31, 1994        31, 1995
                                                                            -------------------------------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net earnings.............................................               $   3,128,000     $   10,398,000      $    3,239,000
    Adjustments to reconcile net earnings
    to net cash provided by operating activities:
         Depreciation and amortization.......................                   7,237,000          8,860,000           5,598,000
         Provision for (benefit from) losses on accounts
             receivable......................................                     121,000            372,000            (132,000)
         Compensation expense relating to stock options......                           -            294,000          10,723,000
         Deferred tax liabilities - net......................                   2,194,000           (158,000)            130,000
         Writing-off of deferred financing costs.............                   2,712,000            108,000           1,828,000
         Change in assets and liabilities:
            Increase in accounts receivable..................                  (6,274,000)        (7,624,000)         (8,838,000)
            Increase in inventories..........................                  (1,951,000)        (1,350,000)         (1,407,000)
            Decrease (increase) in prepaid expenses..........                     156,000           (188,000)           (543,000)
            Increase in accounts payable.....................                   2,328,000          7,894,000           1,019,000
            Increase in accrued expenses.....................                   1,707,000          3,983,000           4,446,000
            Increase (decrease) in taxes payable.............                   1,404,000         (1,050,000)           (354,000)
            (Decrease) increase in other - net...............                   1,424,000            196,000             152,000
            Discontinued operations - net....................                  (8,116,000)           366,000           7,718,000
                                                                              -----------         ----------          ----------
                Cash provided by operating activities........                   3,222,000         22,101,000          23,579,000
                                                                              -----------         ----------          ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment - net...........                  (2,869,000)        (4,348,000)         (6,363,000)
  Acquistions of inventory and machinery and equipment.......                  (9,728,000)        (4,124,000)                  -
  Funds held for construction................................                           -                  -          (2,633,000)
                                                                              -----------         ----------          ----------
                Cash used for investing activities                            (12,597,000)        (8,472,000)         (8,996,000)
                                                                              -----------         ----------          ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of long-term debt...............................                (155,820,000)       (34,961,000)        (47,168,000)
  Proceeds from Recapitalization.............................                 152,500,000                  -                   -
  Proceeds from long-term debt...............................                   9,597,000         17,600,000           5,200,000
  Issuance of Class A common stock...........................                   2,000,000                  -                   -
  Additions to deferred financing costs......................                  (7,374,000)          (442,000)        (19,679,000)
  Proceeds from exercise of stock options....................                           -                  -           2,701,000
  Proceeds from issuance of debt to effect Merger............                           -                  -         219,843,000
  Issuance of common stock...................................                           -                  -             785,000
  Purchase price for the common stock of
      WR Acquisition, Inc. and certain related costs.........                           -                  -        (147,854,000)
  Notes payable to selling stockholders......................                           -                  -          25,157,000
  Advances to Ampad..........................................                           -                  -         (54,306,000)
  Investment in trust........................................                           -                  -         (34,518,000)
  Proceeds from sale of accounts receivable..................                           -                  -          35,086,000
                                                                              -----------         ----------          ----------
                Cash provided by (used for) financing
                   activities................................                     903,000        (17,803,000)        (14,753,000)
                                                                              -----------         ----------          ----------
DECREASE IN CASH AND CASH EQUIVALENTS........................                  (8,472,000)        (4,174,000)           (170,000)
  Cash and cash equivalents at beginning of period...........                  12,816,000          4,344,000             170,000
                                                                              -----------         ----------          ----------
  Cash and cash equivalents at end of period.................               $   4,344,000      $     170,000        $          -
                                                                              ===========         ==========          ==========

         See accompanying Notes to Consolidated Financial Statements.

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                              ------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  Organization of the Company
     ---------------------------

  WR Acquisition, Inc. ("Acquisition") was incorporated under Delaware law on November 17, 1986 for the purpose of acquiring W.R. Holdings, Inc. ("Holdings") and its wholly-owned subsidiary Williamhouse -Regency of Delaware, Inc. (the "Company"). On December 29, 1986, Acquisition acquired all of the capital stock of Holdings through a recapitalization. On May 13, 1993, Acquisition completed a recapitalization (the "Recapitalization") and Holdings was merged into Acquisition, whereupon the Company became a direct, wholly-owned subsidiary of Acquisition. (See Notes 8 and 10.)


  On October 31, 1995, all of Acquisition's outstanding capital stock was acquired by American Pad & Paper Company ("Ampad") through a new wholly-owned subsidiary, WHR Acquisition, Inc. The consolidated financial statements are presented on a historical basis, prior to giving effect to a new basis of accounting for the merger (the "Merger") described below. The financial statements reflect the following transactions relating to Ampad's acquisition of Acquisition's capital stock and the related financing executed by Williamhouse-Regency of Delaware, Inc., a wholly-owned subsidiary of Acquisition, on October 31, 1995:


          Borrowings under bank credit agreement                          $219,843,000
          Sale of  accounts receivable*                                     46,988,000
          Purchase of shares from former shareholders of Acquisition:
                Cash                                                       117,544,000
                Installment notes given to former
                    shareholders of Acquisition                             25,157,000
                Certain related costs of the selling shareholders            5,153,000
          Repayment of debt*                                                41,525,000
          Proceeds advanced to Ampad                                        54,306,000
          Investment in trust                                               34,518,000
          Costs of financing*                                               19,663,000

* Includes components relating to both continuing and discontinued operations.

  The purchase price for the common stock of WR Acquisition, Inc. and certain related costs amounted to $147,854,000 and has been reflected as an asset on the balance sheet prior to allocation. The $266,831,000 of borrowings were used to purchase shares from the stockholders, pay expenses of the Merger, and repay debt of both the Company and Ampad.

  Pursuant to an agreement and plan of merger dated October 3, 1995, on October 31, 1995 Acquisition acquired Ampad Corporation, a wholly-owned subsidiary of Ampad, in exchange for newly issued shares of Acquisition's common stock. Ampad Corporation was then merged into the Company, a wholly-owned subsidiary of Acquisition, and WHR Acquisition, Inc. was merged into Acquisition simultaneously with Ampad's purchase of Acquisition. Consequently, Acquisition became a wholly-owned subsidiary of Ampad and the Company became an indirect, wholly-owned subsidiary of Ampad.

  Acquisition does not have any properties and does not engage in any business, other than through the operations of the Company and its wholly-owned subsidiaries.

(2)  Accounting Policies
     -------------------

  A summary of the significant accounting policies which affect the Company's consolidated financial statements is listed below:

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                             -------------------

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  Principles of Consolidation and Basis of Presentation:
  -----------------------------------------------------

  The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation. Prior years figures have been restated to reflect discontinued operations (See Note 16).

  Inventories:
  -----------

  Inventories are stated at the lower of cost or market (net realizable value). The Company values its inventories on the last-in, first-out (LIFO) method.

  Depreciation and Amortization:
  -----------------------------

  Property, plant and equipment are stated at cost. These assets, including assets recorded under capitalized leases, are depreciated on the straight-line method at rates which vary based upon their estimated useful lives. Leasehold improvements are amortized on the straight-line method over the shorter of the terms of the related leases or their useful lives. Depreciation and amortization of property, plant and equipment from continuing operations was $6,374,000 and $7,683,000 for the years ended December 31, 1993 and 1994, respectively and $4,592,000 for the ten months ended October 31, 1995.

  Expenditures for maintenance and repairs are charged, as incurred, to operations. The costs of acquisitions, additions and betterments are capitalized. When property, plant and equipment is sold or otherwise disposed of, the cost and the accumulated depreciation are eliminated from the accounts.


  Deferred financing costs primarily relate to the issuance of debt to fund the Merger (See Note 1). Deferred financing costs are amortized on the straight-line method over the term of the related obligations. Amortization of deferred financing costs from continuing operations was $838,000 and $1,138,000 for the years ended December 31, 1993 and 1994, respectively and $974,000 for the ten months ended October 31, 1995.

  Intangibles:
  ------------


  Intangibles are amortized, primarily on the straight-line method, over the period of the expected benefits. Amortization of intangibles from continuing operations was $18,000 for the year ended December 31, 1994 and $21,000 for the ten months ended October 31, 1995.

(3)  Acquisitions
     ------------

     On December 20, 1993, KECA Corporation, a newly formed, wholly-owned subsidiary of the Company, acquired the principal assets of Kimberly-Clark Corporation's Karolton Envelope business for a purchase price of $9,597,000. Karolton Envelope is a full-line envelope convertor based in Miamisburg, Ohio and West Sacramento, California. The Company financed the transaction under its senior secured financing facility. The acquisition has been accounted for under the purchase method and, accordingly, the operating results of this acquisition have been included in the accompanying financial statements since the date of acquisition.

     The following pro forma information has been prepared assuming the acquisition of Karolton Envelope had occurred on January 1, 1993. This pro forma information has been prepared for comparative purposes only and does not purport to be indicative of what would have occurred had the acquisition been made at the beginning of 1993, or of the results which may occur in the future. Furthermore, no effect has been given in the pro forma information for operating and synergistic benefits that are expected to be realized as a result

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                             -------------------

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


of the acquisition because precise estimates of such benefits cannot be quantified. Management implemented certain cost saving measures as of the date of consummation of the acquisition. This pro forma information does not reflect the impact of such measures.

                                                             1993
                                                     ------------------
                                                        (Unaudited)

           Net sales.............................           $220,609,000
           Earnings from continuing operations...           $  3,233,000


          On July 29, 1994, two wholly-owned subsidiaries of the Company acquired from Huxley Envelope Corporation its Giant, Filing and X-Ray envelope business segments for a purchase price of $4,249,000. The Company financed the transaction under its senior secured financing facility, a note payable to the seller and cash. The acquisition has been accounted for under the purchase method and, accordingly, the operating results of this acquisition have been included in the accompanying financial statements since the date of acquisition. This acquisition did not have a material impact on the financial position or results of operations of the Company.


          During the year ended December 31, 1993 and the ten months ended October 31, 1995, the Company completed certain other acquisitions whose aggregate purchase price did not have a material impact on the financial position or results of operations of the Company.

(4) Accounts Receivable
    -------------------

          The Company entered into an agreement to sell, on a revolving basis, an undivided interest in a designated pool of trade accounts receivable to a trust on October 31, 1995. Accordingly, the Company transferred $46,988,000 and Ampad transferred $33,412,000 of accounts receivable to the trust. The trust sold investor certificates representing an interest in $45,000,000 of trust assets for which the Company received cash of $45,000,000 and credited due from Ampad for $33,044,000. The Company holds seller certificates representing an interest in the remaining assets of the trust of $34,518,000 which is included in accounts receivable in the Company's balance sheet at October 31, 1995. The Company has retained substantially the same risks for all losses, credits or other adjustments on receivables owned by the trust as if the receivables had not been sold. Accordingly, the full amount of the allowance for doubtful accounts has been retained.

(5)  Inventories
     -----------

  The major components of inventories of continuing operations are as follows:

                                                 December 31,       October 31,
                                                     1994               1995
                                                 ------------       -----------

  Finished goods and work in progress..........    $19,521,000      $20,902,000
  Raw materials................................     14,620,000       14,646,000
                                                 -------------      -----------
  Total inventories............................    $34,141,000      $35,548,000
                                                 =============      ===========

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                             --------------------

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


  The Company values its inventories on the LIFO method. Had the first-in, first-out (FIFO) method been used, inventories would have been $1,869,000 and $6,695,000 higher than reported at December 31, 1994 and October 31, 1995, respectively.


(6)    Income Taxes
       ------------
       Acquisition, the Company and its subsidiaries file a consolidated federal income tax return.

       The provision for taxes on income from continuing operations is as follows:



                                         Years Ended             Ten Months
                                   ----------------------------     Ended
                                   December 31,   December 31,   October 31,
                                       1993           1994          1995
                                   -------------  -------------  -----------

Current:
  Federal income taxes               $1,902,000     $5,317,000    $1,938,000
  State and local income taxes.         301,000        786,000       156,000

 Deferred:
  Federal income taxes                 (148,000)       152,000       125,000
  State and local income taxes          (67,000)      (175,000)        5,000
                                     ----------     ----------    ----------
  Provision for taxes on income      $1,988,000     $6,080,000    $2,224,000
                                     ==========     ==========    ==========

     The difference between the provision computed at the statutory rate and the actual provision on consolidated earnings from continuing operations is as follows:



                                         Years Ended             Ten Months
                                   ----------------------------    Ended
                                   December 31,   December 31,   October 31,
                                       1993           1994          1995
                                   -------------  -------------  -----------

Federal income taxes at statutory
rate............................      35.0%         35.0%            35.0%
Tax on permanent differences, net of
 federal jobs
 tax credit.....................         6          (1.6)             0.1
State and local income taxes,
 net of related federal
  income tax benefit............       2.8            .4              1.8
Other-net.......................      (2.6)           .3              2.2
                                      ----          ----             ----
Effective tax rate..............      35.8%         34.1%            39.1%
                                      ====          ====             ====

          The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities of continuing operations are presented below:

                                         December 31,     October 31,
                                           1994              1995
                                        --------------   --------------
Deferred tax assets:
Allowance for doubtful accounts........     $ 378,000   $   211,000
Inventory - uniform capitalization.....       495,000       364,000
Vacation pay accruals..................       754,000       573,000
Other..................................       850,000       560,000
                                            ---------   -----------
Total gross deferred tax assets........     2,477,000     1,708,000

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                             --------------------


                                           December 31,    October 31,
                                              1994            1995
                                           ------------    -----------
Deferred tax liabilities:
Depreciation..........................       6,029,000      5,382,000
Other.................................          58,000         66,000
                                           ------------    -----------
Total gross deferred tax liabilities..       6,087,000      5,448,000
                                           ------------    -----------
Net deferred tax liabilities..........      $3,610,000     $3,740,000
                                           ------------    -----------

     The ultimate realization of deferred tax assets is dependant upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities and projected future taxable income in making this assessment. As of October 31, 1995, management considers all deferred tax assets to be realizable.

     The Company adopted, effective January 1, 1993, the Financial Accounting Standards Board's ("FASB") Statement 109, "Accounting for Income Taxes." The adoption of FASB 109 did not have a material impact on the Company's consolidated financial position or results of operations for the year ended December 31, 1993.

(7)  Accrued Expenses
     ----------------

     Accrued expenses consist of the following:



                                    December 31,  October 31,
                                        1994         1995
                                    ------------  ------------

Salaries and wages.................   $ 4,344,000  $ 4,438,000
Taxes, other than taxes on income..       402,000    4,293,000
Interest...........................     1,014,000    4,455,000
Sales volume discounts.............     5,179,000    3,638,000
Other..............................     3,597,000    2,158,000
                                      -----------  -----------
Total accrued expenses.............   $14,536,000  $18,982,000
                                      ===========  ===========

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                             --------------------

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8)  Debt Arrangements
     -----------------



Long-term debt is comprised of the following:
                                                            December 31,                   October 31,
                                                                1994                           1995
                                                      ---------------------------     -----------------------
                                                       Current       Long-Term        Current      Long-Term
                                                     ----------     -----------      ----------   -----------
Senior secured financing facility:
 Senior bank financing term loans and revolving
 credit facility due in varying amounts from 1996
 through 2004.....................................  $         -     $         -   $10,000,000   $209,843,000
  Term loans due through 1998 payable to banks
 with quarterly principal payments of $1,461,250
 except for the final payment of $2,392,000........   5,845,000      14,082,000             -              -

 Revolving credit line due 1998 payable to banks              -      20,000,000             -              -

Senior subordinated debentures due 2005 payable to
    institutions with interest at 11 1/2%..........           -     100,000,000             -     100,000,000

Industrial revenue bond, interest at 7 3/4%; with
    monthly principal payments varying from $11,000
    to $16,300 due through 2000 (less unamortized
    discount of $41,000 in 1994)...................     132,000         720,000             -               -

Industrial revenue bonds, interest at 89.2% of prime;
    with quarterly principal payments varying from
    $85,000 to $57,000 due through 2002............     341,000       2,102,000             -               -

Industrial revenue bonds, interest at 3.99%; with
    annual principal payments of  $700,000 due
    through 1998...................................     700,000       1,400,000       700,000       1,400,000

Industrial revenue bonds, interest ranging from
    4.24% to 4.28% in 1994 and 4.28% in 1995;
    with annual principal payments of $480,000 due
    through 1998...................................     800,000       2,475,000       480,000         960,000

Industrial revenue bonds, interest at 5.11%; with quarterly
    principal payments varying from $320,000 to $395,000
    due through 2010...............................           -               -       320,000       4,880,000

Note payable, interest at prime plus 1.75%; with quarterly
    principal payments of $62,500 due through 1998.     250,000         688,000             -               -


Other, interest ranging from 2.0% to 3.0%;
    due through 2004...............................     490,000       3,283,000       344,000       2,297,000
                                                    -----------   ---------------   -----------   ------------

Total long-term debt...............................  $8,558,000    $144,750,000   $11,844,000    $319,380,000
                                                    ===========    ============

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                              ------------------

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



      In connection with the Recapitalization in 1993, $100,000,000 in aggregate principal amount of senior subordinated debentures were issued in a private placement. The senior subordinated debentures bore interest at the rate of 11 1/2% per annum, payable June 15 and December 15, and matured on June 15, 2005, unless redeemed prior to such date. The senior subordinated debentures were unsecured, general obligations of the Company, and were subordinated to all senior debt of the Company and its subsidiaries, including the senior secured financing facility. Payment of the principal and interest on the senior subordinated debentures was guaranteed by Acquisition. On December 1, 1995, $99,990,000 of the senior subordinated debentures were redeemed at a price of 109% of the aggregate principal amount, plus accrued interest, excluding $10,000 in principal amount which was not tendered in response to the offer. Payment of this outstanding debenture was made on February 22, 1996.

          In connection with the Recapitalization, the Company repaid, at par, all $27,500,000 in aggregate principal amount of the senior variable rate notes; repaid, at par, all $50,000,000 in aggregate principal amount of the 12 3/4% senior notes; repaid, at par, all $45,000,000 in aggregate principal amount of the 13 1/2% senior subordinated notes; and repaid, at par, $25,000,000 in aggregate principal amount (of the $40,000,000 in aggregate principal amount outstanding) of the 14% subordinated debentures. The remaining $15,000,000 in aggregate principal amount of the 14% subordinated debentures were exchanged, at par, for 5,715 shares of Acquisition's Class A common stock; and all $15,000,000 in aggregate principal amount of Acquisition's 14 1/2% junior subordinated debentures were exchanged, at 90% of par, for 5,142 shares of Acquisition's Class A common stock. (See Note 10.)

          In connection with the Merger on October 31, 1995, new debt in the amount of $219,843,000 was issued. The existing term and revolving credit loans, in the amounts of $15,544,000 and $20,000,000, respectively, were redeemed. The Company wrote-off unamortized deferred financing costs, in the amount of $1,762,000, related to the redemption of these loans. In addition, the Company retired, ahead of scheduled maturities, certain industrial revenue bonds and other indebtedness totaling $5,981,000.

          Ampad, Acquisition and the Company entered into a Bank Credit Agreement with Bankers Trust Company as agent (the "Agent"), providing for term loans of $245.0 million and a revolving credit facility of $45.0 million. Loans under the Bank Credit Agreement are comprised of a multi-tranche facility with principal payments scheduled from 1996 through 2004 in the form of (i) a term loan facility (the "Tranche A Term Loan Facility") in the amount of $95.0 million ($25.2 million of which will be borrowed in January 1996), (ii) a second term loan facility (the "Tranche B Term Loan Facility") in the amount of $65.0 million, (iii) a third term loan facility (the "Tranche C Term Loan Facility") in the amount of $45 million, (iv) a fourth term loan facility (the "Tranche D Term Loan Facility", and together with the Tranche A Term Loan Facility, the Tranche B Term Loan Facility and the Tranche C Term Loan Facility, the "Term Loan Facilities") in the amount of $40.0 million, (v) a revolving credit facility (the "Revolving Credit Facility", and together with the Term Loan Facilities, the "Senior Bank Financing") in the amount of $45 million which includes a letter of credit sub-limit of $20.0 million and (vi) an IRB letter of credit facility in the amount of $13.4 million. Ampad and the Company used the Senior Bank Financing to provide funding necessary to consummate the acquisition and merger described in Note 1, with the Revolving Credit Facility being used for working capital needs.

          Indebtedness under the Bank Credit Agreement is guaranteed by Ampad, Acquisition and the Company and all current and future domestic subsidiaries of the Company and is secured by (i) a perfected security interest in substantially all the assets and property of the Company and its subsidiaries, and (ii) a first priority perfected pledge of all capital stock of the Company and its current subsidiaries.

          Indebtedness under the Bank Credit Agreement varies by tranche. The Tranche A Term Loan Facility is a five-year facility with quarterly principal payments scheduled from 1996 through 2000 and bears interest at a rate (at the Company's option) of (a) the Eurodollar Rate (as defined in the Bank Credit Agreement) plus 275.0 basis points less an interest reduction discount of 25 basis or 50 basis points if the Company meets certain targets for its coverage and leverage ratios (the "Interest Reduction Discount") or (b) the applicable base rate of Bankers Trust Company, which is the higher of 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate (as defined

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                             ----------------------

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

in the Bank Credit Agreement) and the prime lending rate announced from time to time by Bankers Trust Company (the "Base Rate") plus 175.0 basis points less the Interest Reduction Discount, if applicable. The Tranche B Term Loan Facility is a seven-year facility with quarterly principal payments scheduled in 2001 and 2002, with nominal quarterly payments prior to that time, and bears interest at a rate (at the Company's option) of (a) the Eurodollar Rate plus 337.5 basis points or (b) the Base Rate plus 237.5 basis points. The Tranche C Term Loan Facility is an eight-year facility with quarterly principal payments scheduled in 2003, with nominal annual principal payments prior to that time, and bears interest at a rate (at the Company's option) of (a) the Eurodollar Rate plus
375.0 basis points or (b) the Base Rate plus 275.0 basis points. The Tranche D Term Loan Facility is an eight and one-half year facility with quarterly principal payments scheduled for 2004, with nominal annual principal payments prior to that time and bears interest at a rate (at the Company's option) of (a) the Eurodollar Rate plus 400.0 basis points or (b) the Base Rate plus 300.0 basis points. The Revolving Credit Facility is a five-year facility bearing interest at a rate (at the Company's option) of (a) the Eurodollar Rate plus
275.0 basis points less the Interest Reduction Discount, if applicable. In addition, the Bank Credit Agreement provides for mandatory repayment, subject to certain expectations, of the Senior Bank Financing upon the occurrence of certain events including, but not limited to, asset sales, certain equity and debt issuances, insurance recovery events and the accumulation of excess cash (with a requirement to pay 50% of Excess Cash Flow (as defined therein) for the period ending on December 31, 1995 and 75% of Excess Cash Flow per annum thereafter), each subject to certain exceptions.


          The Revolving Credit Facility may be repaid and reborrowed. The Company is required to pay the lenders under the Bank Credit Agreement in the aggregate a commitment fee equal to 1/2 of 1% per annum, payable on a quarterly basis, on the daily average unused portion of the Aggregate Unutilized Commitment (as defined in the Bank Credit Agreement). The Company also is required to pay to the lenders participating in the Revolving Credit Facility letter of credit fees equal to the Applicable Eurodollar Margin (as defined in the Bank Credit Agreement) in effect as of such time for loans under the Revolving Credit Facility and to the lender issuing a letter of credit a facing fee of 0.25% on the average daily stated amount of each outstanding letter of credit issued by such lender and its customary administrative charges in connection with such letters of credit.

          The Bank Credit Agreement requires the Company to meet certain financial tests, including minimum levels of consolidated EBITDA (as defined therein), minimum interest coverage and maximum leverage ratio. The Bank Credit Agreement also contains covenants which, among other things, limit the incurrence of additional indebtedness, dividends, transactions with affiliates, asset sales, acquisitions, mergers, prepayment of other indebtedness, liens and encumbrances and other matters customarily restricted in such agreements.

          The Bank Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, ERISA, judgement defaults, failure of any guaranty or security agreement supporting the Bank Credit Agreement to be in full force and effect and change of control of Ampad.


          The Company and certain of its subsidiaries had letters of credit issued to guaranty the payment obligation due, as required, for industrial revenue bond financings. At December 31, 1994 and October 31, 1995, the amounts were $5,375,000 and $8,740,000, respectively. In addition, the Company had letters of credit issued for other than industrial revenue bond financings. As of December 31, 1994 and October 31, 1995, the amounts were $2,102,000 and $2,602,000, respectively.


          Certain manufacturing facilities of the Company were financed from the proceeds of industrial revenue bonds. Lease purchase and other financing arrangements, directly or indirectly, with the respective industrial development authorities provide that the Company may purchase the manufacturing facilities at any time during the lease or financing term. At December 31, 1994 and October 31, 1995, the net book value of manufacturing facilities acquired pursuant to these lease purchase and other financing arrangements was approximately $16,122,000 and $12,162,000, respectively. Such assets are included within property, plant and equipment.

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                             ----------------------

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

   Payments of the principal and interest on the industrial revenue bonds are guaranteed by one or more of the following: Acquisition, the Company or a whollY-owned subsidiary.

   The aggregate amount of long-term debt, including industrial revenue bonds, maturing during each of the years in the five-year period subsequent to October 31, 1995 is as follows: 1996, $11,844,000; 1997, $16,785,000; 1998, $21,793,000;
1999, $27,697,000; 2000, $6,003,000 and $247,102,000 thereafter.

(9)  Notes Payable to Selling Stockholders
     -------------------------------------

   On October 31, 1995, in conjunction with the Merger, Acquisition issued notes payable, due January 3, 1996, bearing interest at 1%, to certain selling stockholders who elected to defer payment, for an aggregate of 4,383 shares of common stock, until 1996 rather than on the Merger date. Acquisition issued letters of credit to guaranty the payment obligation due. Subsequent to October 31, 1995, the notes were refinanced on a long term basis; and therefore, the notes have been reflected as a non-current liability on the October 31, 1995 financial statements.


(10) Stockholders' Equity (Deficiency)
     ---------------------------------

     Class A Common Stock:
     --------------------

     In 1993, in connection with the Recapitalization, Acquisition's Certificate of Incorporation was amended to authorize the issuance of 11,619 shares, par value $.01 per share, of Acquisition's Class A common stock. The Class A common stock is identical to Acquisition's common stock, except for a preference on liquidation equal to $2,625 per share, the initial purchase price thereof, and is convertible on a share-for-share basis into common stock.

     On May 13, 1993, in connection with the Recapitalization, 762 shares were issued to the Chief Executive Officer of Acquisition and the Company, for $2,000,000; 5,715 shares were exchanged for $15,000,000 in aggregate principal amount of the 14% subordinated debentures due 1998, at par; and 5,142 shares were exchanged for $15,000,000 in aggregate principal amount of the 14 1/2% junior subordinated debentures due 1998, at 90% of par. (See Note 8).

     Common Stock:
     ------------

     On December 29, 1986, in connection with the 1986 recapitalization, holders of the common stock of Holdings received an aggregate of $100,000,000, or $100,000 per share, resulting in an excess of cost over book value of the net assets acquired in the amount of $95,253,000. This was treated as a distribution to stockholders resulting in a reduction of stockholders' equity.

     Stock Option Plan:
     -----------------

     In March, 1987, the Board of Directors adopted a Stock Option Plan which provides for the granting of stock options for shares of Acquisition's common stock to key employees of the Company and its subsidiaries who are responsible for managing the operations of the Company and its subsidiaries. The Stock Option Plan provided for an aggregate of 1,722 shares of common stock to be available for stock grants. The exercise price for the options was $1,000 per share, which was the fair value of the stock on the date of grant.

     In May, 1993, in connection with the Recapitalization, the Stock Option Plan was amended, making 1,243 shares of Acquisition's common stock available for grant. Of these shares, 688 were granted to key employees of the Company and its subsidiaries in 1993 and the remaining 555 shares were granted in 1995. The exercise

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                             -------------------

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

price of these options was $1,312.50 per share, which represented one half of the negotiated per share price for the Class A common stock issued pursuant to the Recapitalization. The aggregate compensation expense related to the 1,243 shares granted of $1,631,000 was being amortized over the period January, 1994 through May, 1998. As a result of the change in control of Acquisition resulting from the Merger, the stock options, which were vesting over a period of five years, became 100% vested. As a result, in accordance with the Emerging Issues Task Force 85-45 "Business Combinations: Settlement of Stock Options and Awards," Acquisition recorded compensation expense of $9,544,000 from continuing operations for the ten month period ended October 31, 1995.

   A summary of transactions under the plan is as follows:


                                          December 31,    October 31,
                                        ----------------
                                          1993     1994       1995
                                        -------    -----  -----------

 Outstanding and exercisable, January 1..  1,317    2,283     2,283
 Granted at $1,000 per share.............    278        -         -
 Granted at $1,312.50 per share..........    688        -       555
 Exercised at $1,000 per share...........      -        -    (1,595)
 Exercised at $1,312.50 per share........      -        -    (1,243)
                                           -----    -----    ------
Outstanding and exercisable.............   2,283    2,283         -
                                           =====    =====    ======
Available for grant.....................     555      555         -
                                           =====    =====    ======


(11)  Commitments and Contingencies
      -----------------------------

  The Company is involved in various litigation incidental to the conduct of its business, the outcome of which is not expected to be material to the Company's financial position or results of operations.

  Change in Control Severance Compensation Agreements:
  ----------------------------------------------------

  Prior to the Merger, the Company entered into change in control severance compensation agreements with certain of its executives. These agreements are effective for thirty six months after the Merger and provide for income and benefit protection upon termination of employment (as defined). The Company believes that the maximum amount of the severance payments that could be paid will not exceed $11 million based upon current compensation. This liability has been assumed by Ampad.

  Leases:
  -------

  Future minimum payments under operating leases, primarily for buildings and equipment relating to continuing operations, consisted of the following at October 31, 1995:



                                            Amounts
                                          -----------

         1996                            $ 2,001,000
         1997                              1,872,000
         1998                              1,711,000
         1999                              1,172,000
         2000                                956,000
         Later years                       6,474,000
                                         -----------
         Total minimum lease payments    $14,186,000
                                         ===========

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                              ------------------

     Rent expense from continuing operations was $1,565,000 and $2,358,000 for the years ended December 31, 1993 and 1994, respectively and $1,552,000 for the ten months ended October 31, 1995.

(12) Employee Benefit Plans
     ----------------------

     On March 11, 1992, the Board of Directors authorized the termination of the Company's defined benefit plan covering certain salaried and non-union employees. The termination was effective June 30, 1992, and all participants in the plan became fully vested as of that date.

     As of October 31, 1995, the initial payout for the account of each participant, using current U.S. Government approved discount rates, has been made. Excess assets are to be distributed based upon a formula adopted by the plan and approved by the Internal Revenue Service. These payments will commence in early 1996 and will consist of lump-sum payments. It is anticipated that this distribution will be substantially completed by June 30, 1996.


  The Company established a voluntary 401(k) savings plan covering certain salaried and non-union employees effective July 1, 1992. The Company's matching contribution, based on employee contributions, is vested after five years of participation. The Company's matching contribution from continuing operations amounted to $79,000 and $146,000 for the years ended December 31, 1993 and 1994, respectively and $171,000 for the ten months ended October 31, 1995.

(13)  Executive Incentive Compensation Plan
      -------------------------------------

  The Company's executive incentive compensation plan, which commenced in 1983, provides for incentive awards to certain key executives of the Company and its subsidiaries. The plan is administered by the Board of Directors. At the end of each year during the life of the plan, the Board will make cash awards based upon the attainment of annual predefined operating profit objectives.


  Awards under the plan are charged to operations in the year earned. For the ten months ended October 31, 1995, $600,000 was charged to continuing operations. Attainment of the annual predefined objective will be based on results of operations for the twelve months ended December 31, 1995. In 1993 and 1994, awards of $650,000 and $1,010,000 were charged to continuing operations, respectively.

(14) Statements of Cash Flows
     ------------------------

     Supplemental disclosure of cash flow information from continuing operations is as follows:

                                                                  Ten Months
                                    Years Ended                      Ended
                                 --------------------------
                                 December 31,  December 31,       October 31,
                                     1993          1994               1995
                                 ------------  ------------       ------------
      Cash paid for:
      Interest...............    $18,883,000   $16,298,000       $10,372,000
      Income taxes               $ 2,332,000   $ 6,725,000       $ 5,906,000

     The Consolidated Statement of Cash Flows for 1993 excludes the effect of certain non-cash financing activities related to the Recapitalization. (See Notes 8 and 10.) The following is a summary of the non-cash effects of this transaction.

        Decrease in long-term debt..........  $(30,000,000)
        Increase in Class A common stock....         1,000
        Increase in additional paid-in capital  29,999,000
                                              ------------
                                              $     -
                                              ============

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                             --------------------

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The Consolidated Statement of Cash Flows for 1995 excludes the effect of certain non-cash financing activities related to the Merger. The following is a summary of the non-cash effects of this transaction.

        Increase in treasury stock.............           $81,000
        Decrease in additional paid-in capital.           (81,000)
                                                          -------
                                                          $     -
                                                          =======

(15) Fair Value of Financial Instruments
     -----------------------------------

     Cash, Trade Accounts Receivable, Trade Accounts Payable:
     The carrying amount of cash, trade accounts receivable and trade accounts payable approximates fair value because of the short maturity of these instruments. As is customary for the industry, the Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral.

     Long-term Debt:
     The fair values of the Company's long-term debt instruments are based on the amount of future cash flows associated with each instrument, discounted using the Company's current borrowing rate for which it could replace its existing long-term debt.

     At October 31, 1995, the estimated fair value of the Company's term loans was $219,843,000, which was the carrying amount of these long-term debt instruments. The estimated fair value of the Company's term loans was based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The estimated fair value of the Company's senior subordinated debentures was $109,000,000, which was the redemption price, (See Note 8), while the carrying value of these long-term debt instruments was $100,000,000.

     It was not practical to estimate the fair value of the Company's industrial revenue bonds which are not publicly traded, or considered comparable to any financial instruments currently in the market. As of October 31, 1995, these industrial revenue bonds have a carrying amount of $8,740,000, including $1,500,000 which is currently due. The bonds have interest rates ranging from 3.99% to 5.11%. The bonds are due on varying dates through the year 2010.

     Limitations:
     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(16) Discontinued Operations
     -----------------------

     In December, 1995, the management of Ampad made a decision to sell the Personalizing segment of the business. The Company expects to sell the discontinued operations at a gain within one year. Accordingly, the consolidated financial statements have been restated to report separately the net assets and operating results of this segment. The Company's prior years operating results have been restated to reflect continuing operations.


     The Company allocated interest to the discontinued operations in the amounts of $5,837,000, $4,823,000 and $2,130,000 for the years ended December 31, 1993 and 1994 and the ten months ended October 31, 1995, respectively. Consolidated interest that is not attributable to specific operations of the Company was allocated based on the ratio of net assets of the discontinued operations to the sum of total net assets of the consolidated company plus consolidated debt that is not attributable to specific operations of the Company or debt of the discontinued operations that will be assumed by a buyer.

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                             ---------------------

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(17) Guarantor Subsidiaries of 13% Senior Subordinated Notes Due November 15,
     ------------------------------------------------------------------------
2005
- ----

     On December 1, 1995, the Company sold, at par, $200 million of 13% Senior Subordinated Notes due November 15, 2005 (the "13% Notes"). The 13% Notes are guaranteed by all of the Company's principal subsidiaries. The following financial information presents condensed consolidating financial statements for
(i) the Company only ("Parent"); (ii) the guaranteeing subsidiaries on a combined basis ("Guarantor Subsidiaries") and (iii) the Company on a consolidated basis. The following statements do not include WR Acquisition, Inc., which is not a party to the 13% Senior Subordinated Notes agreement.


     The guarantor subsidiaries include the discontinued operations prior to allocation of interest and elimination of management fee.

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                               ----------------
            Notes to Consolidated Financial Statements (Continued)

                    WILLIAMHOUSE-REGENCY OF DELAWARE, INC.
                               AND SUBSIDIARIES

                    CONDENSED CONSOLIDATING BALANCE SHEETS
                               ($000's Omitted)


                                                              Williamhouse-
                                                                Regency of
                                                              Delaware, Inc.            Guarantor          Intercompany
                                                                 (Parent)             Subsidiaries         Eliminations
December 31, 1994                                          -------------------     ------------------    ----------------
- -----------------
CURRENT ASSETS
Cash                                                             $         138          $         887       $        -
Accounts receivable, net                                                15,639                 27,582                -
Inventories                                                             21,497                 24,177            (1,716)
Prepaid expenses                                                           478                    493                -
                                                                 -------------         --------------      -------------
    Total current assets                                                37,752                 53,139            (1,716)
                                                                 -------------         --------------      -------------
PROPERTY, PLANT AND EQUIPMENT                                           55,467                110,018                -
Less accumulated depreciation and amortization                          25,956                 60,264                -
                                                                 -------------         --------------      -------------
Net property, plant and equipment                                       29,511                 49,754                -
                                                                 -------------         --------------      -------------
ADVANCES TO AND RECEIVABLE FROM ACQUISITION                            184,329                     -                 -
ADVANCES TO AND INVESTMENT IN SUBSIDIARIES                              16,533                     -            (16,533)
ADVANCES TO PARENT                                                          -                  38,057           (38,057)
DEFERRED FINANCING COSTS,LESS ACCUMULATED
      AMORTIZATION                                                       5,978                    604                -
OTHER ASSETS                                                              (876)                   336             2,275
                                                                 -------------         --------------      -------------
    TOTAL ASSETS                                                 $     273,227          $     141,890       $   (54,031)

                                                                 =============         ==============      =============

CURRENT LIABILITIES
Accounts payable and other current liabilities                   $      14,207          $      24,867       $      (103)
Current installments of long-term debt                                   6,726                  3,630                -
                                                                 -------------         --------------      -------------
    Total current liabilities                                           20,933                 28,497              (103)
                                                                 -------------         --------------      -------------
NON-CURRENT LIABILITIES                                                  2,179                     -                 -
DEFERRED TAX LIABILITIES - NET                                           3,202                  1,942              (428)
LONG-TERM DEBT (LESS CURRENT
  INSTALLMENTS)                                                        139,120                 12,899                -
ADVANCES FROM PARENT                                                        -                  10,399           (10,399)
ADVANCES FROM SUBSIDIARIES                                              38,057                     -            (38,057)

STOCKHOLDERS' EQUITY(DEFICIENCY)
Common stock                                                               845                    659            (1,004)
Additional paid-in capital                                              67,931                 56,523            (1,936)
Retained earnings                                                          960                 30,971            (2,104)
                                                                 -------------         --------------      -------------
    Total stockholders' equity (deficiency)                             69,736                 88,153            (5,044)
                                                                 -------------         --------------      -------------
    TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY (DEFICIENCY)                         $     273,227          $     141,890       $   (54,031)
                                                                 =============         ==============      =============

                                                         Williamhouse-
                                                           Regency of
                                                         Delaware, Inc.
                                                          Consolidated
December 31, 1994                                        --------------
- -----------------
CURRENT ASSETS
Cash                                                                1,025
Accounts receivable, net                                           43,221
Inventories                                                        43,958
Prepaid expenses                                                      971
                                                             ------------
    Total current assets                                           89,175
                                                             ------------
PROPERTY, PLANT AND EQUIPMENT                                     165,485
Less accumulated depreciation and amortization                     86,220
                                                             ------------
Net property, plant and equipment                                  79,265
                                                             ------------
ADVANCES TO AND RECEIVABLE FROM ACQUISITION                       184,329
ADVANCES TO AND INVESTMENT IN SUBSIDIARIES                             -
ADVANCES TO PARENT                                                     -
DEFERRED FINANCING COSTS,LESS ACCUMULATED
      AMORTIZATION                                                  6,582
OTHER ASSETS                                                        1,735
                                                             ------------
    TOTAL ASSETS                                                  361,086
                                                             ============


CURRENT LIABILITIES
Accounts payable and other current liabilities                     38,971
Current installments of long-term debt                             10,356
                                                             ------------
    Total current liabilities                                      49,327
                                                             ------------
NON-CURRENT LIABILITIES                                             2,179
DEFERRED TAX LIABILITIES - NET                                      4,716
LONG-TERM DEBT (LESS CURRENT
  INSTALLMENTS)                                                   152,019
ADVANCES FROM PARENT                                                   -
ADVANCES FROM SUBSIDIARIES                                             -

STOCKHOLDERS' EQUITY(DEFICIENCY)
Common stock                                                          500
Additional paid-in capital                                        122,518
Retained earnings                                                  29,827
                                                             ------------
    Total stockholders' equity (deficiency)                       152,845
                                                             ------------
    TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY (DEFICIENCY)                          361,086
                                                             ============

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                               ----------------
            Notes to Consolidated Financial Statements (Continued)

                    WILLIAMHOUSE-REGENCY OF DELAWARE, INC.
                               AND SUBSIDIARIES

                    CONDENSED CONSOLIDATING BALANCE SHEETS
                               ($000's Omitted)

                                                              Williamhouse-
                                                                Regency of
                                                              Delaware, Inc.            Guarantor          Intercompany
                                                                 (Parent)             Subsidiaries         Eliminations
October 31, 1995                                            ----------------      ------------------     -----------------
- ----------------
CURRENT ASSETS
Cash                                                     $               (719)    $             758        $      -
Accounts receivable, net                                                21,920                 17,397               103
Inventories                                                             23,755                 24,218            (2,742)
Prepaid expenses                                                           951                  3,995                -
                                                         ---------------------    -------------------      ------------
    Total current assets                                                45,907                 46,368            (2,639)
                                                         ---------------------    -------------------      ------------
PROPERTY, PLANT AND EQUIPMENT                                           61,127                102,932                -
Less accumulated depreciation and amortization                          28,871                 55,880                -
                                                         ---------------------    -------------------      ------------
Net property, plant and equipment                                       32,256                 47,052                -
                                                         ---------------------    -------------------      ------------
DUE FROM AMPAD                                                          54,306                     -                 -
ADVANCES TO AND RECEIVABLE FROM ACQUISITION                            158,751                     -                 -
ADVANCES TO AND INVESTMENT IN SUBSIDIARIES                              16,050                     -            (16,050)
ADVANCES TO PARENT                                                          -                  48,662           (48,662)
DEFERRED FINANCING COSTS,LESS ACCUMULATED
      AMORTIZATION                                                      22,928                    445                -
OTHER ASSETS                                                             1,475                    423             2,275
PURCHASE PRICE FOR THE COMMON STOCK OF WR
  ACQUISITION, INC. AND CERTAIN RELATED COSTS                          147,854                     -                 -
                                                         ---------------------    -------------------      ------------
    TOTAL ASSETS                                         $             479,527     $         142,950        $ (65,076)
                                                         =====================    ===================      ============


CURRENT LIABILITIES
Accounts payable and other current liabilities           $              25,812    $            17,463      $         -
Current installments of long-term debt                                  10,662                  2,767                -
                                                         ---------------------    -------------------      ------------
    Total current liabilities                                           36,474                 20,230                -
                                                         ---------------------    -------------------      ------------
NON-CURRENT LIABILITIES                                                  2,019                     -                 -
DEFERRED TAX LIABILITIES - NET                                          (2,444)                 8,409              (786)
LONG-TERM DEBT (LESS CURRENT
  INSTALLMENTS)                                                        317,020                  6,611                -
ADVANCES FROM PARENT                                                        -                   3,416            (3,416)
ADVANCES FROM SUBSIDIARIES                                              48,662                     -            (48,662)

STOCKHOLDERS' EQUITY(DEFICIENCY)
Common stock                                                               845                    662            (1,007)
Additional paid-in capital                                              83,529                 61,398            (8,434)
Retained earnings                                                       (6,578)                42,224            (2,771)
                                                         ---------------------    -------------------      ------------
    Total stockholders' equity (deficiency)                             77,796                104,284           (12,212)
                                                         ---------------------    -------------------      ------------
    TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY (DEFICIENCY)                 $             479,527    $           142,950      $    (65,076)
                                                         =====================    ===================      ============

                                                           Williamhouse-
                                                             Regency of
                                                           Delaware, Inc.
                                                            Consolidated
October 31, 1995                                          ----------------
- ----------------
CURRENT ASSETS
Cash                                                                     39
Accounts receivable, net                                             39,420
Inventories                                                          45,231
Prepaid expenses                                                      4,946
                                                             --------------
    Total current assets                                             89,636
                                                             --------------
PROPERTY, PLANT AND EQUIPMENT                                       164,059
Less accumulated depreciation and amortization                       84,751
                                                             --------------
Net property, plant and equipment                                    79,308
                                                             --------------
DUE FROM AMPAD                                                       54,306
ADVANCES TO AND RECEIVABLE FROM ACQUISITION                         158,751
ADVANCES TO AND INVESTMENT IN SUBSIDIARIES                               -
ADVANCES TO PARENT                                                       -
DEFERRED FINANCING COSTS,LESS ACCUMULATED
      AMORTIZATION                                                   23,373
OTHER ASSETS                                                          4,173
PURCHASE PRICE FOR THE COMMON STOCK OF WR
  ACQUISITION, INC. AND CERTAIN RELATED COSTS                       147,854
                                                             --------------
    TOTAL ASSETS                                                    557,401
                                                             ==============

CURRENT LIABILITIES
Accounts payable and other current liabilities                       43,275
Current installments of long-term debt                               13,429
                                                             --------------
    Total current liabilities                                        56,704
                                                             --------------
NON-CURRENT LIABILITIES                                               2,019
DEFERRED TAX LIABILITIES - NET                                        5,179
LONG-TERM DEBT (LESS CURRENT
  INSTALLMENTS)                                                     323,631
ADVANCES FROM PARENT                                                     -
ADVANCES FROM SUBSIDIARIES                                               -

STOCKHOLDERS' EQUITY(DEFICIENCY)
Common stock                                                            500
Additional paid-in capital                                          136,493
Retained earnings                                                    32,875
                                                             --------------
    Total stockholders' equity (deficiency)                         169,868
                                                             --------------
    TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY (DEFICIENCY)                            557,401
                                                             ==============

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                               ----------------
            Notes to Consolidated Financial Statements (Continued)

                    WILLIAMHOUSE-REGENCY OF DELAWARE, INC.
                               AND SUBSIDIARIES

                    CONSOLIDATING STATEMENTS OF OPERATIONS
                               ($000's Omitted)


                                                   Williamhouse-                                            Williamhouse-
                                                     Regency of                                               Regency of
                                                   Delaware, Inc.        Guarantor     Intercompany         Delaware, Inc.
                                                      (Parent)           Subsidiaries  Eliminations          Consolidated
Year Ended December 31,1993                      -----------------    --------------- --------------     -----------------
- ---------------------------
Net sales                                                   79,301         215,048            -                  294,349
                                                   ---------------      ----------     ---------              ----------
    Cost of sales                                           50,114         140,095           144                 190,353
                                                   ---------------      ----------     ---------              ----------
Gross profit                                                29,187          74,953          (144)                103,996
    Selling, general and administrative expenses            24,553          53,241            -                   77,794
                                                   ---------------      ----------     ---------              ----------
Operating income                                             4,634          21,712          (144)                 26,202
    Management fee charged by Parent                        (8,491)          8,491            -                       -
    Interest expense                                        18,718           1,622            -                   20,340
    Interest income                                           (319)           (311)           -                     (630)
                                                   ---------------      ----------     ---------              ----------
Earnings before taxes on income                             (5,274)         11,910          (144)                  6,492
    Provision for taxes on income                           (1,689)          3,910            50                   2,271
                                                   ---------------      ----------     ---------              ----------
Net earnings                                                (3,585)          8,000          (194)                  4,221
                                                   ===============      ==========     =========              ==========



Year Ended December 31,1994
- ---------------------------
Net sales                                                  135,073         232,979            -                  368,052
                                                   ---------------      ----------     ---------              ----------
    Cost of sales                                           94,372         154,079           154                 248,605
                                                   ---------------      ----------     ---------              ----------
Gross profit                                                40,701          78,900          (154)                119,447
    Selling, general and administrative expenses            29,229          56,893            -                   86,122
                                                   ---------------      ----------     ---------              ----------
Operating income                                            11,472          22,007          (154)                 33,325
    Management fee charged by Parent                        (5,486)          5,486            -                       -
    Interest expense                                        15,946           1,311            -                   17,257
    Interest income                                           (253)            (71)           -                     (324)
                                                   ---------------      ----------     ---------              ----------
Earnings before taxes on income                              1,265          15,281          (154)                 16,392
    Provision for taxes on income                              103           5,754           (54)                  5,803
                                                   ---------------      ----------     ---------              ----------
Net earnings                                                 1,162           9,527          (100)                 10,589
                                                   ===============      ==========     =========              ==========

Ten Months Ended October 31,1995
- --------------------------------
Net sales                                                  109,849         201,986            -                  311,835
    Cost of sales                                           77,442         130,496         1,026                 208,964
                                                   ---------------      ----------     ---------              ----------
Gross profit                                                32,407          71,490        (1,026)                102,871
    Selling, general and administrative expenses            27,243          45,890            -                   73,133
    Compensation expense relating to stock option            8,837           1,886            -                   10,723
                                                   ---------------      ----------     ---------              ----------
Operating income                                            (3,673)         23,714        (1,026)                 19,015
    Management fee charged by Parent                        (4,444)          4,444            -                       -
    Interest expense                                        13,360             720            -                   14,080
    Interest income                                           (117)             (8)           -                     (125)
                                                   ---------------      ----------     ---------              ----------
Earnings before taxes on income                            (12,472)         18,558        (1,026)                  5,060
    Provision for taxes on income                           (3,868)          6,239          (359)                  2,012
                                                   ---------------      ----------     ---------              ----------
Net earnings                                                (8,604)         12,319          (667)                  3,048
                                                   ===============      ==========     =========              ==========

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                               ----------------
            Notes to Consolidated Financial Statements (Continued)

                    WILLIAMHOUSE-REGENCY OF DELAWARE, INC.
                               AND SUBSIDIARIES

               CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                               ($000's Omitted)


                                                           Williamhouse-                                   Williamhouse-
                                                            Regency of                                      Regency of
                                                           Delaware, Inc.           Guarantor              Delaware, Inc.
DECEMBER 31, 1993                                             (Parent)             Subsidiaries             Consolidated
- -----------------                                         ----------------       -----------------        -------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                  $     1,062             $     9,065                $    10,127
                                                           -----------              ----------                -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment - net                (2,344)                 (2,377)                    (4,721)
Acquisitions of inventory and machinery and equipment           (9,728)                   (693)                   (10,421)
                                                           -----------              ----------                -----------
      Cash used for investing activities                       (12,072)                 (3,070)                   (15,142)
                                                           -----------              ----------                -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of long-term debt                                  (169,666)                 (3,977)                  (173,643)
Proceeds from Recapitalization                                 152,500                      -                     152,500
Proceeds from long-term debt                                     9,597                      -                       9,597
Additions to deferred financing costs                           (7,374)                     -                      (7,374)
Advances from Parent                                             2,387                  14,413                     16,800
Advances from (to) Subsidiaries                                 15,131                 (15,131)                        -
                                                           -----------              ----------                -----------
      Cash provided by (used for) financing activities           2,575                  (4,695)                    (2,120)
                                                           -----------              ----------                -----------
(DECREASE) INCREASE IN CASH AND
CASH EQUIVALENTS                                                (8,435)                  1,300                     (7,135)
Cash and cash equivalents at beginning of period                12,672                      23                     12,695
                                                           -----------              ----------                -----------
Cash and cash equivalents at end of period                 $     4,237              $    1,323                $     5,560
                                                           ===========              ==========                ===========

DECEMBER 31, 1994
- -----------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                  $     9,140              $   16,829                $    25,969
                                                           -----------              ----------                -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment - net                (3,404)                 (2,829)                    (6,233)
Acquisitions of inventory and machinery and equipment           (1,293)                 (2,831)                    (4,124)
                                                           -----------              ----------                -----------
      Cash used for investing activities                        (4,697)                 (5,660)                   (10,357)
                                                           -----------              ----------                -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of long-term debt                                   (33,098)                 (3,953)                   (37,051)
Proceeds from long-term debt                                    16,600                   1,000                     17,600
Additions to deferred financing costs                             (177)                   (622)                      (799)
Advances from (to) Parent                                        7,701                  (7,598)                       103
Advances from (to) Subsidiaries                                    432                    (432)                        -
                                                           -----------              ----------                -----------
      Cash used for financing activities                        (8,542)                (11,605)                   (20,147)
                                                           -----------              ----------                -----------
DECREASE IN CASH AND CASH EQUIVALENTS                           (4,099)                   (436)                    (4,535)
Cash and cash equivalents at beginning of period                 4,237                   1,323                      5,560
                                                           -----------              ----------                -----------
Cash and cash equivalents at end of period                 $       138              $      887                $     1,025
                                                           ===========              ==========                ===========

                             WR ACQUISITION, INC.
                               AND SUBSIDIARIES
                               ----------------
            Notes to Consolidated Financial Statements (Continued)

                    WILLIAMHOUSE-REGENCY OF DELAWARE, INC.
                               AND SUBSIDIARIES

               CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                               ($000's Omitted)


                                                        Williamhouse-                                   Williamhouse-
                                                         Regency of                                      Regency of
                                                       Delaware, Inc.           Guarantor              Delaware, Inc.
OCTOBER 31, 1995                                          (Parent)             Subsidiaries             Consolidated
- ----------------                                      ---------------        ----------------           ---------------
NET CASH PROVIDED BY OPERATING ACTIVITIES             $          1,117        $         15,532           $         16,649
                                                      ----------------        ----------------           ----------------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment - net                (5,735)                 (2,821)                    (8,556)
Funds held for construction                                     (2,633)                     -                      (2,633)
                                                      ----------------        ----------------           ----------------
   Cash used for investing activities                           (8,368)                 (2,821)                   (11,189)
                                                      ----------------        ----------------           ----------------
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of long-term debt                                   (43,248)                 (7,151)                   (50,399)
Proceeds from long-term debt                                     5,200                      -                       5,200
Additions to deferred financing costs                          (19,679)                     -                     (19,679)
Proceeds from exercise of stock options                          2,701                      -                       2,701
Proceeds from issuance of debt to effect Merger                219,843                      -                     219,843
Purchase price for the common stock of WR
  Acquisition, Inc. and certain related expenses              (147,854)                     -                    (147,854)
Advances to Ampad                                              (54,306)                     -                     (54,306)
Investment in trust                                            (34,518)                     -                     (34,518)
Proceeds from sale of accounts receivable                       35,086                  11,902                     46,988
Advances from (to) Parent                                       36,183                 (10,605)                    25,578
Advances from (to) Subsidiaries                                  6,986                  (6,986)                        -
                                                      ----------------        ----------------           ----------------
   Cash provided by (used for) financing activities              6,394                 (12,840)                    (6,446)
                                                      ----------------        ----------------           ----------------
DECREASE IN CASH AND CASH EQUIVALENTS                             (857)                   (129)                      (986)
Cash and cash equivalents at beginning of period                   138                     887                      1,025
                                                      ----------------        ----------------           ----------------
Cash and cash equivalents at end of period             $          (719)           $        758               $         39
                                                      ================        ================           ================

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of American Pad & Paper Company of Delaware, Inc.
(successor to Ampad Corporation)

We have audited the accompanying statements of net sales and cost of sales of the Globe-Weis Office Products Group product lines purchased by American Pad & Paper Company of Delaware, Inc. (successor to Ampad Corporation) from American Trading and Production Corporation for the twelve months ended July 31, 1995 and the nine months ended July 31, 1994. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of net sales and cost of sales are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of these statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying historical statements were prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-1 of American Pad & Paper Company) as described in Note 3 and are not intended to be a complete presentation of the results of operations of the product lines purchased from American Trading and Production Corporation.

In our opinion, the historical statements referred to above present fairly, in all material respects, the net sales and cost of sales of the product lines acquired, as described in Note 2, for the twelve months ended July 31, 1995 and the nine months ended July 31, 1994, in conformity with generally accepted accounting principles.



PRICE WATERHOUSE LLP

/s/ Price Waterhouse LLP

Dallas, Texas
March 22, 1996

GLOBE-WEIS
(Office Products Group Product Lines Acquired from American Trading and
 Production Corporation)

STATEMENTS OF NET SALES AND COST OF SALES
- --------------------------------------------------------------------------------


                   NINE MONTHS   TWELVE MONTHS
                      ENDED          ENDED
                  JULY 31, 1994  JULY 31, 1995
                  -------------  -------------
                         (IN THOUSANDS)

Net sales            $43,762        $60,047
Cost of sales         37,754         54,706
                     -------        -------
Gross profit         $ 6,008        $ 5,341


        The accompanying notes are an integral part of these statements.

GLOBE-WEIS
(Office Products Group Product Lines Acquired from American Trading and
 Production Corporation)

NOTES TO STATEMENTS OF NET SALES AND COST OF SALES
- --------------------------------------------------------------------------------


1.  DESCRIPTION OF BUSINESS

Globe-Weis is one of five brand names marketed by the Office Products Group of American Trading and Production Corporation (ATAPCO). The Globe-Weis brand comprises file folders, hanging file folders, expandables, file guides, storage cases and trays. The products are distributed through the large mass merchant retailers, office products superstores, office products wholesalers and contract stationers.

2.  ACQUISITION

On August 16, 1995, the inventory and certain equipment of the file folder and hanging file folder product lines of Globe-Weis were acquired by Ampad Corporation ("Ampad") in a transaction accounted for as a purchase by Ampad. Ampad is the predecessor to American Pad & Paper Company of Delaware, Inc. (hereafter referred to as the "Company") as a result of Ampad's merger with and into the Company effective October 31, 1995. The Company also entered into a license agreement with ATAPCO for use of the Globe-Weis name and other trade names. The acquired product lines are hereafter referred to as the Globe-Weis assets. Sales of the acquired product lines represented approximately 59% of the sales of the Globe-Weis brand. The Globe-Weis product lines not acquired remain an ongoing business of ATAPCO.

3.  BASIS OF PRESENTATION

The accompanying statements of net sales and cost of sales were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ( SEC) (for the inclusion in the registration statement on Form S-1 of the Company).

The acquisition of the Globe-Weis assets constituted a significant acquisition to the Company pursuant to regulations of the SEC. ATAPCO did not maintain separate, complete accounting records for each of the product lines within the Office Products Group, nor did ATAPCO allocate general and administrative expenses or selling and marketing expenses to individual product lines. Accordingly, complete financial statements of the acquired Globe-Weis assets are not presented. However, in accordance with approval from the SEC staff, audited net sales and cost of sales information is presented for the twelve months ended July 31, 1995 (month-end closest to acquisition date) and the nine months ended July 31, 1994. The statements of net sales and cost of sales include only those net sales and cost of sales directly related to the production and distribution of the acquired product lines.

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Globe-Weis recognized revenue from the sale of products upon shipment to the customer. Costs of sales are recorded when the related revenue is recognized.

GLOBE-WEIS
(Office Products Group Product Lines Acquired from American Trading and
 Production Corporation)

NOTES TO STATEMENTS OF NET SALES AND COST OF SALES
- --------------------------------------------------------------------------------

CONCENTRATION OF CUSTOMERS

During the twelve months ended July 31, 1995, three customers accounted for 79% of net sales. Three customers accounted for 81% of net sales during the nine months ended July 31, 1994.

COST OF SALES

Cost of sales were determined at standard cost, which approximates actual first-in, first-out cost in accordance with generally accepted accounting principles. Standard cost for raw material inventory includes material, freight, duties and brokerage fees. Standard cost for work in process and finished goods inventories include material, direct labor and overhead with costs allocated by identifiable activity. Revaluations of standard costs were amortized to cost of sales based on inventory turnover. Obsolescence and other variances to standard cost were charged to cost of sales in the period incurred.

                      REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Niagara Envelope Company, Inc.

We have audited the accompanying balance sheets of Niagara Envelope Company, Inc. as of December 31, 1995 and 1994 and the related statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Niagara Envelope Company, Inc. at December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

/s/ Ernst & Young LLP

Ernst & Young LLP
Buffalo, New York
February 16, 1996

                      NIAGARA ENVELOPE COMPANY, INC.

                              BALANCE SHEETS

                              (IN THOUSANDS)

                                                                DECEMBER 31
                                                              ----------------
                                                               1994     1995
                                                              -------  -------
ASSETS
Current assets:
 Cash........................................................ $   126  $    50
 Accounts receivable:
   Trade.....................................................  10,676   10,936
   Other.....................................................      84       48
                                                              -------  -------
                                                               10,760   10,984
 Inventory (Note 2)..........................................  11,519   10,710
 Note receivable--shareholder (Note 3).......................     120      131
 Prepaid income taxes........................................      32       75
 Prepaid expenses and other assets...........................     150      132
 Deferred taxes..............................................     278      216
                                                              -------  -------
     Total current assets....................................  22,985   22,298
Note receivable--shareholder (Note 3)........................     441      312
Property, plant and equipment (Note 4):
 Land........................................................      34       34
 Buildings...................................................   5,600    5,649
 Leasehold improvements......................................   1,078    1,052
 Machinery and equipment.....................................  13,116   13,749
 Office furniture and equipment..............................   4,189    3,948
 Construction in progress....................................      15      490
                                                              -------  -------
                                                               24,032   24,922
 Less accumulated depreciation and amortization..............  13,259   13,951
                                                              -------  -------
Net property, plant and equipment............................  10,773   10,971
Intangible pension asset.....................................     494      316
Restricted temporary cash investments (Note 7)...............      74        6
Investment in joint venture (Note 5).........................     161      347
   Other assets..............................................     588      628
                                                              -------  -------
     Total assets............................................ $35,516  $34,878
                                                              =======  =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable, trade..................................... $ 5,902  $ 6,093
 Accrued expenses (Note 8)...................................   2,338    2,044
 Accrued expenses for plant closure and relocation costs
  (Note 14)..................................................     137      210
 Current portion--long-term debt (Note 7)....................     410      618
                                                              -------  -------
   Total current liabilities.................................   8,787    8,965
Long-term debt (Note 7)......................................  14,304    8,747
Accrued pension liability (Note 10)..........................      50      562
Deferred compensation........................................     811      917
Deferred taxes...............................................     354      439
                                                              -------  -------
     Total liabilities.......................................  24,306   19,630
Shareholders' equity (Note 12):
 Capital stock:
   Preferred, no par value:
    Class A, authorized 20,000 shares, issued and outstanding
     500 shares..............................................     500      500
   Common, no par value:
    Class A, voting, authorized 12,000 shares, issued and
     outstanding 5,163 shares................................      52       52
    Class B, non-voting, authorized 12,000 shares, issued and
     outstanding 5,780 shares................................      58       58
 Additional paid-in capital..................................     361      361
 Retained earnings...........................................  10,249   14,780
 Accumulated pension adjustment..............................     (10)    (503)
                                                              -------  -------
     Total shareholders' equity..............................  11,210   15,248
                                                              -------  -------
     Total liabilities and shareholders' equity.............. $35,516  $34,878
                                                              =======  =======

See accompanying notes.

                       NIAGARA ENVELOPE COMPANY, INC

                STATEMENTS OF INCOME AND RETAINED EARNINGS

                  (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                      YEAR ENDED DECEMBER 31
                                                     --------------------------
                                                      1993     1994      1995
                                                     -------  -------  --------
Sales............................................... $82,901  $84,005  $105,859
Cost of goods sold..................................  66,817   65,910    82,192
                                                     -------  -------  --------
Gross profit........................................  16,084   18,095    23,667
Distribution expenses...............................   5,975    6,055     6,001
Selling and marketing expenses......................   4,084    3,614     3,934
General and administrative expenses.................   5,210    5,218     5,251
                                                     -------  -------  --------
Income from operations..............................     815    3,208     8,481
Other income (expense):
  Interest income...................................      55      125        58
  Interest expense..................................    (693)    (953)     (922)
  Management fees...................................     --       --         80
  (Loss) gain on sale of equipment..................      (1)     (37)      164
  Equity in earnings of joint venture...............     --        61       186
  Plant closure and relocation costs................  (1,097)    (682)     (336)
  Pension curtailment...............................     --       --       (157)
  Other.............................................    (167)    (373)     (213)
                                                     -------  -------  --------
                                                      (1,903)  (1,859)   (1,140)
                                                     -------  -------  --------
Income before income taxes..........................  (1,088)   1,349     7,341
Income tax provision:
  Current--Federal..................................      17      154     2,287
         -- State...................................       5       48       328
  Deferred..........................................    (335)     343       147
                                                     -------  -------  --------
                                                        (313)     545     2,762
                                                     -------  -------  --------
Net (loss) income...................................    (775)     804     4,579
Retained earnings at beginning of year..............  10,316    9,493    10,249
                                                     -------  -------  --------
                                                       9,541   10,297    14,828
Dividends declared on preferred stock
 ($95 per share)....................................      48       48        48
                                                     -------  -------  --------
Retained earnings at end of year.................... $ 9,493  $10,249  $ 14,780
                                                     =======  =======  ========

See accompanying notes.

                      NIAGARA ENVELOPE COMPANY, INC.

                         STATEMENTS OF CASH FLOWS

                                                        YEAR ENDED DECEMBER
                                                                 31
                                                        ----------------------
                                                         1993    1994    1995
                                                        ------  ------  ------
OPERATING ACTIVITIES
  Net Income........................................... $ (775) $  804  $4,579
  Adjustments to reconcile net income to net cash pro-
   vided by operating activities:
    Depreciation and amortization......................  1,374   1,328   1,486
    Deferred taxes.....................................   (335)    343     147
    (Gain) loss on sale of equipment...................      1      37    (164)
    Equity in earnings of joint venture................    --      (61)   (186)
    Changes in:
      Accounts receivable..............................   (164) (1,392)   (223)
      Inventory........................................    801    (746)    809
      Prepaid expenses and other assets................    230      83      18
      Other assets.....................................    (13)   (120)    (40)
      Prepaid income taxes.............................   (446)    415     (44)
      Accounts payable, trade..........................    916   1,053     191
      Accrued expenses.................................    392     107    (221)
      Accrued pension liability net of non-cash
       changes.........................................     22    (204)    197
      Deferred compensation............................    (27)    (46)    106
                                                        ------  ------  ------
TOTAL ADJUSTMENTS......................................  2,751     797   2,076
                                                        ------  ------  ------
NOT CASH PROVIDED BY OPERATING ACTIVITIES..............  1,976   1,601   6,655
INVENTING ACTIVITIES
  (Purchase) sale of temporary cash investments........ (2,003)  1,929      68
  Net proceeds from notes receivable--shareholder......     86     118     119
  Purchase of property and equipment................... (4,126) (2,979) (1,685)
  Proceeds from sale of equipment......................      2       8     164
  Investment in joint venture..........................    --     (100)    --
                                                        ------  ------  ------
  Net cash used in investing activities................ (6,041) (1,024) (1,334)
FINANCING ACTIVITIES
  Proceeds from term loan agreements...................    --    3,000     --
  Repayment under term loan agreements.................    (95) (9,102)   (109)
  (Repayment) net proceeds from revolving credit facil-
   ity.................................................    --    7,160  (4,940)
  (Repayment) of demand note payable...................    156  (1,576)    --
  Proceeds from industrial revenue bond................  4,500     --      --
  Repayment under industrial revenue bond .............    --     (300)   (300)
  Bond issuance costs..................................   (295)    --      --
  Dividends............................................    (48)    (48)    (48)
                                                        ------  ------  ------
  Net cash provided by (used in) financing activities..  4,218    (866) (5,397)
                                                        ------  ------  ------
  Net increase (decrease) in cash......................    153    (289)    (76)
  Cash at beginning of year............................    262     415     126
                                                        ------  ------  ------
  Cash at end of year.................................. $  415  $  126  $   50
                                                        ======  ======  ======
  Cash paid (received) during the period for:
    Income taxes....................................... $  698  $ (213) $2,734
                                                        ======  ======  ======
    Interest........................................... $  687  $  886  $1,005
                                                        ======  ======  ======
  Non-cash activities:
    (Decrease) increase in intangible pension asset.... $  (53) $   22  $ (178)
                                                        ======  ======  ======
    Increase (decrease) in accumulated pension adjust-
     ment.............................................. $   73  $ (242) $  493
                                                        ======  ======  ======

See accompanying notes.

                      NIAGARA ENVELOPE COMPANY, INC.

                      NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1994 AND 1995

                          (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Niagara Envelope Company, Inc. (the Company) manufactures and distributes envelopes. The Company sells its products primarily to paper wholesalers located in the United States.

  The Company has operating divisions in Buffalo, New York; Chicago, Illinois; Dallas, Texas and Denver, Colorado, and a warehouse in Seattle, Washington. The Company also has a joint venture located in Hattiesburg, Mississippi.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amount of revenues and expenses during the year. Actual results could differ from those estimates.

 Inventory

  Inventory is stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method for paper raw material, work in process, and finished goods inventory, and the first-in, first-out (FIFO) method for non-paper raw material inventory which comprises 12% and 14% of inventory at December 31, 1994 and 1995, respectively.

 Property, Equipment and Depreciation

  Property and equipment are stated at cost. Depreciation is provided on both the straight-line and declining balance methods over the estimated useful lives of the assets or the lease term for leasehold improvements as follows:

                                                                         YEARS
                                                                       ---------
      Buildings....................................................... 31.5 - 39
      Leasehold improvements..........................................    5 - 16
      Automotive equipment............................................    3 -  4
      Machinery and equipment.........................................    5 - 12
      Office furniture and equipment..................................    5 - 10

Maintenance and repairs are charged against income; significant renewals and improvements are capitalized.

 Financing Fees

  Deferred financing fees, which are included in other assets, are being amortized over the life of the related debt.

 Revenue Recognition

  The company recognizes revenue from the sale of products upon shipment to the customer.

 Statement of Cash Flows

  For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

                      NIAGARA ENVELOPE COMPANY, INC.

2. INVENTORY

  Inventory consisted of the following at December 31, 1994 and 1995:

                                                                1994     1995
                                                               -------  -------
      Raw material............................................ $ 5,854  $ 4,953
      Work in process.........................................     212      696
      Finished goods..........................................   6,383    6,911
                                                               -------  -------
                                                                12,449   12,560
        Less: LIFO reserve....................................    (930)  (1,850)
                                                               -------  -------
                                                               $11,519  $10,710
                                                               =======  =======

3. NOTE RECEIVABLE--SHAREHOLDER

  Note receivable--shareholder represents an amount due from a shareholder of the Company with an interest rate of prime plus 1/4% (8.75% at December 31, 1994 and 1995) due in monthly installments of $14 including interest.

4. PROPERTY, PLANT AND EQUIPMENT

  Buildings include $1,009 and $949 at December 31, 1994 and 1995, respectively, which represents the net book value of building, building additions, etc., located on land owned by an affiliate. The land is leased by the Company under a long-term lease. The lease has two renewal options which, if exercised, would enable the Company to lease the property through January 31, 2000.

5. INVESTMENT IN JOINT VENTURE

  In March 1994, the Company acquired a 50% interest in the common stock of a joint venture, Niagara-Murray Envelope Company, Inc., for $100. The joint venture is a Mississippi manufacturer of paper envelopes with exclusive rights to sell envelopes in a five-state area in the Southeastern section of the United States. This investment is recorded on the equity method.

  The following summarizes the related transactions:

                                                              1993  1994   1995
                                                              ---- ------ ------
Purchase from................................................ $--  $  107 $  251
Sales to.....................................................  --   2,000  2,589
Payables to..................................................  --      30    --
Receivable from..............................................  --     170    353

6. LETTERS OF CREDIT

  At December 31, 1995, the Company had one letter of credit totaling $796 which accrued a fee of 1% per annum and supported the Company's workers compensation reserves and one letter of credit in the amount of $4,108 which accrued a fee of 1% per annum and supported the Industrial Development Revenue Bonds.

                      NIAGARA ENVELOPE COMPANY, INC.

7. LONG-TERM DEBT

  Long-term debt at December 31, 1994 and 1995 consisted of the following:

                                                                  1994    1995
                                                                 ------- ------
Term not payable in monthly principal installments of $50, be-
ginning in September 1996 through August 2001, with interest at prime plus 1/2% or LIBOR rate plus 2% (7.9375% (LIBOR option)
at December 31, 1995), secured by virtually all assets of the
Company, excluding those securing the Industrial Development
Revenue Bonds..................................................  $ 3,000 $3,000
Term note payable in yearly installments through 1997 of $136 including interest at 7%, secured by computer software and
hardware with a net book value of approximately $190 at Decem-
ber 31, 1995...................................................  $   354 $  245
Revolving credit facility totaling $12,000, due August 3, 1997, secured by virtually all assets of the Company excluding those securing the Industrial Development Revenue Bonds. Interest
payable at prime or LIBOR rate plus 1 1/2% (7.4375% (LIBOR op-
tion) on first $1,600 and 8.5% (prime rate) on balance at De-
cember 31, 1994 and 1995)......................................    7,160  2,220
Industrial Development Revenue Bonds secured by land, building, and equipment with an original cost of approximately $5,136
payable in quarterly installments of $75 plus interest that
fluctuates with the weekly average yield on United States Trea-
sury obligations (5.25% at December 31, 1995), through 2008....    4,200  3,900
                                                                 ------- ------
                                                                  14,714  9,365
Less: current portion..........................................      410    618
                                                                 ------- ------
Long-term debt.................................................  $14,304 $8,747
                                                                 ======= ======

  Payments due for the five years subsequent to December 31, 1995 are as follows:

            1996.................................. $  618
            1997..................................  3,247
            1998..................................    900
            1999..................................    900
            2000..................................    900
            Thereafter............................  2,800

  The restricted temporary cash investments represent unexpended bond proceeds restricted to certain capital expenditures.

8. ACCRUED EXPENSES

  Accrued expenses included the following:

                                                                   1994   1995
                                                                  ------ ------
      Payroll.................................................... $  649 $  766
      Workers' compensation and medical insurance................    664    615
      Dividend...................................................     12     12
      Interest...................................................    140     56
      Pension....................................................    507    266
      Other......................................................    170     93
      Property taxes.............................................    196    236
                                                                  ------ ------
                                                                  $2,338 $2,044
                                                                  ====== ======

                      NIAGARA ENVELOPE COMPANY, INC.

9. DEFERRED COMPENSATION PLANS

  The Company entered into a deferred compensation agreement with the former Chairman of the Board who is now deceased. The agreement provides for annual payments to his surviving spouse for her lifetime. The present value of required future payment, determined using an 8.9% discount factor, is $811 and $789 at December 31, 1994 and 1995, respectively.

10. RETIREMENT PLANS

 Defined Benefit Plans

  The Company has two pension plans covering substantially all employees. The Company's funding policy has been to contribute annually at least the minimum required by ERISA. The Plans provide monthly benefits under a flat benefit formula.

  The Company's pension plan expense for the years ended December 31, 1993, 1994 and 1995 is as follows:

                                                         1993    1994    1995
                                                        ------  ------  ------
     Service cost--benefits earned during the year....  $  261  $  278  $  147
     Interest cost on projected benefit obligation....     306     341     275
     Actual return on assets..........................    (323)     80    (578)
     Net amortization and deferral....................      77    (359)    369
                                                        ------  ------  ------
     Net periodic pension cost........................  $  321  $  340  $  213
                                                        ======  ======  ======

  The funded status of the plans, based on actuarial computations at September
30, 1994 and 1995 is presented below. Plan assets are stated at fair value and composed of fixed rate securities and equity investments. The average assumed discount rate is 7.25% and 6.25% in 1994 and 1995, respectively. The average expected long-term rate of return of plan assets is 7.75% in 1994 and 1995.

                                                                 1994    1995
                                                                ------  ------
     Actuarial present value of benefit obligation:
      Accumulated benefit obligation vested...........          $3,454  $4,604
                                                                ======  ======
      Accumulated benefit obligation..................          $3,764  $4,920
                                                                ======  ======
     Projected benefit
      obligation for service rendered to date.........          $3,764  $4,920
     Plan assets at fair value........................           3,207   4,092
                                                                ------  ------
     Projected benefit obligation
      in excess of plan assets........................            (557)   (828)
     Unrecognized transition amount...................             157      90
     Unrecognized net loss............................               2     503
     Unrecognized prior service cost..................             345     226
     Adjustment required to
      recognize minimum liability.....................            (504)   (819)
                                                                ------  ------
     Accrued pension liability........................          $ (557) $ (828)
                                                                ======  ======

                      NIAGARA ENVELOPE COMPANY, INC.

  Such amount is included in the accompanying balance sheets under the following captions:

                                                                  1994   1995
                                                                  -----  -----
     Accrued expenses............................................ $(507) $(266)
     Accrued pension liability...................................   (50)  (562)
                                                                  -----  -----
                                                                  $(557) $(828)
                                                                  =====  =====

 Defined Contribution Plans

  During 1995, the Company froze the benefits accrued under its defined benefit pension plan for certain union employees and initiated a defined contribution plan for the participants under Section 401(k) of the Internal Revenue Code. As a result of freezing the defined benefit plan, the Company has recognized a loss of $157 representing previously unrecognized prior service cost associated with this plan. The 401(k) plan requires the Company to contribute 2% of each participants compensation to the plan and also permits participants to contribute up to 15% of their defined compensation. The Company's contribution to the plan in 1995 was $99.

  The Company also has a deferred compensation plan for non-union employees under Section 401(k) of the Internal Revenue Code. Under terms of the plan, participants may elect to contribute up to 15% of their defined compensation. In addition, the Company will contribute 50% of each of the participant's contribution up to a maximum of 4% of defined compensation. Total contributions to the plans in 1993, 1994 and 1995 approximated $184, $193, and $226, respectively.

11. INCOME TAXES

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 1994 and 1995 are as follows (in thousands):

                                                                  1994   1995
                                                                  -----  -----
     Employee compensation....................................... $ 312  $ 348
     Accrued expenses............................................   128    107
     Discontinued operations.....................................    47     71
     Other.......................................................    78     19
                                                                  -----  -----
       Total deferred tax assets.................................   565    545
     Pension benefits............................................ $ (59) $ (77)
     Property, plant and equipment...............................  (573)  (584)
     Gain on joint venture.......................................    --    (84)
     Other.......................................................    (9)   (23)
                                                                  -----  -----
       Total deferred tax liabilities............................  (641)  (768)
                                                                  -----  -----
     Net deferred tax liabilities................................ $ (76) $(223)
                                                                  =====  =====

  The deferred tax assets results primarily from worker's compensation accruals, medical expense accruals, deferred compensation and the accrual for closure and relocation of plants. Deferred liabilities resulted primarily from depreciation differences.

                      NIAGARA ENVELOPE COMPANY, INC.

  A reconciliation of the expected tax expense to actual tax expense for the years ended December 31, 1993, 1994 and 1995 is as follows:

                                                         1993   1994   1995
                                                         -----  ----  ------
     Federal income tax (benefit) expense computed at
      statutory rate.................................... $(370) $458  $2,496
     State taxes--net of federal effect.................     3    32     217
     Meals and entertainment expense....................    14    34      36
     Premiums on officers life insurance................    50    43      29
     Other..............................................   (10)  (22)    (16)
                                                         -----  ----  ------
                                                         $(313) $545  $2,762
                                                         =====  ====  ======

12. CAPITAL STOCK

  Holders of the Company's Class A preferred stock are entitled to cumulative dividends at the annual rate of 9.5% of the stated value but only if, when and as declared by the Board of Directors. Dividends are not permitted on any common stock unless all dividends to which the holders of Class A preferred stock are entitled, have been declared and paid or are to be paid.

  Each share of Class A preferred stock is entitled to one vote with the voting common stock, not as a separate class, on any proposal for the corporation to merge or consolidate with another corporation or for the corporation to liquidate. Whenever the total amount of unpaid dividends on the outstanding Class A preferred stock is equal to or greater than 40% of the stated value of such shares, each is entitled to one vote with the voting common stock of the Company, not as a separate class, on all matters with respect to which the voting common stock has a right to vote. When all dividends are paid on Class A preferred stock, the special voting right terminates; and other than the preceding, the Class A preferred stock has no voting rights.

  The Company has the right to redeem the preferred stock, in whole or in part, at any time at $1,000 per share. In the event of any liquidation, dissolution or winding up of the corporation and the distribution of its assets, the holders of shares of the Class A preferred stock shall be entitled to receive $1,000 per share before any amount is distributed to the holders of any common stock.

13. OPERATING LEASES

 Real Property Leases

  The Company is obligated on noncancelable real property leases expiring on various dates through 2000. Certain of the leases require additional rentals based on real estate taxes and include options to renew at an increased amount. Future minimum annual lease payments for the next five years are as follows:

                                                   AMOUNT
                                                   ------
            Year Ending December 31,
              1996................................  $844
              1997................................   778
              1998................................   603
              1999................................   165
              2000................................    11

  Approximately $490 of the 1996 future minimum lease payments is due to related parties under agreements that expire at various dates from 1996 through 2000.

                      NIAGARA ENVELOPE COMPANY, INC.

  Rental expense for real property amounted to $1,330, $1,008, and $873 in 1993, 1994 and 1995, respectively, including rental expense to related parties of $627, $448 and $462 in 1993, 1994 and 1995, respectively.

 EQUIPMENT LEASES

  The Company is also a lessee under noncancelable equipment lease agreements. Certain of the agreements are with related party lessors. Future minimum annual lease payments are as follows:

            YEAR ENDED DECEMBER 31                 AMOUNT
            ----------------------                 ------
               1996............................... $1,318
               1997...............................  1,020
               1998...............................    491
               1999...............................    154
               2000...............................     71
               Thereafter.........................      5

  Approximately $604 of the 1996 future minimum lease payments is due to related parties under agreements that expire at various dates through 1999.

  Equipment rent expense amounted to $1,567, $1,642 and $1,601 in 1993, 1994 and 1995, respectively, including rent expense to related parties of $710, $684 and $664 in 1993, 1994 and 1995, respectively.

14. PROVISION FOR PLANT CLOSURE AND RELOCATION COSTS

  The provision for plant closure and relocation costs at December 31, 1995 represents the estimated additional costs associated with the closure of Niagara Envelope's Jacksonville facility.

                      NIAGARA ENVELOPE COMPANY, INC.

                              BALANCE SHEETS

                          MARCH 31, 1995 AND 1996

                         (UNAUDITED--IN THOUSANDS)

                                                               1995     1996
                                                              -------  -------
ASSETS
Current assets:
  Cash....................................................... $     3  $   606
  Accounts receivable:
    Trade....................................................  12,926   11,067
    Other....................................................      58      --
  Inventory..................................................  11,807   11,028
  Note receivable--shareholder...............................     120      135
  Prepaid expenses and other current assets..................     103      372
  Deferred taxes.............................................     278      216
                                                              -------  -------
      Total current assets...................................  25,295   23,424
  Note receivable--shareholder...............................     413      276
  Property, plant and equipment, net.........................  10,830   11,326
  Intangible pension asset...................................     494      316
  Investment in joint venture................................     193      397
  Other assets...............................................     622      677
                                                              -------  -------
                                                              $37,847  $36,416
                                                              =======  =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank overdraft............................................. $ 1,252  $ 1,711
  Accounts payable...........................................   5,024    5,071
  Accrued expenses...........................................   3,899    3,591
  Current portion--long-term debt............................     410      650
                                                              -------  -------
Total current liabilities....................................  10,585   11,023
Long-term debt...............................................  13,379    6,725
Deferred compensation........................................     806      913
Deferred income taxes........................................     354      439
Accrued pension..............................................      50      562
                                                              -------  -------
                                                               14,589    8,639
      Total liabilities......................................  25,174   19,662
                                                              =======  =======
Shareholders' equity:
  Capital stock:
    Preferred, no par value:
     Class A, authorized 20,000 shares, issued and outstand-
      ing 500 shares.........................................     500      500
    Common, no par value:
    Class A, voting, authorized 12,000 shares, issued and
     outstanding 5,163 shares................................      52       52
    Class B, non-voting, authorized 12,000 shares, issued and
     outstanding 5,780 shares................................      58       58
  Additional paid-in capital.................................     361      361
  Retained earnings..........................................  11,712   16,286
  Accumulated pension adjustment.............................     (10)    (503)
                                                              -------  -------
      Total shareholders' equity.............................  12,673   16,754
                                                              -------  -------
                                                              $37,847  $36,416
                                                              =======  =======

See accompanying notes.

                      NIAGARA ENVELOPE COMPANY, INC.

                STATEMENTS OF INCOME AND RETAINED EARNINGS

                THREE MONTHS ENDED MARCH 31, 1995 AND 1996

            (UNAUDITED--IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                               1995     1996
                                                              -------  -------
Net sales.................................................... $26,628  $28,317
Cost of goods sold...........................................  20,163   21,760
Distribution expenses........................................   1,584    1,554
Selling and marketing expenses...............................     936      982
General and administrative expenses..........................   1,320    1,441
                                                              -------  -------
                                                               24,003   25,737
                                                              -------  -------
Income from operations.......................................   2,625    2,580
Interest income..............................................      13       11
Interest expense.............................................    (253)    (147)
Other expense................................................     (36)     (15)
                                                              -------  -------
                                                                 (276)    (151)
                                                              -------  -------
Income before income taxes...................................   2,349    2,429
Provision for income taxes...................................     874      911
                                                              -------  -------
Net income...................................................   1,475    1,518
Retained earnings at beginning of period.....................  10,249   14,780
                                                              -------  -------
                                                               11,724   16,298
Dividends declared on preferred stock ($23.75 per share).....     (12)     (12)
                                                              -------  -------
Retained earnings at end of period........................... $11,712  $16,286
                                                              =======  =======

See accompanying notes.

                      NIAGARA ENVELOPE COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                   THREE MONTHS ENDED MARCH 31, 1995 AND 1996
                           (UNAUDITED--IN THOUSANDS)

                                                              1995     1996
                                                             -------  -------
OPERATING ACTIVITIES
Net income.................................................. $ 1,475  $ 1,518
Adjustments to reconcile net income to cash provided by op-
 erating activities:
  Depreciation and amortization.............................     361      411
  Changes in operating assets and liabilities:
    Accounts receivable.....................................  (2,224)     (83)
    Inventories.............................................    (288)    (318)
    Prepaid expenses and other current assets...............      79     (165)
    Bank overdraft..........................................   1,252    1,711
    Accounts payable........................................    (878)  (1,022)
    Accrued expenses........................................   1,419    1,333
                                                             -------  -------
Cash provided by operating activities.......................   1,196    3,385
INVESTING ACTIVITIES
Purchase of property and equipment..........................    (418)    (766)
Investment in joint venture.................................     (32)     (50)
Increase in other assets....................................      40      (43)
Proceeds from note receivable--shareholder..................      28       32
                                                             -------  -------
Cash used by investing activities...........................    (382)    (827)
FINANCING ACTIVITIES
Dividends paid..............................................     (12)     (12)
Repayment of long-term borrowings...........................    (925)  (1,990)
                                                             -------  -------
Cash used by financing activities...........................    (937)  (2,002)
                                                             -------  -------
Net (decrease) increase in cash.............................    (123)     556
Cash--beginning of period...................................     126       50
                                                             -------  -------
Cash--end of period......................................... $     3  $   606
                                                             =======  =======

                          See accompanying notes.

                      NIAGARA ENVELOPE COMPANY, INC.

                  NOTES TO INTERIM FINANCIAL STATEMENTS

                         MARCH 31, 1995 AND 1996

                               (UNAUDITED)

1. GENERAL

  The unaudited financial information furnished herein reflects all adjustments, which in the opinion of management are of a normal recurring nature, to fairly state the Company's financial position and results from operations for the periods presented. This information should be read in conjunction with the Company's audited financial statements for the year ended December 31, 1995.

  The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the entire year ending December 31, 1996.

2. INVENTORY

  Inventories consist of the following (in thousands):

                                                                  MARCH 31
                                                               ----------------
                                                                1995     1996
                                                               -------  -------
Raw material.................................................. $ 4,922  $ 4,660
Work in-process...............................................     212      528
Finished goods................................................   8,765    7,125
                                                               -------  -------
                                                                13,899   12,313
  Less: LIFO reserve..........................................  (2,092)  (1,285)
                                                               -------  -------
                                                               $11,807  $11,028
                                                               =======  =======

==============================================================================

     NO DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR AMERICAN PAD & PAPER COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR AMERICAN PAD & PAPER COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
AVAILABLE INFORMATION..................................................     i
PROSPECTUS SUMMARY.....................................................     1
RISK FACTORS...........................................................    16
THE TRANSACTIONS.......................................................    21
PROPOSED INITIAL PUBLIC OFFERING.......................................    21
USE OF PROCEEDS........................................................    22
CAPITALIZATION.........................................................    23
UNAUDITED PRO FORMA FINANCIAL DATA.....................................    24
SELECTED HISTORICAL CONSOLIDATED
  FINANCIAL DATA.......................................................    35
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...........................................................    37
INDUSTRY...............................................................    44
BUSINESS...............................................................    46
MANAGEMENT.............................................................    55
PRINCIPAL STOCKHOLDERS.................................................    64
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS.........................................................    65
DESCRIPTION OF BANK CREDIT AGREEMENT...................................    66
DESCRIPTION OF NEW BANK CREDIT AGREEMENT...............................    67
DESCRIPTION OF ACCOUNTS RECEIVABLE FACILITY............................    68
DESCRIPTION OF EXCHANGE NOTES..........................................    68
THE EXCHANGE OFFER.....................................................    93
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS..............................   100
PLAN OF DISTRIBUTION...................................................   101
EXPERTS................................................................   101
LEGAL MATTERS..........................................................   102
INDEX TO FINANCIAL STATEMENTS..........................................   F-1

==============================================================================

==============================================================================

                             ---------------------

                                  PROSPECTUS

                             ---------------------




                                 $200,000,000

                             AMERICAN PAD & PAPER
                                    COMPANY
                               OF DELAWARE, INC.


                             OFFER TO EXCHANGE ITS
                            13% SENIOR SUBORDINATED
                           NOTES DUE 2005, SERIES B
                        FOR ANY AND ALL ITS OUTSTANDING
                            13% SENIOR SUBORDINATED
                                NOTES DUE 2005




                                 JUNE 21, 1996



==============================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a statement of estimated expenses, to be paid solely by the Company, of the issuance and distribution of the securities being registered:

          Securities and Exchange Commission Registration Fee...  $ 68,966

          Printing Expenses.....................................    20,000

          Accounting Fees and Expenses..........................   200,000

          Legal Fees and Expenses...............................   250,000

          Exchange Agent Fee....................................     3,000

          Miscellaneous Expenses................................     8,034
                                                                  --------

               Total............................................  $550,000
                                                                  ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.
The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.


     The Company's By-Laws and Certificate of Incorporation provide for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

     In that regard, the By-Laws provide that the Company shall indemnify any person whom it has the power to indemnify by Section 145 from or against any and all of the expenses, liabilities or other matters referred to or covered in
Section 145, and such indemnification is not exclusive of other rights to which such person shall be entitled under any

By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity for or in behalf of the Company and/or any subsidiary of the Company and as to action in another capacity while holding such office and shall continue as to such person who has ceased to be a director, officer, employee, or agent of the Company and/or subsidiary of the Company and shall inure to the benefit of the heirs, executors, and administrators of such person.

     The By-Laws of each Subsidiary Guarantor provides for the indemnification of its directors and officers to the fullest extent permitted by applicable law.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     In connection with the Transactions, the Company offered and sold, on December 1, 1995, $200,000,000 aggregate principal amount of its 13% Senior Subordinated Notes due 2005. These Notes were initially sold to BT Securities Corporation and Wasserstein Perella Securities, Inc. with an initial purchasers' discount of 3% (or $6 million). The offer and sale of the Notes were deemed to be exempt from registration under Section 4(2) of the Securities Act as an offer and sale not involving a public offering and were made in accordance with Rule 144A and Regulation D promulgated under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)       Exhibits.


     **2.1     Stock Purchase Agreement, dated May 29, 1996, by and among the
               Company, Niagara Envelope Company, Inc. and the persons named therein.+

      *2.2     Asset Purchase Agreement, dated June 6, 1996, by and among
               American Pad & Paper Company of Delaware, Inc. and the purchaser named herein.+

   *3.1(i)     Certificate of Incorporation of the Company.

  *3.1(ii)     By-laws of the Company.

   *3.2(i)     Certificate of Incorporation of each Subsidiary Guarantor.

  *3.2(ii)     By-laws of each Subsidiary Guarantor.

     **4.1 Indenture, dated as of December 1, 1995, among the Company, the Subsidiary Guarantors and the Trustee (including Form of Exchange
               Note).

     **4.2     Form of Subsidiary Guarantee with respect to the 13% Senior
               Subordinated Notes.

      *4.3     Purchase Agreement, dated as of November 17, 1994, among the
               Company, the Subsidiary Guarantors and the Initial Purchasers.

      *4.4 Registration Rights Agreement, dated as of December 1, 1995, among the Company, the Subsidiary Guarantors and the Initial
               Purchasers.

      *4.5     Credit Agreement, dated as of October 31, 1995, among American
               Pad & Paper Company, WR Acquisition, Inc., the Company, various
               Lending Institutions and Bankers Trust Company as Agent.+

      *4.6     Security Agreement, dated as of October 31, 1995, among American
               Pad & Paper Company, WR Acquisition, Inc., the Company, certain other subsidiaries of American Pad & Paper Company and Bankers
               Trust Company, as Collateral Agent.+

      *4.7 Pledge Agreement, dated as of October 31, 1995, by the Company and the Subsidiary Guarantors in favor of Bankers Trust Company, as Collateral Agent.+

      *4.8     Notepad Funding Receivables Master Trust Pooling and Servicing
               Agreement, dated October 31, 1995, among the Company, Notepad
               Funding Corporation and Manufacturers and Traders Trust Company
               (the "Pooling and Service Agreement").

      *4.9 Series 1995-1 Supplement to the Pooling and Service Agreement, dated October 31, 1995.

     *4.10 Revolving Certificate Purchase Agreement, dated October 31, 1995, among the Company, Notepad Funding Corporation, Bankers Trust
               Company and the Purchasers described therein.

     *4.11     Receivables Purchase Agreement, dated October 31, 1995, among the
               Company, Notepad Funding Corporation and certain subsidiaries.

      *5.1     Opinion and consent of Kirkland & Ellis.

      *8.1     Opinion of Kirkland & Ellis.

     *10.1     Agreement and Plan of Merger, dated as of October 3, 1995, among
               Ampad Holding Corporation, WHR Acquisition, Inc. and WR
               Acquisition, Inc.+

     *10.2     Amendment No. 1 to WHR Merger Agreement, dated as of October 31,
               1995, among American Pad & Paper Company, WR Acquisition, Inc.
               and WR Acquisition, Inc.

     *10.3     Stock Purchase Agreement, dated as of October 30, 1995, among WR
               Acquisition, Inc. and American Pad & Paper Company.

     *10.4     Tax Sharing Agreement, dated as of October 30, 1995, among
               American Pad & Paper Company and the Subsidiary Guarantors.

     *10.5 Agreement and Plan of Merger, dated as of October 31, 1995, among the Company and Ampad Corporation.

     *10.6     Advisory Agreement, dated as of October 31, 1995, among the
               Company and Bain Capital, Inc.

     *10.7     Ampad Holding Corporation 1992 Key Employees Stock Option Plan.

     *10.8     Amended and Restated Management Agreement between APP and
               Charles G. Hanson, III.

     *10.9     Amended and Restated Management Agreement between APP and
               Russell M. Gard.

    *10.10     Amended and Restated Management Agreement between APP and
               Gregory M. Benson.

    *10.11 Preferred Stock Redemption Agreement between APP and the stockholders of APP.

   **10.12 Asset Purchase Agreement, dated as of June 29, 1994, by and between Huxley Envelope Corp., The Kent Paper Co., Inc. and
               Williamhouse of California, Inc.+

    *10.13     Lease Agreement for City of Industry, California.

    *10.14     Lease Agreement for Dubuque, Iowa.

    *10.15     Lease Agreement for Miamisburg, Ohio.

    *10.16     Lease Agreement for North Salt Lake City, Utah.

    *10.17     Lease Agreement for Tacoma, Washington.

    *10.18 Change of Control Agreement between WR Acquisition, Inc. and certain officers of the Company.

   **10.19 Registration Rights Agreement between APP and the stockholders of APP.

    *10.20     Form of 1996 Key Employee Stock Incentive Plan.

    *10.21     Form of Non-Employee Director Stock Option Plan.

    *10.22     Employment Agreement between APP and Charles Hanson, III.

    *10.23     Employment Agreement between APP and Russel Gard.

    *10.24     Form of Amended and Restated Advisory Agreement between the
               Company and Bain Capital, Inc.

    *10.25     Form of Management Stock Purchase Plan.

     *12.1     Statement of Computation of Ratios.

      21.1     Subsidiaries of the Company.

      23.1     Consents of Price Waterhouse LLP.

      23.2     Consent of KPMG Peat Marwick LLP.

     *23.3     Consent of Kirkland & Ellis (included in Exhibit 5.1).

      23.4     Consent of Ernst & Young LLP.

     *24.1     Powers of Attorney (included in signature page).

     *25.1     Statement of Eligibility of Trustee on Form T-1.

     *27.1     Financial Data Schedule.

     *99.1     Form of Letter of Transmittal.

     *99.2     Form of Notice of Guaranteed Delivery.

     *99.3     Form of Tender Instructions.

- --------------------------------

 *   Previously filed.

** Previously filed in connection with a Registration Statement on Form S-1 of American Pad & Paper Company (File No. 333-4000).

 + The Company agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon request by Commission.

     (b)       Financial Statement Schedules.


     All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.


ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 21, 1996.



                                AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.


                                By: /s/ Gregory M. Benson
                                    ------------------------------------------
                                        Gregory M. Benson
                                        Chief Administrative Officer



                              *     *     *     *


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                      Capacity                    Date
       ---------                      --------                    ----

         *                Chairman, Chief Executive Officer   June 21, 1996
- -----------------------     and Director (principal
Charles G. Hanson, III      executive officer)


         *                Director                            June 21, 1996
- -----------------------
   Russell M. Gard


/s/ Gregory M. Benson     Director (principal financial and   June 21, 1996
- -----------------------     accounting officer)
    Gregory M. Benson


         *                Director                            June 21, 1996
- -----------------------
  Jonathan S. Lavine


         *                Director                            June 21, 1996
- -----------------------
    Marc B. Wolpow


         *                Director                            June 21, 1996
- -----------------------
    Robert C. Gay

- ------------------

* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and previously filed with the Securities and Exchange Commission.

/s/ Gregory M. Benson
- -----------------------
    Gregory M. Benson
    Attorney-in-fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 21, 1996.



                                WILLIAMHOUSE OF CALIFORNIA, INC.


                                By: /s/ Gregory M. Benson
                                    ----------------------------------------
                                        Gregory M. Benson
                                        President, Secretary and
                                          Chief Financial Officer



                              *     *     *     *


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                      Capacity                    Date
       ---------                      --------                    ----

/s/ Gregory M. Benson     President, Secretary, Chief         June 21, 1996
- -----------------------     Financial Officer and Director
    Gregory M. Benson       (principal executive and
                            financial officer)


         *                Director                            June 21, 1996
- -----------------------
  Jonathan S. Lavine

- ------------------

* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and previously filed with the Securities and Exchange Commission.

/s/ Gregory M. Benson
- -----------------------
    Gregory M. Benson
    Attorney-in-fact

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 21, 1996.



                                THE PRECIOUS COLLECTION, INC.


                                By: /s/ Gregory M. Benson
                                    ----------------------------------------
                                        Gregory M. Benson
                                        President, Secretary and
                                          Chief Financial Officer



                              *     *     *     *


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


       Signature                      Capacity                    Date
       ---------                      --------                    ----

/s/ Gregory M. Benson     President, Secretary, Chief         June 21, 1996
- -----------------------     Financial Officer and Director
    Gregory M. Benson       (principal executive and
                            financial officer)


         *                Director                            June 21, 1996
- -----------------------
  Jonathan S. Lavine


- ------------------


* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and previously filed with the Securities and Exchange Commission.

/s/ Gregory M. Benson
- -----------------------
    Gregory M. Benson
    Attorney-in-fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 21, 1996.



                                STATIONARY HOUSE INC. VIP DIVISION


                                By: /s/ Gregory M. Benson
                                    ----------------------------------------
                                        Gregory M. Benson
                                        President, Secretary and
                                          Chief Financial Officer



                              *     *     *     *


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


       Signature                      Capacity                    Date
       ---------                      --------                    ----

/s/ Gregory M. Benson     President, Secretary, Chief         June 21, 1996
- -----------------------     Financial Officer and Director
    Gregory M. Benson       (principal executive and
                            financial officer)


         *                Director                            June 21, 1996
- -----------------------
  Jonathan S. Lavine

- ------------------


* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and previously filed with the Securities and Exchange Commission.

/s/ Gregory M. Benson
- -----------------------
    Gregory M. Benson
    Attorney-in-fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 21, 1996.



                                REGENCY SONNELL GREETINGS, INC.


                                By: /s/ Gregory M. Benson
                                    ----------------------------------------
                                        Gregory M. Benson
                                        President, Secretary and
                                          Chief Financial Officer



                              *     *     *     *


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


       Signature                      Capacity                    Date
       ---------                      --------                    ----

/s/ Gregory M. Benson     President, Secretary, Chief         June 21, 1996
- -----------------------     Financial Officer and Director
    Gregory M. Benson       (principal executive and
                            financial officer)


         *                Director                            June 21, 1996
- -----------------------
  Jonathan S. Lavine

- ------------------


* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and previously filed with the Securities and Exchange Commission.

/s/ Gregory M. Benson
- -----------------------
    Gregory M. Benson
    Attorney-in-fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 21, 1996.



                                REGENCY THERMOGRAPHERS, INC.


                                By: /s/ Gregory M. Benson
                                    ----------------------------------------
                                        Gregory M. Benson
                                        President, Secretary and
                                          Chief Financial Officer



                              *     *     *     *


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


       Signature                      Capacity                    Date
       ---------                      --------                    ----

/s/ Gregory M. Benson     President, Secretary, Chief         June 21, 1996
- -----------------------     Financial Officer and Director
    Gregory M. Benson       (principal executive and
                            financial officer)


         *                Director                            June 21, 1996
- -----------------------
  Jonathan S. Lavine

- ------------------


* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and previously filed with the Securities and Exchange Commission.

/s/ Gregory M. Benson
- -----------------------
    Gregory M. Benson
    Attorney-in-fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 21, 1996.



                                REGENCY THERMOGRAPHERS OF CALIFORNIA, INC.


                                By: /s/ Gregory M. Benson
                                    ----------------------------------------
                                        Gregory M. Benson
                                        President, Secretary and
                                          Chief Financial Officer



                              *     *     *     *


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


       Signature                      Capacity                    Date
       ---------                      --------                    ----

/s/ Gregory M. Benson     President, Secretary, Chief         June 21, 1996
- -----------------------     Financial Officer and Director
    Gregory M. Benson       (principal executive and
                            financial officer)


         *                Director                            June 21, 1996
- -----------------------
  Jonathan S. Lavine

- ------------------


* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and previously filed with the Securities and Exchange Commission.

/s/ Gregory M. Benson
- -----------------------
    Gregory M. Benson
    Attorney-in-fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 21, 1996.



                                REGENCY THERMOGRAPHERS OF ILLINOIS, INC.


                                By: /s/ Gregory M. Benson
                                    ----------------------------------------
                                        Gregory M. Benson
                                        President, Secretary and
                                          Chief Financial Officer



                              *     *     *     *


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


       Signature                      Capacity                    Date
       ---------                      --------                    ----

/s/ Gregory M. Benson     President, Secretary, Chief         June 21, 1996
- -----------------------     Financial Officer and Director
    Gregory M. Benson       (principal executive and
                            financial officer)


         *                Director                            June 21, 1996
- -----------------------
  Jonathan S. Lavine

- ------------------


* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and previously filed with the Securities and Exchange Commission.

/s/ Gregory M. Benson
- -----------------------
    Gregory M. Benson
    Attorney-in-fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 21, 1996.



                                REGENCY THERMOGRAPHERS OF WASHINGTON, INC.


                                By: /s/ Gregory M. Benson
                                    ----------------------------------------
                                        Gregory M. Benson
                                        President, Secretary and
                                          Chief Financial Officer



                              *     *     *     *


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


       Signature                      Capacity                    Date
       ---------                      --------                    ----

/s/ Gregory M. Benson     President, Secretary, Chief         June 21, 1996
- -----------------------     Financial Officer and Director
    Gregory M. Benson       (principal executive and
                            financial officer)


         *                Director                            June 21, 1996
- -----------------------
  Jonathan S. Lavine

- ------------------


* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and previously filed with the Securities and Exchange Commission.

/s/ Gregory M. Benson
- -----------------------
    Gregory M. Benson
    Attorney-in-fact